Exhibit 99.10

EXECUTION VERSION

BARCLAYS Commercial Mortgage Securities LLC,

as Depositor,

KEYBANK NATIONAL ASSOCIATION,

as Servicer and as Special Servicer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Certificate Administrator and as Trustee,

and

PARK BRIDGE LENDER SERVICES LLC,

as Operating Advisor

TRUST AND SERVICING AGREEMENT

Dated as of December 19, 2019

MRCD 2019-PARK Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

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	3.14.	Title and Management of Foreclosed Property	106
	3.15.	Sale of the Foreclosed Property	108
	3.16.	Sale of the Mortgage Loan	111
	3.17.	Servicing Compensation	114
	3.18.	Reports to the Certificate Administrator; Account Statements	119
	3.19.	Annual Statement as to Compliance	121
	3.20.	Annual Independent Public Accountants’ Servicing Report	122
	3.21.	Access to Certain Documentation Regarding the Mortgage Loan and Other Information	123
	3.22.	Inspections	124
	3.23.	Advances	124
	3.24.	Modifications of Mortgage Loan Documents	128
	3.25.	Conflicts of Interests; Mandatory Resignation of Servicer and Special Servicer	131
	3.26.	Intercreditor Agreement; Notice of Mortgage Loan Event of Default to Mezzanine Lenders	131
	3.27.	Additional Matters with Respect to the Loan	131
	3.28.	Rating Agency Confirmation	135
	3.29.	Miscellaneous Provisions	136
	3.30.	The Operating Advisor	137
	3.31.	Companion Loan Intercreditor Matters	144

4.	DISTRIBUTIONS AND STATEMENTS TO CERTIFICATEHOLDERS

	4.1.	Distributions	145
	4.2.	Withholding Tax	148
	4.3.	Allocation and Distribution of Yield Maintenance Premiums	149
	4.4.	Statements to Certificateholders	149
	4.5.	Investor Q&A Forum; Investor Registry and Rating Agency Q&A Forum	152

5.	THE CERTIFICATES

	5.1.	The Certificates	156
	5.2.	Form and Registration	158
	5.3.	Registration of Transfer and Exchange of Certificates	159
	5.4.	Mutilated, Destroyed, Lost or Stolen Certificates	166
	5.5.	Persons Deemed Owners	166
	5.6.	Access to List of Certificateholders’ Names and Addresses; Special Notices	167
	5.7.	Maintenance of Office or Agency	168

6.	THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER AND the OPERATING ADVISOR

	6.1.	Respective Liabilities of the Depositor, the Servicer, the Special Servicer and the Operating Advisor	168

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	6.2.	Merger or Consolidation of the Servicer, the Special Servicer or the Operating Advisor	168
	6.3.	Limitation on Liability of the Depositor, the Servicer, the Special Servicer, the Operating Advisor and Others	168
	6.4.	Servicer and Special Servicer Not to Resign; Replacement of Servicer or Special Servicer	170
	6.5.	Ethical Wall	171
	6.6.	Indemnification by the Servicer, the Special Servicer, the Operating Advisor and the Depositor	172

7.	SERVICER TERMINATION EVENTS; TERMINATION OF SPECIAL SERVICER WITHOUT CAUSE

	7.1.	Servicer Termination Events; Special Servicer Termination Events	173
	7.2.	Trustee to Act; Appointment of Successor	180
	7.3.	[Reserved]	182
	7.4.	Other Remedies of Trustee	182
	7.5.	Waiver of Past Servicer Termination Events and Special Servicer Termination Events	182
	7.6.	Trustee as Maker of Advances	183

8.	THE TRUSTEE AND THE Certificate Administrator

	8.1.	Duties of the Trustee and the Certificate Administrator	184
	8.2.	Certain Matters Affecting the Trustee and the Certificate Administrator	186
	8.3.	Neither the Trustee nor the Certificate Administrator is Liable for Certificates or the Mortgage Loan	189
	8.4.	Trustee and Certificate Administrator May Own Certificates	191
	8.5.	Trustee’s and Certificate Administrator’s Fees and Expenses	191
	8.6.	Eligibility Requirements for the Trustee and the Certificate Administrator; Errors and Omissions Insurance	192
	8.7.	Resignation and Removal of the Trustee or the Certificate Administrator	194
	8.8.	Successor Trustee or Successor Certificate Administrator	196
	8.9.	Merger or Consolidation of the Trustee or the Certificate Administrator	197
	8.10.	Appointment of Co-Trustee or Separate Trustee	197
	8.11.	Appointment of Authenticating Agent and Custodian	199
	8.12.	Indemnification by the Trustee and the Certificate Administrator	200
	8.13.	Certificate Administrator and Servicer Not Responsible for Inconsistent Payment Information	200
	8.14.	Access to Certain Information	201

9.	CERTAIN MATTERS RELATING TO THE DIRECTING HOLDER

	9.1.	Selection and Removal of the Directing Holder	210
	9.2.	Limitation on Liability of Directing Holder; Acknowledgements of the Certificateholders	212
	9.3.	Rights and Powers of the Directing Holder	213

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	9.4.	Directing Holder Contact with Servicer and Special Servicer	217

10.	TERMINATION

	10.1.	Termination	217
	10.2.	Additional Termination Requirements	218
	10.3.	Trusts Irrevocable	218

11.	MISCELLANEOUS PROVISIONS

	11.1.	Amendment	219
	11.2.	Recordation of Agreement; Counterparts	222
	11.3.	Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction	223
	11.4.	Notices	223
	11.5.	Notices to the Rating Agency	228
	11.6.	Severability of Provisions	228
	11.7.	Limitation on Rights of Certificateholders	229
	11.8.	Certificates Nonassessable and Fully Paid	229
	11.9.	Reproduction of Documents	230
	11.10.	No Partnership	230
	11.11.	Actions of Certificateholders	230
	11.12.	Successors and Assigns	230
	11.13.	Acceptance by Authenticating Agent, Certificate Registrar	231
	11.14.	Streit Act	231
	11.15.	Assumption by Trust of Duties and Obligations of the Trust Loan Sellers Under the Mortgage Loan Documents	231
	11.16.	Grant of a Security Interest	231
	11.17.	Cooperation with the Trust Loan Sellers with Respect to Rights Under the Mortgage Loan Agreement	232

12.	REMIC ADMINISTRATION

	12.1.	REMIC Administration	232
	12.2.	Foreclosed Property	236
	12.3.	Prohibited Transactions and Activities	238
	12.4.	Indemnification with Respect to Certain Taxes and Loss of REMIC Status	238

13.	EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

	13.1.	Intent of the Parties; Reasonableness	239
	13.2.	Succession; Sub-Servicers; Subcontractors	239
	13.3.	Other Securitization Trust’s Filing Obligations	241
	13.4.	Form 10-D Disclosure	241
	13.5.	Form 10-K Disclosure	242
	13.6.	Form 8-K Disclosure	242
	13.7.	Annual Compliance Statements	243
	13.8.	Annual Reports on Assessment of Compliance with Servicing Criteria	244
	13.9.	Annual Independent Public Accountants’ Servicing Report	245

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13.10.	Significant Obligor	246
13.11.	Sarbanes-Oxley Backup Certification	247
13.12.	Indemnification	248
13.13.	Amendments	249
13.14.	Termination of the Certificate Administrator	249
13.15.	Termination of Sub-Servicing Agreements	249
13.16.	Notification Requirements and Deliveries in Connection with Securitization of a Companion Loan	249

EXHIBITS

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class B Certificates
Exhibit A-3	Form of Class C Certificates
Exhibit A-4	Form of Class D Certificates
Exhibit A-5	Form of Class E Certificates
Exhibit A-6	Form of Class F Certificates
Exhibit A-7	Form of Class G Certificates
Exhibit A-8	Form of Class J Certificates
Exhibit A-9	Form of Class HRR Certificates
Exhibit A-10	Form of Class R Certificates
Exhibit B	Form of Request for Release
Exhibit C	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate
Exhibit D	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S Global Certificate
Exhibit E	Form of Transfer Certificate for Temporary Regulation S Global Certificate to Rule 144A Global Certificate during Restricted Period
Exhibit F	Form of Certification to be given by Beneficial Owner of Temporary Regulation S Global Certificate
Exhibit G	Form of Transfer Certificate of Non-Book Entry Certificate to Temporary Regulation S Global Certificate
Exhibit H	Form of Transfer Certificate of Non-Book Entry Certificate to Regulation S Global Certificate
Exhibit I	Form of Transfer Certificate of Non-Book Entry Certificate to Rule 144A Global Certificate
Exhibit J-1	Form of Affidavit Pursuant to Section 860E(e) of the Internal Revenue Code of 1986
Exhibit J-2	Form of Transferor Letter
Exhibit J-3	Form of ERISA Representation Letter
Exhibit J-4	Form of Transferee Certificate for Transfers of Risk Retention Certificates
Exhibit J-5	Form of Transferor Certificate for Transfer of Risk Retention Certificates
Exhibit J-6	Form of Request of Retaining Sponsor Consent for Release of the Class HRR Certificates
Exhibit K-1	Form of Investor Certification for Non-Borrower Related Parties
Exhibit K-2	Form of Investor Certification for Borrower Related Parties (for Persons other than the Directing Holder and/or a Controlling Class Certificateholder)

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Exhibit L	Applicable Servicing Criteria
Exhibit M	NRSRO Certification
Exhibit N-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit N-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit O	Form of Online Market Data Provider Certificate
Exhibit P	Form of Investment Representation Letter
Exhibit Q	Form of Notice of Mezzanine Collateral Foreclosure
Exhibit R	CREFC® Payment Information
Exhibit S	Form of Operating Advisor Annual Report
Exhibit T	Form of Notice from Operating Advisor Recommending Replacement of Special Servicer
Exhibit U	Form of Certificate Administrator Receipt of the Class HRR Certificates
Exhibit V	Additional Form 10-D Disclosure
Exhibit W	Additional Form 10-K Disclosure
Exhibit X	Additional Disclosure Notification
Exhibit Y	Form 8-K Disclosure Information
Exhibit Z	Initial Sub-Servicers
Exhibit AA	Form of Annual Compliance Statement
Exhibit BB	Form of Report on Assessment of Compliance with Servicing Criteria
Exhibit CC-1	Form of Certification to be Provided to Depositor by Servicer
Exhibit CC-2	Form of Certification to be Provided to Depositor by Special Servicer
Exhibit CC-3	Form of Certification to be Provided to Depositor by Certificate Administrator
Exhibit CC-4	Form of Certification to be Provided to Depositor by Trustee
Exhibit CC-5	Form of Certification to be Provided to Depositor by Operating Advisor

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THIS TRUST AND SERVICING AGREEMENT (“Agreement”) is dated as of December 19, 2019 among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor, and Wells Fargo Bank, National Association, as Certificate Administrator and as Trustee.

INTRODUCTORY STATEMENT

Terms not defined in this Introductory Statement shall have the meanings specified in Article 1 hereof.

Barclays Capital Real Estate Inc. (in such capacity, “Barclays”) and Citi Real Estate Funding Inc. (in such capacity, “CREFI”) co-originated a five-year fixed rate, interest-only mortgage loan (the “Mortgage Loan”) pursuant to a Loan Agreement, dated as of the Origination Date (the “Mortgage Loan Agreement”), among Barclays, CREFI and Parkmerced Owner LLC, as borrower (the “Borrower”).

The Mortgage Loan consists of (a) a loan that has an unpaid principal balance as of the Closing Date of $955,000,000 (the “Trust Loan”) and is evidenced by the promissory notes designated as Note A-1, Note A-2, Note B-1 and Note B-2 (as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, the “Trust Notes”) and (b) loans that have an aggregate unpaid principal balance as of the Closing Date of $545,000,000 (the “Companion Loans”) and are evidenced by the promissory notes designated as Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note C-1 and Note C-2 (as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, the “Companion Loan Notes”).  The Companion Loans evidenced by Note C-1 and Note C-2 are referred to in this Agreement as the “Subordinate Companion Loans”.  The Trust Notes and the Companion Loan Notes are collectively referred to herein as the “Notes”.

The Trust Loan was sold and assigned by Barclays and CREFI (collectively, the “Trust Loan Sellers”) to the Depositor pursuant to a trust loan purchase and sale agreement, dated as of December 19, 2019 (the “Trust Loan Purchase Agreement”), among the Trust Loan Sellers and the Depositor.  The Companion Loans are not part of the Trust Fund.  The relative rights of the respective lenders in respect of the Mortgage Loan are set forth in a co-lender agreement dated as of December 5, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Co-Lender Agreement”), among the holders of the Trust Notes and the holders of the Companion Loan Notes.  From and after the Closing Date, the entire Mortgage Loan is to be serviced and administered in accordance with this Agreement.

As provided for herein, the Certificate Administrator shall elect or shall cause elections to be made to treat designated portions of the Trust Fund for federal income tax purposes as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC” and, each, a “Trust REMIC”).  Each Class of Regular Certificates will represent a single Class of “regular interests” in the Upper-Tier REMIC, as further described herein.  Each Class of Uncertificated Lower-Tier Interests will represent a single class of

“regular interests” in the Lower-Tier REMIC as further described herein. The Class R Certificates will evidence the sole Class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

The Class HRR Certificates will also represent ownership of an interest in the Excess Liquidation Proceeds Option, which will be an asset of the Trust that is not an asset of either Trust REMIC. References to the Regular Certificates refer to the Class HRR Certificates only to the extent those Certificates represent an interest in the Class HRR Regular Interest, and do not refer to the interest in the Excess Liquidation Proceeds Option, except where otherwise indicated.

In exchange for the Trust Loan and the Uncertificated Lower-Tier Interests, the Trust will issue to the Depositor the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class HRR and Class R Certificates (collectively, the “Certificates”), which Certificates in the aggregate will evidence the entire ownership interest in the Trust.  The Trust Fund consists principally of the Trust Loan, the Mortgage and the Mortgage Loan Documents (exclusive of the rights of the Companion Loan Holders thereunder) and all payments under, and proceeds of, the Trust Loan from and after the Closing Date.

The Depositor intends to sell the Certificates to the Initial Purchasers in an offering exempt from the registration requirements of the federal securities laws.

UPPER-TIER REMIC

As further described in Section 2.11, the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class HRR Certificates will evidence “regular interests” in the Upper-Tier REMIC created hereunder.  The Class UT-R Interest will constitute the sole Class of “residual interests” in the Upper-Tier REMIC created hereunder, and will be evidenced by the Class R Certificates.  The following table sets forth the class designation, the initial Pass-Through Rate and the aggregate initial Certificate Balance (the “Original Certificate Balance”), as applicable, for each Class of Regular Certificates and the Class UT-R Interest comprising the interests in the Upper-Tier REMIC created hereunder:

Class Designation	Initial Pass-Through Rate (per annum)	Original Certificate Balance
Class A	2.71752(1)	$186,000,000
Class B	2.71752(1)	$29,800,000
Class C	2.71752(1)	$23,000,000
Class D	2.71752(2)	$63,200,000(2)
Class E	2.71752(3)	$163,000,000
Class F	2.71752(3)	$101,000,000
Class G	2.71752(3)	$175,000,000
Class J	4.25000(3)	$139,000,000
Class HRR	4.25000(3)	$75,000,000
Class UT-R	None(4)	None(4)

(1)	The Pass-Through Rate applicable to each of the Class A, Class B and Class C Certificates will be a per annum rate equal to the WAC Rate.

(2)

The Class D Certificates will consist of two portions (“Portion D-1” and “Portion D-2”).  Portion D-1 will have an initial portion balance of $8,200,000, and Portion D-2 will have an initial portion balance of $55,000,000. The “Portion Balance” with respect to each of Portion D-1 and Portion D-2 will be equal to the initial portion balance of such portion less the sum of (a) all amounts distributed to Certificateholders of the Class D Certificates on all previous Distribution Dates as principal and (b) the aggregate amount of Realized Losses allocated to such Class of Certificates on all previous Distribution Dates.  The Pass-Through Rate applicable to the Class D Certificates will be a per annum rate equal to the weighted average of, (a) with respect to Portion D-1, the WAC Rate, and (b) with respect to Portion D-2, the Net Component Rate on the related Component, weighted on the basis of their respective Portion Balances.

(3)	The Pass-Through Rate applicable to each of the Class E, Class F, Class G, Class J and Class HRR Certificates will be a per annum rate equal to the Net Component Rate on the related Component.

(4)

The Class UT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Premiums.  Any Available Funds remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates and the Class LT-R Interest, will be distributed to the Holders of the Class R Certificates in respect of the Class UT-R Interest.

LOWER-TIER REMIC

As further described in Section 2.11, the Class LA, Class LB, Class LC, Class LD-1, Class LD-2, Class LE, Class LF, Class LG, Class LJ and Class LHRR Uncertificated Interests will evidence “regular interests” in the Lower-Tier REMIC created hereunder.  The Class LT-R Interest will constitute the sole Class of “residual interests” in the Lower-Tier REMIC created hereunder and will be evidenced by the Class R Certificates.  The following table sets forth the initial Lower-Tier Principal Amounts and Pass-Through Rates for the Uncertificated Lower-Tier Interests and the Class LT-R Interest comprising the interests in the Lower-Tier REMIC created hereunder:

Class Designation	Pass-Through Rate	Original Lower-Tier Principal Amount
Class LA	(1)	$186,000,000
Class LB	(1)	$29,800,000
Class LC	(1)	$23,000,000
Class LD-1	(1)	$8,200,000
Class LD-2	(2)	$55,000,000
Class LE	(2)	$163,000,000
Class LF	(2)	$101,000,000
Class LG	(2)	$175,000,000
Class LJ	(2)	$139,000,000
Class LHRR	(2)	$75,000,000
Class LT-R	None(3)	None(3)

(1)	For any Distribution Date, the Pass-Through Rate for each of the Class LA, Class LB, Class LC and Class LD-1 Uncertificated Lower-Tier Interests shall be the WAC Rate for such Distribution Date.

(2)

For any Distribution Date, the Pass-Through Rate for each of the Class LD-2, Class LE, Class LF, Class LG, Class LJ and Class LHRR Uncertificated Lower-Tier Interests shall be the Net Component Rate of the applicable Component for such Distribution Date.

(3)

The Class LT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Premiums.  Any Available Funds constituting assets remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class R Certificates in respect of the Class LT-R Interest (but only to the extent of the Available Funds for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders and the Trustee as Holder of the Uncertificated Lower-Tier Interests.  The Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee and Operating Advisor are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

W I T N E S S E T H  T H A T:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            DEFINITIONS

1.1.          Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings and such meanings shall be equally applicable to the singular and plural forms of such terms, as the context may require.

“17g-5 Information Provider”:  The Certificate Administrator.

“17g-5 Information Provider’s Website”:  The internet website of the 17g-5 Information Provider that will initially be located within the Certificate Administrator’s Website (www.ctslink.com), under the ‘NRSRO’ tab on the page relating to this transaction.  Such website shall provide means of navigation for the Depositor and each NRSRO (including the Rating Agencies) to the portion of the Certificate Administrator’s website available to Privileged Persons.

“A Notes”: The promissory notes designated as Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8.

“Acceptable Insurance Default”:  Any default arising when the Mortgage Loan Documents require that the Borrower must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with Accepted Servicing Practices, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate.  Each of the Servicer (at its own expense) and the Special Servicer (as a Trust Fund Expense) shall be entitled to rely on insurance consultants in making the determinations described in this definition.

“Accepted Servicing Practices”:  As defined in Section 3.1.

“Acquisition Date”:  The date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust Fund is deemed to have acquired the Property.

“Act”:  The Securities Act of 1933, as it may be amended from time to time.

“Additional Compensation”:  Default Interest and late payment fees (after all payments pursuant to Section 3.4(c)(v) and 3.4(c)(vi)), Assumption Fees, Assumption Application Fees, substitution fees, release fees (including, without limitation, any fees payable in connection with a defeasance), Modification Fees, consent fees, loan service transaction fees, amounts collected for checks returned for insufficient funds, charges for beneficiary statements or demands, other loan processing fees, review fees and similar fees and expenses to which the Servicer and the Special Servicer, as applicable, are entitled (to the extent permitted by (or not otherwise prohibited by)) and specifically allocated to such amounts or actually paid by the Borrower in accordance with the terms of the Mortgage Loan Documents or pursuant to this Agreement and any income earned (net of losses (subject to Section 3.8(b)) on the investment of funds deposited in the Collection Account, the Foreclosed Property Account and any Reserve Account pursuant to Section 3.8 of this Agreement.

“Additional Disclosure Notification”:  The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached to this Agreement as Exhibit X.

“Additional Form 10-D Disclosure”  The information described in the Form 10-D items set forth under the “Item on Form 10-D” column on Exhibit V hereto.

“Additional Form 10-K Disclosure”  The information described in the Form 10-K items set forth under the “Item on Form 10-K” column on Exhibit W hereto.

“Additional Servicer”:  Each Affiliate of the Servicer or the Special Servicer that Services the Mortgage Loan and each Person who is not an Affiliate of the Servicer, other than the Special Servicer or the Certificate Administrator, who Services the Mortgage Loan as of any date of determination.

“Administrative Advances”:  As defined in Section 3.23(b).

“Advance”:  Any Administrative Advance, Monthly Payment Advance or the Property Protection Advance.

“Advance Rate”:  As defined in Section 3.23(d).

“Adverse REMIC Event”:  As defined in Section 12.1(j).

“Affiliate”:  With respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  The Trustee and/or the Certificate Administrator may obtain and rely upon an Officer’s Certificate of the Servicer, the Special Servicer, the Trustee (in the case of the Certificate Administrator), the Certificate Administrator (in the case of the Trustee), the Operating Advisor, the Borrower or the Depositor, as applicable, to determine whether any Person is an Affiliate of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Borrower or the Depositor.

“Agreement”:  This Trust and Servicing Agreement (including all exhibits hereto) and all amendments and supplements hereto.

“AIMCO Option Holder”:  APMSF Commons LLC.

“A.M. Best”:  A.M. Best Company, Inc., and its successors in interest.

“Annual Budget”:  As defined in the Mortgage Loan Agreement.

“Applicable Banking Law”:  As defined in Section 8.2(d).

“Applicable Servicing Criteria”:  With respect to the Servicer, the Special Servicer or any Servicing Function Participant, the Servicing Criteria applicable to it, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same Applicable Servicing Criteria and with respect to a Servicing Function Participant engaged by the Servicer or the Special Servicer, the term “Applicable Servicing Criteria” may refer to a portion of the Applicable Servicing Criteria applicable to the Servicer or the Special Servicer, as the case may be.

“Applied Realized Loss Amount”:  All amounts applied to reduce the Certificate Balance of a Class of Certificates in respect of Realized Losses pursuant to Section 4.1(g).

“Appraisal”:  With respect to the Property or Foreclosed Property, an appraisal of the Property or Foreclosed Property, conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute and certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended; provided that after an initial “Appraisal” has been obtained pursuant to the terms of this Agreement, an update of such initial Appraisal shall be considered an “Appraisal” hereunder for all purposes.  All Appraisals (and updates thereof) obtained pursuant to the terms of this Agreement shall include a valuation using the “income capitalization – discounted cash flow approach” and set forth the discount rate and terminal capitalization rate utilized by the Independent Appraiser.  All calculations under this Agreement requiring that a “value” or “appraised value” be used with respect to the Property or

Foreclosed Property (as applicable) shall use the most recently determined appraised value set forth in an Appraisal (or update thereof) unless a different valuation is specifically required (such as the appraised value of the Property as of the Origination Date).  With respect to any Appraisal Reduction Amount calculated for purposes of determining an Appraisal Reduction Event, the appraised value (as determined by an updated Appraisal) of the Property securing the Mortgage Loan will be determined on an “as-is” basis, based upon the current physical condition, use and zoning of the Property as of the date of the Appraisal.

“Appraisal Reduction Amount”:  As of any date of determination, an amount equal to the excess of (i) the outstanding principal balance of the Mortgage Loan on such date plus the sum of (A) all accrued and unpaid interest on each Note (or, in the case of the B Notes and C Notes, each Component) at the applicable Note Rate (or, in the case of the B Notes and C Notes, each Component Rate), (B) all unreimbursed Administrative Advances, Property Protection Advances and interest on all Advances at the Advance Rate in respect of the Mortgage Loan or the Property and interest on all Companion Loan Advances, (C) the amount of any Advances and interest on the Advances previously reimbursed from principal collections on the Mortgage Loan that have not otherwise been recovered from the Borrower, (D) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts due and unpaid in respect of the Property (which taxes, premiums and other amounts have not been the subject of an Advance) and (E) to the extent not duplicative of amounts in clauses (B), (C) or (D), all unpaid Trust Fund Expenses then due with respect to the related Note over (ii) the sum of (x) 90% of the appraised value (as determined by an Appraisal) of the Property securing the Mortgage Loan less the amount of any liens (exclusive of Permitted Encumbrances) on the Property senior to the lien of the Mortgage Loan Documents plus (y) any escrows with respect to the Mortgage Loan, including for taxes and insurance premiums, plus (z) any Threshold Event Collateral, if applicable.  The Trust Loan and the Companion Loans shall be treated as a single mortgage loan for purposes of calculating the Appraisal Reduction Amount.  Any Appraisal Reduction Amounts with respect to the Mortgage Loan shall be allocated, first, to the C Notes, on a pro rata and pari passu basis, up to the full outstanding principal balance thereof, then to the B Notes, on a pro rata and pari passu basis, up to the full outstanding principal balance thereof, then to the A Notes, on a pro rata and pari passu basis, up to the full outstanding principal balance thereof.  Any Appraisal Reduction Amount allocated to the A Notes will be allocated to the Trust A Note and the Companion Loan A Notes, on a pro rata and pari passu basis, based on their respective outstanding principal balances thereof.

“Appraisal Reduction Event”:  The earliest of (i) 60 days after an uncured payment delinquency (other than a delinquency in respect of the Balloon Payment) occurs in respect of the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of the Balloon Payment for the Mortgage Loan unless a refinancing is anticipated within 120 days after the Maturity Date of the Mortgage Loan (as evidenced by a fully executed term sheet, refinancing commitment or signed purchase and sale agreement that is reasonably satisfactory in form and substance to the Servicer from an acceptable lender or purchaser that provides that such refinancing or sale will occur within 120 days after the Maturity Date), in which case 120 days after such uncured delinquency, (iii) 60 days after a reduction in Monthly Payments or a material adverse economic change with respect to the terms of the Mortgage Loan has become effective, (iv) immediately after a receiver has been appointed in respect of the Property on behalf of the Trust or any other creditor, (v) immediately after the Borrower declares, or becomes the subject of, bankruptcy, insolvency or similar proceeding, admits in writing the inability to pay its debts as they came due or makes an assignment for the benefit of creditors, or (vi) immediately after the Property becomes a Foreclosed Property.

“Appraised-Out Class”:  As defined in Section 3.7(f).

“ASR Consultation Process”:  As defined in Section 3.10(j).

“Asset Status Report”:  As defined in Section 3.10(i).

“Assignment of Management Agreement”:  With respect to the Property, as defined in the Mortgage Loan Agreement.

“Assignment of Mortgage”:  An assignment of the applicable Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the Property is located to reflect of record the assignment of the Mortgage to the Trustee on behalf of the Trust Fund; provided, however, that the Trustee, the Certificate Administrator, the Servicer and the Special Servicer shall not be responsible for determining whether any such assignment is legally sufficient or in recordable form.

“Assumed Monthly Payment”:  With respect to the Trust Loan for any Distribution Date (including any Distribution Date following a delinquency in the payment of the Balloon Payment or the foreclosure of the Trust Loan or acceptance by the Trust (on behalf of the Certificateholders) and the Companion Loan Holders of a deed-in-lieu of foreclosure or comparable conversion of the Trust Loan), shall be equal to the scheduled monthly payment of interest that would have been due in respect of the Trust Loan or the C Notes, as applicable, on its Maturity Date (excluding Default Interest) and each subsequent Payment Date (or Assumed Payment Date) if the Trust Loan or C Notes, as applicable, had been required to continue to accrue interest in accordance with its terms (other than Default Interest), in effect immediately prior to, and without regard to the occurrence of the Maturity Date or the occurrence of a foreclosure of the Mortgage Loan or acceptance by the Trust (on behalf of the Certificateholders) and the Companion Loan Holders of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan, in respect of the Trust Loan or the C Notes, as applicable, on the last Payment Date (or Assumed Payment Date) prior to its foreclosure or acceptance of a deed-in-lieu, in each case as such terms may have been modified, and such Maturity Date may have been extended, in connection with a bankruptcy or similar proceeding involving the Borrower or otherwise or a modification, waiver or amendment granted or agreed to by the Servicer or Special Servicer, as if the Mortgage Loan had not become due on the Maturity Date or such foreclosure or acceptance of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan had not occurred.

“Assumed Payment Date”:  With respect to the Trust Loan for any calendar month following a delinquency in the payment of the Balloon Payment or the foreclosure of the Mortgage Loan or acceptance by the Trust of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan, the date that would have been the Payment Date in such calendar month if the Maturity Date or the foreclosure of the Mortgage Loan or acceptance by the Trust of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan had not occurred.

“Assumption Application Fees”:  With respect to the Mortgage Loan, any and all assumption application fees actually paid by or on behalf of the Borrower in accordance with the Mortgage Loan Documents, with respect to any application submitted to the Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in the Borrower.

“Assumption Fees”:  Any and all assumption fees actually paid by or on behalf of the Borrower in accordance with the Mortgage Loan Documents, with respect to any assumption or substitution agreement entered into by the Servicer or the Special Servicer or paid by or on behalf of the Borrower with respect to any transfer of an interest in the Borrower.

“Authenticating Agent”:  As defined in Section 8.11(a).

“Available Funds”:  On each Distribution Date, with respect to the Trust Loan, an amount equal to (i) all amounts (other than Yield Maintenance Premiums) received in respect of the Mortgage Loan during the related Collection Period or advanced in respect of interest with respect to such Distribution Date (including, without limitation, any Mortgage Loan Purchase Price, the Repurchase Price, Condemnation Proceeds, Insurance Proceeds and/or Liquidation Proceeds received by the Trust), plus (ii) if such Distribution Date is the Distribution Date occurring in March of each year (or February, if such Distribution Date is the final Distribution Date), Withheld Amounts to be withdrawn from the Interest Reserve Account for such Distribution Date, minus (iii) an amount equal to the applicable Withheld Amount in the case of the February Distribution Date and any January Distribution Date occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), minus (iv) Trust Fund Expenses and certain other amounts and any portion of such amounts received in respect of the Mortgage Loan that are required to be distributed to the Companion Loan Holders pursuant to the terms of the Co-Lender Agreement and any other Available Funds Reduction Amount for such Distribution Date.

“Available Funds Reduction Amount”:  As of each Distribution Date, all amounts withdrawn on the related Remittance Date or during the related Collection Period from the Collection Account pursuant to Section 3.4(c).

“B Note”: The promissory notes designated as Note B-1 and Note B-2.

“Balloon Payment”:  The payment of the outstanding principal balance of the Mortgage Loan, Trust Loan or a Companion Loan, as applicable, together with all accrued and unpaid interest, due and payable on the Maturity Date or such other date on which the outstanding principal balance of the Mortgage Loan, the Trust Loan or the Companion Loans become due and payable, whether by declaration of acceleration, or otherwise.

“Barclays”: Barclays Capital Real Estate Inc., a Delaware corporation, and its successors in interest.

“Barclays Capital”:  Barclays Capital Inc., a Connecticut corporation, and its successors-in-interest.

“Beneficial Owner”:  With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).  Each of the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and the Servicer, as applicable, shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide an Investor Certification.

“Borrower”:  As defined in the Introductory Statement.

“Borrower Related Party”:  The Borrower, the Mezzanine Borrower, any Restricted Holder, the Borrower Sponsor, the Guarantor (or any replacement guarantor), the Manager, the general partner or managing member of any of the foregoing or any of their respective Control Affiliates or agents.

“Borrower Sponsor”:  Robert A. Rosania.

“Business Day”:  Any day other than a Saturday, Sunday or any other day on which any of the following are not open for business: (a) national banks in New York, California, Kansas, Ohio or North Carolina, (b) the place of business of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor or the financial institution that maintains the Collection Account, the Foreclosed Property Account or any Reserve Account, or (c) the New York Stock Exchange or the Federal Reserve Bank of New York.

“C Note”: The promissory notes designated as Note C-1 and Note C-2.

“Cash Management Account”:  As defined in the Mortgage Loan Agreement.

“Cash Management Agreement”:  As defined in the Mortgage Loan Agreement.

“CERCLA”:  The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S. C. §§ 9601 et seq., as amended.

“Certificate”:  Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class HRR or Class R Certificate.

“Certificate Administrator”:  Wells Fargo Bank, National Association, in its capacity as certificate administrator, or if any successor certificate administrator is appointed as herein provided, such certificate administrator.  Wells Fargo Bank, National Association will perform its role as Certificate Administrator through its Corporate Trust Services division.

“Certificate Administrator Fee”:  With respect to the Trust Loan and for any Distribution Date, an amount accrued during the related Loan Interest Accrual Period at the

Certificate Administrator Fee Rate on the outstanding principal balance of the Trust Loan as of the close of business on the Distribution Date in such Loan Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the Trust Loan is computed and shall be prorated for partial periods.  A portion of the Certificate Administrator Fee, namely the Trustee Fee, shall be payable to the Trustee.  For the avoidance of doubt, the Certificate Administrator Fee shall be deemed to be payable from the Lower-Tier REMIC.

“Certificate Administrator Fee Rate”:  With respect to the Trust Loan, a rate equal to 0.00280% per annum, calculated on the same interest accrual basis as the Trust Loan.  A portion of the Certificate Administrator Fee Rate shall constitute the Trustee Fee and shall be payable to the Trustee.

“Certificate Administrator’s Website”:  The internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Balance”:  With respect to each outstanding Class of Sequential Pay Certificates at any date, an amount equal to the aggregate initial Certificate Balance of such Class as set forth in the Introductory Statement less the sum of (a) all amounts distributed to Certificateholders of such Class on all previous Distribution Dates and treated under this Agreement as allocable to principal and (b) the aggregate amount of Realized Losses allocated to such Class of Certificates on all previous Distribution Dates, if any, pursuant to Section 4.1(g).  With respect to any individual Certificate in any Class, the product of (x) the Percentage Interest represented by such Certificate multiplied by (y) the Certificate Balance of such Class.

“Certificate Interest Accrual Period”:  With respect to any Distribution Date and with respect to each Class of Regular Certificates, the period from and including the 1st day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs to and including the last day of such month immediately preceding the calendar month in which that Distribution Date occurs.  The initial Certificate Interest Accrual Period shall include accrued interest from December 1, 2019.

“Certificate Register” and “Certificate Registrar”:  The register maintained and the registrar appointed pursuant to Section 5.3(a).

“Certificateholder” or “Holder”:  With respect to any Certificate, the Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of providing, distributing or otherwise making available any reports, statements, communications or other information as required or permitted to be provided, distributed or made available to a Certificateholder under this Agreement, a Certificateholder shall include any Beneficial Owner to the extent that the Person providing, distributing or making available such reports, statements, communications or other information has received from such Beneficial Owner an Investor Certification that such Person is a Beneficial Owner; and provided, further that, solely for the purposes of giving any consent, waiver, request or demand or taking any action (including, without limitation, selecting or appointing a Directing Holder), any Certificate beneficially owned by the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Borrower Related Party, the Manager or any of their sub-servicers, or any of their respective Affiliates or agents, shall be deemed not to be outstanding and the Voting Rights to which it is entitled and the Certificate Balance of such Certificate shall not be taken into account in determining whether the requisite percentage of Voting Rights and/or of the Certificate Balance of the Certificates or any Class of Certificates necessary to take any such action or effect any such consent, waiver, request or demand has been obtained; provided that the foregoing limitation will not be construed so as to limit or prevent a Controlling Class Certificateholder or the Directing Holder, solely based on it being (to the extent that it is) an Affiliate of the Special Servicer, from exercising any appointment, consent or consultation rights it may have under this Agreement solely in its capacity as Controlling Class Certificateholder or Directing Holder (unless, for the avoidance of doubt, the Controlling Class Certificateholder or Directing Holder is the Servicer, the Trustee, the Certificate Administrator, any Borrower Related Party, the Manager or any of the subservicers or respective Affiliates or agents of the foregoing).  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificate beneficially owned by the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or any of their respective Affiliates shall be deemed to be outstanding; provided that such amendment does not relate to the termination of, increase in compensation of or material reduction in obligations of, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or any of their Affiliates (other than solely in its capacity as a Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding.  The Trustee, the Certificate Administrator and the Certificate Registrar may obtain and conclusively rely upon an Officer’s Certificate of the Depositor, the Servicer, the Special Servicer, the Certificate Administrator (in the case of the Trustee), the Trustee (in the case of the Certificate Administrator), the Borrower, a Borrower Related Party, the Manager, or any sub-servicer to determine whether a Certificate is beneficially owned by an Affiliate of any of them.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer (other than at the recommendation of the Operating Advisor) described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Sequential Pay Certificates.

“CGMI”:  Citigroup Global Markets Inc., a New York corporation, and its successors-in-interest.

“Class”:  With respect to the Certificates, all of the Certificates bearing the same alphabetical and numerical class designation, and each Uncertificated Lower-Tier Interest.

“Class A Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-1 hereto and designated as a Class A Certificate.

“Class A Pass-Through Rate”:  As set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class B Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-2 hereto and designated as a Class B Certificate.

“Class B Pass-Through Rate”:  As set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class C Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-3 hereto and designated as a Class C Certificate.

“Class C Pass-Through Rate”:  As set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class D Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-4 hereto and designated as a Class D Certificate.

“Class D Pass-Through Rate”:  As set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class E Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-5 hereto and designated as a Class E Certificate.

“Class E Pass-Through Rate”:  As set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class F Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-6 hereto and designated as a Class F Certificate.

“Class F Pass-Through Rate”:  As set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class G Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-7 hereto and designated as a Class G Certificate.

“Class G Pass-Through Rate”:  As set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class J Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-8 hereto and designated as a Class J Certificate.

“Class J Pass-Through Rate”:  As set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class HRR Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-9 hereto and designated as a Class HRR Certificate.

“Class HRR Pass-Through Rate”:  As set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class HRR Regular Interest”:  The REMIC regular interest that corresponds to the Class HRR Certificates (excluding the Excess Liquidation Proceeds Option).

“Class LA Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LB Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LC Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LD-1 Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LD-2 Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LE Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LF Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LG Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LJ Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LHRR Uncertificated Interest”:  A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LT-R Interest”:  The residual interest in the Lower-Tier REMIC.  The Class LT-R Interest will be represented by the Class R Certificates.

“Class R Certificate”:  A Certificate executed and authenticated by the Certificate Administrator, in substantially the form set forth in Exhibit A-10 hereto and designated as a Class R Certificate.  The Class R Certificates have neither a Certificate Balance nor a Pass-Through Rate.  The Class R Certificates will evidence the Class LT-R and Class UT-R Interests.

“Class UT-R Interest”:  The residual interest in the Upper-Tier REMIC.  The Class UT-R Interest will be represented by the Class R Certificates.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  The initial Clearing Agency shall be The Depository Trust Company.

“Clearstream”:  As defined in Section 5.2(a).

“Closing Date”:  December 19, 2019.

“Code”:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto in temporary or final form and any proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust Fund.

“Co-Lender Agreement”: As defined in the Introductory Statement.

“Collateral”:  The Property securing the Mortgage Loan, the Mortgage Loan Documents assigned with respect to the Mortgage Loan, the Reserve Accounts (and all sums held, deposited or invested therein and all proceeds thereof) with respect to the Mortgage Loan and all other collateral that is subject to security interests and liens granted to secure the Mortgage Loan under the terms of the Mortgage Loan Documents.

“Collection Account”:  As defined in Section 3.4(a).

“Collection Period”:  (i) With respect to the first Distribution Date following the Closing Date, the period commencing on and including the Closing Date and ending on and including the Determination Date relating to such Distribution Date, and (ii) with respect to any other Distribution Date, the period commencing on and including the date immediately following the Determination Date relating to the immediately preceding Distribution Date and ending on and including the Determination Date relating to such Distribution Date.

“Commission”:  The Securities and Exchange Commission.

“Companion Loan”:  As defined in the Introductory Statement.

“Companion Loan A Notes”:  The promissory notes designated as Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8.

“Companion Loan Advance”:  With respect to a Companion Loan that is part of an Other Securitization Trust, any advance of delinquent scheduled payments with respect to such Companion Loan made by the master servicer or trustee with respect to such Other Securitization Trust.

“Companion Loan Distribution Account”: As defined in Section 3.4(a).

“Companion Loan Holder”:  The holder of a Companion Loan.

“Companion Loan Notes”:  As defined in the Introductory Statement.

“Companion Loan Rating Agency”:  With respect to a Companion Loan or any portion thereof, any rating agency that was engaged by a participant in the securitization of such Companion Loan or such portion to assign a rating to the related Companion Loan Securities.

“Companion Loan Rating Agency Confirmation”:  With respect to any matter involving the servicing and administration of a Companion Loan as to which any Companion Loan Securities exist or other Relevant Action, confirmation in writing (which may be in electronic form) by each applicable Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of such Companion Loan Securities (if then rated by such Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from a Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Companion Loan Rating Agency Confirmation is sought (such written notice, a “Companion Loan Rating Agency Declination”), or as otherwise provided in Section 3.29(b) of this Agreement, the requirement for the Companion Loan Rating Agency Confirmation from the applicable Companion Loan Rating Agency with respect to such matter shall not apply. With respect to any matter affecting any Companion Loan, so long as such Companion Loan (or any portion thereof) is subject to a securitization transaction, any Rating Agency Confirmation will also refer to confirmation in writing (which may be in electronic format) by each applicable rating agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of securities backed by such Companion Loan or any portion thereof (if then rated by such rating agency); provided that a written waiver (which may be in electronic format) or other acknowledgment from such rating agency indicating its decision not to review or to decline to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the rating agency with respect to such matter.

“Companion Loan Securities”:  Any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Other Securitization Trust, which assets include a Companion Loan (or a portion thereof).

“Component”:  Component B-A and Component B-HRR.

“Component B-A”: With respect to the Mortgage Loan, the portion of the B Notes with an original principal balance of $494,000,000 that accrues interest at a rate of 2.724570000% per annum.

“Component B-HRR”: With respect to the Mortgage Loan, the portion of the B Notes with an original principal balance of $214,000,000 that accrues interest at a rate of 4.257050000% per annum.

“Component Rate”:  The interest rate that accrues on Component B-A or Component B-HRR, as applicable, as set forth in their respective definitions.

“Condemnation Proceeds”:  The portion of the Net Proceeds relating to a Condemnation (as defined in the Mortgage Loan Agreement).

“Confidential Information”:  With respect to the Servicer or the Special Servicer, as applicable, all material non-public information obtained in the course of and as a result of such Person’s performance of its duties as Servicer or Special Servicer, as applicable, with respect to the Mortgage Loan, the Borrower and the Property, unless such information (i) was already in the possession of such Person prior to being disclosed to such Person, (ii) is or becomes available to such Person from a source other than its activities as Servicer or Special Servicer, as applicable, (iii) is or becomes generally available to the public other than as a result of a disclosure by the Servicer Servicing Personnel or Special Servicer Servicing Personnel or (iv) is required to be disclosed by a court or administrative order or lawful discovery demand, provided such Person shall use reasonable efforts to obtain confidential treatment thereof.  Notwithstanding the foregoing, the Trustee and the Certificate Administrator shall be permitted to comply with their respective obligations hereunder to make information available to the extent that such information was received by it in its capacity as Trustee or Certificate Administrator, as applicable.

“Consultation Termination Event”:  The occurrence when the Class G Certificates no longer have a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class, without regard to the application of any Trust Appraisal Reduction Amounts.

“Control Affiliate”:  As to any particular Person, any Person, directly or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with, such Person in question.  As used solely in this definition of “Control Affiliate”, “Control” means (a) the ownership, directly or indirectly, in the aggregate of 25% or more of the beneficial ownership interests of an entity, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (other than possession of voting or control rights granted to the Mezzanine Lender pursuant to the Mezzanine Loan documents, the exercise of which is contingent upon the occurrence and continuance of a Mezzanine Loan event of default, unless and until so exercised by the Mezzanine Lender).  “Controlled by,” “Controlling” and “under common Control with” have the respective correlative meanings to such terms.  The Trustee and/or the Certificate Administrator may obtain and rely upon a certification of the Borrower, the Borrower Sponsor, any Guarantor (or any replacement guarantor), any Restricted Holder, as applicable, to determine whether any Person is a Control Affiliate.

“Control Appraisal Period”: As defined in the Co-Lender Agreement.

“Control Termination Event”:  With respect to any date of determination, if the Certificate Balance of the Class G Certificates on such date (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such) is less than 25% of the initial Certificate Balance of such Class.  If a Control Termination Event no longer exists, then the Directing Holder shall regain all the consent and direction rights of the Directing Holder set forth in this Agreement.

“Controlling Class”:  The most subordinate of the Class G, Class J or Class HRR Certificates so long as such Class has an outstanding Certificate Balance (as reduced by any principal payments and Realized Losses and notionally reduced by any Appraisal Reduction Amounts allocable to such Class) that is equal to or greater than 25% of the initial Certificate Balance of such Class.  No other Class of Certificates will be eligible to act as the Controlling Class or appoint a Directing Holder.  If a Consultation Termination Event has occurred, there shall be no Controlling Class and no Directing Holder.

“Controlling Class Certificateholder”:  Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar, from time to time, upon request by any party hereto.  The Trustee, the Servicer, the Special Servicer or the Operating Advisor may from time to time request that the Certificate Administrator provide a list of the Holders (or Beneficial Owners, if applicable) of the Controlling Class and the Certificate Administrator shall promptly order and provide such list at the expense of the Trust but without charge to such Trustee, Servicer, Special Servicer or Operating Advisor, as applicable.  The Trustee, the Servicer, the Special Servicer or the Operating Advisor shall be entitled to rely on any such list so provided.  Notwithstanding the foregoing, for purposes of determining the Directing Holder, exercising any rights of the Controlling Class or the Directing Holder or receiving Asset Status Reports or any other information under this Agreement other than Distribution Date Statements, any holder of any interest in a Controlling Class Certificate who is a Borrower Related Party, the Manager or an agent or Affiliate of the foregoing will not be deemed to be a Holder of the Controlling Class and will not be entitled to exercise such rights or receive such information, and any Directing Holder previously appointed or selected by such Holder will thereafter not be entitled to exercise any rights of the Directing Holder.  If, as a result of the preceding sentence, no Holder of Controlling Class Certificates would be eligible to exercise such rights, there will be no Directing Holder or Controlling Class.

“Controlling Persons”:  As defined in Section 6.3(a).

“Corporate Trust Office”:  The principal corporate trust office of the Trustee or the Certificate Administrator, as applicable, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located (i) to the Certificate Administrator with respect to Certificate transfers and surrenders, at 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479, Attention:  CTS : Certificate Transfers (CMBS) MRCD 2019-PARK; (ii) with respect to the Trustee at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services - MRCD 2019-PARK; and (iii)  to the Certificate Administrator for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services (CMBS), MRCD 2019-PARK, telecopy number (410) 715-2380, or the principal corporate trust office of any successor Trustee or Certificate Administrator, as applicable, qualified and appointed pursuant to this Agreement.

“Credit Risk Retention Rules”: The Credit Risk Retention Regulations, 79 Fed. Reg. 77601, pages 77740-77766 (Dec. 24, 2014), jointly promulgated by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission, and the Department of Housing and Urban Development (the “Agencies”) (which such joint final rule has been codified, inter alia, at 12 C.F.R. § 244) to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934 (as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), as such regulations may be amended from time to time, and subject to such clarification and interpretation as have been provided by such Agencies, whether in the adopting release, or as may be provided by any such Agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“CREFC®”:  The Commercial Real Estate Finance Council®, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as shall be reasonably acceptable to the Servicer, the Special Servicer, the Certificate Administrator, and the Trustee.

“CREFC® Advance Recovery Report”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Appraisal Reduction Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available and effective from time to time on the CREFC® Website.

“CREFC® Bond Level File”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Bond Level File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Collateral Summary File”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Collateral Summary File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Comparative Financial Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Delinquent Loan Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Financial File”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Financial File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Liquidation Loss Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Intellectual Property Royalty License Fee”: A fee, payable on a monthly basis, computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the Trust Loan is computed at the CREFC® Intellectual Property Royalty License Fee Rate (prorated for partial periods).

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to the Trust Loan, a rate equal to 0.0005% per annum.

“CREFC® Interest Shortfall Reconciliation Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® License Agreement”: The License Agreement, in the form set forth on the website of CREFC® on the Closing Date, relating to the use of the CREFC® trademarks and trade names.

“CREFC® Loan Level Reserve/LOC Report”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve/LOC Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Loan Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Liquidation Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Loan Modification Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Modification Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Loan Periodic Update File”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan

Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

“CREFC® Loan Setup File”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Setup File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

“CREFC® NOI Adjustment Worksheet”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is acceptable to the Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to “normalize” the full year and year to date net operating income and debt service coverage numbers used in the other reports required by this Agreement.

“CREFC® Operating Statement Analysis Report”:  A report prepared for the Property substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Property File”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Property File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Reconciliation of Funds Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Liquidation

Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® REO Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Reports”:  Collectively refers to the following reports as such may be amended, updated or supplemented from time to time as part of the CREFC® “IRP” (Investor Reporting Package), and any additional reports that become part of the CREFC® IRP from time to time (if agreed to by the parties hereto):

(i)            the following seven electronic files:  (i) CREFC® Bond Level File, (ii) CREFC® Collateral Summary File, (iii) CREFC® Property File, (iv) CREFC® Loan Periodic Update File, (v) CREFC® Loan Setup File, (vi) CREFC® Financial File, and (vii) CREFC® Special Servicer Loan File;

(ii)           the following twenty-one supplemental reports and templates:  (i) CREFC® Comparative Financial Status Report, (ii) CREFC® Delinquent Loan Status Report, (iii) CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (iv) CREFC® Operating Statement Analysis Report, (v) CREFC® NOI Adjustment Worksheet, (vi) CREFC® REO Status Report, (vii) CREFC® Servicer Watch List, (viii) CREFC® Loan Level Reserve/LOC Report, (ix) CREFC® Advance Recovery Report, (x) CREFC® Total Loan Report, (xi) CREFC® Appraisal Reduction Template, (xii) CREFC® Servicer Realized Loss Template, (xiii) CREFC® Reconciliation of Funds Template, (xiv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (xv) CREFC® Historical Liquidation Loss Template, (xvi) CREFC® Interest Shortfall Reconciliation Template, (xvii) CREFC® Servicer Remittance to Certificate Administrator Template, (xviii) CREFC® Significant Insurance Event Template, (xix) CREFC® Loan Liquidation Report, (xx) CREFC® REO Liquidation Report and (xxi) CREFC® Loan Modification Report; and

(iii)          such other reports and data files as CREFC® may designate as part of the “CREFC® Investor Reporting Package” from time to time.

“CREFC® Servicer Realized Loss Template”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Remittance to Certificate Administrator Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Remittance to Certificate Administrator Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Watch List”:  For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List” available as of the Closing Date on the CREFC® Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Servicer Watch List” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Significant Insurance Event Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Significant Insurance Event Template” available and effective from time to time on the CREFC® Website.

“CREFC® Special Servicer Loan File”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Loan File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Total Loan Report”:  A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CREFC® for commercial mortgage-backed securities transactions and is reasonably acceptable to the Servicer.

“CREFC® Website”:  CREFC®’s Internet website located at “www.crefc.org” or such other primary Internet website as the CREFC® may establish for dissemination of its report forms.

“CREFI”:  Citi Real Estate Funding Inc., a New York corporation, and its successors-in-interest.

“Current Interest Distribution Amount”:  With respect to any Distribution Date for (x) any Regular Certificate, interest accruing during the related Certificate Interest Accrual Period at the applicable Pass-Through Rate for such Certificate Interest Accrual Period on the outstanding Certificate Balance of such Certificate as of the prior Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on such prior Distribution Date), and (y) any Uncertificated Lower-Tier Interest, interest accruing during the applicable Certificate Interest Accrual Period at the applicable Pass-Through Rate for such Certificate Interest Accrual Period on the then-outstanding Lower-Tier Principal Amount of such Certificate as of the prior Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on such prior Distribution Date) or, solely in connection with the initial Distribution Date, as of the Closing Date.

“Custodian”:  The Certificate Administrator, in its capacity as the Custodian, performing its role through the document custody division of the Certificate Administrator.

“Cut-off Date”: December 9, 2019.

“DBRS”:  DBRS, Inc., and its successors-in-interest.

“Default Interest”:  With respect to any Payment Date, upon the occurrence and during the continuance of a Mortgage Loan Event of Default, interest accrued on the Trust Loan or Mortgage Loan, as applicable, at the excess of the Default Rate over the applicable Note Rate during the related Loan Interest Accrual Period on the outstanding principal balance of such Note and, to the extent permitted by law, all accrued and unpaid interest on the Trust Loan or Mortgage Loan, as applicable, any other amounts then due and payable in respect of the Mortgage Loan, calculated from the date such payment was due without regard to any grace or cure periods.

“Default Rate”:  As defined in the Mortgage Loan Agreement.

“Defect”: As defined in the Trust Loan Purchase Agreement.

“Deficient Exchange Act Deliverable”: With respect to the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than a Sub-Servicer set forth on Exhibit Z), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article 13 of this Agreement that does not conform to the applicable reporting requirements under the Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

“Definitive Certificate”:  Any Certificate in fully registered certificated form without interest coupons.

“Delivery Date”:  As defined in Section 2.1(b).

“Depositor”:  Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, and its successors-in-interest.

“Depository”:  The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”:  A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  With respect to each Distribution Date, the ninth (9th) day of the calendar month in which such Distribution Date occurs or, if such ninth (9th) day is not a Business Day, the immediately succeeding Business Day.

“Directing Holder”:  The Directing Holder shall be (i) prior to a Control Appraisal Period, (a) if Note C-1 is not included in a securitization, the holder of Note C-1 or (b) if Note C-1 is included in a securitization trust, the entity identified as “directing certificateholder” or analogous entity in the trust agreement governing the Note C Securitization and (ii) during a Control Appraisal Period and prior to a Control Termination Event, the Controlling Class Certificateholder (or its representative) as identified to the Certificate Administrator as being selected by the Majority Controlling Class Certificateholders, as determined by the Certificate Registrar from time to time.  After the occurrence and during the continuance of a Control Termination Event, the Directing Holder shall only retain its consultation rights to the extent specifically provided for in this Agreement.  After the occurrence of a Consultation Termination Event, there shall be no Directing Holder and no party will be entitled to exercise any of the rights of the Directing Holder.  As of the Closing Date, the Directing Holder is Western Asset Management Company, LLC. A  Borrower Related Party may not be appointed as or act as a Directing Holder.

“Directing Holder Asset Status Report Approval Process”:  As defined in Section 3.10(j).

“Directly Operate”:  With respect to the Foreclosed Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of the Foreclosed Property, the holding of the Foreclosed Property primarily for sale to customers, the use of the Foreclosed Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the Foreclosed Property other than through an Independent Contractor; provided, however, that the Foreclosed Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to the Foreclosed Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”:  With respect to the Mortgage Loan or Foreclosed Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, or rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, the Borrower, the Manager, any guarantor or indemnitor or any other Borrower Related Party in respect of the Mortgage Loan or any of their Affiliates and any purchaser of the Mortgage Loan or a Foreclosed Property) in connection with the disposition, workout or foreclosure of the Mortgage Loan, the management or disposition of the Foreclosed Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the Special Servicer is entitled pursuant to Section 3.17 of this Agreement; provided, that any compensation and other remuneration that the Servicer or Certificate Administrator is permitted to receive or retain pursuant to this Agreement in connection with its duties in such capacity will not be Disclosable Special Servicer Fees.

“Disclosure Parties”:  As defined in Section 8.14(c).

“Disqualified Non-U.S. Person”:  With respect to a Class R Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds such Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or other prescribed form or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Administrator an Opinion of Counsel of a nationally recognized tax counsel to the effect that the transfer of such Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of such Class R Certificate will not be disregarded for federal income tax purposes under Treasury Regulations Section 1.860G-3.

“Disqualified Organization”:  Either (a) the United States, a State, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1)) of the Code with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code or (e) any other Person so designated by the Certificate Administrator based upon an Opinion of Counsel to the effect that any transfer of a Class R Certificate to such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “International Organization” have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”:  As defined in Section 3.5(a).

“Distribution Date”:  The 15th day of each calendar month or, if such 15th day is not a Business Day, the immediately succeeding Business Day, beginning in January 2020. The first Distribution Date is expected to be January 15, 2020.

“Distribution Date Statement”:  As defined in Section 4.4(a).

“Distribution Priorities”:  As defined in Section 4.1(a).

“Drexel”:  Drexel Hamilton, LLC, a Pennsylvania limited liability company, and its successors in interest.

“Due Diligence Service Provider”: As defined in Section 8.14(b).

“Eligible Account”:  A separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, the long-term unsecured debt obligations or deposits of which are rated at least “A” by Fitch (to the extent rated by Fitch), if the deposits are to be held in such account for thirty (30) days or more, and the short-term debt obligations or deposits of which have a short-term rating of not less than “F1” from Fitch (to the extent rated by Fitch), if the deposits are to be held in such account for less than thirty (30) days or (c) such other account or accounts not listed in clauses (a) or (b) above with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.  If the holding institution for an account ceases to meet the requirements of this definition for an “Eligible Account”, then the party responsible for administering such account hereunder shall move such account to a holding institution meeting such requirements within 30 days.

“Eligible Institution”: (a) A depository institution or trust company, (1) the short-term unsecured debt obligations or commercial paper of which are rated at least “F1” by Fitch in the case of accounts in which funds are held for 30 days or less and (2) in the case of accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A” by Fitch (or “A-” with respect to KeyBank National Association) or (c) an account maintained with any other insured depository institution that is the subject of a Rating Agency Confirmation, from each Rating Agency for which the minimum rating is not met, with respect to any account listed in the clauses above, or from each Rating Agency, with respect to any account other than one listed in the clauses above.

“Eligible Operating Advisor”: An entity (a) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action; (b) that can and will make the representations and warranties of the Operating Advisor set forth in Section 2.8, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to this Agreement over the life of the Trust; (c) that is not (and is not Risk Retention Affiliated with) the Depositor, the Trust Loan Sellers, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Borrower Sponsor, any Borrower, the Guarantor, the Third Party Purchaser, the Directing Holder, or any of their respective Risk Retention Affiliates; (d) that has not been paid by the Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer under this Agreement; (e) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five (5) years of experience in collateral analysis and loss projections and (y) has at least five (5) years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) that does not directly or indirectly, through one or more Affiliates or otherwise, own or have derivative exposure in any interest in any Certificates, the Mortgage Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Operating Advisor.

“Environmental Indemnity”:  As defined in the Mortgage Loan Agreement.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Plan”:  As defined in Section 5.3(q).

“Euroclear”: As defined in Section 5.2(a).

“Exchange Act”:  The Securities Exchange Act of 1934, as amended from time to time.

“Excess Liquidation Proceeds Option”:  As defined in Section 3.14(f).

“Excess Liquidation Purchase Price”:  Without duplication, the sum of (i) the unpaid principal balance of the Mortgage Loan, (ii) accrued and unpaid interest on each Note or Component, as applicable, at the applicable Note Rate or Component Rate, respectively (in each case, exclusive of the Default Rate), to and including the last day of the related Interest Accrual Period in which the purchase is to occur, (iii) unreimbursed Property Protection Advances and Administrative Advances together with interest on such Advances, (iv) any interest accrued on any Monthly Payment Advance made on the Trust Loan or the C Notes by a party to the Trust and Servicing Agreement or any interest accrued on any monthly payment advance made by a servicer, special servicer or trustee with respect to a Senior Pari Passu Non-Trust Note, in each case, at the rate specified therein, (v) any unpaid Trust Fund Expenses or trust fund expenses of any Senior Pari Passu Non-Trust Note’s trust with respect to the Mortgage Loan, and (vi) any other expenses reasonably incurred or expected to be incurred by the Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee arising out of the sale of the Foreclosed Property, including Liquidation Fees.

“Excess Servicing Fee Right”:  With respect to the Mortgage Loan (and any successor Foreclosed Property with respect thereto), the right to receive Excess Servicing Fees.  In the absence of any transfer of the Excess Servicing Fee Right, the Servicer shall be the owner of such Excess Servicing Fee Right.

“Excess Servicing Fees”:  With respect to the Mortgage Loan (and any successor Foreclosed Property with respect thereto), that portion of the Servicing Fees that accrue at a per annum rate equal to 0.00125%.

“Extended Period”:  As defined in Section 12.2(b).

“Extended Resolution Period”: As defined in Section 2.9(a).

“Extension”:  As defined in Section 12.2(b).

“FHLMC”:  The Federal Home Loan Mortgage Corporation and its successors-in-interest.

“Fiduciary”:  As defined in Section 5.3(s).

“Final Asset Status Report”:  With respect to the Specially Serviced Mortgage Loan, the initial Asset Status Report (together with such other data or supporting information provided by the Special Servicer to the Directing Holder, that does not include any communication (other than the related Asset Status Report) between the Special Servicer and Directing Holder with respect to such Specially Serviced Mortgage Loan) required to be delivered by the Special Servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Asset Status Report Approval Process following the completion of the ASR Consultation Process. For the avoidance of doubt, the Special Servicer may issue more than one Final Asset Status Report with respect to the Specially Serviced Mortgage Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.  With respect to the determination of whether an Asset Status Report is a Final Asset Status Report, each of the Operating Advisor and the Note C Operating Advisor is entitled to rely solely on the determination of the Special Servicer.

“Final Recovery Determination”:  As defined in Section 3.7.

“Fitch”:  Fitch Ratings, Inc., and its successors in interest.

“FNMA”:  The Federal National Mortgage Association and its successors-in-interest.

“Foreclosed Companion Loan”: Each Companion Loan while the Property is a Foreclosed Property.

“Foreclosed Property”:  The Property or other Collateral securing the Mortgage Loan, title to which has been acquired on behalf of or in the name of the Trustee on behalf of the Trust and Companion Loan Holders through foreclosure, deed-in-lieu of foreclosure or otherwise.

“Foreclosed Property Account”:  The account or accounts established and maintained by the Special Servicer pursuant to Sections 3.6 and 3.14.

“Foreclosure LLC”:  As defined in Section 3.14(f).

“Foreclosure Proceeds”:  Proceeds, net of any related expenses of the Servicer, Special Servicer, the Certificate Administrator and/or the Trustee, received in respect of the Foreclosed Property (including, without limitation, proceeds from the operation or rental of the Foreclosed Property) prior to the final liquidation of the Foreclosed Property.

“Form 8-K Disclosure”:  The information described in the Form 8-K items set forth under the “Item on Form 8-K” column on Exhibit Y hereto.

“Global Certificate”:  As defined in Section 5.2(b).

“Guarantor”:  As defined in the Mortgage Loan Agreement.

“Guaranty”:  As defined in the Mortgage Loan Agreement.

“Impermissible Operating Advisor Affiliate” : As defined in Section 2.12.

“Impermissible Risk Retention Affiliate”: As defined in Section 2.12.

“Impermissible TPP Affiliate”: As defined in Section 2.12.

“Independent”:  When used with respect to any specified Person, such a Person who (i) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Borrower Related Parties, any Companion Loan Holder, the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer or the Special Servicer or in any of their respective Affiliates and (ii) is not connected with the Depositor, the Borrower Related Parties, any Companion Loan Holder, the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer or the Special Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Appraiser”:  An Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the Property or Foreclosed Property are located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five (5) years’ experience in the appraisal of comparable properties in the geographic area in which the Property is located.

“Independent Contractor”:  Either (i) any Person (other than the Special Servicer or Servicer) that would be an “independent contractor” with respect to the Lower-Tier REMIC or the Upper-Tier REMIC within the meaning of Section 856(d)(3) of the Code if such Trust REMIC were a real estate investment trust (except that the ownership test set forth in that Section of the Code shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates or 35% or more of the aggregate value of all Classes of Certificates or such other interest in the Certificates as is set forth in an Opinion of Counsel, which shall, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer, the Operating Advisor or the Trust Fund, be delivered to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer or the Operating Advisor on behalf of the Trustee); provided that neither the Lower-Tier REMIC nor the Upper-Tier REMIC receives or derives any income from such Person and the relationship between such Person and such Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including the Special Servicer or the Servicer) if the Trustee, the Certificate Administrator and the Operating Advisor (or the Servicer or the Special Servicer on behalf of the Trustee) has received an Opinion of Counsel which shall, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer (unless the Special

Servicer or the Servicer is providing the Opinion of Counsel with respect to itself), the Operating Advisor or the Trust Fund, be to the effect that the taking of any action in respect of the Foreclosed Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause the Foreclosed Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of the Foreclosed Property to fail to qualify as Rents from Real Property.

“Initial Delivery Date”:  As defined in Section 3.10(i).

“Initial Purchasers”:  Barclays Capital, CGMI and Drexel.

“Initial Resolution Period”:  As defined in Section 2.9(a).

“Inquiry”: As defined in Section 4.5(a)(i).

“Institutional Accredited Investor”:  An institution that is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act, or any entity all of the equity owners of which are such institutions.

“Insurance Proceeds”:  (a) The portion of Net Proceeds paid as a result of a Casualty (as defined in the Mortgage Loan Agreement) other than amounts to be applied to the restoration, preservation or repair of the Property or to be released to the Borrower each in accordance with the terms of the Mortgage Loan Agreement, or if not required to be so applied or so released under the terms of the Mortgage Loan Agreement, other than amounts applied to the restoration, preservation or repair of the Property in accordance with Accepted Servicing Practices, (b) amounts paid by any insurer pursuant to any insurance policy required to be maintained by the Servicer pursuant to Section 3.11, to the extent related to this Agreement only or (c) any other amounts paid by an insurer pursuant to any insurance policy required to be maintained by the Borrower, to the extent allocable to the Mortgage Loan under the Mortgage Loan Documents.

“Intercreditor Agreement”:  The Intercreditor Agreement, dated as of the Origination Date, among the Lenders and the Mezzanine Lender, as may be further amended from time to time.

“Interest Distribution Amount”:  With respect to any Distribution Date for any Class of Regular Certificates or Uncertificated Lower-Tier Interest, the sum of the Current Interest Distribution Amount for such Distribution Date and such Class of Certificates or Uncertificated Lower-Tier Interest plus the aggregate unpaid Interest Shortfalls in respect of prior Distribution Dates for such Class of Certificates or Uncertificated Lower-Tier Interest.

“Interest Reserve Account”:  As defined in Section 3.4(e).

“Interest Shortfall”:  With respect to any Distribution Date for any Class of Regular Certificates or Uncertificated Lower-Tier Interest, the amount by which the Current Interest Distribution Amount for such Class of Certificates or Uncertificated Lower-Tier Interest

and such Distribution Date exceeds the portion actually paid in respect of such Class of Certificates or Uncertificated Lower-Tier Interest on such Distribution Date.

“Interested Person”:  As defined in Section 3.16(a)(ii).

“Investment”:  Any direct or indirect ownership interest in any security, note or other financial instrument issued or executed by the Borrower, or any Affiliate of the Borrower, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”:  As defined in Section 3.8(a).

“Investment Representation Letter”:  A letter substantially in the form attached hereto as Exhibit P.

“Investment Decisions”:  Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, as applicable, or any Person on whose behalf the Servicer or any Affiliate thereof or the Special Servicer or any Affiliate thereof has discretion in connection with Investments.

“Investor Certification”:  A certificate representing that such Person executing the certificate is a Certificateholder, a Beneficial Owner of a Certificate, the Directing Holder, a Companion Loan Holder, a prospective purchaser of a Certificate, any Trust Loan Seller if it has repurchased a portion of the Trust Loan in accordance with this Agreement and the Trust Loan Purchase Agreement and that either (a) such Person is a not a Borrower Related Party, a Manager, or an agent or Affiliate of any of the foregoing, in which case such Person shall have access to all the reports and information made available to Privileged Persons hereunder, or (b) such Person is a Borrower Related Party, a Manager, or an agent or Affiliate of the foregoing, in which case such Person shall only be permitted to receive access to the Distribution Date Statements prepared by the Certificate Administrator. The Investor Certification shall be substantially in the form of Exhibit K-1 or Exhibit K-2 hereto, as applicable, or may be in the form of an electronic certification contained on the Certificate Administrator’s Website containing the same information as Exhibit K-1 or Exhibit K-2, as applicable. Investor Certifications may be submitted electronically via the Certificate Administrator’s Website. The Certificate Administrator may require that Investor Certifications be resubmitted from time to time in accordance with its policies and procedures.

Upon receipt of notice from the Special Servicer that the Mezzanine Lender has accelerated any Mezzanine Loan or commenced foreclosure proceedings against the equity interests in the Borrower pledged pursuant to the related Mezzanine Loan documents, the Certificate Administrator will require any Certificateholder, Beneficial Owner of a Certificate or prospective purchaser of a Certificate that is a Restricted Holder to resubmit an Investor Certification pursuant to clause (b) of the definition of “Investor Certification”.

“Investor Q&A Forum”:  As defined in Section 4.5(a).

“Investor Registry”:  As defined in Section 4.5(b).

“IRS”:  The Internal Revenue Service.

“KBRA”:  Kroll Bond Rating Agency, Inc., and its successors-in-interest.

“KeyBank”:  KeyBank National Association, a national banking association, and its successors in interest.

“Leases”:  With respect to the Property, a “Lease” as defined in the Mortgage Loan Agreement.

“Lenders”:  As defined in the Mortgage Loan Agreement.

“Liquidated Property”:  The Property, if it has been liquidated and the Special Servicer has determined that all amounts which it expects to recover from or on account of such Property have been recovered.

“Liquidation Expenses”:  Reasonable and customary expenses (other than expenses covered by any insurance policy) incurred by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with the liquidation of the Mortgage Loan or the Property (including for the avoidance of doubt, reasonable and customary expenses incurred by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with the sale of the Mortgage Loan), such expenses including, without limitation, legal fees and expenses, appraisal fees, brokerage fees and commissions, conveyance taxes and trustee and co-trustee fees, if any.  Liquidation Expenses shall not include any previously incurred expenses which have been previously reimbursed to the party incurring the same or which were netted against income from the Foreclosed Property and were considered in the calculation of the amount of Foreclosure Proceeds pursuant to the definition thereof.

“Liquidation Fee”:  A fee payable to the Special Servicer with respect to the Liquidated Property or the liquidation of the Specially Serviced Mortgage Loan, whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted payoff or other liquidation of the Specially Serviced Mortgage Loan or the Liquidated Property, as to which the Special Servicer receives any Liquidation Proceeds, equal to the product of the Liquidation Fee Rate and the Net Liquidation Proceeds related to such Liquidated Property or Specially Serviced Mortgage Loan; provided that any such Liquidation Fee shall be reduced by any Net Modification Fees paid by the Borrower with respect to the Specially Serviced Mortgage Loan that were received and retained by the Special Servicer, but only to the extent those Net Modification Fees have not previously been deducted from a Work-out Fee or Liquidation Fee; provided however that such Liquidation Fee will be subject to an aggregate $1,000,000 cap; and provided, further, that the Special Servicer shall not be entitled to receive a Liquidation Fee in connection with (i) the repurchase of all or any allocable portion of the Trust Loan by the Trust Loan Sellers (or the applicable Trust Loan Seller) pursuant to the Trust Loan Purchase Agreement (so long as such repurchase occurs within the Initial Resolution Period or any Extended Resolution Period) or (ii) a sale of all or any portion of the Mortgage Loan by the Special Servicer to the Servicer or Special Servicer or any Affiliate of the foregoing in accordance with Section 3.16.

“Liquidation Fee Rate”:  A rate equal to one quarter of one percent (0.250%).

“Liquidation Proceeds”:  Amounts (other than Insurance Proceeds and Condemnation Proceeds) received by the Special Servicer and/or the Certificate Administrator in connection with the liquidation of the Specially Serviced Mortgage Loan, the Trust Loan, any Companion Loan, any Note or any Liquidated Property, whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted payoff or other liquidation of the Specially Serviced Mortgage Loan, the Trust Loan, any Companion Loan or any Note (other than amounts required to be paid to the Borrower pursuant to law or the terms of the Mortgage Loan Agreement) including the proceeds of any full, partial or discounted payoff of the Specially Serviced Mortgage Loan, the Trust Loan, any Companion Loan or any Note (exclusive of any portion of such payoff or proceeds that represents Default Interest).

“Loan Interest Accrual Period”:  With respect to any Payment Date and each Note, the period commencing on and including the ninth day of the calendar month immediately preceding the month in which such Payment Date occurs to and ending on and including the 8th day of the calendar month of such Payment Date.

“Lockbox Account”: As defined in the Mortgage Loan Agreement.

“London Business Day”:  Any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Lower-Tier Distribution Account”:  A subaccount of the Distribution Account, which shall be an asset of the Trust Fund and the Lower-Tier REMIC.

“Lower-Tier Distribution Amount”:  As defined in Section 4.1(b).

“Lower-Tier Principal Amount”:  With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Introductory Statement to this Agreement, and (ii) as of any date of determination after the first Distribution Date an amount equal to the Certificate Balance of the Class of Related Certificates on the preceding Distribution Date (after giving effect to distribution of principal and allocation of Realized Losses pursuant to Sections 4.1(b) and 4.3).

“Lower-Tier REMIC”:  One of two separate REMICs comprising the Trust Fund, the assets of which consist of all of the assets of the Trust Fund other than the assets of the Upper-Tier REMIC, any Threshold Event Collateral and the Rating Agency Reserve Account.

“MAI Standards”:  Standards of Professional Appraisal Practice established for Members of the Appraisal Institute.

“Major Decision”:  Any of the following:

(i)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a Foreclosed Property) of the ownership of the Property;

(ii)         any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan or any extension of the Maturity Date of the Mortgage Loan, other than as permitted pursuant to the terms of the Mortgage Loan;

(iii)         any sale of the defaulted Mortgage Loan or the Foreclosed Property for less than the applicable Mortgage Loan Purchase Price;

(iv)       any determination to bring the Property or the Foreclosed Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Foreclosed Property;

(v)         any release of material Collateral (excluding letters of credit) or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(vi)        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or consent to a transfer of the Property or interests in the Borrower other than for which there is no material lender discretion;

(vii)        any incurrence of additional debt (including any PACE Debt) by the Borrower or any additional mezzanine financing (or issuance of preferred equity that is substantially equivalent to a mezzanine loan) by any beneficial owner of the Borrower other than pursuant to the specific terms of the Mortgage Loan and for which there is no material lender discretion;

(viii)      any changes to a Manager or Franchisor with respect to the Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents;

(ix)         releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the Mortgage Loan and for which there is no material lender discretion;

(x)         any acceptance of an assumption agreement or any other agreement releasing the Borrower, the Guarantor or other obligor from liability under the Mortgage Loan or the Mortgage Loan Documents other than pursuant to the specific terms of the Mortgage Loan and for which there is no material lender discretion;

(xi)          any determination of an Acceptable Insurance Default;

(xii)        any material modification, waiver or amendment of the Co-Lender Agreement, or any action to enforce rights (or decision not to enforce rights) with respect to such agreement, other than splitting the related Notes in accordance with the Co-Lender Agreement;

(xiii)       (i) any material modification, waiver or amendment of the Intercreditor Agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially equivalent to a mezzanine loan) related to the Mortgage Loan, or any material modification, waiver or amendment of such agreements and/or (ii) the exercise of rights and powers granted under a mezzanine intercreditor agreement, participation agreement or similar agreement to the Lenders to the extent such rights or powers affect the priority of payment, consent rights or security interest with respect to the Mortgage Loan, to the extent the Controlling Class Certificateholder, the Directing Holder or any affiliate of the foregoing does not own any interest (whether legally, beneficially or otherwise) in such Mezzanine Loan; or

(xiv)       any approval of any “Material Lease”, as such term is defined in the Mortgage Loan Agreement.

“Major Decision Reporting Package”: As defined in Section 9.3(a).

“Majority Controlling Class Certificateholders”:  With respect to the Controlling Class, the Holder(s) of Certificates representing more than fifty percent (50%) of such Controlling Class, by Certificate Balance, as determined by the Certificate Registrar.

“Management Agreement”:  As defined in the Mortgage Loan Agreement.

“Manager”:  As defined in the Mortgage Loan Agreement.

“Material Breach”:  As defined in the Trust Loan Purchase Agreement.

“Material Document Defect”:  As defined in the Trust Loan Purchase Agreement.

“Maturity Date”:  December 9, 2024 or such other date on which the outstanding principal balance of the Mortgage Loan becomes due and payable, whether by declaration of acceleration, or otherwise.

“Mezzanine Borrower”:  Maximus PM Mezzanine A LLC, and its respective successors and assigns.

“Mezzanine Intercreditor Agreement”:  That certain intercreditor agreement by and between Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc., as senior lender, and APMSF Investor LLC, as mezzanine lender, dated as of November 26, 2019.

“Mezzanine Lender”:  APMSF Investor LLC, together with its successors and assigns.

“Mezzanine Loan”:  As defined in the Mortgage Loan Agreement.

“Modification Fees”:  With respect to the Mortgage Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Servicer or the Special Servicer (other than all Assumption Fees, Assumption Application Fees, defeasance fees, consent fees, loan service transaction fees, Special Servicing Fees, Liquidation Fees or Work-out Fees).

“Monthly Payment”:  With respect to the Trust Loan or the Mortgage Loan and any Distribution Date, the scheduled payment of interest on the Trust Loan or the Mortgage Loan, respectively, in each case which is due and payable on the immediately preceding Payment Date.

“Monthly Payment Advance”:  Any advance made with respect to the Trust Loan or the C Note by the Servicer or the Trustee pursuant to Section 3.23(a) or, if not made by the Servicer, made by the Trustee pursuant to Section 7.6, as applicable.  Each reference to the reimbursement or payment of a Monthly Payment Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through the date preceding the date of payment or reimbursement.

“Moody’s”:  Moody’s Investors Service, Inc., and its successors-in-interest.

“Morningstar”:  Morningstar Credit Ratings, LLC, and its successors-in-interest.

“Mortgage”:  As defined in the Mortgage Loan Agreement.

“Mortgage File”:  As defined in Section 2.1(b) and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  As defined in the Introductory Statement to this Agreement.

“Mortgage Loan Agreement”:  As defined in the Introductory Statement.

“Mortgage Loan Documents”:  All documents executed or delivered by the Borrower (or its Affiliates) evidencing or securing the Mortgage Loan and any amendment thereof or thereafter or subsequently added to the Mortgage File, including without limitation the Mortgage Loan Agreement. For the avoidance of doubt, the Mortgage Loan Documents shall not include the Securitization Indemnification Agreement, and the rights of the Trust Loan Sellers and other parties to the Securitization Indemnification Agreement thereunder will not be part of the Trust Fund.

“Mortgage Loan Event of Default”:  An “Event of Default” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Purchase Price”: With respect to the Mortgage Loan or Foreclosed Property, an amount (without duplication) equal to the sum of (i) the unpaid principal balance of the Mortgage Loan or related Notes, (ii) accrued and unpaid interest on each Note or

Component, as applicable, at the related Note Rate or Component Rate through and including the last day of the related Mortgage Interest Accrual Period in which the repurchase is to occur, (iii) unreimbursed Property Protection Advances and Administrative Advances and fees and amounts owed to the Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee together with interest on Advances, in each case, to the extent attributable to the related Notes, (iv) an amount equal to the sum of (A) all interest on outstanding Monthly Payment Advances and (B) all interest on and all unreimbursed Companion Loan Advances attributable to the related Notes and (v) any unpaid Trust Fund Expenses and any amounts owed to the parties to this Agreement or any Other Pooling and Servicing Agreement with respect to the related Companion Loan attributable to the related Notes.

“Net Component Rate”: With respect to any Components and any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest (net of interest at the Servicing Fee Rate applicable to the Trust Loan, the Operating Advisor Fee Rate, the Certificate Administrator Fee Rate (including the portion that is the Trustee Fee) and the CREFC® Intellectual Property Royalty License Fee Rate and exclusive of any rate at which Default Interest accrues on such Component) actually accrued on such Component during the related Loan Interest Accrual Period; provided, however, that for purposes of calculating the Pass-Through Rates, each Net Component Rate will be determined without regard to any modification, waiver or amendment of the terms of the Trust Loan, whether agreed to by the Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Borrower, or otherwise; provided, further, however, that if the Mortgage Loan accrues interest on an actual/360 basis, (i) the Net Component Rate for the Loan Interest Accrual Period preceding the Monthly Payment Dates in (a) January and February in each year that is not a leap year or (b) in February only in each year that is a leap year (in the case of either (a) or (b), unless the related Distribution Date is the final Distribution Date), will be the annualized rate at which interest would have to accrue in respect of such Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest (net of interest at the Servicing Fee Rate applicable to the Trust Loan, the Operating Advisor Fee Rate, the Certificate Administrator Fee Rate (including the portion that is the Trustee Fee) and the CREFC® Intellectual Property Royalty License Fee Rate and exclusive of any rate at which Default Interest accrues on such Component) actually accrued on such Component during the related Loan Interest Accrual Period, minus the applicable Withheld Amounts and (ii) the Net Component Rate for the Loan Interest Accrual Period preceding the Monthly Payment Date in March (or February, if the related Distribution Date is the final Distribution Date), will be the annualized rate at which interest would have to accrue in respect of such Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest (net of interest at the Servicing Fee Rate applicable to the Trust Loan, the Operating Advisor Fee Rate, the Certificate Administrator Fee Rate (including the portion that is the Trustee Fee) and the CREFC® Intellectual Property Royalty License Fee Rate and exclusive of any rate at which Default Interest accrues on such Component) actually accrued on such Component during the related Loan Interest Accrual Period plus the applicable Withheld Amounts.  For purposes of determining the “Net Component Rate” with respect to the Portion D-2 and the Class E, Class F and Class G Certificates, the related Component is Component B-A.  For purposes of determining the “Net Component Rate” with respect to the Class J and Class HRR Certificates, the related Component is Component B-HRR.

“Net Foreclosure Proceeds”:  With respect to the Foreclosed Property, the Foreclosure Proceeds with respect to such Foreclosed Property net of any insurance premiums, taxes, assessments, ground rents and other costs permitted to be paid therefrom pursuant to Section 3.14(c).

“Net Liquidation Proceeds”:  The excess of Liquidation Proceeds received with respect to the Property or the Mortgage Loan over the amount of Liquidation Expenses incurred with respect thereto.

“Net Modification Fees”: With respect to the Mortgage Loan, the sum of (A) the remainder, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the Mortgage Loan, minus (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on such Advances at the Advance Rate to the extent not otherwise paid or reimbursed by the Borrower but excluding Special Servicing Fees, Work-out Fees and Liquidation Fees) either outstanding or previously incurred on behalf of the Trust or the Other Securitization Trust with respect to the Mortgage Loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been subsequently recovered from the Borrower or otherwise.

“Net Proceeds”:  As defined in the Mortgage Loan Agreement.

“Net Trust Note Rate”:  With respect to any Trust A Note and any Distribution Date, the Trust Note Rate (net of interest at the Servicing Fee Rate applicable to the Trust Loan, the Operating Advisor Fee Rate, the Certificate Administrator Fee Rate (including the portion that is the Trustee Fee) and the CREFC® Intellectual Property Royalty License Fee Rate and exclusive of any rate at which Default Interest accrues on such Trust Note) actually accrued on such Trust Note during the related Loan Interest Accrual Period; provided, however, that for purposes of calculating Pass-Through Rates, each Net Trust Note Rate shall be determined without regard to any modification, waiver or amendment of the terms of the Trust Loan, whether agreed to by the Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Borrower, or otherwise; provided, further, however, that, if the Mortgage Loan accrues interest on an actual/360 basis, (i) the Net Trust Note Rate for the Loan Interest Accrual Period preceding the Payment Dates in (a) January and February in each year that is not a leap year or (b) in February only in each year that is a leap year (in the case of either (a) or (b), unless the related Distribution Date is the final Distribution Date), shall be the annualized rate at which interest would have to accrue in respect of such Trust A Note on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest (net of interest at the Servicing Fee Rate applicable to the Trust Loan, the Operating Advisor Fee Rate, the Certificate Administrator Fee Rate (including the portion that is the Trustee Fee) and the CREFC® Intellectual Property Royalty License Fee Rate and exclusive of any rate at which Default Interest accrues on such Trust A Note) actually accrued on such Trust A Note during the related Loan Interest Accrual Period, minus the applicable Withheld Amounts and (ii) the Net Trust Note Rate for the Loan Interest Accrual Period preceding the Payment Date in March (or February, if the related Distribution Date is the final Distribution Date), shall be the annualized rate at which interest would have to accrue in respect of such Trust A Note on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest (net of interest at the Servicing Fee Rate applicable to the Trust Loan, the Operating Advisor Fee Rate, the Certificate Administrator Fee Rate (including the portion that is the Trustee Fee) and the CREFC® Intellectual Property Royalty License Fee Rate and exclusive of any rate at which Default Interest accrues on such Trust A Note) actually accrued on such Trust A Note during the related Loan Interest Accrual Period, plus the applicable Withheld Amounts.

“New Lease”:  Any lease with respect to the Foreclosed Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

“Non-Book Entry Certificates”:  As defined in Section 5.2(c).

“Non-U.S. Beneficial Ownership Certification”:  As defined in Section 5.3(f).

“Non-U.S. Person”:  A Person that is not a U.S. Person.

“Nondisqualification Opinion”:  An Opinion of Counsel, prepared at the Trust Fund’s expense and payable from the Collection Account, that a contemplated action will not cause (i) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) a “prohibited transaction” or “prohibited contributions” tax to be imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC at any time that any Certificates are outstanding.

“Nonrecoverable Advance”:  Any portion of an Advance previously made and not previously reimbursed, or proposed to be made, including interest thereon, which, in accordance with Accepted Servicing Practices (in the case of the Servicer) or good faith and reasonable business judgment (in the case of the Trustee) would not be ultimately recoverable from subsequent payments or collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) in respect of the Mortgage Loan or the Property (in the case of Property Protection Advances or Administrative Advances) or the Trust Loan or C Note (in the case of Monthly Payment Advances) or from funds on deposit in the Collection Account pursuant to Section 3.4(c).  The Trustee may rely conclusively upon a determination of non-recoverability made by the Servicer.  The Servicer or the Special Servicer may consider (among other things) the items listed in Section 3.23(h) when making a determination regarding a Nonrecoverable Advance.

“Note C Securitization”: The Other Securitization relating to Note C-1, if any.

“Note C Operating Advisor”: The operating advisor appointed in connection with the Note C Securitization.

“Note C Operating Advisor Consultation Event”:  The event that occurs when the Certificate Balance of the class of certificates evidencing the “eligible horizontal residual interest” (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate balance of such class) is 25% or less of the initial certificate balance of such class.

“Note Rate”: With respect to each Note, the per annum rate at which interest accrues on such Note as set forth in the Mortgage Loan Agreement without giving effect to the Default Rate.

“Notes”: As defined in the Introductory Statement to this Agreement.

“NRSRO”: Any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, including the Rating Agencies.

“NRSRO Certification”: A certification (a) substantially in the form of Exhibit M executed by an NRSRO (including any Rating Agency) or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s Website, in either case in favor of the 17g-5 Information Provider that states that (a) such NRSRO is a Rating Agency, or (b) that such NRSRO has provided the Depositor with the appropriate certifications under paragraph (e) of Rule 17g-5, such NRSRO has access to the Depositor’s 17g-5 Internet website and any confidentiality provisions relating to information on the Depositor’s 17g-5 Internet website apply equally to information on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website.

“Offering Circular”:  The Offering Circular, dated December 5, 2019, for the Certificates.

“Officer’s Certificate”:  A certificate signed by (i) the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Servicing Officer, Responsible Officer or other officer of the Servicer, the Special Servicer, the Depositor, a Trust Loan Seller or any other entity referred to herein, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) with respect to the Certificate Administrator and the Trustee, a Responsible Officer.

“Operating Advisor”:  Park Bridge Lender Services LLC, a New York limited liability company, and its successors in interest and assigns, or any successor operating advisor appointed as herein provided.

“Operating Advisor Annual Report”: As defined in Section 3.30(d).

“Operating Advisor Consultation Event”: The event that occurs when either (i) the Certificate Balance of the Class HRR Certificates (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class in accordance with Section 3.7(a)) is equal to or less than 25% of the initial Certificate Balance of such Class or (ii) a Control Termination Event has occurred and is continuing.

“Operating Advisor Consulting Fee”: A fee for each Asset Status Report and Major Decision on which the Operating Advisor has consultation obligations and performed its duties with respect to such Asset Status Report or Major Decision equal to $10,000 (or such lesser amount as the Borrowers pays with respect to such Mortgage Loan), payable pursuant to Section 3.30(i) of this Agreement; provided, however, that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Asset Status Report or Major Decision; provided, further, that the Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the Borrowers if they determine that such full or partial waiver is in accordance with Accepted Servicing Practices, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the Servicer or the Special Servicer, as applicable, shall consult, on a non-binding basis, with the Operating Advisor prior to any such waiver or reduction).

“Operating Advisor Expenses”: With respect to any Distribution Date, an amount equal to any unreimbursed indemnification amounts or additional Trust Fund expenses payable to the Operating Advisor pursuant to this Agreement (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

“Operating Advisor Fee”: With respect to the Mortgage Loan, the fee payable to the Operating Advisor pursuant to Section 3.30(i).

“Operating Advisor Fee Rate”:  With respect to the Trust Loan, a per annum rate of 0.00125%.

“Operating Advisor Standard”: The requirement that the Operating Advisor must act solely on behalf of the Trust and in the best interest of, and for the benefit of, the Certificateholders and the Senior Pari Passu Companion Loan Holders (as a collective whole as if such Certificateholders and the Senior Pari Passu Companion Loan Holders constituted one lender (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment)), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its Affiliates may have with the Borrower, the Manager, the Borrower Sponsor, the Guarantor, the Trust Loan Sellers, the Depositor, the Servicer, the Special Servicer, the Directing Holder, any Certificateholder or any of their respective Affiliates.

“Operating Advisor Termination Event”:  Any of the following events, whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)          any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the Operating Advisor by any party to this Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such thirty (30) day period, the Operating Advisor will have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial thirty (30) day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)         any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the Operating Advisor by any party to this Agreement;

(c)         any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the Operating Advisor by any party to this Agreement;

(d)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(e)        the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)          the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Operating Advisor, the Servicer or the Special Servicer, reasonably acceptable to the Trustee and the Certificate Administrator.

“Original Certificate Balance”:  As defined in the Introductory Statement.

“Original Lower-Tier Principal Amount”:  With respect to any Class of Uncertificated Lower-Tier Interests, the initial Lower-Tier Principal Amount thereof as of the Closing Date, in each case as specified in the Introductory Statement to this Agreement.

“Origination Date”:  November 26, 2019.

“Other Depositor”:  With respect to any Other Securitization Trust, the related “depositor” (within the meaning of Item 1101(e) of Regulation AB).

“Other Exchange Act Reporting Party”:  With respect to any Other Securitization Trust that is subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer, operating advisor or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D and Form 10-K with respect to such Other Securitization Trust, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization Trust that is not subject to the reporting requirements of the Exchange Act and for the purposes of Sections 13.7, 13.8, 13.9 and 13.16 only, the trustee, certificate administrator, master servicer, special servicer, operating advisor or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Pooling and Servicing Agreement”:  The applicable pooling and servicing agreement or other applicable comparable agreement governing the creation of any Other Securitization Trust and the issuance of securities with respect to any Companion Loan (or any portion thereof or interest therein).

“Other Securitization Trust”:  Any “issuing entity” (within the meaning of Item 1101(f) of Regulation AB) that holds a Companion Loan or Foreclosed Companion Loan (or any portion thereof or interest therein), as identified in writing to the parties to this Agreement.

“Other Trustee”:  Any trustee under an Other Pooling and Servicing Agreement.

“PACE Debt”: Any amounts owed in respect of energy retrofit lending programs, commonly known as “PACE Loans”.

“Pass-Through Rate”:  For the following Classes of Certificates, the related Pass-Through Rate set forth below, and for each Uncertificated Lower-Tier Interest, the Net Trust Note Rate of the Trust Notes or Net Component Rate of the related Component, as applicable, at which, in each case, interest accrues on the Certificate Balance or Lower-Tier Principal Amount, as applicable, of such Class as set forth in the Introductory Statement to this Agreement.

Class of Certificates	Pass-Through Rate
Class A Certificates	Class A Pass-Through Rate
Class B Certificates	Class B Pass-Through Rate
Class C Certificates	Class C Pass-Through Rate
Class D Certificates	Class D Pass-Through Rate
Class E Certificates	Class E Pass-Through Rate
Class F Certificates	Class F Pass-Through Rate

Class of Certificates	Pass-Through Rate
Class G Certificates	Class G Pass-Through Rate
Class J Certificates	Class J Pass-Through Rate
Class HRR Certificates	Class HRR Pass-Through Rate

“Payment Date”:  The ninth day of each month during the term of the Mortgage Loan, subject to any applicable grace period pursuant to the Mortgage Loan Agreement.

“Percentage Interest”:  As to any Class of Regular Certificate, the initial Certificate Balance of such Certificate divided by the initial Certificate Balance of all of the Certificates of the related Class.  With respect to the Class R Certificates, the percentage specified on the Certificate held by the Holder of such Certificate.

“Permitted Encumbrances”:  As defined in the Mortgage Loan Agreement.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by the Servicer, the Certificate Administrator or the Trustee or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i)            direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, any agency or instrumentality of the United States of America shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing, other than (a) unsecured senior debt obligations of the U.S. Treasury (direct or fully funded obligations), U.S. Department of Housing and Urban Development public housing agency bonds, Federal Housing Administration debentures, Government National Mortgage Association guaranteed mortgage-backed securities or participation certificates, RefCorp debt obligations and SBA-guaranteed participation certificates and guaranteed pool certificates and (b) Farm Credit System consolidated systemwide bonds and notes, Federal Home Loan Banks’ consolidated debt obligations, Freddie Mac debt obligations, and Fannie Mae debt obligations;

(ii)           federal funds, unsecured uncertificated certificates of deposit, time deposits, demand deposits and bankers’ acceptances of any bank or trust company organized under the laws of the United States or any state thereof, the short-term debt obligations of which are rated in the highest short term debt rating category by Fitch (and the equivalent rating by KBRA (if then rated by KBRA)) (or, in the case of any such

Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates);

(iii)          deposits that are fully insured by the Federal Deposit Insurance Corp. (“FDIC”);

(iv)          commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and (A) if it has a term of one month or less, the short-term obligations of which are rated at least “F1” by Fitch and in the highest short-term debt rating category of KBRA (if then rated by KBRA); and (B) if it has a term of more than one month, (1) the short-term debt obligations of which are rated at least “F1+” by Fitch (or “F1” by Fitch, if the long-term debt obligations of which are rated at least “AA-” by Fitch) and (2) the short-term debt obligations of which are rated in the highest short-term rating category by KBRA (if then rated by KBRA) (or, in the case of any such Rating Agency as set forth in clauses (A) through (B) above, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates);

(v)          any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, (c) maintains a constant net asset value, (d) has the highest rating obtainable from and (e) has the highest rating obtainable from Fitch and KBRA (if then rated by KBRA);

(vi)         the Wells Fargo Money Market Funds, so long as it maintains a constant net asset value and is rated by Fitch and KBRA (if then rated by KBRA) in their highest respective money market fund ratings category (or, if not rated by any such Rating Agency, as otherwise acceptable to such Rating Agency as confirmed in a Rating Agency Confirmation);

(vii)         any other demand, money market or time deposit, obligation, security or investment, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(vi) above with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, obligation, security or investment; and

(viii)        such other investments as to which each Rating Agency shall have delivered a Rating Agency Confirmation;

provided, however, that each Permitted Investment qualifies as a “cash flow investment” pursuant to Section 860G(a)(6) of the Code, and that (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations, (b) if such instrument may be redeemed at a price below the purchase price or (c) if such investment is purchased at a premium over par; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC.  Permitted Investments may not be interest-only securities.  All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Special Servicer/Affiliate Fees”:  Any commercially reasonable treasury management fees, appraisal fees, banking fees, insurance commissions or fees, property condition report fees and appraisal fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to the Trust Loan or Foreclosed Property in accordance with this Agreement.

“Permitted Transferee”:  Any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who fails to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person would not cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Disqualified Non-U.S. Person, (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Disqualified Non-U.S. Person, (e) a U.S. Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person or (f) a Plan or a Person acting on behalf of or using the assets of a Plan to acquire any Class R Certificate.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, bank, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan”:  As defined in Section 5.3(n).

“Portion Balance”:  As defined in the Preliminary Statement.

“Portion D-1”:  As defined in the Preliminary Statement.

“Portion D-2”:  As defined in the Preliminary Statement.

“Prime Rate”:  The “prime rate” published in the “Money Rates” section of The Wall Street Journal.  If The Wall Street Journal ceases to publish the “prime rate”, then the

Servicer, on the lender’s behalf, or the Certificate Administrator, as applicable, shall select an equivalent publication that publishes such “prime rate”, and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Servicer, on the lender’s behalf, or the Certificate Administrator, as applicable, shall reasonably select a comparable interest rate index.

“Principal Distribution Amount”:  For each Distribution Date and each Class of Sequential Pay Certificates, the sum of (i)  the Regular Principal Distribution Amount for such Distribution Date and (ii) the aggregate unpaid Principal Shortfalls in respect of prior Distribution Dates.

“Principal Shortfall”:  For each Distribution Date, the amount by which the Regular Principal Distribution Amount for such Distribution Date exceeds the amount actually distributed in respect of principal to the Sequential Pay Certificates on such Distribution Date.

“Privileged Information”:  Any (i) correspondence between the Directing Holder, on the one hand, and the Trustee, the Servicer or the Special Servicer, on the other hand, related to the Specially Serviced Mortgage Loan or the exercise of the Directing Holder’s consent or consultation rights under this Agreement, (ii) strategically sensitive information in the Special Servicer’s possession that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the Borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the Special Servicer or (iii) information subject to attorney-client privilege; provided, however, that the Certificate Administrator shall not be under any obligation to review whether any inquiry or response contains such direct communication with the Directing Holder. The Servicer and the Operating Advisor shall be entitled to rely on any identification of materials as “attorney-client privileged” without liability for any such reliance hereunder.

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, the Initial Purchasers, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Trust Loan Sellers, any Repurchasing Seller pursuant to Section 3.27(b), any other Person (including the Directing Holder, but only prior to the occurrence of a Consultation Termination Event), any Companion Loan Holder that delivers an Investor Certification, any holder of Note C Securitization securities, any other Person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website.  For purposes of obtaining access to information in the possession of the Certificate Administrator and/or receiving any information or report from the Certificate Administrator’s Website (including accessing the Investor Q&A Forum), other than Distribution Date Statements only, the Borrower Related Parties, the Managers and the respective agents or Affiliates of the foregoing (in each case, as evidenced by an Investor Certification in the form of Exhibit K-2 hereto) shall be deemed to not be a “Privileged Person”.  Notwithstanding anything herein to the contrary, the provisions hereof shall not limit the Servicer’s ability to make accessible certain information regarding the Mortgage Loan at a website maintained by the Servicer.

“Property”:  As defined in the Mortgage Loan Agreement.

“Property Protection Advance”:  As defined in Section 3.23(b).

“QIB”:  A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Replacement Special Servicer”: A replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the Special Servicer contained in this Agreement, (ii) is not the Operating Advisor, the Note C Operating Advisor or an Affiliate of the Operating Advisor or the Note C Operating Advisor, (iii) is not obligated to pay the Operating Advisor or the Note C Operating Advisor (x) any fees or otherwise compensate the Operating Advisor or the Note C Operating Advisor under this Agreement or the Trust Agreement, or (y) for the appointment of the successor special servicer or the recommendation by the Operating Advisor or the Note C Operating Advisor for the replacement special servicer to become a Special Servicer, (iv) is not entitled to receive any compensation from the Operating Advisor or the Note C Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s or the Note C Operating Advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the Operating Advisor or the Note C Operating Advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, and (vi) currently has a special servicer rating of at least “CSS3” from Fitch.

“Qualified Bidder”:  As defined in Section 7.2(b).

“Qualified Mortgage”: As defined in Section 2.9(a).

“Qualified Transfer”:  As defined in the Mortgage Loan Agreement.

“RAC Decision”:  Any action described in clauses (v), (vi), (vii), (viii) or (x) of the definition of Major Decision.

“Rated Final Distribution Date”:  With respect to the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the Distribution Date in December 2036.

“Rating Agency”:  KBRA and Fitch, as applicable.

“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic format) by a Rating Agency that a proposed action, failure to act or other event so specified in this Agreement or the Mortgage Loan Documents will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by such Rating Agency) immediately prior to the occurrence of the action, failure to act or other event with respect to which Rating Agency Confirmation is sought as set forth in Section 3.28 hereof; provided that with respect to any matter affecting any Companion Loan, so long as such Companion Loan (or any portion thereof) is subject to a securitization transaction, any Rating Agency Confirmation shall also refer to the Companion Loan Rating Agency Confirmation from each related Companion Loan Rating Agency to the extent provided in Section 3.29.  At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation will be required from that Rating Agency. A Rating Agency Confirmation may be obtained or deemed to be satisfied as set forth in Section 3.28 hereof; provided that a written waiver (which may be in electronic form) or other acknowledgment from a Rating Agency indicating its decision not to review or to decline to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from such Rating Agency with respect to such matter.

“Rating Agency Fees”: Any fees due to each of Fitch and KBRA for ongoing ratings surveillance with respect to the Certificates.

“Rating Agency Inquiry”:  As defined in Section 4.5(d).

“Rating Agency Q&A Forum and Document Request Tool”:  As defined in Section 4.5(d).

“Rating Agency Reserve Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.32 of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator and as Trustee, for the benefit of the Holders of MRCD Trust 2019-PARK Commercial Mortgage Pass-Through Certificates, Rating Agency Reserve Account” and which must be an Eligible Account or a sub-account of an Eligible Account.

“Realized Loss”:  With respect to any Distribution Date, the amount, if any, by which (i) the aggregate of the Certificate Balances of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds (ii) the outstanding principal balance of the Trust Loan after giving effect to (x) any payments of principal received with respect to the Payment Date occurring immediately prior to such Distribution Date and (y) the aggregate reductions of the  principal balance of the Trust Loan that have been permanently made as a result of a bankruptcy proceeding, modification or otherwise.

“Record Date”:  With respect to any Distribution Date, for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

“Regular Certificates”:  The Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class J Certificates and the Class HRR Regular Interest.

“Regular Principal Distribution Amount”:  For each Distribution Date, the sum of (a) all amounts collected or advanced in respect of principal with respect to the Trust Loan during the related Collection Period, (b) the principal portion of the Repurchase Price and (c) all amounts received in respect of principal in respect of the Trust Loan from Net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds or the sale of the Trust Loan to the Mezzanine Lender and all amounts otherwise received in respect of principal on the Trust Loan.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S”:  Regulation S under the Act.

“Regulation S Global Certificate”:  As defined in Section 5.2(a).

“Related Certificates”, “Related Uncertificated Lower-Tier Interests”:  For the following Classes of Certificates and Classes of Uncertificated Lower-Tier Interests, as applicable, set forth below:

Related Uncertificated Lower-Tier Interests	Related Certificates
Class LA Uncertificated Interest	Class A
Class LB Uncertificated Interest	Class B
Class LC Uncertificated Interest	Class C
Class LD-1 Uncertificated Interest	Class D (Portion D-1)
Class LD-2 Uncertificated Interest	Class D (Portion D-2)
Class LE Uncertificated Interest	Class E
Class LF Uncertificated Interest	Class F
Class LG Uncertificated Interest	Class G
Class LJ Uncertificated Interest	Class J
Class LHRR Uncertificated Interest	Class HRR

“Relevant Action”:  As defined in Section 3.29(b).

“Relevant Distribution Date” means with respect to any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization Trust holding a Companion Loan, the “Distribution Date” (or analogous concept) under the related Other Pooling and Servicing Agreement.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”:  Provisions of the Code relating to “real estate mortgage investment conduits,” including Sections 860A through 860G of the Code.

“Remittance Date”:  With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

“Rents from Real Property”:  With respect to the Foreclosed Property, gross income of the character described in Section 856(d) of the Code.

“REO Management Fee”:  As to the Property when it is a Foreclosed Property, a fee payable out of the Foreclosed Property Account to the Successor Manager for managing such Property while it is owned by the Trust Fund, which shall be reasonable and customary in the market in which such Property is located.

“Reporting Servicer”:  The Servicer, the Special Servicer, the Certificate Administrator, the Trustee or a Servicing Function Participant engaged by any such party, as the case may be.

“Repurchase Communication”:  For purposes of Section 2.2(d) only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase Price”:  An amount (without duplication) equal to (a) with respect to the Trust Loan, the sum of (i) the unpaid principal balance of the Trust Loan, (ii) accrued and unpaid interest on the Trust Loan at the weighted average of the Trust Note Rates (without giving effect to the Default Rate) to and including the last day of the related Loan Interest Accrual Period in which the repurchase is to occur (or, in the case of a repurchase of a portion of the Trust Loan, an amount equal to the aggregate accrued and unpaid interest at the weighted average of the Note Rates (exclusive of the Default Rate) on the portion(s) of the amount in clause (i) being reduced from the principal balance of the Trust Loan), (iii) unreimbursed Property Protection Advances and Administrative Advances together with interest on Advances allocable to the Trust Loan pursuant to the Co-Lender Agreement, (iv) an amount equal to all interest on outstanding Monthly Payment Advances, (v) any unpaid Trust Fund Expenses allocable to the Trust Loan pursuant to the Co-Lender Agreement and (vi) any other expenses reasonably incurred or expected to be incurred by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee arising out of the enforcement of the repurchase obligation, and (b) with respect to any repurchase by a single Trust Loan Seller of any of such Trust Loan Seller’s individual Trust Notes, the sum of (i) the unpaid principal balance of such Trust Notes, (ii) accrued and unpaid interest on such Trust Notes at the related Note Rate (exclusive of the Default Rate) to and including the last day of the related Loan Interest Accrual Period in which the repurchase is to occur, (iii) unreimbursed Property Protection Advances and Administrative Advances (in each case, allocable to such Trust Notes pursuant to the Co-Lender Agreement) together with interest on Advances, (iv) an amount equal to all interest on outstanding Monthly Payment Advances (allocable to such Trust Notes pursuant to the Co-Lender Agreement), (v) any unpaid Trust Fund Expenses (allocable to such Trust Notes pursuant to the Co-Lender Agreement) and (vi) any other out-of-pocket expenses reasonably incurred or expected to be incurred by the Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee arising out of the enforcement of the repurchase obligation (allocable to such Trust Notes pursuant to the Co-Lender Agreement).  No Liquidation Fee shall be payable by the Trust Loan Sellers in connection with a repurchase of the Trust Loan (or a portion of the Trust Loan) due to a Material Breach or a Material Document Defect pursuant to the Trust Loan

Purchase Agreement (so long as such repurchase occurs prior to the expiration of the Initial Resolution Period or Extended Resolution Period (if applicable)).

“Repurchase Request”:  With respect to the Trust Loan, any request or demand whether oral or written that the Trust Loan be repurchased or replaced, whether arising from a Material Breach or Material Document Defect or other breach of a representation or warranty.

“Repurchase Request Recipient”:  As defined in Section 2.2(d).

“Repurchase Request Withdrawal”:  As defined in Section 2.2(d).

“Repurchased Note”:  As defined in Section 3.27(a).

“Repurchasing Seller”:  As defined in Section 3.27.

“Requesting Holders”:  As defined in Section 3.7(f).

“Requesting Party”:  As defined in Section 3.28.

“Required Advance Amount”:  With respect to any Distribution Date, an amount equal to (a) the amount of the Monthly Payment Advance with respect to the Trust Loan and the C Note (taking into account any Trust Appraisal Reduction Amount and Appraisal Reduction Amount allocable to the C Note as of such Distribution Date) that would be required to be made on the related Remittance Date by the Servicer had the Borrower not made any portion of the Monthly Payment (or an Assumed Monthly Payment) for the related Payment Date (or an assumed Payment Date) less (b) the aggregate compensation payable on such Remittance Date to the Servicer in respect of the Servicing Fee, the Certificate Administrator in respect of the Certificate Administrator Fee (including the portion that constitutes the Trustee Fee), to the Operating Advisor in respect of the Operating Advisor Fee and to CREFC® in respect of the CREFC® Intellectual Property Royalty License Fee.

“Required Third Party Purchaser Retention Amount”:  $75,000,000 of the Certificate Balances of the Risk Retention Certificates.

“Reserve Account”:  Any reserve account required to be maintained by the lender (or the Servicer, on its behalf) pursuant to Article III of the Mortgage Loan Agreement.

“Residual Ownership Interest”:  Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”:  When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) the Certificate Administrator, any officer assigned to the Corporate Trust Services group, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject, and in the case of any certification or other document required to be signed by a Responsible Officer, an authorized signatory whose name and specimen signature appears on a list furnished to the Servicer or the Special Servicer, as applicable, by the Trustee or the Certificate Administrator, as applicable, as such list may from time to time be amended.

“Restricted Holder”:  Any Certificateholder, Beneficial Owner of a Certificate or prospective purchaser of a Certificate (whether legally, beneficially or otherwise) or any other Person that is also a Mezzanine Lender (or any Affiliate or agent thereof) or an owner in any interest in a Mezzanine Loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a Mezzanine Loan, a holder of a participation interest in a Mezzanine Loan or a beneficial owner of any securities collateralized by a Mezzanine Loan) if either (A)(i) an event of default under a Mezzanine Loan has occurred giving rise to an automatic acceleration of such Mezzanine Loan or the right of the Mezzanine Lender thereunder to accelerate such Mezzanine Loan or (ii) foreclosure proceedings against the related collateral have been initiated (and in respect of which, the Special Servicer has received notice thereof) or (B) such Person is (i) the AIMCO Option Holder, (ii) AIMCO Properties, L.P. or (iii) any Control Affiliate (without regard to parenthetical exclusion set forth in the definition of “control” as set forth in the definition of “Control Affiliate”) of the AIMCO Option Holder or AIMCO Properties, L.P.

“Restricted Period”:  As defined in Section 5.2(a).

“Retained Fee Rate”:  With respect to the Trust Loan (and any successor foreclosed property with respect thereto), 0.00125% and with respect to the Companion Loans, 0%.

“Retaining Sponsor”: Barclays.

“Risk Retention Affiliate” or “Risk Retention Affiliated”: As “affiliate” or “affiliated” are defined in Section 244.2 of the Credit Risk Retention Rules.

“Risk Retention Agreement”: The Risk Retention Agreement, made and entered into as of December 5, 2019, by and among the Depositor, Barclays and the Third Party Purchaser.

“Risk Retention Certificates”: The Class HRR Certificates.

“Risk Retention Period”: The period from the Closing Date until the date that is the earliest of (A) the latest of (i) the date on which the aggregate principal balance of the Trust Loan has been reduced to 33% of the aggregate principal balance of the Trust Loan as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; or (iii) two years after the Closing Date; or (B) the date on which all of the Credit Risk Retention Rules have (i) been officially repealed or abolished in their entirety or (ii) subject to the consent of the Retaining Sponsor (such consent may only be withheld to the extent the Retaining Sponsor (a) reasonably determines that the Credit Risk Retention Rules apply to this securitization transaction or the Risk Retention Certificates, (b) provides to the Third Party Purchaser the Retaining Sponsor’s basis for the withheld consent, and (c) gives the Third Party Purchaser a reasonable opportunity to address the Retaining Sponsor’s concerns) officially determined by the relevant regulatory agencies to be no longer applicable to the transaction or the Risk Retention Certificates.

“Rule 15Ga-1”:  Rule 15Ga-1 under the Exchange Act.

“Rule 15Ga-1 Notice”:  As defined in Section 2.2(d).

“Rule 17g-5”:  Rule 17g-5 under the Exchange Act.

“Rule 144A”:  As defined in Section 5.2(b).

“Rule 144A Global Certificate”:  As defined in Section 5.2(b).

“Rule 144A Information”:  As defined in Section 3.21(d).

“Rule 144A Information Recipients”:  As defined in Section 3.21(d).

“S&P”:  S&P Global Ratings, and its successors-in-interest.

“Sarbanes Oxley Act” means the Sarbanes Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”:  With respect to an Other Securitization Trust, the certification required to be filed together with such Other Securitization Trust’s Exchange Act report on Form 10-K pursuant to Rule 13a-14 and Rule 15d-14 of the Exchange Act.

“Securitization Cooperation Provisions”:  The provisions set forth in Sections 9.1 and 9.2 of the Mortgage Loan Agreement (which sections provide for, among other things, indemnifications by the Borrower for certain information contained in the Offering Circular).

“Securitization Indemnification Agreement”: The indemnification agreement, dated as of December 5, 2019, by the Borrower in favor of the Depositor, the Initial Purchasers, the Trust Loan Sellers and the Originators.

“Sequential Pay Certificates”:  The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class HRR Certificates.

“Servicer”:  KeyBank National Association, or if any successor servicer is appointed as herein provided, such successor servicer.

“Servicer Customary Expense”: As defined in Section 3.17.

“Servicer Investment Personnel”:  As defined in Section 6.5(a).

“Servicer Servicing Personnel”:  As defined in Section 6.5(a).

“Servicer Termination Event”:  As defined in Section 7.1(a).

“Service(s)” or “Servicing”:  In accordance with Regulation AB, the act of servicing and administering the Mortgage Loan or any other assets of the Trust by an entity (other than the Certificate Administrator or Trustee) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities industry.

“Servicing Criteria”:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit L hereto.

“Servicing Fee”:  With respect to the Trust Loan, each Companion Loan and any Foreclosed Property, a fee payable monthly out of amounts on deposit in the Collection Account pursuant to Section 3.17, (which includes the Excess Servicing Fee), that will accrue at the Servicing Fee Rate, with respect to any amount collected within a collection period and will consist of an amount computed on the basis of the same principal amount, on the same interest accrual basis, and for the same Loan Interest Accrual Period respecting which any related interest payment on the Trust Loan or such Companion Loan, as the case may be, is (or would have been) computed.  For the avoidance of doubt, the Servicing Fee with respect to the Trust Loan shall be deemed payable from the Lower-Tier REMIC.

“Servicing Fee Rate”:  With respect to the Trust Loan, 0.00250% per annum; and with respect to the Companion Loans, 0.00125% per annum.

“Servicing Function Participant”:  Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer and the Special Servicer, that is performing activities that address the Applicable Servicing Criteria as of any date of determination.

“Servicing Officer”:  Any officer of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loan whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Administrator on the Closing Date by the Servicer or the Special Servicer, as applicable, in the form of an Officer’s Certificate, as such list may from time to time be amended.

“Servicing Released Bid”:  As defined in Section 7.2(b).

“Servicing Retained Bid”:  As defined in Section 7.2(b).

“Significant Obligor NOI Quarterly Filing Deadline”: With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year), the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date on which financial statements for such calendar quarter are required to be delivered to the related lender under the Mortgage Loan Documents. The parties to this Agreement acknowledge that that in the event the Property securing a Companion Loan is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization Trust that includes such Companion Loan, the date on which quarterly financial statements are required to be delivered to the related lender under the Mortgage Loan Documents is, with respect to net operating income information, forty-five (45) days following the end of each fiscal quarter, subject to the terms of the Mortgage Loan Agreement.

“Significant Obligor NOI Yearly Filing Deadline”: With respect to each calendar year, the date that is the 90th day after the end of such calendar year.

“Similar Law”:  As defined in Section 5.3(n).

“Special Notice”:  As defined in Section 5.6.

“Special Servicer”: KeyBank National Association, or if any successor special servicer is appointed as herein provided, such successor special servicer.

“Special Servicer Customary Expense”: As defined in Section 3.17(c).

“Special Servicer Investment Personnel”:  As defined in Section 6.5(b).

“Special Servicer Servicing Personnel”:  As defined in Section 6.5(b).

“Special Servicer Termination Event”:  As defined in Section 7.1(a).

“Special Servicing Fee”:  If the Mortgage Loan becomes a Specially Serviced Mortgage Loan, a fee payable monthly to the Special Servicer equal to an amount computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Specially Serviced Mortgage Loan is computed, at a rate of 0.25% per annum until the Special Servicing Loan Event with respect to the Specially Serviced Mortgage Loan no longer exists.  Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Special Servicer under this Agreement.  For the avoidance of doubt, the Special Servicing Fee shall be deemed payable from the Lower-Tier REMIC.

“Special Servicing Loan Event”:  With respect to the Mortgage Loan, (i) the Borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next Payment Date under the Mortgage Loan Documents) in respect of the Mortgage Loan; (ii) the Servicer and/or the Trustee have made two consecutive Monthly Payment Advances with respect to the Mortgage Loan (regardless of whether such Monthly Payment Advances have been reimbursed); (iii) the Borrower fails to make the entire Balloon Payment when due, and the Borrower has not delivered to the Servicer, on or before the due date of such Balloon Payment, a fully executed term sheet, refinancing commitment or signed purchase and sale agreement that is reasonably satisfactory in form and substance to the Servicer from an acceptable lender or servicer that provides that such refinancing or sale will occur within 120 days after the date on which such Balloon Payment will become due (provided that a Special Servicing Loan Event will occur if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such documentation or (y) the Servicer is required to make a Monthly Payment Advance at any time prior to such refinancing or sale); (iv) the Servicer has received notice that the Borrower has become the subject as debtor of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Property; (vi) the Borrower has expressed in writing to the Servicer or Special Servicer an inability to pay the amounts owed under the Mortgage Loan in a timely manner; (vii) in the judgment of the Servicer (consistent with Accepted Servicing Practices), a default in the payment of principal or interest under the Mortgage Loan is reasonably foreseeable; or (viii) a default under the Mortgage Loan of which the Servicer has notice (other than a failure by the Borrower to pay principal or interest) and that materially and adversely affects the interests of the Certificateholders or any Companion Loan Holder has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents (or, if no grace period is specified, 60 days); provided, that a Special Servicing Loan Event shall cease (a) with respect to the circumstances described in clauses (i), (ii) and (iii) above, when the Borrower has brought the Mortgage Loan current and, with respect to clauses (i) and (ii) above, thereafter made three consecutive full and timely Monthly Payments on the Mortgage Loan, and in the case of any of clauses (i), (ii) or (iii) pursuant to the workout of the Mortgage Loan, or (b) with respect to the circumstances described in clauses (iv), (v), (vi), (vii) and (viii) above, when such circumstances cease to exist in the judgment of the Servicer (consistent with the Accepted Servicing Practices); provided, in any case, that at that time no other circumstance exists (as described above) that would constitute a Special Servicing Loan Event.

“Specially Serviced Mortgage Loan”:  The Mortgage Loan during the occurrence of a Special Servicing Loan Event.

“Startup Day”:  As defined in Section 12.1(c).

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities industry) of the Mortgage Loan but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loan under the direction or authority of the Servicer (or a Sub-Servicer of the Servicer), the Special Servicer or an Additional Servicer (or a Sub-Servicer of an Additional Servicer).

“Subordinate Companion Loan”: As defined in the Introductory Statement hereto.

“Subsequent Asset Status Report”:  As defined in Section 3.10(i).

“Sub-Servicer”:  Any Person that (i) Services the Mortgage Loan on behalf of the Servicer or any Sub-Servicer and (ii) is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the servicing functions required to be performed by the Servicer, Servicing Function Participant or an Additional Servicer, under this Agreement, with respect to the Mortgage Loan, that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Entity”: As defined in Section 7.1(a)(x).

“Successful Bidder”:  As defined in Section 7.2(b).

“Successor Manager”:  Any Independent Contractor as selected or retained by the Special Servicer, on behalf of the Trustee, to serve as manager of the Foreclosed Property, which designation, as evidenced by a Rating Agency Confirmation from each Rating Agency, will not result in the downgrade, withdrawal or qualification of the ratings assigned to the Certificates or any Companion Loan Securities by such Rating Agency.

“Temporary Regulation S Global Certificate”:  As defined in Section 5.2(a).

“Terminated Party”:  As defined in Section 7.1(g).

“Terminating Party”:  As defined in Section 7.1(g).

“Third Party Purchaser”:  Parkmerced Grand Avenue Partners, LLC, or any Person that purchases the Certificates comprising the Required Third Party Purchaser Retention Amount in accordance with this Agreement and applicable laws and regulations.

“Third Party Purchaser Safekeeping Account”:  An account maintained by the Certificate Administrator, which account shall be established at the direction of the Depositor for the benefit of the Holders of the Risk Retention Certificates.

“Threshold Collateral Issuer”:  A bank or other financial institution, the long term unsecured debt obligations of which are rated at least “A” by S&P, “A” by DBRS, “A” by Fitch and “A2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “R-1(middle)” by DBRS, “F-1” by Fitch and “P-1” by Moody’s.

“Threshold Cure Holder”: As defined in Section 3.7.

“Threshold Event Cash Collateral Account”: As defined in Section 3.5.

“Threshold Event Collateral”:  Either (a) cash collateral held by, and acceptable to, the Servicer on behalf of the Trust or (b) an unconditional and irrevocable standby letter of credit with the Servicer on behalf of the Trust as the beneficiary, issued by a Threshold Collateral Issuer in an amount which, when added to the appraised value of the Property as determined pursuant to this Agreement, would cause the applicable Control Termination Event (or control-shift event consisting of the Class HRR Certificates ceasing to be the Controlling Class) not to occur.

“Threshold Event Cure”:  As defined in Section 3.7.

“Transferee Affidavit”: As defined in Section 5.3(o)(ii).

“Transferor Letter”: As defined in Section 5.3(o)(ii).

“Trust”:  The trust created hereby and to be administered hereunder.  The Trust shall be named “MRCD 2019-PARK Mortgage Trust”.

“Trust A Notes”:  Note A-1 and Note A-2.

“Trust Appraisal Reduction Amount”:  Any portion of the Appraisal Reduction Amount allocated to the Trust Notes.

“Trust Fund”:  The corpus of the Trust created by this Agreement, consisting of (i) the Trust Loan, including the Trust Notes together with the Mortgage File (exclusive of the original Companion Loan Notes) relating thereto (other than the rights of the Lender under the Securitization Cooperation Provisions, which rights shall be retained by the Trust Loan Sellers and shall not be assigned to the Trustee under this Agreement); (ii) all scheduled and unscheduled payments on or collections in respect of the Trust Notes; (iii) the Foreclosed Property (but only to the extent of the Trust’s interest in such Foreclosed Property); (iv) all revenues received in respect of the Foreclosed Property (but only to the extent of the Trust’s interest in such Foreclosed Property); (v) the Servicer’s, Special Servicer’s and the Trustee’s rights under the insurance policies with respect to the Property required to be maintained pursuant to this Agreement and any proceeds thereof (but only to the extent of the Trust’s interest therein); (vi) any indemnities or guaranties given as additional security for the Trust Notes (but only to the extent of the Trust’s interest therein); (vii) all funds deposited in the Collection Account (but only to the extent of the Trust’s interest therein), the Interest Reserve Account and the Distribution Account, including reinvestment income thereon (except as otherwise provided herein); (viii) any environmental indemnity agreements relating to the Property (but only to the extent of the Trust’s interest therein); (ix) the rights and remedies of the Depositor under the Trust Loan Purchase Agreement; (x) the security interest in the Reserve Accounts granted pursuant to Section 2.1 (but only to the extent of the Trust’s interest therein); (xi) the Rating Agency Reserve Account; (xii) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC; (xiii) the Uncertificated Lower-Tier Interests; (xiv) any Threshold Event Collateral and (xv) the proceeds of any of the foregoing.

“Trust Fund Expenses”:  Any unanticipated and certain other default related expenses incurred by the Trust (including, without limitation, all interest on Advances and any other unanticipated expenses of the Trust reimbursable or payable by the Borrower under the Mortgage Loan Agreement, to the extent not reimbursed by the Borrower or deemed a Nonrecoverable Advance) and all other amounts (such as indemnification payments, Special Servicing Fees, Work-out Fees and Liquidation Fees), in each case, permitted to be retained, reimbursed or withdrawn and remitted by the Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator (on behalf of itself or the Trustee), as applicable, from the Collection Account or the Distribution Account pursuant to this Agreement.

“Trust Loan”: As defined in the Introductory Statement.

“Trust Loan Purchase Agreement”:  As defined in the Introductory Statement.

“Trust Loan Seller Percentage Interest”:  As to Barclays, a 50.0% interest in the Trust Loan and as to CREFI, a 50.0% interest in the Trust Loan.

“Trust Loan Sellers”:  As defined in the Introductory Statement.

“Trust Note Rate”:  With respect to any Trust Note, the Note Rate of such Trust Note.

“Trust Notes”: As defined in the Introductory Statement.

“Trust REMIC”:  The Upper-Tier REMIC or the Lower-Tier REMIC, individually or collectively, as the context may require.

“Trustee”:  Wells Fargo Bank, National Association, in its capacity as trustee, or if any successor trustee is appointed as herein provided, such successor trustee.  Wells Fargo Bank, National Association will perform its duties as trustee hereunder through its Corporate Trust Services Division.

“Trustee Fee”:  The portion of the Certificate Administrator Fee payable monthly by the Certificate Administrator to the Trustee pursuant to Section 8.5.

“Uncertificated Lower-Tier Interests”:  Any of the Class LA, Class LB, Class LC, Class LD-1, Class LD-2, Class LE, Class LF, Class LG, Class LJ and LHRR Uncertificated Interests.

“Uninsured Cause”:  Any cause of damage to the Property subject to the Mortgage such that the complete restoration of such Property is not fully reimbursable (but without regard to any applicable deductible provisions) by any insurance policy required to be maintained with respect thereto pursuant to the terms of the Mortgage Loan Documents or this Agreement.

“Unscheduled Payments”:  With respect to any Distribution Date, all payments and collections received with respect to the Mortgage Loan or upon foreclosure or liquidation of the Property (net of related foreclosure expenses and Liquidation Expenses) during the related Collection Period including, but not limited to, prepayments due to acceleration of the Mortgage Loan, Net Liquidation Proceeds, Net Proceeds, Net Foreclosure Proceeds, Condemnation Proceeds, Insurance Proceeds, voluntary prepayments and other payments and collections on such Mortgage Loan not scheduled to be received, other than Monthly Payments or the Balloon Payment.

“Upper-Tier Distribution Account”:  A subaccount of the Distribution Account, which shall be an asset of the Trust Fund and the Upper-Tier REMIC.

“Upper-Tier REMIC”:  One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

“U.S. Person”:  A Person that is (i) a citizen or resident alien of the United States; (ii) a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes; (iii) an estate whose income is subject to United States federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as a U.S. Person); or (v) any other Person that is disregarded as separate from its ownership for U.S. federal income tax purposes and whose owner is described in clauses (i) through (iv) above.

“U.S. Securities Person”:  A “U.S. person” as defined in Rule 902(k) of Regulation S.

“Voting Rights”:  The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates.  At any time that any Certificates are outstanding, the Voting Rights shall be allocated among the respective Classes of Certificateholders as a percentage equal to the aggregate Certificate Balance (and in connection with certain votes under this Agreement, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Certificates), in each case, determined as of the prior Distribution Date, divided by the aggregate Certificate Balances (and in connection with certain votes under this Agreement, taking into account any notional reduction in the Certificate Balance for the Trust Appraisal Reduction Amounts allocated Certificates) of all Classes of Certificates (other than the Class R Certificates), in each case, determined as of the prior Distribution Date.  The Class R Certificates shall not be entitled to any Voting Rights.

“WAC Rate”: With respect to any Distribution Date is equal to applicable Net Trust Note Rates of the Trust A Notes as of the first day of the related Collection Period.

“Weighted Average Note Rate”:  With respect to any Distribution Date and the Mortgage Loan, the weighted average of the Note Rates (weighted based on the outstanding principal balance of the related Note as of such date).

“Wells Fargo Bank, National Association”:  Wells Fargo Bank, National Association, a national banking association, and its successors-in-interest.

“Withheld Amounts”:  As defined in Section 3.4(e).

“Work-out Fee”:  A fee payable to the Special Servicer pursuant to Section 3.17(c) equal to 0.25% of each payment of principal and interest (other than Default Interest) made on the Mortgage Loan following the execution of a written agreement with the Borrower negotiated by the Special Servicer, if a Special Servicing Loan Event is terminated following resolution of such Special Servicing Loan Event by such agreement (for so long as another Special Servicing Loan Event does not occur); provided that any such Work-out Fee shall be reduced by the Net Modification Fees paid by the Borrower with respect to the Mortgage Loan that were received and retained by the Special Servicer, but only to the extent those Net Modification Fees have not previously been deducted from a Work-out Fee or Liquidation Fee (each amount of the Work-out Fee will be reduced to an amount (but not to an amount less than zero) until the aggregate amount of such reductions equals such Net Modification Fees); provided further that such Work-out Fee will be subject to an aggregate $1,000,000 cap.

“Yield Maintenance Premium”: As defined in the Mortgage Loan Agreement.

1.2.         Interpretation. (a)  Whenever this Agreement refers to a Distribution Date and a “related” Collection Period, Loan Interest Accrual Period, Certificate Interest Accrual Period or Payment Date, such reference shall be to the Collection Period, Loan Interest Accrual Period, Certificate Interest Accrual Period or Payment Date, as applicable, occurring immediately preceding or most recently ended prior to, as applicable, such Distribution Date.

(b)          Whenever this Agreement refers to a Distribution Date and an “applicable” Pass-Through Rate, such reference shall be to the Pass-Through Rate for the applicable Class for the related Certificate Interest Accrual Period.

(c)          The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified.

(d)          Calculations of interest on the Regular Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

1.3.         Certain Calculations in Respect of the Trust Loan or the Mortgage Loan. (a)  All amounts collected by or on behalf of the Trust in respect of the Mortgage Loan in the form of payments from or on behalf of the Borrower, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (other than amounts required to be applied to the restoration, preservation or repair of the Property or to be released to the Borrower in accordance with the Mortgage Loan Documents) shall be applied to amounts due and owing under the Mortgage Loan Documents and the Co-Lender Agreement (including for principal and accrued and unpaid interest) in accordance with the express provisions of the Mortgage Loan Documents and Co-Lender Agreement; provided, however, in the absence of such express provisions or if and to the extent that such terms authorize the mortgagee to use its discretion and in any event for purposes of calculating distributions hereunder after a Mortgage Loan Event of Default, all such amounts collected that are not required to be distributed to the Companion Loan Holders pursuant to the Co-Lender Agreement shall be deemed to be applied in the following order of priority: first, as a recovery of any unreimbursed Advances plus interest accrued thereon at the Advance Rate and, if applicable, unpaid Liquidation Expenses and unpaid Trust Fund Expenses (including Special Servicing Fees, Liquidation Fees and Work-out Fees previously paid by the Trust from general collections); second, as a recovery of Nonrecoverable Advances or interest thereon to the extent previously reimbursed from principal collections with respect to the Mortgage Loan; third, as a recovery of accrued and unpaid interest on the Trust A Notes, Component B-A and Component B-HRR that have not been the subject of a Monthly Payment Advance, to the extent of the excess of (i) accrued and unpaid interest on each outstanding Trust A Note or Component B-A and Component B-HRR at the applicable Net Trust Note Rate or Net Component Rate, respectively (without giving effect to any increase in such Net Trust Note Rate or Net Component Rate required under the Mortgage Loan Agreement as a result of a Mortgage Loan Event of Default) through and including the end of the Loan Interest Accrual Period in which such collections were received by or on behalf of the Trust, over (ii) the cumulative amount of the reductions (if any) (a) in the amount of the interest portion of the related Monthly Payment Advances for the Trust Loan that have theretofore occurred under Section 3.23(a) in connection with Trust Appraisal Reduction Amounts or (b) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related Monthly Payment Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such Monthly Payment Advance from being made) would not have been advanced because of the reductions in the amount of related Monthly Payment Advance that would have occurred in connection with related Trust Appraisal Reduction Amounts (to the extent that collections have not been applied to accrued and unpaid interest on the Trust Note and the Companion Loan Note as a recovery of accrued and unpaid interest pursuant to clause fifth below on earlier dates) (such accrued and unpaid interest be applied sequentially to accrued and unpaid interest on, first the Trust A Notes, second Component B-A, and third Component B-HRR, in each case until their respective principal balances have been reduced to zero); fourth, as a recovery of principal due and payable on the Trust A Notes and each Component, including by reason of acceleration of the Mortgage Loan following a Mortgage Loan Event of Default (or, if the Trust Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (such recovery of principal to be applied, first to the Trust A Notes, second to Component B-A, and third to Component B-HRR, in each case until their respective principal balances have been reduced to zero); fifth, as a recovery of accrued and unpaid interest on the Trust Loan to the extent of the cumulative amounts of reductions (if any) in the amount of the interest portion of the related Monthly Payment Advances for the Trust Loan that have theretofore occurred under Section 3.23(a) in connection with Trust Appraisal Reduction Amounts or would have occurred in connection with Trust Appraisal Reduction Amounts but for such Monthly Payment Advance not having been made as a result of a determination by the Servicer that such Monthly Payment Advance would have been a Nonrecoverable Advance (to the extent that collections have not been applied as recovery of accrued and unpaid interest pursuant to this clause fifth on earlier dates) (such accrued and unpaid interest to be applied to accrued and unpaid interest sequentially on first the Trust A Notes, second Component B-A, and third Component B-HRR, in each case until their respective principal balances have been reduced to zero); sixth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items; seventh, as a recovery of any other reserves to the extent then required to be held in escrow; eighth, as a recovery of any Yield Maintenance Premiums on the Trust Loan; ninth, as a recovery of any Assumption Fees and Modification Fees then due and owing under the Mortgage Loan; tenth, as a recovery of any Default Interest or late charges then due and owing under the Mortgage Loan; and eleventh, as a recovery of any other amounts then due and owing under the Mortgage Loan (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees), provided that, to the extent required under the REMIC Provisions of the Code, payments or proceeds received with respect to release of any portion of the Property (including following a condemnation) from the lien of the applicable Mortgage and Mortgage Loan Documents must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC Provisions if, immediately following such release, the loan-to value ratio of the Mortgage Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

(b)         Collections by or on behalf of the Trust in respect of the Foreclosed Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, leasing, maintaining and disposing of the Foreclosed Property) that are not required to be distributed to the Companion Loan Holders pursuant to the Co-Lender Agreement shall be deemed to be applied in the following order of priority: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon and, if applicable, unpaid Liquidation Expenses and unpaid Trust Fund Expenses; second, as a recovery of Nonrecoverable Advances or interest thereon to the extent previously reimbursed from principal collections with respect to the Mortgage Loan; third, as a recovery of accrued and unpaid interest on the Trust A Notes, Component B-A and Component B-HRR that have not been the subject of a Monthly Payment Advance, to the extent of the excess of (i) accrued and unpaid interest on each outstanding Trust A Note or Component B-A and Component B-HRR at the applicable Net Trust Note Rate or Net Component Rate, respectively (without giving effect to any increase in such Net Trust Note Rate or Net Component Rate required under the Mortgage Loan Agreement as a result of a Mortgage Loan Event of Default) through and including the end of the Loan Interest Accrual Period in which such collections were received by or on behalf of the Trust, over (ii) the cumulative amount of the reductions (if any) (a) in the amount of the interest portion of the related Monthly Payment Advances for the Trust Loan that have theretofore occurred under Section 3.23(a) in connection with Trust Appraisal Reduction Amounts or (b) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related Monthly Payment Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such Monthly Payment Advance from being made) would not have been advanced because of the reductions in the amount of related Monthly Payment Advance that would have occurred in connection with related Trust Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to clause fifth below on earlier dates) (such accrued and unpaid interest be applied sequentially to accrued and unpaid interest on, first the Trust A Notes, second Component B-A, and third Component B-HRR, in each case until their respective principal balances have been reduced to zero); fourth, as a recovery of principal due and payable on the Trust Loan, including by reason of acceleration of the Trust Loan following a Mortgage Loan Event of Default (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance), (such recovery of principal to be applied sequentially on the Trust A Note and the B Note, in that order, until their respective principal balances have been reduced to zero; fifth, as a recovery of accrued and unpaid interest on the Trust Loan to the extent of the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Payment Advances for the Trust Loan that have theretofore occurred under Section 3.23(a) in connection with Trust Appraisal Reduction Amounts or would have occurred in connection with Trust Appraisal Reduction Amounts but for such Monthly Payment Advance not having been made as a result of a determination by the Servicer that such Monthly Payment Advance would have been a Nonrecoverable Advance (to the extent that collections have not theretofore been applied as a recovery of accrued and unpaid interest pursuant to this clause fifth on earlier dates) (such accrued and unpaid interest to be applied to accrued and unpaid interest sequentially on first the Trust A Notes, second Component B-A, and third Component B-HRR, in each case until their respective principal balances have been reduced to zero); sixth, as a recovery of any Yield Maintenance Premium on the Trust Loan; seventh, as a recovery of any Default Interest then deemed to be due and owing under the

Mortgage Loan; and eighth, as a recovery of any other amounts deemed to be due and owing in respect of the Mortgage Loan (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

(c)            All net present value calculations and determinations made under this Agreement with respect to the Mortgage Loan, the Trust Loan, the Companion Loans or the Property or Foreclosed Property (including for purposes of the definition of “Accepted Servicing Practices”) shall be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan, the Trust Loan or the Companion Loans, or sale of the Mortgage Loan, the Trust Loan or the Companion Loans if it is in default by the Special Servicer, the higher of (1) the rate determined by the Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Borrower on similar debt of the Borrower as of such date of determination and (2) the Weighted Average Note Rate on the Mortgage Loan, the Trust Loan or the Companion Loans, as the case may be, based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

2.         DECLARATION OF TRUST; ORIGINAL ISSUANCE OF CERTIFICATES

2.1.          Creation and Declaration of Trust; Conveyance of the Trust Loan. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, delivers, sets over, and otherwise conveys or causes to be conveyed in trust to the Trustee for the benefit of Certificateholders, without recourse (except to the extent otherwise provided herein and in the Mortgage Loan Documents), the Depositor’s right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in and to all of the items referred to in the definition of “Trust Fund”, including without limitation (i) all rights and remedies of the Depositor under the Trust Loan Purchase Agreement, (ii) all right, title and interest of the Depositor in, to and under the Reserve Accounts, (iii) all right, title and interest of the Depositor in and to the Trust Loan as of the Closing Date and (iv) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC.  Such transfer and assignment includes all payments of interest on the Trust Loan due and payable on and after the initial Certificate Interest Accrual Period and all principal payments received on or after the initial Certificate Interest Accrual Period.

Such sale, transfer and assignment include any related escrow accounts and any security interest under the Trust Loan (whether in real or personal property and whether tangible or intangible) and all related rights to payments made or required to be made to the Depositor by the Borrower or any other party under the Mortgage Loan Documents relating to the Trust Loan.  Such sale, transfer and assignment further include all Mortgage Loan Documents relating to the Trust Loan (other than the Securitization Cooperation Provisions). Notwithstanding anything to the contrary herein, the rights of the Lender under the Securitization Cooperation Provisions shall be retained by the Trust Loan Sellers and shall not be part of the Trust Fund.

(b)           In connection with such sale, transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian (i) the original Note (or if any Note has been lost, a lost note affidavit with a customary indemnity provision, together with a copy of such Note), endorsed without recourse to the order of the Trustee in the following form: “Pay to the order of Wells Fargo Bank, National Association, solely in its capacity as Trustee in trust for Holders of MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, without recourse or warranty except as set forth in the Trust and Servicing Agreement, dated as of December 19, 2019, among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor”, which Note and all endorsements thereon shall show a complete chain of endorsement from the original payee(s) to the Trustee and (ii) on or before the fifth day after the Closing Date (the “Delivery Date”), the following documents or instruments with respect to the Mortgage Loan (the “Mortgage File”), in each case executed by the parties thereto:

(A)       the original Trust Notes (or if any Trust Note has been lost, a lost affidavit with a customary indemnity provision, together with a copy of such Trust Note), fully executed and endorsed without recourse to the order of the Trustee in the following form:  “Pay to the order of Wells Fargo Bank, National Association, solely in its capacity as Trustee in trust for Holders of MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, without recourse or warranty except as set forth in the Trust and Servicing Agreement, dated as of December 19, 2019, among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor”, which Trust Notes and all endorsements thereon shall show a complete chain of endorsement from the original payee(s) to the Trustee;

(B)          the original or a copy of the Loan Agreement, including all amendments thereto;

(C)          (i) the original or a copy of the recorded counterpart of the Mortgage or (ii) a certified copy of the Mortgage;

(D)         a copy of the Mezzanine Loan Agreement, the Mezzanine Loan notes, each mezzanine pledge agreement, each mezzanine contribution agreement, each mezzanine guaranty agreement, each mezzanine environmental indemnity, each mezzanine assignment of title insurance proceeds, each mezzanine subordination of management agreement and an original of the Intercreditor Agreement;

(E)         the original recorded Assignment of Mortgage, in favor of the Trustee, and in a form that is complete and suitable for recording in the jurisdiction in which the Property is located to “Wells Fargo Bank, National Association, solely in its capacity as Trustee for MRCD 2019-PARK Mortgage

Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK and the Companion Loan Holders”, without recourse;

(F)          the original or a copy of the recorded Assignment of Leases;

(G)         the original assignment of the recorded Assignment of Leases, in favor of the Trustee, in trust for the benefit of the Certificateholders and the Companion Loan Holders, without recourse;

(H)          an original or a copy of any non-recourse carve-out guaranties, if any;

(I)           an original or a copy of any environmental indemnities;

(J)           [Reserved];

(K)         an original or a copy of any assignment of management agreement;

(L)         where applicable, a copy of each UCC-1 financing statement (and an original thereof shall have been sent for filing), together with a fully executed UCC-3 financing statement, in a form that is complete and suitable for filing, disclosing the assignment from the secured party named in such UCC-1 financing statement to the Trustee of the security interest in the personal property and other UCC collateral constituting security for repayment of the Mortgage Loan;

(M)       a copy of the lender’s title insurance policy obtained in connection with the origination of the Mortgage Loan (or an executed irrevocable agreement by the title insurance company to issue a title insurance policy pursuant to and in conformity with (1) a marked, signed commitment to insure and (2) a pro forma title insurance policy), together with any endorsements thereto;

(N)          the original or a copy of the Co-Lender Agreement;

(O)          [Reserved];

(P)          an original or a copy of any account control agreement;

(Q)          an original or a copy of any cash management agreement;

(R)          copies of all other instruments, if any, constituting additional security for the repayment of the Mortgage Loan; and

(S)          any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

The Depositor shall provide the Servicer promptly following the Closing Date, at its own expense, with copies of all such documents in its possession constituting part of the Mortgage File.  Where the Depositor is not expressly required to deliver or cause to be delivered originals of documents and/or instruments referred to in this Section 2.1(b), copies of such documents and/or instruments may be delivered electronically via PDF.  For the avoidance of doubt, the documents referred to in clauses (B), (C), (F), (H), (I), (K), (L), (M), (N), (P), (Q), (R) and (S) may be delivered electronically via PDF or copies may be delivered of such documents.

In addition, the Depositor shall deliver or cause to be delivered to the Servicer for its review, all required insurance policies or certificates issued by the insurers showing such insurance to be in effect on the Closing Date, together with proof of payment of premiums relating thereto (which may consist of such policies or certificates).

Each Assignment of Mortgage and UCC-3 financing statements to be filed in the appropriate filing offices or record depositories shall be filed or recorded, as applicable, by a designee of the Depositor, with instructions to return all such recorded documents, or other evidences of filing issued by the applicable governmental offices, to the Custodian, with a copy to the Servicer.  In the event that any such document is determined to be defective or not to be in compliance with the requirements of the applicable filing office or recording depository, or if any such document is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare a substitute document, and shall cause each such document to be duly submitted for filing or recording, as applicable.  Notwithstanding anything to the contrary contained in this Section 2.1(b), in those instances where the public recording office retains the original Mortgage or Assignment of Mortgage, if applicable, after any has been recorded, the obligations of the Depositor hereunder and the obligations of the Trust Loan Sellers under the Trust Loan Purchase Agreement shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, or Assignment of Mortgage, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof.

The ownership of the Trust Notes, all other contents of the Mortgage File and the other assets in the Trust Fund shall be vested in the Trust or the Trustee for the benefit of the Certificateholders and (other than the Trust Notes) the Companion Loan Holders.  The Depositor, the Servicer and the Special Servicer agree to take no action inconsistent with the Trustee’s ownership of the Trust Loan and to promptly indicate to all inquiring parties that the Trust Loan has been sold and to claim no ownership interest in the Trust Loan.  All original documents relating to the Trust Loan that are not delivered to the Custodian are and shall be held by the Depositor, the Servicer or the Special Servicer, as the case may be, in trust for the benefit of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section 2.1(b) to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.

2.2.        Acceptance by the Trustee and the Custodian. (a)  By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it by the Depositor of the Trust Fund in good faith without notice of adverse claims and the Custodian declares that it holds and will hold or will cause to be held such documents as are delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to it) in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders and the Companion Loan Holders.

(b)                      The execution and delivery of this Agreement by the Certificate Administrator shall constitute certification by the Custodian that (i) the original Trust Notes specified in clause (i) of the definition of “Mortgage File” and all allonges thereto, if any, have been received by the Custodian; and (ii) such original Trust Notes have been reviewed by the Custodian and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to the Trust Loan.  The Custodian agrees to review or cause to be reviewed the Mortgage File within thirty (30) days after the Closing Date, and to deliver to the Depositor, the Trust Loan Sellers, the Companion Loan Holders, the Trustee, the Certificate Administrator, the Directing Holder, the Servicer and the Special Servicer a report certifying, subject to any exceptions found by it in such review, that (A) all documents referred to in Section 2.1(b) have been received, and (B) all documents have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Mortgage Loan.  The Custodian shall have no responsibility for reviewing the Mortgage File except as expressly set forth in this Section 2.2(b).  The Custodian shall be under no duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 2.1(b)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Property.

If the Depositor cannot deliver, or cause to be delivered, any of the documents and/or instruments referred to in clauses (ii)(C), (D), (E), (F) and (G) of Section 2.1(b) with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of Section 2.1 shall be deemed to have been satisfied on a provisional basis as of the Delivery Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the Trust Loan Sellers to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Custodian on or before the Delivery Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder’s office, in the case of the documents and/or instruments referred to in clause (ii)(C), (D), (E), (F) and (G) of Section 2.1(b) to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Custodian shall consent to so long as the Depositor or Trust Loan Seller provides a certification in writing to the Custodian no less often than every 90 days that it is attempting in good faith to obtain from the appropriate public filing office or county recorder’s office such original or photocopy).

(c)         Upon the first anniversary following the Closing Date, the Custodian shall deliver a final exception report as to any remaining documents that are not in the Mortgage File, whereupon, within 90 days, the Depositor shall either:  (i) cause such document deficiency to be cured; or (ii) if such exception is a Material Document Defect, use commercially reasonable efforts to cause the Trust Loan Sellers to (1) repurchase the Trust Loan pursuant to the Trust Loan Purchase Agreement or (2) indemnify the Trust for losses directly related to such Material Breach or Material Document Defect (but only if such Material Document Defect is not related to the Trust Loan not being a Qualified Mortgage, and subject to the receipt of a Rating Agency Confirmation from each Rating Agency with respect to such action) pursuant to the Trust Loan Purchase Agreement if such exception is a Material Document Defect.  Notwithstanding anything to the contrary herein, no Defect (except for a Defect with respect to the documents described in clause (i) of Section 2.1(b) and the documents described in clauses (ii)(A), (C) and (E) of Section 2.1(b) or a Defect that relates to the Trust Loan being other than a Qualified Mortgage) shall be considered to be a Material Document Defect unless the document with respect to which a Defect exists is required in connection with (A) an imminent enforcement of the mortgagee’s rights or remedies under the Trust Loan; (B) defending any claim asserted by the Borrower or third party with respect to the Trust Loan; (C) establishing the validity or priority of any lien on any collateral securing the Trust Loan; or (D) any immediate significant servicing obligations. The Trustee’s sole remedy against the Trust Loan Sellers in connection with a Material Document Defect is to enforce the Trust Loan Sellers’ cure, repurchase and/or indemnity obligations in accordance with the provisions of the Trust Loan Purchase Agreement.

(d)          If the Servicer or the Special Servicer (i) receives a Repurchase Request (the receiving Servicer or Special Servicer, as applicable, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”) or such a Repurchase Request or Repurchase Request Withdrawal is forwarded to the Servicer or Special Servicer by another party hereto, then the Repurchase Request Recipient shall deliver notice of such Repurchase Request or Repurchase Request Withdrawal (each, a “Rule 15Ga-1 Notice”) to the Certificate Administrator, the Depositor, the Companion Loan Holders and the Trust Loan Sellers, in each case within ten (10) Business Days from such party’s receipt thereof.  Each Rule 15Ga-1 Notice may be delivered by electronic means.

Each Rule 15Ga-1 Notice shall include (i) the identity of the Property, (ii) the date the Repurchase Communication of the Repurchase Request or Repurchase Request Withdrawal is received, and (iii) in the case of a Repurchase Request, (A) the identity of the Person making such Repurchase Request, (B) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (C) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines.  The Trust Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.2(d) is so provided only to assist the Trust Loan Sellers and Depositor or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 2.2(d)

by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Trust Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

In the event that the Depositor, the Trustee or the Certificate Administrator receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, then such party shall promptly forward such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal to the Servicer (or to the Special Servicer, if a Special Servicing Loan Event has occurred and is continuing), and include the following statement in the related correspondence: “This is a “Repurchase Request” or a “Repurchase Request Withdrawal” under Section 2.2 of the Trust and Servicing Agreement relating to MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK requiring action by you as the recipient of such Repurchase Request or Repurchase Request Withdrawal thereunder.”  Upon receipt of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal by the Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal, and such party shall comply with the procedures set forth in this Section 2.2(d) with respect to such Repurchase Request or Repurchase Request Withdrawal.

If the Depositor, the Trustee or the Certificate Administrator receives notice or has actual knowledge of a Repurchase Request Withdrawal of which notice has been previously received or given, and such notice was not received from or copied to the Servicer or the Special Servicer, then such party shall promptly give notice of such Repurchase Request Withdrawal to the Servicer or the Special Servicer, as applicable.

In the event that the Mortgage Loan is repurchased pursuant to Section 2.9, the Servicer or Special Servicer shall promptly notify the Depositor, the Certificate Administrator and the Trustee of such repurchase.

2.3.         Representations and Warranties of the Trustee. (a) Wells Fargo Bank, National Association, as Trustee, hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Holders that as of the Closing Date:

(i)           the Trustee is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)           the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not violate the Trustee’s articles of association or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

(iii)          except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to the Property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)         this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)          the Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Trustee or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)          no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or if required, such approval has been obtained prior to the Closing Date;

(vii)        no litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement; and

(viii)      the Trustee is covered by errors and omissions insurance coverage which is in full force and effect and/or otherwise complies with the requirements of Section 8.6(c).

(b)           The respective representations and warranties of the Trustee set forth in this Section 2.3 shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto and the Certificateholders and the Companion Loan Holders.

2.4.           Representations and Warranties of the Certificate Administrator. (a) Wells Fargo Bank, National Association, as Certificate Administrator, hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Holders that as of the Closing Date:

(i)           the Certificate Administrator is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Certificate Administrator possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)           the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not violate the Certificate Administrator’s articles of association or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets;

(iii)         the Certificate Administrator has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)         this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)          the Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)          no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Certificate Administrator of this Agreement or if required, such approval has been obtained prior to the Closing Date;

(vii)       the Certificate Administrator is covered by errors and omissions insurance coverage which is in full force and effect and/or otherwise complies with the requirements of Section 8.6(b);

(viii)       no litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement; and

(ix)           to its actual knowledge, it is not Risk Retention Affiliated with the Third Party Purchaser.

(b)          The respective representations and warranties of the Certificate Administrator set forth in this Section 2.4 shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto and the Certificateholders and the Companion Loan Holders.

2.5.          Representations and Warranties of the Servicer. (a) KeyBank National Association, as Servicer, hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Holders that as of the Closing Date:

(i)            it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States; it is, and throughout the term of this Agreement shall remain, duly authorized and qualified to transact business in the jurisdiction where the Property is located to the extent required by applicable law and necessary to ensure the enforceability of the Trust Loan and Companion Loans in accordance with the terms thereof and hereof; it possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

(ii)           the execution and delivery of this Agreement and its performance of and compliance with the terms hereof in the manner contemplated by this Agreement will not violate its articles of association or by-laws, or any other material instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to it and will not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any material contract, agreement, or other instrument to which it is a party or which may be applicable to any of its assets, which violation or default would have consequences that would materially and adversely affect its financial condition or operations or its properties taken as a whole or its ability to perform its obligations hereunder, or materially impair the ability of the Trust Fund to realize on the Collateral;

(iii)          this Agreement constitutes its valid, legal, and binding obligation enforceable against it in accordance with its terms, subject to bankruptcy and receivership laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(iv)          it has the full power and authority to enter into and consummate the transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by it;

(v)          all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by it have been obtained or made;

(vi)        there is no pending action, suit or proceeding, arbitration or governmental investigation against it, the outcome of which, in its reasonable judgment, could reasonably be expected to prohibit it from entering into this Agreement or materially and adversely affect its ability to perform its obligations under this Agreement;

(vii)         it has errors and omissions insurance and fidelity bond coverage which is in full force and effect or is self-insuring with respect to such risks, which in either case, complies with the requirements of Section 3.11 hereof; and

(viii)        to its actual knowledge, the Servicer is not Risk Retention Affiliated with the Third Party Purchaser.

(b)          The representations and warranties of the Servicer set forth in this Section 2.5 shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto and the Certificateholders and the Companion Loan Holders.

2.6.          Representations and Warranties of the Special Servicer. (a) KeyBank, as Special Servicer, hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Holders that as of the Closing Date:

(i)            it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States; it is, and throughout the term of this Agreement shall remain, duly authorized and qualified to transact business in the jurisdiction where the Property is located to the extent required by applicable law and necessary to ensure the enforceability of the Trust Loan and the Companion Loans in accordance with the terms thereof and hereof; it possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

(ii)           the execution and delivery of this Agreement and its performance of and compliance with the terms hereof in the manner contemplated by this Agreement will not violate its articles of association or by-laws, or any other material instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to it and will not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any material contract, agreement, or other instrument to which it is a party or which may be applicable to any of its assets, which violation or default would have consequences that would materially and adversely affect its financial condition or operations or its properties taken as a whole or its ability to perform its obligations hereunder, or materially impair the ability of the Trust Fund to realize on the Collateral;

(iii)          this Agreement constitutes its valid, legal, and binding obligation enforceable against it in accordance with its terms, subject to bankruptcy and receivership laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(iv)          it has the full power and authority to enter into and consummate the transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by it;

(v)           all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by it have been obtained or made;

(vi)          there is no pending action, suit or proceeding, arbitration or governmental investigation against it, the outcome of which, in its reasonable judgment, could reasonably be expected to prohibit it from entering into this Agreement or materially and adversely affect its ability to perform its obligations under this Agreement;

(vii)         it has errors and omissions insurance and fidelity bond coverage which is in full force and effect or is self-insuring with respect to such risks, which in either case, complies with the requirements of Section 3.11 hereof; and

(viii)        to its actual knowledge, the Servicer is not Risk Retention Affiliated with the Third Party Purchaser.

(b)        The representations and warranties of the Special Servicer set forth in this Section 2.6 shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto and the Certificateholders and the Companion Loan Holders.

2.7.        Representations and Warranties of the Depositor. (a)  The Depositor hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders that as of the Closing Date:

(i)           the Depositor is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)          the execution, delivery and performance of this Agreement by the Depositor have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under (A) any of the provisions of any law, rule, regulation, judgment, decree or order binding on the Depositor, (B) the organizational documents of the Depositor, or (C) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound or any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it;

(iii)          the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby and thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)        this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)         there are no actions, suits or proceedings pending or, to the best of the Depositor’s knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect its ability to perform its obligations under this Agreement;

(vi)         the Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Depositor to perform its obligations hereunder;

(vii)         other than the actions taken pursuant to this Agreement, the Depositor has taken no action to impair or encumber the title to the Trust Loan or to subject it to any offsets, defenses or counterclaims during the Depositor’s ownership thereof;

(viii)        the Depositor is accounting for the transfer of the Trust Loan as a sale under generally accepted accounting principles and for federal income tax purposes;

(ix)          the Depositor is not, and, after giving effect to the transfers contemplated under this Agreement, will not be, insolvent; and

(x)            the Depositor has not transferred the Trust Loan with an intent to hinder, delay or defraud its creditors.

(b)           The representations and warranties of the Depositor set forth in this Section 2.7 shall survive until termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

(c)        Neither the Depositor nor any of its Affiliates shall insure or guarantee distributions on the Certificates.  Subject to Section 2.9(a) and (b), neither the Certificateholders, the Trustee, or the Certificate Administrator on their behalf shall have any rights or remedies against the Depositor for any losses or other claims in connection with the Certificates or the Trust Loan.

2.8.        Representations and Warranties of the Operating Advisor.

(a) The Operating Advisor hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Holders that as of the Closing Date:

(i)           it is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York, and the Operating Advisor is in compliance with the laws of the State in which the Properties are located to the extent necessary to perform its obligations under this Agreement;

(ii)           the execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not (A) violate the Operating Advisor’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Operating Advisor or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or its financial condition;

(iii)          the Operating Advisor has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          the Operating Advisor possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to this Agreement over the life of the Trust Fund;

(v)           this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(vi)         the Operating Advisor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or the financial condition of the Operating Advisor;

(vii)        the Operating Advisor has errors and omissions insurance coverage that is in full force and effect or is self-insuring with respect to such risks, which in either case complies with the requirements of Section 3.11 hereof;

(viii)       no litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor, which would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement;

(ix)         no consent, approval, authorization or order of any court or governmental agency or body is required under federal or state law for the execution, delivery and performance by the Operating Advisor of, or compliance by the Operating Advisor with, this Agreement or the consummation of the transactions of the Operating Advisor contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Operating Advisor of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Operating Advisor to perform its obligations hereunder; and

(x)          the Operating Advisor is an Eligible Operating Advisor.

(b) The representations and warranties of the Operating Advisor set forth in this Section 2.8 shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto and the Certificateholders and the Companion Loan Holders.

2.9.        Representations and Warranties Contained in the Trust Loan Purchase Agreement.  (a)  Upon discovery by the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor of (i) a Material Breach of any representation and warranty set forth in Exhibit A to the Trust Loan Purchase Agreement, which representation and warranty was made by the Trust Loan Sellers in the Trust Loan Purchase Agreement and has been assigned to the Trustee pursuant to Section 2.1 hereof, or (ii) a Material Document Defect, such Person shall give prompt notice thereof to the other parties hereto and the Trust Loan Sellers, and upon receipt of such notice the Servicer or the Special Servicer, as applicable, shall use efforts consistent with Accepted Servicing Practices to cause the applicable Trust Loan Seller, to the extent obligated to do so under the Trust Loan Purchase Agreement, to cure such Material Document Defect or Material Breach or repurchase its Trust Loan Seller Percentage Interest in the Trust Loan under the terms of and within the time period specified by the Trust Loan Purchase Agreement, it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters; provided, that within ninety (90) days of (i) the receipt by the applicable Trust Loan Seller of notice of such Material Document Defect or Material Breach, as the case may be, or (ii) the discovery of such Material Document Defect or Material Breach by any party hereto, in the case of a Material Document Defect or Material Breach that would cause the Trust Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2), which treats defective obligations as a qualified mortgage) (a “Qualified Mortgage”), then such Defect or breach will be a Material Breach or Material Document Defect, respectively, and with respect to any such Material Breach or Material Document Defect (the “Initial Resolution Period”), the applicable Trust Loan Seller will be required (x) to repurchase its Trust Loan Seller Percentage Interest in the Trust Loan at an amount equal to its Repurchase Price, (y) to promptly cure such Material Breach or Material Document Defect, as the case may be, in all material respects; provided, that in the case of this clause (y), any such cure that is of a monetary nature shall be made by the Trust Loan Sellers on a pro rata basis in accordance with their respective Loan Percentage Interests and any Trust Loan Seller that pays more than such pro rata share shall be entitled to contribution from the other Trust Loan Sellers or (z) if such Material Breach or Material Document Defect is not related to the Trust Loan not being a Qualified Mortgage, to indemnify the Trust for its Trust Loan Seller Percentage Interest of the losses directly related to such Material Document Defect or Material Breach (in the case of clause (z), subject, in the case of any partial repurchase or indemnity in lieu of a repurchase, to receipt of Rating Agency Confirmation from each Rating Agency with respect to such action); provided, that in the event that such Material Breach or Material Document Defect does not cause the Trust Loan to be other than a Qualified Mortgage and is capable of being cured but not within such Initial Resolution Period if the applicable Trust Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, such Trust Loan Seller will have an additional ninety (90) days to complete such cure (the “Extended Resolution Period”); provided, further, that with respect to such Extended Resolution Period, such Trust Loan Seller shall have delivered an officer’s certificate to the Trustee and the Servicer and the Special Servicer setting forth the reason why such Material Breach or Material Document Defect is not capable of being cured within the Initial Resolution Period and what actions such Trust Loan Seller is pursuing in connection with the cure thereof and stating that such Trust Loan Seller anticipates that such Material Breach or Material Document Defect will be cured within the Extended Resolution Period.  For the avoidance of doubt, no Liquidation Fee will be payable by any Trust Loan Seller in connection with a repurchase of its Trust Loan Seller Percentage Interest in the Trust Loan or any indemnification payment by a Trust Loan Seller to a Material Breach or a Material Document Defect if made in accordance with and within the Initial Resolution Period or any Extended Resolution Period.

(b)          Upon receipt by the Servicer from any Trust Loan Seller of its Trust Loan Seller Percentage Interest in the Trust Loan at the Repurchase Price for its Trust Loan Seller Percentage Interest in the Trust Loan or any indemnification payment by such Trust Loan Seller, the Servicer shall deposit such amount in the Collection Account, and (i) the Custodian shall, upon receipt of a certificate of a Servicing Officer certifying as to (1) the receipt by the Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this Section 2.9(b) and (2) if applicable, compliance with the conditions set forth in clause (c) below, release or cause to be released to the designees of the applicable Trust Loan Seller the Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty (except that the Trust Loan is owned by the Trust and is being sold free and clear of liens and encumbrances), as shall be prepared by such designee to vest in such designee the Trust Loan (or portion thereof) released pursuant hereto and the Certificate Administrator, the Trustee, the Servicer and the Special Servicer shall have no further responsibility with regard to such Mortgage File and (ii) the Servicer or Special Servicer, as applicable, shall release or cause to be released to the applicable Trust Loan Seller any escrow payments and  reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such Trust Loan Seller Percentage Interest in the Trust Loan.

(c)          In the event that less than all of the Trust Notes are repurchased pursuant to the Trust Loan Purchase Agreement and at least one Trust Note remains in the Trust, the provisions of Section 3.27 of this Agreement shall govern the servicing and administration of the Mortgage Loan.

(d)           [Reserved].

(e)           In the event that the Trust Loan is repurchased pursuant to this Section 2.9, the Servicer or Special Servicer, as applicable, shall promptly notify the Depositor of such repurchase.

(f)           It is understood and agreed that the obligations of the Trust Loan Sellers referred to in this Section 2.9 shall be the sole remedies available to the Certificateholders or the Trustee respecting a Material Breach of the Trust Loan Sellers’ representations and warranties regarding the Mortgage Loan and the Property and any Material Document Defect.

2.10.        Execution and Delivery of Certificates; Issuance of Uncertificated Lower-Tier Interests. The Trustee acknowledges the assignment in trust by the Depositor to the Trustee of the Trust Notes and other assets comprising the Trust Fund.  Concurrently with such assignment and delivery and in exchange therefor, (i) the Certificate Administrator acknowledges the issuance of (x) the Uncertificated Lower-Tier Interests to the Depositor and (y) the Class LT-R Interest, in exchange for the Trust Loan, receipt of which is hereby acknowledged, (ii) immediately thereafter, the Certificate Administrator acknowledges (x) the assignment by the Depositor to the Trustee of the Uncertificated Lower-Tier Interests, and in exchange therefor that it (y) has executed and has authenticated and delivered to or upon the order of the Depositor, the Regular Certificates and has issued the Class UT-R Interest, and (z) has executed and has authenticated and delivered to or upon the order of the Depositor, the Class R Certificates, representing the Class LT-R and Class UT-R Interests, and (iii) the Depositor hereby acknowledges the receipt by it or its designees, of the Regular Certificates in authorized denominations and the Class UT-R Interest evidencing the entire beneficial ownership of the Upper-Tier REMIC.

2.11.        Miscellaneous REMIC Provisions. (a)  The Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class J Certificates and the Class HRR Regular Interest are hereby designated as the “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class UT-R Interest, represented by the Class R

Certificates, is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

The Class LA, Class LB, Class LC, Class LD-1, Class LD-2, Class LE, Class LF, Class LG, Class LJ and Class LHRR Uncertificated Interests are hereby designated as the “regular interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LT-R Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

2.12.       Resignation Upon Prohibited Risk Retention Affiliation.

Upon the occurrence of (i) a Servicing Officer of the Servicer or a Responsible Officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become a Risk Retention Affiliate of the Third Party Purchaser (an “Impermissible TPP Affiliate”), (ii) the Servicer, the Certificate Administrator, or the Trustee receiving written notice by any other party to this Agreement, the Third Party Purchaser, any Loan Sellers, or any Initial Purchaser that the Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Third Party Purchaser or any other party to this Agreement (an “Impermissible Operating Advisor Affiliate”; and either of an Impermissible TPP Affiliate and an Impermissible Operating Advisor Affiliate being an “Impermissible Risk Retention Affiliate”), then in each such case the Impermissible Risk Retention Affiliate shall be required to promptly notify the Retaining Sponsor and the other parties to this Agreement and resign in accordance with Section 3.30(n), Section 6.4 or Section 8.7. The resigning Impermissible Risk Retention Affiliate shall be required to bear all reasonable out-of-pocket costs and expenses of each other party to this Agreement, the Trust and each Rating Agency in connection with such resignation as and to the extent required under this Agreement; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses shall be an expense of the Trust.

3.           ADMINISTRATION AND SERVICING OF THE Mortgage Loan

3.1.        Servicer to Act as the Servicer; Special Servicer to Act as the Special Servicer. The Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loan and administer the Foreclosed Property solely on behalf of the Trust and the Companion Loan Holders, in the best interest of, and for the benefit of, all the Certificateholders and the Companion Loan Holders as a collective whole as if they constituted one lender (taking into account the relative subordination of the Notes) (as determined by the Servicer or the Special Servicer, as applicable, in the exercise of its good faith and reasonable judgment), in accordance with applicable law (including the REMIC Provisions), the terms of this Agreement, the Mortgage Loan Documents, the Mezzanine Intercreditor Agreement, the Co-Lender Agreement and, to the extent consistent with the foregoing, the following standards:  (i) the higher of (a) the same manner in which and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as applicable, services and administers similar loans and administers foreclosed properties for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders in servicing their own loans and administering their own foreclosed properties, or (b) with the care, skill, prudence and diligence the Servicer or the Special Servicer, as applicable, uses for loans which it owns or for foreclosed properties it owns and administers; (ii) with a view to the timely collection of (a) all scheduled payments of principal and interest under the Mortgage Loan or, if the Mortgage Loan comes into and continues in default and if no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on the Mortgage Loan to the Certificateholders and the Companion Loan Holders as a collective whole as if they constituted one lender (taking into consideration the relative subordination of the Notes) on a net present value basis and (b) the payment of Trust Fund Expenses that are reimbursable or payable by the Borrower under the Mortgage Loan Agreement and (iii) without regard to:

(A)         any relationship that the Servicer or the Special Servicer or any Affiliate thereof may have with any Borrower Related Party, any Mezzanine Lender, any Trust Loan Seller, any Companion Loan Holder, the Depositor or any of their respective Affiliates;

(B)         the ownership of any Certificate or any Companion Loan or any interest in any Companion Loan by the Servicer or the Special Servicer or by any Affiliate thereof;

(C)          in the case of the Servicer, its obligation to make Advances;

(D)        the right of the Servicer or the Special Servicer or any Affiliate thereof to receive reimbursement of costs, compensation or other fees (other than Advances), or the sufficiency of any compensation payable to it under this Agreement or with respect to any particular transaction; or

(E)          the ownership, servicing or management for others of any other loans or property by the Servicer or the Special Servicer.

Subject to the above-described servicing standards (hereinafter referred to as “Accepted Servicing Practices”) and the terms of this Agreement and of the Mortgage Loan Documents, the Servicer and the Special Servicer each shall have full power and authority, acting alone and/or through (in the case of the Servicer) one or more sub-servicers as provided in Section 3.2, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  The Servicer and the Special Servicer shall service and administer the Mortgage Loan in accordance with applicable state and federal law.  At the written request of the Servicer or the Special Servicer, as applicable, accompanied by the form of power of attorney or other documents being requested, the Trustee shall furnish to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable such Servicer or the Special Servicer to carry out its servicing and administrative duties hereunder, and the Trustee shall not be held responsible (and shall be indemnified by the Servicer or the Special Servicer) for any negligence or misuse by the Servicer or the Special Servicer in its uses of any such powers of attorney or other document.  Notwithstanding anything contained herein to the contrary, the Servicer and the Special Servicer shall not without the Trustee’s and the Certificate Administrator’s prior written consent:  (i) initiate any action, suit or proceeding solely under the Trustee’s or the Certificate Administrator’s name without indicating the representative capacity of the Servicer or the Special Servicer, as applicable, or (ii) take any action with the intent to, and which actually does cause, the Trustee or the Certificate Administrator to be registered to do business in any state.

The liability of each of the Servicer and the Special Servicer, as applicable, for actions and omissions in its capacity as Servicer and the Special Servicer, respectively, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3).  Nothing contained in this Agreement shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectibility of the Trust Loan and the Companion Loans. In connection with any ground lease, the Servicer shall promptly, and in any event within 60 days following the later of receipt of the applicable ground lease and the Closing Date, notify the related ground lessor of the transfer of the Trust Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under such ground lease should thereafter be forwarded to the Servicer.

Except as otherwise expressly set forth in this Agreement, KeyBank National Association, acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) KeyBank National Association, acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) KeyBank National Association, acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of KeyBank National Association, or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers; provided, however, the knowledge of employees performing solely special servicing functions shall not be imputed to employees performing solely master servicing functions, and the knowledge of employees performing solely master servicing functions shall not be imputed to employees performing solely special servicing functions.

3.2.          Sub-Servicing Agreements. (a)  The Special Servicer shall not engage any Sub-Servicer or enter into any sub-servicing agreement.  The Servicer, at its own expense without a right of reimbursement under this Agreement or otherwise, may enter into sub-servicing agreements with sub-servicers for the servicing and administration of the Trust Loan and the Companion Loans, provided that (i) any such sub-servicing agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the sub-servicer have agreed, and (ii) no sub-servicer retained by the Servicer shall grant any modification, waiver, or amendment to the Mortgage Loan Documents without the approval of the Servicer.  References in this Agreement to actions taken or to be taken, and limitations on actions permitted to be taken, by the Servicer in servicing the Mortgage Loan include actions taken or to be taken by a sub-servicer on behalf of the Servicer.  Each sub-servicer shall be (i) authorized to transact business and licensed in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations under the applicable sub-servicing agreement, and (ii) qualified to perform its obligations under the applicable sub-servicing agreement.  For purposes of this Agreement, the Servicer shall be deemed to have received any amount when the sub-servicer receives such amount, irrespective of whether such amount is remitted to the Servicer for deposit in the Collection Account, any Cash Management Account, any Reserve Account or the Distribution Account, and actions taken by the sub-servicer shall be deemed to be actions of the Servicer.  The Servicer shall notify the Trustee, the Certificate Administrator, the Operating Advisor and the Depositor in writing promptly upon the appointment of any sub-servicer and promptly furnish the Trustee, upon its request, with a copy of the sub-servicing agreement.  No sub-servicer shall be permitted to enter into any sub-servicing agreement with other sub-servicers without the prior written consent of the Servicer.

(b)          Notwithstanding any sub-servicing agreement, the Servicer shall remain obligated and liable to the Trustee, the Certificateholders for the servicing and administering of the Trust Loan and the Companion Loans in accordance with the provisions of Section 3.1 without diminution of such obligation or liability by virtue of such sub-servicing agreement, or by virtue of indemnification from a sub-servicer, and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loan.

(c)           Any sub-servicing agreement entered into by the Servicer shall provide that it may be assumed or terminated by (i) the Trustee if the Trustee has assumed the duties of the Servicer or if the Servicer is otherwise terminated pursuant to the terms of this Agreement, or (ii) a successor Servicer if such successor Servicer has assumed the duties of the Servicer, without cost or obligation to the Trustee, the successor Servicer, the Trust or the Trust Fund.

(d)           Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loan involving a sub-servicer, shall be deemed to be between the Servicer and such sub-servicer alone, and the Trustee, the Certificate Administrator, the Depositor, the Trust and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, and no provision herein shall be construed so as to require the Trust, the Trustee, the Certificate Administrator, the Special Servicer or the Depositor to indemnify any such sub-servicer.  Notwithstanding anything in this Agreement to the contrary, the Servicer and the Special Servicer are permitted, at their own expense, or to the extent that a particular expense is provided herein to be an Advance or a Trust Fund Expense, at the expense of the Trust, to utilize agents or attorneys typically used by servicers of mortgage loans underlying commercial mortgage-backed securities in performing each of their obligations under this Agreement (including but not limited to inspectors, appraisers, engineers and property managers).

(e)           Notwithstanding anything herein, each of the initial Servicer and the initial Special Servicer may delegate certain of its duties and obligations hereunder to an Affiliate of the Servicer or Special Servicer, as applicable.  Such delegation shall not be considered a sub-servicing agreement hereunder, and the requirements and obligations set forth herein applicable to sub-servicing agreements, sub-servicers or Servicing Function Participants shall not be applicable to such arrangement.  Notwithstanding any such delegation, the Servicer and the Special Servicer shall remain obligated and liable for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loan as required hereby.

(f)           The parties hereto acknowledge that the Mortgage Loan is subject to the terms and conditions of the Co-Lender Agreement and recognize the respective rights and obligations of the Trust, as holder of the Trust Loan, and of the Companion Loan Holders under the Co-Lender Agreement, including:  (i) with respect to the allocation of collections on or in respect of the Mortgage Loan, and the making of remittances, to the Trust, as holder of the Trust Loan, and to the Companion Loan Holders; (ii) with respect to the allocation of expenses and losses relating to the Mortgage Loan to the Trust, as holder of the Trust Loan, and to the Companion Loan Holders and (iii) to the extent provided for under the Co-Lender Agreement, the consultation rights of the Companion Loan Holders.  With respect to the Mortgage Loan, the Servicer (if the Mortgage Loan is not a Specially Serviced Mortgage Loan) or the Special Servicer (if the Mortgage Loan has become a Specially Serviced Mortgage Loan or the Property has been converted to an Foreclosed Property) shall prepare and provide to each Companion Loan Holder all notices, reports, statements and communications to be delivered by the holder of the Trust Loan under the Co-Lender Agreement, and shall perform all duties and obligations to be performed by a servicer and perform all servicing related duties and obligations to be performed by the holder of the Trust Loan pursuant to the Co-Lender Agreement.  In the event of any conflict between this Agreement and the Co-Lender Agreement, the terms of the Co-Lender Agreement shall control with respect to the Mortgage Loan.

(g)           Notwithstanding anything to the contrary herein, at no time shall the Servicer or the Trustee be required to make any advance of delinquent scheduled monthly payments of principal or interest with respect to any Companion Loan other than the C Notes or any Administrative Advance with respect to any Companion Loan.

(h)          To the extent required under the Mortgage Loan Documents or the Co-Lender Agreement, the Servicer shall, on behalf of the Lender, maintain a Notes register for the Mortgage Loan.

3.3.         Cash Management Account. A Cash Management Account has been established pursuant to the terms of the Mortgage Loan Agreement and the Cash Management Agreement.  The Servicer shall exercise and enforce the rights of the Trust Fund with respect to the Cash Management Account and Lockbox Account under the Mortgage Loan Agreement and the Cash Management Agreement in accordance with Accepted Servicing Practices and the other terms of this Agreement and the other Mortgage Loan Documents.

3.4.          Collection Account, Companion Loan Distribution Account and Interest Reserve Account. (a)  The Servicer shall establish and maintain (i) in the name of “KeyBank National Association, as Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the holders of MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Collection Account” one or more deposit accounts on behalf of the Trustee for the benefit of the Certificateholders and (ii) in the name of “KeyBank National Association, as Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Companion Loan Holders with respect to MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-

PARK, Companion Loan Distribution Account“ one deposit account for the benefit of the Companion Loan Holders (the “Companion Loan Distribution Account”), which may be a subaccount of the Collection Account, and funds in such account shall be remitted to the Companion Loan Holders (collectively, the “Collection Account”).  The Collection Account must be an Eligible Account maintained with an Eligible Institution.  The Servicer shall deposit into the Collection Account within two (2) Business Days of receipt of properly identified payments and collections in respect of the Mortgage Loan the following amounts representing payments and collections received or made during each Collection Period on or with respect to the Mortgage Loan:

(i)            all payments on account of principal on the Mortgage Loan;

(ii)           all payments on account of interest on the Mortgage Loan, including Default Interest and Yield Maintenance Premiums;

(iii)         any amount representing reimbursements by the Borrower of Advances, interest thereon, and any other expenses of the Depositor, the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, as required by the Mortgage Loan Documents or hereunder;

(iv)        any other amounts payable for the benefit of the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificateholders under the Mortgage Loan;

(v)          any amounts required to be deposited pursuant to Section 3.8(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(vi)         all Net Foreclosure Proceeds received from the Special Servicer pursuant to Section 3.14, all Net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds; and

(vii)         any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer, including, without limitation, any (1) proceeds of any repurchase of the Trust Loan (or any Trust Loan Seller Percentage Interest therein) pursuant to Section 2.7(b) hereof and the Trust Loan Purchase Agreement, (2) proceeds of the sale of the Mortgage Loan by the Special Servicer pursuant to Section 3.16 hereof, (3) amounts from a Mezzanine Lender representing proceeds of a purchase of the Mortgage Loan or (4) amounts payable under the Mortgage Loan Documents by any Person to the extent not specifically excluded.

The foregoing requirements for deposits in the Collection Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments (if any) in the nature of Additional Compensation (other than Default Interest and late payment charges) to which the Servicer or Special Servicer, as applicable are entitled pursuant to Section 3.17 and any reimbursement made by the Borrower of expenses of the Servicer or the Special Servicer need not be deposited in the Collection Account by the Servicer or Special Servicer and, to the extent permitted by applicable law, the Servicer or the

Special Servicer, as applicable, shall be entitled to retain any such fees and expense reimbursements received with respect to the Mortgage Loan.

In the event the Threshold Cure Holder delivers Threshold Event Collateral in the form of an unconditional and irrevocable standby letter of credit, the Servicer shall hold such letter of credit and any proceeds thereof as additional collateral in the Threshold Event Cash Collateral Account. Upon the Special Servicer’s determination of a Final Recovery Determination, the Special Servicer shall notify the Servicer and the Servicer shall deposit any amounts in the Threshold Event Cash Collateral Account directly into the Collection Account. Proceeds from Threshold Event Collateral in the form of an unconditional and irrevocable standby letter of credit shall be distributed in accordance with the provisions of Section 3.5.

(b)           Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.8.  The Servicer shall on the Closing Date give written notice to the Certificate Administrator (with a copy to the Borrower) of the location and account number of the Collection Account and shall notify the Certificate Administrator in writing (with a copy to the Borrower) prior to any subsequent change thereof.

(c)           On or prior to each Remittance Date, (or following the securitization of any Companion Loan, in the case of clause (xii) below, the earlier of (1) the Remittance Date or (2) the second Business Day after the Payment Date), prior to the remittance of funds to the Certificate Administrator for deposit in the Distribution Account pursuant to Section 3.5, the Servicer shall make withdrawals from the Collection Account (which withdrawals shall be the only permitted withdrawals from the Collection Account by the Servicer) as described below (the order set forth below constituting an order of priority for such withdrawals):

(i)            to withdraw funds deposited therein in error;

(ii)          to reimburse the Trustee (and the trustee with respect to each Other Securitization Trust) and the Servicer (and the master servicer with respect to each Other Securitization Trust), in that order, out of general collections on the Mortgage Loan for any Nonrecoverable Advances made by each and not previously reimbursed pursuant to clause (vi)(A) below together with unpaid interest thereon at the Advance Rate as follows: (A) first, to reimburse Nonrecoverable Advances that are Property Protection Advances and Administrative Advances relating to the Mortgage Loan and the Property and interest thereon; (B) second, to first reimburse Nonrecoverable Advances that are Monthly Payment Advances or Companion Loan Advances on the A Notes and interest thereon, on a pro rata and pari passu basis, then to reimburse Nonrecoverable Advances that are Monthly Payment Advances on the B Notes and interest thereon, on a pro rata and pari passu basis, then to reimburse Nonrecoverable Advances that are Monthly Payment Advances on the C Notes and interest thereon, on a pro rata and pari passu basis; and (C) third, to reimburse the master servicer with respect to each Other Securitization Trust for its pro rata share of Nonrecoverable Advances previously paid from general collections on the related Other Securitization Trust;

(iii)         concurrently, to pay the Servicing Fee to the Servicer, and to pay the Certificate Administrator Fee (including the portion that is the Trustee Fee) to the

Certificate Administrator (and to pay the Operating Advisor Fee to the Operating Advisor);

(iv)          to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the Borrower);

(v)          to pay (a) to the Servicer, as additional compensation, any income earned (net of losses (subject to Section 3.8(b)) on the investment of funds deposited in the Collection Account; and (b) the Special Servicing Fee, if any, the Work-out Fee, if any, and the Liquidation Fee, if any, to the Special Servicer (with respect to clauses (a) and (b), in that order);

(vi)         to reimburse the Trustee (and the trustee with respect to each Other Securitization Trust) and the Servicer (and the master servicer with respect to each Other Securitization Trust), in that order, for (A) Advances made by each and not previously reimbursed from late payments received during the applicable period on the Mortgage Loan, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and other collections on the Mortgage Loan; provided that any Advance which has been determined to be a Nonrecoverable Advance shall be reimbursed pursuant to clause (ii) above and (B) unpaid interest on such Advances at the Advance Rate; provided, however, that, with respect to Advances that are not deemed to be Nonrecoverable Advances, prior to (x) final liquidation of the Property or (y) the final payment and release of the Mortgage, interest on such Advances shall only be paid out of Default Interest or late payment charges collected in the related Collection Period and after (A) final liquidation of the Property or (B) the final payment and release of the Mortgage, interest on such Advances may be paid out of other amounts on deposit in the Collection Account to the extent Default Interest and late payment charges are not sufficient to pay for such interest on Advances;

(vii)         to reimburse the Trustee, the Certificate Administrator, the Servicer and the Special Servicer, in that order, for expenses incurred by them in connection with the liquidation of the Specially Serviced Mortgage Loan or the Liquidated Property, and not otherwise covered and paid by an insurance policy or deducted from the proceeds of liquidation or not previously reimbursed pursuant to clauses (ii) or (vi) above;

(viii)        to pay to the Servicer or the Special Servicer, as applicable, as additional compensation, (A) to the extent actually received from the Borrower (and permitted by (or not otherwise prohibited by) and allocated as such pursuant to the terms of the Mortgage Loan Documents or this Agreement) and deposited into the Collection Account by the Servicer, any payments in the nature of any late payment fees and Default Interest (to the extent remaining after payment or reimbursement of any Special Servicing Fees, Liquidation Fees or Work-out Fees pursuant to clause (iv) above and reimbursement of Advances and interest on Advances pursuant to clause (v) above), release fees, defeasance fees, Assumption Fees, Assumption Application Fees, substitution fees, Net Modification Fees, consent fees, loan service transaction fees, amounts collected for checks returned for insufficient funds, charges for beneficiary statements or demands, review fees, processing fees and similar fees and expenses; and (B) any income earned on the investment of funds deposited in the Collection Account and the Foreclosed Property Account; provided that such amounts received during each Collection Period shall not be required to be deposited into the Collection Account and shall be deemed to have been deposited in the Collection Account and withdrawn pursuant to this clause (vii) solely for the purpose of determining the Available Funds Reduction Amount in connection with the calculation of the Available Funds for the related Distribution Date;

(ix)          to pay or reimburse the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the Operating Advisor in that order, for any indemnities, expenses and other amounts (including any Trust Fund Expenses) then due and payable or reimbursable to each pursuant to the terms of this Agreement and not previously paid or reimbursed pursuant to the preceding clauses;

(x)            to the extent not previously paid or advanced, to remit to the Certificate Administrator to pay (or set aside for eventual payment) any and all taxes imposed on the Trust or the Trust Fund by federal or state governmental authorities, including without limitation amounts paid pursuant to Section 12.1(k); provided, that, if such taxes are the result of the Depositor’s, Servicer’s, Special Servicer’s, the Operating Advisor’s, Certificate Administrator’s or Trustee’s, as applicable, negligence, bad faith or willful misconduct in performing its obligations hereunder, such amounts may not be withdrawn from the Collection Account, but shall be paid by such party that was negligent, acted in bad faith or engaged in willful misconduct pursuant to Sections 6.6 and 8.12, as applicable;

(xi)         to pay CREFC® the CREFC® Intellectual Property Royalty License Fee (according to the payment instructions set forth on Exhibit R hereto or such other payment instructions as CREFC® may provide from time to time in writing at least two Business Days prior to the Remittance Date); and

(xii)        to pay the Companion Loan Holders any portion of such collections that are required to be distributed to the Companion Loan Holders in respect of the Companion Loans pursuant to the terms of the Co-Lender Agreement;

provided that in no event shall the Servicer be permitted to apply any portion of collections that are required to be distributed to the Companion Loan Holders in respect of the Companion Loans pursuant to the terms of the Co-Lender Agreement to pay or reimburse any CREFC® Intellectual Property Royalty License Fee, the Operating Advisor Fee, the Certificate Administrator Fee, any Monthly Payment Advance on the Trust Loan or the C Notes (or interest accrued and payable on such Monthly Payment Advance) or any Trust Fund Expenses that are not related to the servicing and administration of the Mortgage Loan or the Property.

Notwithstanding the foregoing, with respect to any Remittance Date, in no event shall the Servicer be permitted to make a withdrawal pursuant to clauses 3.4(c)(iii), (v)(b), (vi), (vii), (ix) or (xi) above if, as a result of such withdrawal, the amount on deposit in the Collection Account after giving effect to such withdrawal would be less than the Required Advance Amount; provided that the Servicer shall be permitted to make withdrawals in the order of priority specified above up to the amount on deposit in the Collection Account that would result in funds equaling or exceeding the Required Advance Amount remaining in the Collection Account.  Notwithstanding the foregoing, such withdrawal limitations shall not apply (and accrued amounts previously eligible for withdrawal pursuant to clauses 3.4(c)(iii), (v)(b), (vi), (vii), (ix) or (xi) but which remain unpaid due to the operation of this paragraph may then be withdrawn and paid) upon (1) the final liquidation of the Mortgage Loan or the Property, (2) the final payment of the Mortgage Loan and release of the Mortgage or (3) the determination that any Advance that would increase the currently unreimbursed Advances in the aggregate such that it would be a Nonrecoverable Advance.

The Servicer shall pay to the Certificate Administrator (on behalf of itself and the Trustee) and advance or pay to the Special Servicer or the Operating Advisor, if applicable, from the Collection Account, as provided above, amounts permitted to be paid to the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee therefrom, promptly upon receipt of certificates of a Responsible Officer of the Certificate Administrator or the Trustee or an officer of the Special Servicer or the Operating Advisor describing the item and amount to which the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as the case may be, are entitled unless such payment to the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as the case may be, is clearly required pursuant to this Agreement, in which case a written certificate shall not be required.  The Servicer may rely conclusively on any such certificate, shall have no duty to recalculate the amounts stated therein and shall have no liability if the amount paid in reliance thereon is an amount to which the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, is not entitled.

(d)          The Servicer shall withdraw from the Collection Account and, to the extent sufficient funds are on deposit therein, pay the CREFC® Intellectual Property Royalty License Fee to CREFC® in accordance with Section 3.4(c)(xi) on a monthly basis, solely from funds on deposit in the Collection Account.

(e)         If the Mortgage Loan accrues interest on an actual/360 basis, the Certificate Administrator shall establish and maintain a reserve account (which may be a subaccount of the Distribution Account) (the “Interest Reserve Account”) for the benefit of the Trustee and for the benefit of the Certificateholders. The Interest Reserve Account must be an Eligible Account maintained with an Eligible Institution.  Funds on deposit in the Interest Reserve Account shall be uninvested.  On each Distribution Date occurring in any February and on any Distribution Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the Certificate Administrator shall deposit into the Interest Reserve Account an amount equal to one day’s net interest collected on the principal balance of each Trust A Note and the Components as of the Payment Date occurring in the month preceding the month in which such Distribution Date occurs at the applicable Trust Note Rate or Component Rate (net of interest at the Servicing Fee Rate applicable to the Trust Loan, the Certificate Administrator Fee Rate (including the portion that is the Trustee Fee Rate), the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and exclusive of Default Interest allocable to the Trust Loan payable therefrom) to the extent a full Monthly Payment or Monthly Payment Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, “Withheld

Amounts”).  On each Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Certificate Administrator shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and transfer such amounts into the Distribution Account.

3.5.        Distribution Account. (a)  The Certificate Administrator shall establish and maintain in the name of “Wells Fargo Bank, National Association”, as Certificate Administrator, on behalf of “Wells Fargo Bank, National Association”, as the Trustee, and for the benefit of the holders of MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, a deposit account (the “Distribution Account”), which shall be deemed to include the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, which shall be subaccounts of the Distribution Account for the benefit of the Certificateholders and the Trustee, as holder of the Uncertificated Lower-Tier Interests.  The Distribution Account must be an Eligible Account maintained with an Eligible Institution.  On each Remittance Date, the Servicer shall transfer from the Collection Account to the Certificate Administrator for deposit into the Distribution Account all funds remaining on deposit therein, after giving effect to the withdrawals made pursuant to Section 3.4(c).  The Certificate Administrator shall credit the funds remitted by the Servicer from the Collection Account to the Distribution Account.

Amounts held in the Distribution Account and the Interest Reserve Account shall not be invested.

The Certificate Administrator shall make withdrawals from the Distribution Account to withdraw any amounts deposited in error, to withdraw amounts due to it under Section 3.4(c), to the extent such amounts were not withdrawn and paid to it by the Servicer under Section 3.4(c), and then to make distributions to the Holders of the Certificates pursuant to Section 4.1.

In the event the Threshold Cure Holder delivers Threshold Event Collateral in the form of cash collateral, the Servicer shall establish and maintain on behalf of the Trust and for the benefit of the Certificateholders a segregated non-interest bearing trust account (the “Threshold Event Cash Collateral Account”) and deposit the Threshold Event Collateral into such account. In addition, any proceeds from a letter of credit delivered as Threshold Event Collateral shall also be deposited into the Threshold Event Cash Collateral Account. The Threshold Event Cash Collateral Account must be an Eligible Account. Upon the Special Servicer’s determination of a Final Recovery Determination, the Special Servicer shall notify the Servicer and the Servicer shall deposit any amounts in the Threshold Event Cash Collateral Account directly into the Collection Account.

Upon such deposit, the Servicer shall transfer the lesser of (i) all Threshold Event Collateral or (ii) an amount sufficient to pay all amounts due on the Certificates that were not sufficiently covered by the net sale proceeds or net liquidation amounts, including Realized Losses, to the Distribution Account to reimburse Certificateholders for all Realized Losses after application of all Net Liquidation Proceeds plus accrued and unpaid interest and all other Trust Fund Expenses pursuant to Section 4.1. For the avoidance of doubt, any remaining funds will be distributed to the Threshold Cure Holder.

The Special Servicer shall cooperate with the Servicer and provide any information reasonably requested by the Servicer relating to the Threshold Event Cure.

(b)          The Certificate Administrator shall make or be deemed to have made withdrawals from the Lower-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)          to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.1(b) and Section 4.3(b) into the Upper-Tier Distribution Account and to make distributions to the Holder of the Class R Certificates (in respect of the Class LT-R Interest) pursuant to Section 4.1(b);

(ii)          to withdraw amounts deposited in error and pay such amounts to the Persons entitled thereto and to withdraw amounts due to it and the Trustee under Section 3.4(c), to the extent such amounts were not withdrawn and paid to it by the Servicer under Section 3.4(c); and

(iii)          to clear and terminate the Lower-Tier Distribution Account pursuant to Section 10.1.

(c)          The Certificate Administrator shall make withdrawals from the Upper-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)           to withdraw amounts deposited in error and to withdraw amounts due to it and the Trustee under Section 3.4(c), to the extent such amounts were not withdrawn and paid to it by the Servicer under Section 3.4(c);

(ii)          to make distributions to Holders of the Regular Certificates and the Class R Certificates (in respect of the Class UT-R Interest) on each Distribution Date pursuant to Section 4.1 or Section 10.2 as applicable; and

(iii)         to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 10.1.

3.6.         Foreclosed Property Account. The Special Servicer shall establish and maintain one or more deposit accounts (the “Foreclosed Property Account”) in the name of either (a) “KeyBank, as Special Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the holders of MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK and the Companion Loan Holders, Foreclosed Property Account” or (b) in the name of the limited liability company formed under Section 3.14 related to the Foreclosed Property, if any, held in the name of the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders and the Companion Loan Holders.  The Foreclosed Property Account must be an Eligible Account maintained with an Eligible Institution.  The Special Servicer shall deposit into the Foreclosed Property Account within two (2) Business Days of receipt all funds collected and received in connection with the operation or ownership of the Foreclosed Property.  On or before the last day of each Collection Period, the Special Servicer shall withdraw the funds in the Foreclosed Property Account, net of certain expenses and/or reserves (the amount of such expenses and/or reserves as determined in the Special Servicer’s reasonable discretion), and deposit them into the Collection Account in accordance with Section 3.4(a).  The Special Servicer shall notify the Certificate Administrator in writing of the location and account number of the Foreclosed Property Account and shall notify the Certificate Administrator in writing prior to any subsequent change thereof.

3.7.         Appraisal Reductions.

(a)          Within 60 days after the occurrence of an Appraisal Reduction Event with respect to the Mortgage Loan, the Special Servicer shall (i) notify the Servicer, the Operating Advisor, the Trustee and the Certificate Administrator and any certificate administrator and trustee associated with any Other Securitization Trust and, so long as no Consultation Termination Event has occurred, the Directing Holder, of such occurrence of an Appraisal Reduction Event, (ii) order (which order shall be placed within 30 days of the occurrence of the Appraisal Reduction Event) and use efforts consistent with Accepted Servicing Practices to obtain an Appraisal of the Property owned by the Borrower unless an Appraisal was performed within nine months prior to the Appraisal Reduction Event and the Special Servicer is not aware of any material change in the market or condition or value of the Property since the date of such Appraisal, in which case such Appraisal with respect to the Property shall be used by the Special Servicer, (iii) determine on the basis of the applicable Appraisal, and receipt of information reasonably requested by the Special Servicer from the Servicer necessary to calculate the Appraisal Reduction Amount whether there exists any Appraisal Reduction Amount and (iv) allocate the Appraisal Reduction Amount to the Trust Loan and the Companion Loans and give reasonably prompt notice of such Appraisal Reduction Amount, the Trust Appraisal Reduction Amount and the portion of the Appraisal Reduction Amount allocated to the Companion Loans to the Companion Loan Holder (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the master servicer, special servicer and trustee with respect to such Other Securitization Trust), the Trustee, the Operating Advisor and the Certificate Administrator (to the extent not already reported to such parties on the CREFC® Reports provided by the Servicer and posted on the Certificate Administrator’s website). The cost of obtaining such Appraisal shall be paid by the Servicer as a Property Protection Advance or an Administrative Advance unless it would constitute a Nonrecoverable Advance and in such case, as a Trust Fund Expense.  Updates of such Appraisals shall be obtained by the Special Servicer, and paid for by the Servicer as a Property Protection Advance or an Administrative Advance (or paid for by the Trust if the Servicer determines that such Advance would constitute a Nonrecoverable Advance) every nine (9) months for so long as an Appraisal Reduction Event exists, and the Appraisal Reduction Amount shall be adjusted accordingly.  If required in accordance with any such adjustment, each Class of Certificates that has been notionally reduced as a result of the Trust Appraisal Reduction Amount shall have its related Certificate Balance notionally restored by the Certificate Administrator or the Trustee to the extent required by such adjustment of the Trust Appraisal Reduction Amount, and there shall be a redetermination of whether a Control Termination Event has occurred.  Any such Appraisal obtained under this Section shall be delivered by the Special Servicer to the Trustee, the Certificate Administrator and the Operating Advisor, and, so long as no Consultation Termination Event has occurred, the Directing Holder, in electronic format, and the Certificate Administrator shall make such Appraisal available to Privileged Persons pursuant to Section 8.14(b).  The Servicer shall provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof, using reasonable efforts to deliver such information within four (4) Business Days of the Special Servicer’s written request (which request shall be made promptly, but in no event later than ten (10) Business Days, after the Special Servicer’s receipt of the applicable Appraisal or preparation of the applicable internal valuation) provided, however, that the Special Servicer’s failure to timely make such a request shall not relieve the Servicer of its obligation to provide such information to the Special Servicer in the manner and timing set forth in this sentence.  Accordingly, the Special Servicer shall not be obligated to calculate, recalculate, determine or redetermine any Appraisal Reduction Amount until such time as it receives from the Servicer the information reasonably required by the Special Servicer to make such calculation, recalculation, determination or redetermination.  The Servicer shall not calculate Appraisal Reduction Amounts.

(b)          While any Trust Appraisal Reduction Amount (or deemed Trust Appraisal Reduction Amount pursuant to Section 3.7(e)) exists with respect to the Mortgage Loan, (i) the amount of any Monthly Payment Advances shall be reduced as provided in Section 3.23(a), and (ii) the existence thereof (other than any deemed Trust Appraisal Reduction Amount) will be taken into account for purposes of determining the Voting Rights of certain Classes of Certificates as provided in Section 3.7(c) and (iii) except with respect to any deemed Appraisal Reduction Amount, there shall be a determination of whether a Control Termination Event has occurred and is continuing.

(c)           The Certificate Balance of each Class of Sequential Pay Certificates shall be notionally reduced solely for purposes of determining (x) the Voting Rights of the related Classes to the extent set forth in this Agreement and (y) whether a Control Termination Event has occurred and is continuing or a Consultation Termination Event has occurred to the extent of any Trust Appraisal Reduction Amount (other than any deemed Trust Appraisal Reduction Amount) allocated to such Class on such Distribution Date.  The Appraisal Reduction Amount for any Distribution Date shall be applied to notionally reduce the Certificate Balances of the Sequential Pay Certificates in the following order of priority:  first, to the Class HRR Certificates, second, to the Class J Certificates, third, to the Class G Certificates, fourth, to the Class F Certificates, fifth, to the Class E Certificates, sixth, to the Class D Certificates, seventh, to the Class C Certificates, eighth, to the Class B Certificates and ninth, to the Class A Certificates.

(d)           In the event that a portion of one or more Monthly Payment Advances with respect to the Trust Loan is reduced as a result of an Appraisal Reduction Event, the amount of the Net Liquidation Proceeds to be applied to interest on the Trust Loan shall be reduced by the aggregate amount of such reductions and the portion of such Net Liquidation Proceeds to be applied to principal of the Trust Loan shall be increased by such amount, and if the amounts of the Net Liquidation Proceeds to be applied to principal of the Trust Loan have been applied to pay the principal of the Trust Loan in full, any remaining Net Liquidation Proceeds shall then be applied to pay any remaining accrued and unpaid interest on the Trust Loan in accordance with Section 1.3.  With respect to the Trust Loan, such reductions will be applied, first to Component B-HRR, second to Component B-A and third to the Trust A Notes, in each case until their respective principal balances have been reduced to zero.

(e)            If (i) an Appraisal Reduction Event has occurred, (ii) either (A) no Appraisals or updates of any Appraisals have been obtained or conducted with respect to the Property or Foreclosed Property, as the case may be, during the nine-month period prior to the date of such Appraisal Reduction Event or (B) the Special Servicer is aware of any material change in the circumstances surrounding the Property or Foreclosed Property, as the case may be, has occurred since the date of the most recent Appraisal that would materially adversely affect the value of the Property or Foreclosed Property, as the case may be, and (iii) no new Appraisal has been obtained or conducted for the Property or Foreclosed Property, as the case may be, within 60 days after the Appraisal Reduction Event has occurred, then (x) until each new Appraisal is delivered, the Appraisal Reduction Amount for the Property shall be deemed to be equal to 25% of the outstanding principal balance of the Mortgage Loan and (y) upon receipt of the new Appraisal by the Special Servicer, the Appraisal Reduction Amount for that Property or Foreclosed Property, as the case may be, shall be recalculated in accordance with the definition of Appraisal Reduction Amount.  Notwithstanding the foregoing, a Trust Appraisal Reduction Amount deemed pursuant to the clause (x) of the preceding sentence shall not be allocated to any Class of Certificates for purposes of (1) determining whether a Control Termination Event or Consultation Termination Event has occurred and is continuing or (2) allocating Voting Rights.

(f)            With respect to any Appraisal Reduction Amount calculated for purposes of determining an Appraisal Reduction Event, the appraised value (as determined by an updated Appraisal) of the Property securing the Mortgage Loan will be determined on an “as-is” basis, based upon the current physical condition, use and zoning of the Property as of the date of the Appraisal.

If the Certificate Balance of any of the Class G, Class J or Class HRR Certificates (taking into account the application of any Trust Appraisal Reduction Amounts (other than any deemed Trust Appraisal Reduction Amount pursuant to Section 3.7(e)) to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, such Class will be referred to as the “Appraised-Out Class”.  The Holders of the majority (by Certificate Balance) of the Appraised-Out Class shall have the right, at their sole expense, to (i) require the Special Servicer to order a second Appraisal of the Property (such Holders, the “Requesting Holders”) or (ii) post Threshold Event Collateral as described below..  The Special Servicer shall use commercially reasonable efforts to ensure that such Appraisal is delivered within 60 days from receipt of the Requesting Holders’ written request and shall ensure that such Appraisal is prepared by an Independent Appraiser).

In addition, if subsequent to the Class G, Class J or Class HRR Certificates becoming an Appraised-Out Class there is a material change with respect to the Property related to the Appraisal Reduction Amounts that caused such Class to become an Appraised-Out Class, the Requesting Holders shall have the right to request, in writing, that the Special Servicer obtain an additional Appraisal, which request shall set forth their belief of what constitutes a material change to the Property (including any related documentation).  The costs of obtaining such additional Appraisal shall be paid by the Requesting Holders.  Subject to the Special Servicer’s confirmation, determined in accordance with Accepted Servicing Practices, that there has been a change with respect to the Property and such change was material, the Special Servicer shall order another Appraisal from an Independent Appraiser, the identity of which shall be determined by the Special Servicer in accordance with Accepted Servicing Practices (provided that such Independent Appraiser may not be the same Independent Appraiser that provided the Appraisal in respect of which the Requesting Holders are requesting the Special Servicer to obtain an additional Appraisal), and shall recalculate such Appraisal Reduction Amount and the

Trust Appraisal Reduction Amount based upon such second Appraisal. If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class. Appraisals that are permitted to be requested by any Appraised-Out Class shall be in addition to any Appraisals that the Special Servicer may otherwise be required to obtain in accordance with Accepted Servicing Practices upon the occurrence of such material change or that the Special Servicer is otherwise required or permitted to order under this Agreement without regard to any Appraisal requests made by any Requesting Holder.

Upon receipt of any supplemental Appraisal pursuant to the two preceding paragraphs, the Special Servicer shall recalculate the Appraisal Reduction Amount and the Trust Appraisal Reduction Amount based upon such second Appraisal. If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class and the Appraised-Out Class shall have its Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount and the Trust Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the Special Servicer’s Appraisal Reduction Amounts determination may not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class.

The Holders of Certificates representing the majority of the Certificate Balance of the Appraised-Out Class may avoid a Control Termination Event, and the Holders of the Certificates representing a majority of the Certificate Balance of the Class HRR Certificates may avoid an event that would cause the Class HRR Certificates to cease to be the Controlling Class, caused by application of an Appraisal Reduction Amount (the Holders exercising such rights, the “Threshold Cure Holder”) if such Threshold Cure Holder delivers Threshold Event Collateral as a supplement to the appraised value of the Property to the Servicer, together with documentation acceptable to the Servicer in accordance with Accepted Servicing Practices to create and perfect a first priority security interest in favor of the Servicer on behalf of the Trust in such collateral (which must be completed within thirty (30) days of the Special Servicer’s receipt of an independent Appraisal that indicates such Control Termination Event (or control-shift event described above) has occurred) (a “Threshold Event Cure”) and, additionally, (i) pays all cost and expenses incurred by any party to this Agreement associated with the delivery and/or pledge of such Threshold Event Collateral, including the costs and expenses of any opinion of counsel and (ii) notifies the Special Servicer of its election to deliver the Threshold Event Collateral. In the event that the holders of more than one Class have rights to post Threshold Event Collateral, the applicable holders of the Class HRR Certificates will have a first priority right to post Threshold Event Collateral. If a Threshold Event Cure occurs, no Control Termination Event (or control-shift event described above) caused by application of an Appraisal Reduction Amount will be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the letter of credit must have an initial term no shorter than 6 months and contain an evergreen clause providing for automatic renewal for additional periods not less than 6 months. The Threshold Cure Holder must provide notice of each renewal at least 30 days prior to the expiration date of such letter of credit. If the Servicer does not receive notice of such renewal at least 30 days prior to the expiration date of the letter of credit or if the Servicer receives notice that the letter of credit will not be renewed, then the Servicer shall promptly draw upon such letter of credit and the Servicer shall hold such proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the applicable Threshold Cure Holder shall replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the Threshold Collateral Issuer are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and shall hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure will continue until (i) the appraised value of the Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Termination Event (or control-shift event described above) from occurring (and should the appraised value of the Property plus the value of the Threshold Event Collateral be insufficient, the Threshold Cure Holder will have 30 days from the new independent Appraisal to deliver new Threshold Event Collateral as supplement to the newly appraised value), or (ii) a determination is made by the Special Servicer in accordance with this Agreement that all proceeds in respect of the Mortgage Loan or Property have been received (a “Final Recovery Determination”). If the appraised value of the Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Termination Event (or control-shift event described above) without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Threshold Cure Holder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly returned to such Threshold Cure Holder (at its direction and sole expense). Upon the Special Servicer’s determination of a Final Recovery Determination with respect to the Mortgage Loan, such cash or proceeds of the letter of credit constituting Threshold Event Collateral shall be transferred into the Collection Account in an amount equal to the lesser of (a) all Threshold Event Collateral or (b) an amount sufficient available to pay all amounts due on the Certificates that were not sufficiently covered by the net sale proceeds or Final Recovery Determination, including all Applied Realized Loss Amounts, and such amount shall be added to the Distribution Account to reimburse Certificateholders for all Realized Losses with respect to the Trust Loan after application of the net proceeds of liquidation, plus accrued and unpaid interest thereon at the applicable interest rate and all other Trust Fund Expenses reimbursable under this Agreement. Any Threshold Event Collateral shall be treated as an “outside reserve fund” (and the right to reimbursement of any amounts with respect thereto) and will be beneficially owned by the Threshold Cure Holder who will be taxed on all income with respect thereto.

3.8.          Investment of Funds in the Collection Account and The Foreclosed Property Account. (a) The Servicer, with respect to the Collection Account and the Reserve Accounts, and the Special Servicer, with respect to the Foreclosed Property Account, may direct any depository institution maintaining the Collection Account, the Foreclosed Property Account and any Reserve Account (to the extent interest is not payable to the Borrower under applicable law or the Mortgage Loan Documents), respectively (each, for purposes of this Section 3.8, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement.  Any direction by the Servicer or Special Servicer, as applicable, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such)

or in the name of a nominee of the Trustee.  The Trustee shall have sole control (except with respect to investment direction, which shall be in the control of the Servicer (or the Special Servicer, with respect to the Foreclosed Property Account) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer or Special Servicer, as applicable), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee.  The Trustee and the Certificate Administrator shall have no responsibility or liability with respect to the investment directions of the Servicer or Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer and Special Servicer, as applicable, shall:

(i)           consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)          demand payment of all amounts due thereunder promptly upon determination by the Servicer or Special Servicer, as applicable, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b)           All net income and gain realized from investment of funds deposited in the Collection Account and the Reserve Accounts (to the extent not payable to the Borrower under applicable law or the Mortgage Loan Documents) shall be for the benefit of the Servicer in accordance with the terms and priorities of this Agreement.  All net income and gain realized from investment of funds deposited in the Foreclosed Property Account shall be for the benefit of the Special Servicer.  Any net losses on funds in the Collection Account, the Reserve Accounts (except, in the case of any such loss with respect to a Reserve Account, to the extent any such losses are incurred on amounts invested for the benefit of the Borrower under the terms of the Mortgage Loan Documents) or the Foreclosed Property Account shall be reimbursed by the Servicer or the Special Servicer, as applicable, from its own funds promptly, but in any event on or prior to the Remittance Date following the realization of such loss.  Notwithstanding the above, neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss (i) was incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of “Eligible Institution” included in Section 1.1 at the time such investment was made, (ii) such loss was incurred within thirty (30) days of the date of such insolvency, (iii) such loss is not the result of fraud, negligence or the willful misconduct of the Servicer or the Special Servicer, as applicable and (iv) and such institution was not an Affiliate of the Servicer, Special Servicer, the Certificate Administrator, the Operating Advisor or Trustee, as applicable.

(c)            Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.  In the event the Servicer takes any such action, the Trust Fund shall pay or reimburse the Servicer, pursuant to Section 3.4(c), for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Servicer in connection therewith.

(d)            For the avoidance of doubt, the Collection Account, the Foreclosed Property Account, the Interest Reserve Account and the Lower-Tier Distribution Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Lower-Tier REMIC, and the Upper-Tier Distribution Account (including interest, if any, earned on the investment of funds in such account) will be owned by the Upper-Tier REMIC, each for federal income tax purposes.

3.9.          Payment of Taxes, Assessments, etc. The Servicer (other than with respect to the Foreclosed Property) and the Special Servicer (with respect to the Foreclosed Property) shall maintain, accurate records with respect to the Property (or the Foreclosed Property, as the case may be) reflecting the status of taxes, assessments, charges and other similar items that are or may become a lien on the Property (or the Foreclosed Property, as the case may be) and the status of insurance premiums payable in respect of insurance policies required to be maintained pursuant to Section 3.11 hereof.  The Servicer shall obtain, from time to time, all bills for the payment of such items (including renewal premiums).  The Servicer shall pay real estate taxes, insurance premiums and other similar items from funds in the applicable Reserve Account in accordance with the Mortgage Loan Agreement at such time as may be required by the Mortgage Loan Documents.  If the Borrower does not make the necessary payments and/or a Mortgage Loan Event of Default has occurred and amounts in the applicable Reserve Account are insufficient to make such payments, the Servicer shall make a Property Protection Advance, subject to the determination of non-recoverability provided in Section 3.23, from its own funds for amounts payable with respect to all such items related to the Property when and as the same shall become due and payable.  The Servicer shall ensure that the amount of funds in the applicable Reserve Account is increased when and if applicable taxes, assessments, charges and other similar items, ground rents or insurance premiums are increased, in accordance with the terms of the Mortgage Loan Agreement.

3.10.       Appointment of Special Servicer. (a) KeyBank National Association is hereby appointed as the initial Special Servicer to service the Mortgage Loan while a Special Servicing Loan Event has occurred and is continuing and perform the other obligations of the Special Servicer hereunder.

(b)           If there is a Special Servicer Termination Event with respect to any Special Servicer, such Special Servicer may be removed and replaced pursuant to Sections 7.1 and 7.2.  The Trustee or the Certificate Administrator, as applicable, shall, promptly after receiving notice of any such Special Servicer Termination Event notify the Servicer, the Trustee (in the case of the Certificate Administrator), the Companion Loan Holders, the Certificate Administrator (which shall post such notice on the Certificate Administrator’s Website in accordance with Section 8.14(b)) and the 17g-5 Information Provider (which shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b)).  The appointment of any such successor Special Servicer shall not relieve the Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified above shall not be liable for any actions or any inaction of such successor Special Servicer.  No termination fee shall be payable to the terminated Special Servicer.  No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder in writing and a Rating Agency Confirmation with respect to such appointment has been delivered to the Trustee and the Certificate Administrator and their respective counterparts with respect to each Other Securitization Trust.  Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.5 mutatis mutandis as of the date of its succession.  The terminated Special Servicer shall retain all rights accruing to it under this Agreement, including the right to receive fees accrued prior to its termination and other amounts payable to it (including indemnification payments).

(c)            Upon determining that a Special Servicing Loan Event has occurred and is continuing with respect to the Mortgage Loan, the Servicer shall promptly give notice thereof to each other party hereto and the Servicer shall use efforts consistent with Accepted Servicing Practices to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto (and concurrently provide a copy of such Mortgage File, exclusive of all Privileged Information, to the Operating Advisor and the Note C Operating Advisor).  The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date that a Special Servicing Loan Event has occurred.  The Servicer in any event shall continue to act as Servicer and administrator of the Mortgage Loan until the Special Servicer has commenced the servicing of the Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence.  The Special Servicer shall instruct the Borrower to continue to remit all payments in respect of the Mortgage Loan to the Servicer.  The Servicer shall forward any notices it would otherwise send to the Borrower under the Mortgage Loan to the Special Servicer who shall send such notice to the Borrower while a Special Servicing Loan Event has occurred and is continuing.

(d)           Upon determining that a Special Servicing Loan Event is no longer continuing with respect to the Mortgage Loan, the Servicer or the Special Servicer, as applicable, shall promptly give notice thereof to the Companion Loan Holders and each other party hereto, and upon giving such notice such Special Servicing Loan Event shall cease, the Special Servicer’s obligation to service the Mortgage Loan shall terminate and the obligations of the Servicer to service and administer the Mortgage Loan shall resume and the Special Servicer shall return all of the information and materials furnished to the Special Servicer pursuant to Section 3.10(c) to the Servicer.

(e)           In making a Major Decision or in servicing the Mortgage Loan during the continuance of a Special Servicing Loan Event, the Special Servicer shall provide to the Custodian originals of documents entered into in connection therewith that are required to be included within the definition of “Mortgage File” for inclusion in the Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer; provided that, such materials shall not include any Privileged Information.

(f)          During any period in which a Special Servicing Loan Event is continuing, not later than 4:00 p.m. (New York Time) on each Determination Date, the Special Servicer shall deliver to the Servicer, to the extent not included in the CREFC® Special Servicer Loan File, a written statement describing (i) the amount of all payments on account of interest received on the Mortgage Loan, the amount of all payments on account of principal received on the Mortgage Loan, the amount of Insurance Proceeds, Condemnation Proceeds and Net Liquidation Proceeds received, the amount of any Foreclosure Proceeds received with respect to the Property, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to, the Foreclosed Property, in each case in accordance with Section 12.2 and (ii) such additional information relating to the Mortgage Loan as the Servicer or Certificate Administrator reasonably requests to enable it to perform its duties under this Agreement.

(g)           [Reserved].

(h)           Notwithstanding the provisions of the preceding subsection (c), the Servicer shall maintain ongoing payment records with respect to the Mortgage Loan and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement.

(i)          Within sixty (60) days after a Special Servicing Loan Event occurs (the “Initial Delivery Date”), the Special Servicer shall prepare a report (the “Asset Status Report”) for the Mortgage Loan and the Property to and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of the Mortgage Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Mortgage Loan might be returned to performing status or otherwise liquidated in accordance with Accepted Servicing Practices (each such report a “Subsequent Asset Status Report”). Each Final Asset Status Report will be required to be delivered in electronic form to the Servicer, the Directing Holder (but only so long as no Consultation Termination Event has occurred), the Operating Advisor, the Note C Operating Advisor, the 17g-5 Information Provider in accordance with Section 8.14(b) (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) and the Companion Loan Holders.  Such Asset Status Report shall set forth the following information (other than Privileged Information) to the extent reasonably determinable:

(i)            summary of the status of the Mortgage Loan and any negotiations with the Borrower;

(ii)         a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with Accepted Servicing Practices, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Mortgage Loan and whether outside legal counsel has been retained;

(iii)         the most current rent roll and income or operating statement available for the Property;

(iv)        the Special Servicer’s recommendations on how the Mortgage Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon;

(v)         the appraised value of the Property together with the Appraisal or the assumptions used in the calculation thereof;

(vi)        the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional Mortgage Loan Events of Default;

(vii)        a description of any proposed amendment, modification or waiver of a material term of any ground lease;

(viii)       a description of any proposed actions;

(ix)          the alternative courses of action considered by the Special Servicer in connection with the proposed actions;

(x)          the decision that the Special Servicer intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives; and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a net present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable discount rate used) and all related assumptions;

(xi)         a summary of the status of any action that was described in the most recent prior Asset Status Report and subsequently effected by the Special Servicer, excluding any Privileged Information; and

(xii)        such other information as the Special Servicer deems relevant in light of the proposed action and Accepted Servicing Practices.

(j)           The Special Servicer shall (x) deliver to the 17g-5 Information Provider (who shall post on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) the Final Asset Status Report, (y) deliver to the Certificate Administrator a proposed notice to Certificateholders that will include a summary of the Final Asset Status Report in an electronic format, which format is reasonably acceptable to the Certificate Administrator (which will be a brief summary of the current status of the Property and current strategy with respect to the resolution and workout of the Mortgage Loan), and the Certificate Administrator shall post such summary (but not the Final Asset Status Report itself) on the Certificate Administrator’s Website pursuant to Section 8.14(b) and (z) implement the Final Asset Status Report in the form delivered to the 17g-5 Information Provider.  Subject to the consent and consultation rights of the Directing Holder described in Section 3.10(i), the Special Servicer may, from time to time, modify any Final Asset Status Report it has previously delivered.  Upon such modification, the Special Servicer shall prepare an updated summary and deliver the updated summary to the Certificate Administrator and deliver the modified Final Asset Status Report to the 17g-5 Information Provider.  The 17g-5 Information Provider and the Certificate Administrator shall post such modified Final Asset Status Report on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and the Certificate Administrator shall post such summary on the Certificate Administrator’s Website.  In no event, however, will the Special Servicer be required to deliver a summary of any interim or draft Asset Status Report.

Subject to the last paragraph of Section 9.3(a), prior to the occurrence and continuance of a Control Termination Event, if the Directing Holder does not disapprove an Asset Status Report within ten (10) Business Days, in writing, the Special Servicer shall implement the recommended action as outlined in the Asset Status Report.  In addition, so long as no Control Termination Event has occurred or is continuing, the Directing Holder may object to any Asset Status Report within ten (10) Business Days of receipt and provided that the Special Servicer has not made the determination described below, the Special Servicer shall revise such Asset Status Report and deliver a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after such disapproval, to the Directing Holder, the Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Note C Operating Advisor, the Companion Loan Holders and the 17g-5 Information Provider (which shall promptly post such revised Asset Status Report on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b)).  Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer shall revise such Asset Status Report as described above in Section 3.10(i) until the Directing Holder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report, until the Directing Holder’s approval is no longer required or until the Special Servicer makes the determination described below.  Notwithstanding the foregoing, the Special Servicer (A) may, following the occurrence of an extraordinary event with respect to the Property or the Mortgage Loan, or if a failure to take any such action at such time would be inconsistent with Accepted Servicing Practices, the Special Servicer may take any such actions with respect to the Property or the Mortgage Loan before the expiration of a ten (10) Business Day period and (B) shall implement the recommended action as outlined in the Asset Status Report, in each case if it makes a determination in accordance with Accepted Servicing Practices the objection is not in the best interest of all the Certificateholders; provided, however, that, if the Directing Holder does not approve or is not deemed to have approved an Asset Status Report within ninety (90) days from the first submission of an Asset Status Report, then the Special Servicer and the Directing Holder shall use reasonable efforts to negotiate a mutually agreeable Asset Status Report during the next thirty (30) days, and if they are unable to reach an agreement within such 30-day period, the Special Servicer shall take the action recommended in its most recently submitted Asset Status Report; provided, further, that such Asset Status Report is not intended to replace or satisfy any other specific consent or approval right that the Directing Holder may have pursuant to Section 9.3.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the Operating Advisor’s review of a Final Asset Status Report shall only provide background information to support the Operating Advisor’s duties concerning the Special Servicer’s compliance with the Accepted Servicing Practices, and the Operating Advisor shall not provide comments to the Special Servicer in respect of such Final Asset Status Report. The Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and the Note C Operating Advisor (while a Note C Operating Advisor Consultation Event has occurred and is continuing) shall consult with and provide comments to the Special Servicer in respect of each Asset Status Report, if any, within ten (10) Business Days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such additional information reasonably requested by the Operating Advisor related thereto, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Controlling Class Certificates), as a collective whole.  The Special Servicer shall consider such alternative courses of action, if any, and any other feedback provided by the Operating Advisor and Note C Operating Advisor (and if no Consultation Termination Event has, the Directing Holder) in connection with the Special Servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event or Note C Operating Advisor Consultation Event, respectively, has occurred and is continuing.  The Special Servicer shall revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the Operating Advisor and/or Note C Operating Advisor (and if no Consultation Termination Event has occurred, the Directing Holder), to the extent the Special Servicer determines that the Operating Advisor’s, Note C Operating Advisor’s and/or the Directing Holder’s input and/or recommendations are consistent with Accepted Servicing Practices and in the best interest of the Certificateholders as a collective whole. Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the Operating Advisor, the Note C Operating Advisor or the Directing Holder, the Special Servicer shall deliver to the Operating Advisor, the Note C Operating Advisor and the Directing Holder the revised Asset Status Report (until a Final Asset Status Report is issued) or notice that the Special Servicer has decided not to revise such Asset Status Report, as applicable.

In connection with the approval or consultation rights of the Directing Holder or the consultation rights of the Operating Advisor or the Note C Operating Advisor with respect to any Asset Status Report, if the Special Servicer determines that any action recommended in an Asset Status Report is necessary to protect the Property or the interests of the Certificateholders from potential harm if such action is not taken, or if a failure to take any such action at such time would be inconsistent with Accepted Servicing Practices, the Special Servicer may take actions with respect to the Property before the expiration of the 10 Business Day period if the Special Servicer reasonably determines in accordance with Accepted Servicing Practices that failure to take such actions before the expiration of the 10 Business Day period would materially adversely affect the interest of the Certificateholders, and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Operating Advisor or the Note C Operating Advisor, as applicable.

The Special Servicer shall deliver to the Servicer, the Directing Holder (after the occurrence and during the continuance of a Control Termination Event but so long as no Consultation Termination Event is continuing) and the 17g-5 Information Provider (which shall promptly post the same to the 17g-5 Information Provider’s Website) a copy of each Final Asset Status Report, in each case with reasonable promptness following the adoption thereof.  The Special Servicer shall provide a summary of such report to the Certificate Administrator, and the Certificate Administrator shall post such summary to its website. During the continuance of a Consultation Termination Event, the Directing Holder (other than in its capacity as a Certificateholder) shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to any matter set forth therein.

After the occurrence and during the continuance of a Control Termination Event but so long as no Consultation Termination Event has occurred, the Directing Holder, and after the occurrence and during the continuance of an Operating Advisor Consultation Event or Note C Operating Advisor Consultation Event, the Operating Advisor and/or the Note C Operating Advisor, as applicable, shall be entitled to consult with the Special Servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) (on a non-binding basis) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report.  After the occurrence of a Consultation Termination Event, the Directing Holder shall have no right to consult with the Special Servicer with respect to the Asset Status Reports  and the Special Servicer shall only be obligated to consult with the Operating Advisor and the Note C Operating Advisor with respect to any Asset Status Report as described above.  The Special Servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with Accepted Servicing Practices to take into account any input and/or recommendations of the Operating Advisor, the Note C Operating Advisor or the Directing Holder, but is under no obligation to follow any particular recommendation of the Operating Advisor, the Note C Operating Advisor or the Directing Holder during the continuance of a Control Termination Event.  The consent or consultation process with the Operating Advisor, the Note C Operating Advisor and any revisions to the Asset Status Report made by the Special Servicer in response to such consultation described in this Section 3.10(j) are collectively referred to as the “ASR Consultation Process” and any revisions to the Asset Status Report made by the Special Servicer in response to such consultation described in this Section 3.10(j) are collectively referred to as the “Directing Holder Asset Status Report Approval Process”.

Notwithstanding anything herein to the contrary the Special Servicer shall have no right or obligation to consult with or to seek and/or obtain consent, approval or direction from any Directing Holder prior to or after acting or making any determination (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Directing Holder and before a replacement is selected and/or identified.  In addition, notwithstanding anything herein to the contrary, neither the Servicer nor the Special Servicer will be permitted to follow any objection, advice, direction or consultation provided by the Directing Holder, the Operating Advisor, the Note C Operating Advisor, the Controlling Class Certificateholders or any other Person that would require or cause the Servicer or Special Servicer, as applicable, to violate any applicable law, be inconsistent with the Accepted Servicing Practices, require or cause the Servicer or Special Servicer, as applicable, to violate provisions of this Agreement or the Co-Lender Agreement, require or cause the

Servicer or Special Servicer, as applicable, to violate the terms of the Mortgage Loan Documents or the Co-Lender Agreement, expose the Trust, any Certificateholder or any party to this Agreement or their Affiliates, members, managers, officers, directors, employees or agents to any claim, suit or liability, result in the imposition of a tax upon the Trust (other than a tax on net income from foreclosure property) or result in an Adverse REMIC Event, or materially expand the scope of the Servicer’s, Special Servicer’s, Trustee’s or Certificate Administrator’s responsibilities under this Agreement.

(k)         The Servicer and the Special Servicer shall comply with applicable law, the Accepted Servicing Practices, this Agreement, the Co-Lender Agreement, the Intercreditor Agreement and the Mortgage Loan Documents.

(l)            During the continuance of a Special Servicing Loan Event, the Special Servicer shall have the authority to meet with the Borrower and, subject to the rights of the Directing Holder (so long as no Consultation Termination Event is continuing) and take any actions consistent with Section 3.24, Accepted Servicing Practices and the most recent Final Asset Status Report.

(m)         Upon request of any Certificateholder (or any Beneficial Owner, if applicable), which shall have provided the Certificate Administrator with an Investor Certification in the form of Exhibit K-1, the Certificate Administrator shall mail, without charge, to the address specified in such request a copy of the most current Final Asset Status Report, only to the extent the Certificate Administrator has the Final Asset Status Report.

(n)          In addition, during the continuance of a Special Servicing Loan Event, not later than 4:00 p.m. (New York time) on each Determination Date the Special Servicer shall prepare and deliver to the Servicer the CREFC® Special Servicer Loan File with respect to the Mortgage Loan.

(o)         The Special Servicer shall be required to deliver to the Servicer such reports and other information as the Servicer needs in its sole discretion (subject to Accepted Servicing Practices) to perform its obligations under this Agreement. In no event, however, shall the Special Servicer be required to deliver a summary of any interim or draft Asset Status Report.

3.11.       Maintenance of Insurance and Errors and Omissions and Fidelity Coverage. (a)  The Servicer, consistent with Accepted Servicing Practices and the Mortgage Loan Documents, shall use efforts consistent with Accepted Servicing Practices to cause to be maintained by the Borrower (or if the Borrower fails to maintain such insurance in accordance with the Mortgage Loan Documents, the Servicer shall cause to be maintained to the extent such insurance is available at commercially reasonable rates, and to the extent the Trustee, as mortgagee, has an insurable interest) insurance with respect to the Property of the types and in the amounts required to be maintained by the Borrower under the Mortgage Loan Documents and to monitor the Borrower’s compliance with such insurance requirements.  The cost of any such insurance maintained by the Servicer shall be advanced by the Servicer, as a Property Protection Advance unless it would be a Nonrecoverable Advance.  Neither the Servicer nor the Special Servicer shall be required to maintain, and shall not cause the Borrower to be in default with respect to the failure of the Borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if the Special Servicer has determined, on an annual basis, that such failure is an Acceptable Insurance Default.  Neither the Servicer nor the Special Servicer shall be required to obtain terrorism insurance pursuant to this Agreement to the extent the Borrower would not be obligated to maintain terrorism insurance under the Mortgage Loan Documents as in effect on the date thereof.

(b)         The Special Servicer, consistent with Accepted Servicing Practices and the Mortgage Loan Documents, shall cause to be maintained such insurance (including environmental insurance) with respect to the Foreclosed Property as the Borrower is required to maintain with respect to the Property referred to in subsection (a) of this Section or, at the Special Servicer’s election, coverage satisfying insurance requirements consistent with Accepted Servicing Practices.  The cost of any such insurance with respect to the Foreclosed Property shall be payable out of amounts on deposit in the Foreclosed Property Account or shall be advanced by the Servicer as a Property Protection Advance unless such Advance would be a Nonrecoverable Advance.  Any such insurance (other than terrorism insurance, which shall be maintained to the extent required under subsection (a)) that is required to be maintained with respect to the Foreclosed Property shall only be so required to the extent such insurance is available at commercially reasonable rates and the Trust has an insurable interest in the Foreclosed Property.  If the Special Servicer requests the Servicer to make a Property Protection Advance in respect of the premiums due in respect of such insurance, the Servicer shall, as soon as practicable after receipt of such request, make such Property Protection Advance unless such Advance would be a Nonrecoverable Advance, and if the Servicer does not make such Advance, the Trustee (within 5 Business Days of its receipt of notice of the Servicer’s failure to make such Advance) shall make an Advance of the premiums to maintain such insurance; provided that, in each such case, such obligations shall be subject to the provisions of this Agreement concerning Nonrecoverable Advances, the Trustee as mortgagee having an insurable interest and the availability of such insurance at commercially reasonable rates.

(c)           The Servicer or the Special Servicer, as applicable, may satisfy its obligations to cause insurance policies to be maintained by maintaining a master force placed or blanket insurance policy insuring against losses on the Property or Foreclosed Property, as the case may be for which coverage is otherwise required to be maintained as set forth in the preceding subsections of this Section 3.11.  The incremental cost of such insurance allocable to the Property or Foreclosed Property, if not borne by the Borrower, shall be paid by the Servicer as a Property Protection Advance unless it would be a Nonrecoverable Advance.  If such master force placed or blanket insurance policy contains a deductible clause, the Servicer or the Special Servicer, as applicable, shall be obligated to deposit in the Collection Account out of its own funds all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with Accepted Servicing Practices.

(d)          Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an “errors and omissions” insurance policy with an insurance company with a claims-paying ability rating at least equal to (a) “A-” by S&P, (b) “A-” by Fitch, (c) “A-”

or its equivalent by KBRA, (d) “A-:VIII” by A.M. Best, (e) “A3” by Moody’s or (f) “A (low)” by DBRS (or such other rating as to which a Rating Agency Confirmation has been obtained) covering the officers and employees of the Servicer or the Special Servicer, as applicable, in connection with its activities under this Agreement.  Each such insurance policy shall protect the Servicer or the Special Servicer, as applicable, against losses resulting directly from forgery, theft, embezzlement, fraud, errors and omissions of such covered persons.  Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate thereof and providing the coverage required by this Section 3.11(d) shall satisfy the requirements of this Section 3.11(d).  The amount of coverage shall at least be equal to the coverage that is required by the applicable governmental authorities having regulatory power over the Servicer and Special Servicer.  If no such coverage amounts are imposed by such regulatory authorities, the amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC with respect to the Servicer or the Special Servicer, as applicable, if the Servicer or Special Servicer, as applicable, were servicing and administering the Mortgage Loan for FNMA or FHLMC or as otherwise approved by FNMA or FHLMC.  In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy.  Each shall use reasonable effort to cause each and every sub-servicer, if any, to maintain a blanket fidelity bond and an errors and omissions insurance policy meeting the requirements as described above.  In lieu of the foregoing, but subject to this Section 3.11, the Servicer and Special Servicer shall be entitled to self-insure with respect to such risks so long as the long term debt obligations or deposits of the Servicer or Special Servicer, as applicable (or its immediate or remote parent) are rated at least “A-” by Fitch and “A” by KBRA.

(e)          No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement.  The Certificate Administrator shall be entitled to request, upon receipt of a written request from any Certificateholder, and the Servicer and the Special Servicer shall each deliver or cause to be delivered to the Certificate Administrator, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect.  The Certificate Administrator will make any such certificate of insurance available to the requesting Certificateholder on a confidential basis.

(f)         The Operating Advisor shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement an “errors and omissions” insurance policy with an insurance company with a claims-paying ability rating at least equal to (a) “A-” by S&P, (b) “A-” by Fitch, (c) “A-” or its equivalent by KBRA, (d) “A-:VIII” by A.M. Best, (e) “A3” by Moody’s or (f) “A (low)” by DBRS (or such other rating as to which a Rating Agency Confirmation has been obtained) covering the directors, officers and employees of the Operating Advisor in connection with its activities under this Agreement.

3.12.        Procedures with Respect to Defaulted Mortgage Loan; Realization upon the Property. (a)  Following, and during the continuance of a Special Servicing Loan Event, the Special Servicer on behalf of the Trustee (with notification to and consent of the Directing Holder prior to the occurrence and continuance of a Control Termination Event and upon consultation with the Directing Holder after the occurrence and during the continuance of a Control Termination Event but so long as no Consultation Termination Event has occurred, and upon consultation with the Operating Advisor after the occurrence and during the continuance of an Operating Advisor Consultation Event and the Note C Operating Advisor after the occurrence and during the continuance of a Note C Operating Advisor Consultation Event) for the benefit of the Certificateholders and the Companion Loan Holders, subject to the terms of the Mortgage Loan Documents and the Co-Lender Agreement, shall promptly pursue the remedies set forth therein or such resolution that is otherwise available to the Special Servicer, each in accordance with Accepted Servicing Practices, including foreclosure or other realization on the Property and the other collateral for the Mortgage Loan. In connection with any foreclosure, enforcement of the applicable Mortgage Loan Documents or other realization on the Collateral, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer determines, in accordance with the Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance.

Neither the Master Servicer nor the Special Servicer shall enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage in a manner that would be inconsistent with the allocation and payment priorities set forth in Section 1.3 hereof or in the related Co-Lender Agreement as in effect on the date thereof.

(b)          Such proposed acceleration of the Mortgage Loan and/or foreclosure on the Property shall be taken unless the Special Servicer waives such Mortgage Loan Event of Default (or modifies or amends the Mortgage Loan to cure the Mortgage Loan Event of Default), which the Special Servicer may do, subject to the rights of the Directing Holder (prior to a Consultation Termination Event) if such modification, waiver or amendment is consistent with Accepted Servicing Practices and does not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions or subject either such Trust REMIC to any tax (other than a tax on “net income from foreclosure property” under Code Section 860G(c)).

(c)         In connection with such foreclosure as described in Section 3.12(a) or other realization on the Property, the Special Servicer shall follow Accepted Servicing Practices; provided, however, that the Special Servicer shall not be permitted to direct the Servicer, and neither the Special Servicer nor the Servicer shall be required, to expend its own funds to restore the Property damaged by an Uninsured Cause unless the Servicer or the Special Servicer, as applicable, permitted the related insurance policy to lapse in violation of its respective obligations hereunder.  If the Servicer does expend its own funds to restore the Property if damaged by an Uninsured Cause (which insurance policy did not lapse in violation of the Servicer’s obligations), such expense shall be a Property Protection Advance.  In connection with any foreclosure, enforcement of the Mortgage Loan Documents or other realization on the Collateral, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance.

(d)           In connection with any foreclosure or other acquisition, the Special Servicer shall request the Servicer to pay, and the Servicer shall pay, the out of pocket costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer determines, in its sole discretion exercised in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance.  The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in accordance with Section 3.23.  Subject to Section 9.3(a), for so long as a Control Termination Event is not continuing, while negotiating a workout with the Borrower, the Special Servicer shall pursue any such appropriate remedial action to but not including actual foreclosure until such negotiations, in the judgment of the Special Servicer and in accordance with Accepted Servicing Practices and subject to Section 9.3(a), are not reasonably likely to produce a greater recovery on a net present value basis than foreclosure.

(e)           Notwithstanding the foregoing, the Special Servicer may not foreclose on the Property on behalf of the Trust Fund and the Companion Loan Holders and thereby cause the Trust to be the beneficial owner of the Property, or take any other action with respect to the Property that would cause the Trustee, on behalf of the Trust Fund and the Companion Loan Holders, to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of the Property within the meaning of CERCLA or any comparable law, unless, subject to the rights of the Directing Holder to consent to and/or consult, as applicable, and upon consultation with the Operating Advisor after the occurrence and during the continuance of an Operating Advisor Consultation Event and the Note C Operating Advisor after the occurrence and during the continuance of a Note C Operating Advisor Consultation Event, the Special Servicer has previously determined, based on a report prepared as a Trust Fund Expense by an independent Person who regularly conducts site assessments for purchasers of comparable properties (a copy of such report to be provided to the Certificate Administrator, the Companion Loan Holders and the Trustee by the Special Servicer), that (i) the Property is in compliance with applicable environmental laws or that taking the remedial actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist taking such remedial actions is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.  The Special Servicer shall deliver a copy of any such report to the 17g-5 Information Provider in electronic format and the 17g-5 Information Provider shall make such report available to the Rating Agencies and NRSROs pursuant to Section 8.14(b).  The Certificate Administrator shall post a copy of such report on the Certificate Administrator’s Website promptly upon receipt.

If the Special Servicer has so determined based on satisfaction of the criteria in this Section 3.12(e) that it would be in the best economic interest (as determined in accordance with Accepted Servicing Practices) of the Trust Fund and the Companion Loan Holders as a collective whole (taking into account the subordination of the relative subordination of the Notes) to institute a foreclosure or take any other actions described in the immediately preceding paragraph, pursuant to the terms hereof and subject to the rights of (i) the Directing Holder, and (ii) the Directing Holder, the Operating Advisor and the Note C Operating Advisor to consent to and/or consult in respect of such action, as applicable, pursuant to the terms hereof, or a

Mezzanine Lender under the Intercreditor Agreement, if applicable, the Special Servicer shall take such proposed action.  The Special Servicer shall not foreclose upon or otherwise cause the Trust to acquire ownership of any Collateral other than the Property unless it receives an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Property Protection Advance unless the Servicer determines that such Property Protection Advance would constitute a Nonrecoverable Advance) to the effect that such acquisition will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on “net income from foreclosure property” under Code Section 860G(c)) under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding.

The Special Servicer shall direct the Servicer to, and the Servicer shall, advance the cost of any such compliance, containment, clean up or remediation as a Property Protection Advance unless the Servicer determines that such Advance would constitute a Nonrecoverable Advance.

(f)           The environmental site assessments contemplated by Section 3.12(e) shall be prepared by any Independent Person who regularly conducts environmental site assessments for purchasers of comparable properties, as determined by the Servicer in a manner consistent with Accepted Servicing Practices.  The cost of each such environmental site assessment shall qualify as a Property Protection Advance and shall be advanced by the Servicer unless the Servicer determines that such Advance would constitute a Nonrecoverable Advance.

(g)          Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire and hold for the benefit of the Trust Fund any personal property (including any non-real property Collateral) pursuant to this Section 3.12 unless:

(i)            such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)          the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Property Protection Advance unless the Servicer determines that such Property Protection Advance would constitute a Nonrecoverable Advance) to the effect that the holding of such personal property by the Trust Fund will not cause an Adverse REMIC Event at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding (and such Opinion of Counsel may be premised on the designation hereby of any such personal property as being deemed part of an “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) with the owner of such personal property for federal income tax purposes to be designated at such time).

(h)          Notwithstanding any acquisition of title to the Property following a Mortgage Loan Event of Default and cancellation of the Mortgage Loan, the Trust Loan and each Companion Loan shall be deemed to remain outstanding and, in the case of the Trust Loan, held in the Trust (for the benefit of the Certificateholders), and in the case of the Companion Loans, held by the Companion Loan Holders, for purposes of the application of collections and shall be reduced only by collections net of expenses.  For purposes of all calculations hereunder, so long as the Trust Loan and each Companion Loan shall be deemed to remain outstanding, (i) it shall be assumed that the unpaid principal balance of the Trust Loan and each Companion Loan immediately after any discharge is equal to the unpaid principal balance of the Trust Loan and such Companion Loan immediately prior to such discharge and (ii) Foreclosure Proceeds shall be applied as provided in Section 1.3(b) and the Co-Lender Agreement.

3.13.       Custodian and Trustee to Cooperate; Release of Items in Mortgage File. From time to time and as appropriate for the servicing of the Mortgage Loan or foreclosure of or realization on the Property, the Custodian shall, upon request of the Servicer or the Special Servicer and delivery to the Custodian of a request for release in the form of Exhibit B hereto, release or cause to be released any items from the Mortgage File to the Servicer or the Special Servicer, as the case may be, within the lesser of (i) seven (7) calendar days and (ii) five (5) Business Days of its receipt of the related request for release and the Trustee shall execute such documents furnished to it as shall be necessary to the prosecution of any such proceedings.  Such request for release shall obligate the Servicer or the Special Servicer to (and the Servicer or Special Servicer, as applicable, shall) return such items to the Custodian when the need therefor by the Servicer or the Special Servicer no longer exists.

3.14.        Title and Management of Foreclosed Property. (a)  In the event that title to the Property is acquired for the benefit of the Certificateholders and the Companion Loan Holders in foreclosure or by deed-in-lieu of foreclosure or otherwise, the deed, certificate of sale or other comparable document shall be taken in the name of the Trustee, as trustee for the Certificateholders, or its nominee (which shall not include the Special Servicer), on behalf of the Trust Fund and the Companion Loan Holders or as otherwise contemplated pursuant to Section 8.10.  Title may be taken in the name of a limited liability company wholly-owned by the Trust and which is managed by the Special Servicer (the costs of which shall be advanced by the Servicer, provided that such Advance would not be a Nonrecoverable Advance).  Promptly after such acquisition of title, the Special Servicer shall consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Property, the expense of such consultation being treated as a reimbursable expense of the Special Servicer related to the foreclosure.  The Special Servicer, on behalf of the Trust Fund and the Companion Loan Holders, shall dispose of the Foreclosed Property held by the Trust Fund as expeditiously as appropriate in accordance with Accepted Servicing Practices, but in any event within the time period, and subject to the conditions, set forth in Sections 3.15 and 12.2.  Subject to Sections 12.2 and 3.14(d), the Special Servicer shall hire on behalf of the Trust Fund and the Companion Loan Holders a Successor Manager to manage, conserve, protect and operate the Foreclosed Property for the Certificateholders and the Companion Loan Holders solely for the purpose of its prompt disposition and sale.  In connection with such management and subject to Section 3.4(c)(vii), the Successor Manager shall be entitled to the REO Management Fee solely from the Foreclosed Property Account or the Collection Account pursuant to Section 3.4(c)(vii).

(b)           The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of the Foreclosed Property separate and apart from its own funds and general assets and shall establish and maintain with respect to the Foreclosed Property the Foreclosed Property Account in the name of the Special Servicer on behalf of the Trustee pursuant to Section 3.6.

(c)           The Special Servicer shall have full power and authority, subject to Accepted Servicing Practices and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with the Foreclosed Property for the benefit of the Trust Fund and the Companion Loan Holders as a collective whole (taking into account the relative subordination of the Notes) on such terms as are appropriate and necessary for the efficient liquidation of the Foreclosed Property, so long as the Special Servicer deems such actions to be consistent with Accepted Servicing Practices.

The Special Servicer shall deposit or cause to be deposited on a daily basis in the Foreclosed Property Account all revenues received with respect to the Foreclosed Property, and the Special Servicer shall cause to be withdrawn therefrom funds necessary for the proper operation, management and maintenance of the Foreclosed Property and for other expenses related to the preservation and protection of the Foreclosed Property, including, but not limited to:

(i)            all insurance premiums due and payable in respect of the Foreclosed Property;

(ii)           all taxes, assessments, charges or other similar items in respect of the Foreclosed Property that could result or have resulted in the imposition of a lien thereon; and

(iii)           all costs and expenses necessary to preserve the Foreclosed Property, including the payment of ground rent, if any.

To the extent that amounts on deposit in the Foreclosed Property Account are insufficient for the purposes set forth in clauses (i) through (iii) above (and all similar amounts or expenses), the Special Servicer shall direct the Servicer to, and the Servicer shall, make a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance.

(d)          The Special Servicer, in the name of the Trust Fund, shall (subject to Section 3.14(a)) contract with any Successor Manager for the operation and management of the Foreclosed Property; provided that no such contract shall impose individual liability on the Trustee or the Trust; provided, further, that:

(i)            the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)          any such contract shall require, or shall be administered to require, that the Successor Manager (A) request that the Special Servicer pay from the Foreclosed Property Account all costs and expenses incurred in connection with the operation and management of the Foreclosed Property, and (B) remit all related revenues (net of such costs and expenses) to the Special Servicer, as soon as practicable but in no event later than the Business Day immediately following receipt, for deposit into the Foreclosed Property Account;

(iii)           none of the provisions of this Section 3.14 relating to any such contract or to actions taken through any such Successor Manager shall be deemed to relieve the Special Servicer of any of its ordinary and regularly recurring duties and obligations to the Trust Fund on behalf of the Certificateholders and the Companion Loan Holders with respect to the operation and management of the Foreclosed Property; and

(iv)          the Successor Manager shall be permitted to perform construction (including renovations) on the Foreclosed Property only if the construction was more than ten percent (10%) complete at the time default on the Mortgage Loan became imminent.

The Special Servicer shall be entitled, and to the extent required by the REMIC Provisions, shall be required, to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification; however, the retention of any Independent Contractor will not relive the Special Servicer of its obligations with respect to the Foreclosed Property.  All REO Management Fees shall be a Trust Fund Expense payable from the Foreclosed Property Account or subject to reimbursement pursuant to Section 3.4(c)(vii).  The Special Servicer agrees to monitor the performance of the Successor Manager and to enforce the obligations of the Successor Manager on behalf of the Trust and the Companion Loan Holders.  Expenses incurred by the Special Servicer in connection herewith shall qualify as Property Protection Advances.

(e)          On or before the last day of each Collection Period, the Special Servicer shall withdraw from the Foreclosed Property Account and deposit into the Collection Account the proceeds and collections received or collected since the preceding Remittance Date through the Business Day prior to the Remittance Date on or with respect to the Foreclosed Property (including any funds no longer needed in any reserves established as provided below), net of expenses paid therefrom and amounts reasonably expected to be needed to fund any reserves deemed necessary for the operation, preservation and protection of the Foreclosed Property in the event that the Foreclosed Property is a real property, including without limitation, the creation of reasonable reserves for working capital, repairs, replacements and necessary capital improvements and other related expenses.

(f)          In connection with the acquisition of Foreclosed Property, if the value of such Foreclosed Property on the date of the completion of the transfer of the last remaining portion of the Property by foreclosure is less than the estimated Excess Liquidation Purchase Price as of that date, then the holders or beneficial owners of Certificates representing more than 50% of the Certificate Balance (without regard to Appraisal Reduction Amounts or Realized Losses) of the Class HRR Certificates will have the right to exercise their option (the “Excess Liquidation Proceeds Option”) to acquire all of the interests in such Foreclosed Property (or, if the Special Servicer has transferred the entire Foreclosed Property to a single member limited liability company holding only the Foreclosed Property (the “Foreclosure LLC”), all of the interests in the Foreclosure LLC) for the Excess Liquidation Purchase Price. The Excess Liquidation Proceeds Option will be assignable only to an affiliate of such holder.

Upon the closing of a qualifying sale, the Special Servicer will deliver, or cause the Foreclosure LLC to deliver, to the holder of the Excess Liquidation Proceeds Option a cash settlement amount equal to the product of (i) the excess of any net sales proceeds of the Foreclosed Property over the Excess Liquidation Purchase Price and (ii) a fraction, the numerator of which is the Trust Loan principal amount as of the Origination Date and the denominator of which is the Mortgage Loan principal amount as of the Origination Date.  For the avoidance of doubt, the exercise of the Excess Liquidation Proceeds Option will only by permitted in conjunction with, or following, a “qualified liquidation” (as defined in the REMIC Provisions) of each Trust REMIC.

3.15.        Sale of the Foreclosed Property. (a)  The Special Servicer, on behalf of the Trust Fund and the Companion Loan Holders, shall sell the Foreclosed Property as expeditiously as appropriate in accordance with Accepted Servicing Practices, but in no event later than the time period set forth in Section 12.2 in a manner provided under this Section 3.15.

(b)          If the Special Servicer or an Affiliate acquires the Foreclosed Property in the name of and on behalf of the Trust and the Companion Loan Holders, the Special Servicer shall be empowered, subject to the Code and to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with the management and operation of the Foreclosed Property in accordance with Accepted Servicing Practices, all on such terms as the Special Servicer deems to be in the best interest of the Certificateholders and the Companion Loan Holders as a collective whole, as if they constituted a single lender (taking into account the relative subordination of the Notes) and consistent with the REMIC Provisions.

(c)           Subject to the consent and consultation rights of the Directing Holder, as applicable, the Special Servicer may accept the highest cash offer for the Foreclosed Property received from any Person.  In no event may such offer be less than an amount at least equal to the Mortgage Loan Purchase Price for the Foreclosed Property. In the absence of any such offer, the Special Servicer shall accept the highest cash offer that it determines is a fair price for the Foreclosed Property.  In determining whether any offer from a Person other than an Interested Person constitutes a fair price for the Foreclosed Property, the Special Servicer is required to take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the Property and the state of the local economy. If the highest offeror is an Interested Person, the Trustee shall determine the fairness of the highest offer based upon such Appraisal or, if no Appraisal has been obtained within the last nine (9) months, based on an Appraisal obtained by the Trustee. In addition, the Trustee may (at its option at the expense of the Interested Person or as a Trust Fund Expense) designate an Independent Appraiser that is an expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in loans secured by properties similar to the Foreclosed Property, and such Independent Appraiser shall be selected with reasonable care by the Trustee for the purpose of determining whether such cash offer constitutes a fair price for the Foreclosed Property.  If the Trustee designates such an Independent Appraiser to make such determination, the Trustee shall be entitled to rely conclusively upon such Independent Appraiser’s determination.  Any such determination of a fair price of the Foreclosed Property by the Trustee shall be binding on all parties.  The reasonable costs of all such Appraisals, property condition assessments, inspection reports and broker opinions of value incurred by the Trustee or any such third party pursuant to Section 3.15(c) shall be covered by, and shall be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense shall be reimbursable as a Trust Fund Expense; provided that the Trustee shall not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.  Notwithstanding the foregoing, subject to the consent rights of the Directing Holder after the occurrence and during the continuance of a Control Termination Event and the consultation rights of the Operating Advisor and the Note C Operating Advisor, after the occurrence and during the continuance of an Operating Advisor Consultation Event or a Note C Operating Advisor Consultation Event, respectively, the Special Servicer shall not be obligated to accept the higher cash offer if the Special Servicer determines, in accordance with the Accepted Servicing Practices, that rejection of such offer would be in the best interests of the Certificateholders and the Companion Loan Holders (as a collective whole as if they constituted a single lender (taking into account the relative subordination of the Notes)), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in accordance with the Accepted Servicing Practices, that acceptance of such offer would be in the best interests of the Certificateholders and the Companion Loan Holders (as a collective whole).  For avoidance of doubt, subject to the restrictions placed upon it as an Interested Person, the Directing Holder may submit bids on the Foreclosed Property in the same manner and at the same time and place as any other bidder.  Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase the Foreclosed Property.

(d)          Subject to the provisions of Section 3.14, the Special Servicer shall act on behalf of the Trust Fund and the Companion Loan Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of the Foreclosed Property, including the collection of all amounts payable in connection therewith. Any sale of the Foreclosed Property shall be without recourse to the Trustee, the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor, the Trust or the Certificateholders and the Companion Loan Holders (except that any contract of sale and assignment and conveyance documents may contain customary warranties, so long as the only recourse for breach thereof is to the Trust) and if consummated in accordance with the terms of this Agreement, none of the Trustee, the Depositor, the Certificate Administrator or the Special Servicer shall have any liability to any Certificateholder with respect to the purchase price thereof accepted by the Special Servicer or the Trustee.

(e)         The proceeds of any sale effected pursuant to this Section 3.15, after deduction of the expenses incurred in connection therewith, shall be deposited in the Collection Account in accordance with Section 3.4(a).

(f)           Within 30 days of the sale of the Foreclosed Property, if not previously included in a CREFC® Report provided by the Servicer or the Special Servicer, the Special Servicer shall provide to the Servicer, the Trustee, the Companion Loan Holders and the Certificate Administrator a statement of accounting for the Foreclosed Property, including, without limitation, (i) the date the Foreclosed Property was acquired in foreclosure or by deed-in-lieu of foreclosure or otherwise, (ii) the date of disposition of the Foreclosed Property, (iii) the gross sale price and related selling and other expenses, (iv) accrued interest with respect to the outstanding balance of the Mortgage Loan immediately prior to the acquisition of the Foreclosed

Property, calculated from the date of acquisition to the disposition date, and (v) such other information as the Trustee, the Companion Loan Holders or Certificate Administrator may reasonably request.

(g)          If the Mortgage Loan is a Specially Serviced Mortgage Loan or the Property is a Foreclosed Property, the Servicer shall prepare and file on a timely basis the reports of foreclosures and abandonments of such Property required by Section 6050J of the Code and the reports of discharges of indebtedness income in respect of the Trust Loan and each Companion Loan required by Section 6050P of the Code.

(h)          The Special Servicer shall deliver to the Servicer such reports and other information as the Servicer needs in its sole discretion (subject to Accepted Servicing Practices) to perform its obligations under this Agreement.

3.16.         Sale of the Mortgage Loan.

(a)           (i) Within sixty (60) days after the occurrence of a Special Servicing Loan Event and notice thereof is received by the Special Servicer, the Special Servicer shall order an Appraisal (which shall not be required to be received within that 60-day period), the cost of which will be a Trust Fund Expense.  Subject to the right of the Mezzanine Lender to purchase the Mortgage Loan pursuant to the Mezzanine Intercreditor Agreement, the Servicer shall promptly notify in writing the Special Servicer, the Trustee, the Certificate Administrator, the Companion Loan Holders, the Operating Advisor, the Note C Operating Advisor and the Directing Holder (prior to the occurrence and continuance of a Consultation Termination Event) of the occurrence of such Special Servicing Loan Event, and the Special Servicer shall, if applicable, within the time period specified in the Intercreditor Agreement, so notify the Mezzanine Lender of the occurrence of such Special Servicing Loan Event.  Upon delivery by the Special Servicer of the notice described in the preceding sentence, subject to the rights of the Directing Holder, the consultation rights of the Operating Advisor (after an Operating Advisor Consultation Event) and the Note C Operating Advisor (after a Note C Operating Advisor Consultation Event), and to any right of a Mezzanine Lender to purchase the Mortgage Loan pursuant to the Intercreditor Agreement, the Special Servicer may offer to sell to any Person the Mortgage Loan or may offer to purchase the Mortgage Loan, if and when the Special Servicer determines, consistent with Accepted Servicing Practices, that no satisfactory arrangements can be made for collection of delinquent payments on the Mortgage Loan and such sale would be in the best economic interests of the Trust and the Companion Loan Holders as a collective whole as if they constituted a single lender (taking into account the relative subordination of the Notes) on a net present value basis.  The Special Servicer shall give the Trustee, the Companion Loan Holders, the Certificate Administrator, the Operating Advisor, the Note C Operating Advisor and the Directing Holder (prior to the occurrence of a Consultation Termination Event) not less than five (5) Business Days’ prior written notice of its intention to sell the Mortgage Loan, in which case the Special Servicer shall accept the highest offer received from any Person, other than any Interested Person, for the Mortgage Loan so long as such offer is at least equal to the Mortgage Loan Purchase Price; provided that the Special Servicer’s right to sell the C Notes will be conditioned upon satisfaction of conditions set forth in the Co-Lender Agreement (including, if the sale price is less than the outstanding Note C principal balance and a Control Appraisal Period has not occurred and is not continuing, the consent of the C Note Holders (exercisable by majority holder of the Controlling Class in the Note C Securitization if the C Notes have been included in a Note C Securitization), and if the Special Servicer determines that such conditions cannot be satisfied or that satisfaction of such conditions is not in the best interest of the Trust and the Companion Loan Holders as a collective whole (taking into account the relative subordination of the Notes), the Special Servicer shall sell the Trust Loan together with the Senior Pari Passu Non-Trust Notes.  At the Special Servicer’s option, if it has received no offer at least equal to the Mortgage Loan Purchase Price for the Mortgage Loan or relevant portions thereof, an Interested Person (other than any Manager or any Borrower Related Party) may purchase the Mortgage Loan or relevant portions thereof at the Mortgage Loan Purchase Price. Any Companion Loan is to be sold together with the Trust Loan, subject to this Section 3.16 and any additional requirements set forth in the Co-Lender Agreement (including, without limitation, Section 5 of the Co-Lender Agreement).

(ii)          In the absence of any such offer and purchase at least equal to the Mortgage Loan Purchase Price, the Special Servicer may accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for the Mortgage Loan or relevant portions thereof.  In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any defaulted Mortgage Loan or relevant portions thereof, the Special Servicer shall take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior nine months), among other factors, the period and amount of the occupancy levels and physical conditions of the Property and the state of the local economy.  However, if the highest offeror is the Depositor, the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Directing Holder (or any of its Affiliates), any Certificateholder, any Borrower Related Party (including any Restricted Holder), any independent contractor engaged by the Special Servicer, a holder of any interest in a Mezzanine Loan (except to the extent described in Section 3.16(e)), an Other Depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer) or the trustee for an Other Securitization Trust, a Companion Loan Holder or any known Affiliate of any of them (any such Person, an “Interested Person”), then the Trustee (based upon, among other things, the Appraisal ordered by the Special Servicer after a Special Servicing Loan Event pursuant to the preceding paragraph, and copied or otherwise delivered to the Trustee and any other information reasonably requested by the Trustee) shall determine if the highest offer is a fair price and such determination shall be binding upon all parties; provided that no offer from an Interested Person shall constitute a fair price unless (A) it is the highest offer received and (B) if such offer is less than the applicable Mortgage Loan Purchase Price, at least two other offers are received from independent third parties.  If the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person or as a Trust Fund Expense, as described below) designate an Independent Appraiser that is an expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in loans similar to the Mortgage Loan, and such Independent Appraiser shall be selected with reasonable care by the Trustee for the purpose of determining whether such cash offer constitutes a fair price for the Mortgage Loan or relevant portions thereof. If the Trustee designates such an Independent Appraiser to make such determination, the Trustee shall be entitled to rely conclusively upon such Independent Appraiser’s determination.  Any such determination of a fair price of the Mortgage Loan or relevant portions thereof by the Trustee shall be binding on all parties.  The reasonable costs of all such Appraisals, property condition assessments and broker opinions of value incurred by, the Trustee or any such third party pursuant to this paragraph shall be covered by, and shall be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense shall be reimbursable as a Trust Fund Expense; provided that the Trustee shall not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.  Subject to the restrictions placed upon it as an Interested Person, the Directing Holder may submit bids on the defaulted Mortgage Loan in the same manner and at the same time and place as any other bidder. Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase the Mortgage Loan or relevant portions thereof.

(iii)          Notwithstanding anything contained in the preceding paragraph to the contrary, if an Interested Person offers to purchase the Mortgage Loan and the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person or as a Trust Fund Expense, as described below) designate an Independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in loans similar to the Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for the Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all Appraisals, inspection reports and broker opinions of value incurred by, the Trustee or any such third party pursuant to this paragraph shall be covered by, and shall be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense shall be reimbursable as a Trust Fund Expense; provided that the Trustee shall not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(iv)         The Special Servicer shall not be obligated to accept the highest offer if the Special Servicer determines, in accordance with Accepted Servicing Practices, that rejection of such offer would be in the best interests of the Certificateholders and the Companion Loan Holders (as a collective whole as if they constituted a single lender, taking into account the relative subordination of the Notes).  In addition, the Special Servicer may accept a lower offer if it determines, in accordance with Accepted Servicing Practices, that the acceptance of such offer would be in the best interests of the Certificateholders and the Companion Loan Holders as collective whole as if they constituted a single lender (taking into account the relative subordination of the Notes) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable in other respects), provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer.  The Special Servicer shall use efforts consistent with Accepted Servicing Practices to sell the Mortgage Loan or relevant portions thereof prior to the Rated Final Distribution Date.

(v)          Unless and until the Mortgage Loan is sold pursuant to this Section 3.16(a), the Special Servicer shall pursue such other resolution strategies with respect to the Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report, Accepted Servicing Practices, the Intercreditor Agreement and the REMIC Provisions.

(b)          Prior to the occurrence and continuance of a Control Termination Event, any sale of the Mortgage Loan or relevant portions thereof shall be subject to the Directing Holder’s consent rights (subject to limitations on such consent pursuant to Section 9.3(a) herein) and after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, any sale of the Mortgage Loan or relevant portions thereof shall be subject to the consultation rights of the Directing Holder as described in Section 9.3 herein.

(c)          The right of the Special Servicer to purchase or sell the Mortgage Loan or relevant portions thereof after the occurrence of a Special Servicing Loan Event shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised but the purchase of the Mortgage Loan has not yet occurred, the Special Servicer’s right shall terminate and such exercise shall be of no further force or effect) if the Mortgage Loan is no longer delinquent as a result of any of the following: (i) the Special Servicing Loan Event has ceased pursuant to the terms of this Agreement, (ii) the Mortgage Loan has become subject to a fully executed agreement reflecting the terms of the workout arrangement, (iii) the Mortgage Loan has otherwise been resolved (including by a full or discounted pay-off) or (iv) the Mezzanine Lender has exercised its purchase option for the Mortgage Loan set forth in the Intercreditor Agreement.

(d)          Any sale of the Mortgage Loan shall be for cash only, and shall be in accordance with and subject to the provisions of the Co-Lender Agreement.

(e)          Notwithstanding anything in this Section 3.16 to the contrary, the Mezzanine Lender may have the right to purchase the Mortgage Loan, and cure defaults relating thereto, as and to the extent set forth in the Intercreditor Agreement.

(f)          Notwithstanding anything to the contrary in this Section 3.16, the Special Servicer shall not sell the Mortgage Loan pursuant to Section 3.16(a) without the written consent of the Companion Loan Holders (provided that such consent is not required from a Companion Loan Holder if such Companion Loan Holder is the Borrower or an Affiliate of the Borrower) unless the Special Servicer has delivered to the Companion Loan Holders: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Mortgage Loan, and any documents in the Loan File reasonably requested by such Companion Loan Holder that are material to the price of the Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Servicer or the Special Servicer in connection with the proposed sale; provided, that such

Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The Companion Loan Holders will be permitted to make offers to purchase, and either such party is permitted to be the purchaser at any sale of, the Mortgage Loan.

3.17.        Servicing Compensation.

(a)          The Servicer shall be entitled to receive the Servicing Fee with respect to the Trust Loan, the Companion Loans and any Foreclosed Property payable monthly from the Collection Account from payments of interest on the Trust Loan or the Companion Loans or otherwise in accordance with and subject to Section 3.4(c)(iii); provided that if such collections on the Trust Loan and Companion Loan are not sufficient to pay all accrued and unpaid Servicing Fees on the Mortgage Loan upon the final liquidation of the Mortgage Loan, any accrued but unpaid Servicing Fees will be payable out of other amounts on deposit with respect to the Mortgage Loan in accordance with Section 3.4(c)(xi).  The Servicer shall be entitled to retain as compensation any late payment charges and certain other customary charges and fees to the extent described below, as well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than:  (i) fees of any sub-servicer and the expenses of any sub-servicer that would not be reimbursable to the Servicer if such expenses were incurred by the Servicer; (ii) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (iii) overhead expenses of the Servicer including but not limited to those which may properly be allocable under the Servicer’s accounting system or otherwise to the Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Servicer associated with employees of the Servicer performing services in connection with the obligations of the Servicer hereunder; and (iv) costs and expenses arising from the negligence, bad faith or willful misconduct of the Servicer (the “Servicer Customary Expenses”).

(b)          In addition, the Servicer shall be entitled to the following items as additional servicing compensation, to the extent that such items are actually collected on the Mortgage Loan: (i) (x) so long as the Mortgage Loan is not a Specially Serviced Mortgage Loan, 50% of the Modification Fees (actually collected during the related Collection Period and paid in connection with a consent, approval or other action that the Servicer is not permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) (other than the fees in clause (vii) below) of the Special Servicer under this Agreement and (y) so long as the Mortgage Loan is not a Specially Serviced Mortgage Loan, 100% of the Modification Fees actually collected during the related Collection Period and paid in connection with a consent, approval or other action that the Servicer is permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement; (ii) so long as the Mortgage Loan is not a Specially Serviced Mortgage Loan, 100% of Assumption Fees collected during the related Collection Period in connection with a consent, approval or other action that the Servicer is permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement and 50% of Assumption Fees collected during the related Collection Period in connection with a consent, approval or other action that the Servicer is not permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement; (iii) so long as the Mortgage Loan is not a Specially Serviced Mortgage Loan, 100% of Assumption Application Fees collected during the related Collection Period; (iv) so long as the Mortgage Loan is not a Specially Serviced Mortgage Loan, 100% of

consent fees in connection with a consent that involves no modification, waiver or amendment of the terms of the Mortgage Loan and is paid in connection with a consent the Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement and 50% of consent fees in connection with a consent that involves no modification, waiver or amendment of the terms of the Mortgage Loan and is paid in connection with a consent that the Servicer is not permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement; (v) any and all amounts collected for checks returned for insufficient funds; (vi) all or a portion of charges for beneficiary statements or demands actually paid by the Borrower; (vii) if the Mortgage Loan is not a Specially Serviced Mortgage Loan, 100% of review and other loan processing fees and loan service transaction fees actually paid by the Borrower; (viii) interest or other income earned on deposits in the Collection Account or other accounts maintained by the Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each Collection Period and, further, in the case of a servicing account or Reserve Account, only to the extent such interest or other income is not required to be paid to the Borrower under applicable law or under the Mortgage Loan Documents); (ix) 100% of late payment charges and net Default Interest collected when the Mortgage Loan is not a Specially Serviced Mortgage Loan to the extent not applied to pay other amounts in accordance with Section 3.4(c) and (x) 100% of defeasance fees.  In no event shall the Servicer be entitled to retain any Default Interest or any late payment charges with respect to the Mortgage Loan unless and until all defaults and delinquencies have been cured and all delinquent amounts (including any Default Interest) due with respect to the Mortgage Loan have been paid, all Special Servicing Fees, Liquidation Fees and Work-out Fees have been reimbursed and all interest on Advances have been paid.

(c)          If a Special Servicing Loan Event occurs and is continuing, the Special Servicer shall be entitled to receive a Special Servicing Fee with respect to the Mortgage Loan for so long as such Special Servicing Loan Event continues.  The Special Servicer shall also be entitled to retain as compensation any late payment charges and certain other customary charges and fees to the extent described below, as well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than:  (i) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (ii) overhead expenses of the Special Servicer including but not limited to those which may properly be allocable under the Special Servicer’s accounting system or otherwise to the Special Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Special Servicer associated with employees of the Special Servicer performing services in connection with the obligations of the Special Servicer hereunder; and (iii) costs and expenses arising from the negligence, bad faith or willful misconduct of the Special Servicer (the “Special Servicer Customary Expenses”).  If a Special Servicing Loan Event is terminated following resolution of such Special Servicing Loan Event by a written agreement with the Borrower negotiated by the Special Servicer, the Special Servicer shall be entitled to receive the Work-out Fee on all payments of principal and interest made on the Mortgage Loan following such written agreement for so long as another Special Servicing Loan Event does not occur.  No Work-out Fee shall be payable to the Special Servicer if a Mezzanine Lender purchases the Mortgage Loan pursuant to the Intercreditor Agreement within ninety (90) days of the date on which the Purchase Option Notice (as defined in the Intercreditor Agreement) is first delivered to such Mezzanine Lender, provided, if there are one or more Purchase Option Notices that are delivered subsequent to the initial Purchase Option Notice, as long as the event that resulted in the first Purchase Option Notice (or any applicable Purchase Option Notice that preceded the relevant Purchase Option Notice) has, within ninety (90) day period from the date of the applicable Purchase Option Notice was given to the Mezzanine Lender, ceased, been cured, been waived by Lender in writing, or otherwise is no longer in effect, such 90 day period shall commence on the date of the subsequent Purchase Option Notice given to the Mezzanine Lender.  If the Special Servicer is terminated (other than for cause) or resigns after such written agreement is entered into and before or after the Special Servicing Loan Event is terminated, it shall retain the right to receive any and all Work-out Fees on all payments of principal and interest made on the Mortgage Loan following such written agreement (negotiated by such Special Servicer prior to its termination or resignation) for so long as another Special Servicing Loan Event does not occur.  In addition, the Special Servicer shall be entitled to receive a Liquidation Fee with respect to each Liquidated Property or the liquidation of the Specially Serviced Mortgage Loan as to which the Special Servicer receives Liquidation Proceeds, except that no Liquidation Fee shall be payable in connection with any repurchase of the Trust Loan (or any allocable portion thereof) by the Trust Loan Sellers or a Trust Loan Seller pursuant to the Trust Loan Purchase Agreement (so long as such repurchase occurs prior to the expiration of the Initial Resolution Period or Extended Resolution Period (if applicable)), in connection with the sale of the Trust Loan by the Special Servicer to the Servicer or the Special Servicer pursuant to Section 3.16 hereof or a purchase of the Mortgage Loan by the Mezzanine Lender pursuant to the purchase option described in the Intercreditor Agreement (so long as such purchase occurs within ninety (90) days of the date on which the first Purchase Option Notice (as defined in the Intercreditor Agreement) is delivered to the Mezzanine Lender).  The Liquidation Fee shall be payable from, and shall be calculated using the related Net Liquidation Proceeds.  Each of the foregoing fees shall be payable from funds on deposit in the Collection Account as provided in Section 3.4(a).  Notwithstanding anything herein to the contrary, with respect to any Collection Period, the Special Servicer shall only be entitled to receive a Work-out Fee or a Liquidation Fee, but not both.

(d)          The Special Servicer shall also be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loan: (i) if the Mortgage Loan is a Specially Serviced Mortgage Loan or with respect to the Foreclosed Property, 100% of Modification Fees actually collected during the related Collection Period; (ii) if the Mortgage Loan is not a Specially Serviced Mortgage Loan, 50% of Modification Fees collected during the related Collection Period in connection with a consent, approval or other action that the Servicer is not permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement; (iii) if the Mortgage Loan is a Specially Serviced Mortgage Loan, 100% of Assumption Fees collected during the related Collection Period and if the Mortgage Loan is not a Specially Serviced Mortgage Loan, 50% of Assumption Fees collected during the related Collection Period in connection with a consent, approval or other action that the Servicer is not permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement; (iv) if the Mortgage Loan is a Specially Serviced Mortgage Loan, 100% of Assumption Application Fees collected during the related Collection Period; (v) if the Mortgage Loan is a Specially Serviced Mortgage Loan, 100% of consent fees in connection with a consent that involves no modification, waiver or amendment of the terms of the Mortgage Loan and if the Mortgage Loan is not a Specially Serviced Mortgage Loan, 50% of consent fees in connection with a consent that involves no modification, waiver or amendment of the terms of the Mortgage Loan and is paid in connection with a consent that the Servicer is not permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement; (vi) if the Mortgage Loan is a Specially Serviced Mortgage Loan, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the Borrower; (vii) if the Mortgage Loan is a Specially Serviced Mortgage Loan, 100% of other loan processing fees actually paid by the Borrower; (viii) interest or other income earned on deposits in the Foreclosed Property Account (but only to the extent of the net investment earnings, if any, for each Collection Period); and (ix) 100% of late payment charges and Default Interest (to the extent not applied to pay other amounts pursuant to Section 3.4(c)) collected when the Mortgage Loan is a Specially Serviced Mortgage Loan.  In no event shall the Servicer be entitled to retain any Default Interest or any late payment charges with respect to the Mortgage Loan unless and until all defaults and delinquencies have been cured and all delinquent amounts (including any Default Interest) due with respect to the Mortgage Loan have been paid, all Special Servicing Fees, Liquidation Fees and Work-out Fees have been reimbursed and all interest on Advances have been paid.

(e)         Notwithstanding any other provision in this Agreement, neither the Servicer nor the Special Servicer, as applicable, shall be entitled to reimbursement for an expense incurred under this Agreement or in connection with the performance of its duties hereunder unless (i) the amount of such payment to the Servicer or the Special Servicer, as the case may be, is reimbursed to the Trust Fund by the Borrower (to the extent the Borrower is required to do so under the Mortgage Loan Agreement); (ii) failure of the Borrower to reimburse for such payment constitutes a Mortgage Loan Event of Default; (iii) such expense would qualify as an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) or is otherwise an unanticipated expense (it being understood that the Servicer Customary Expenses and the Special Servicer Customary Expenses are not unanticipated); or (iv) such reimbursement is expressly provided for herein or such expense is expressly described herein as a Trust Fund Expense.

(f)           Except as otherwise expressly provided herein, no transfer, sale, pledge or other disposition of the Servicer’s right to receive all or any portion of the servicing compensation (or the Special Servicer’s right to receive all or any portion of the Special Servicing Fee) or other servicing compensation provided for herein shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor Servicer or successor Special Servicer, as applicable, in connection with the assumption by such successor of the duties hereunder pursuant to Section 7.2.

(g)        As compensation for its activities hereunder, on each Distribution Date the Certificate Administrator shall be entitled to the Certificate Administrator Fee (including that portion which is payable to the Trustee as the Trustee Fee).  Except as otherwise provided herein, the Certificate Administrator’s fee includes all routine expenses of the Trustee, the Certificate Administrator and the Authenticating Agent.  Each of the Trustee’s and Certificate Administrator’s rights to the Certificate Administrator Fee (including that portion of the Certificate Administrator Fee that represents the Trustee Fee, which is payable to the Trustee) may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s or Certificate Administrator’s, as applicable, responsibilities and obligations under this Agreement.

(h)          KeyBank National Association and any successor holder of the Excess Servicing Fee Rights shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), to a QIB or Institutional Accredited Investor (other than a Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Act and any applicable state securities laws and is otherwise made in accordance with the Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit N-1 hereto, and (iii) the prospective transferee shall have delivered to KeyBank National Association and the Depositor a certificate substantially in the form attached as Exhibit N-2 hereto.  None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification.  KeyBank National Association and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and KeyBank National Association hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Initial Purchasers, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Operating Advisor against any liability that may result if such transfer is not exempt from registration and/or qualification under the Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph.  By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose such information in any manner that could result in a violation of any provision of the Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Certificate pursuant to the Act.  Following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right or the termination of KeyBank National Association as the Servicer, the Person then acting as the Servicer, shall pay, out of each amount paid to such Servicer as Servicing Fees, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Servicing Fees to such Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Servicer.  The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph.  None of the Depositor, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

(i)           The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any Disclosable Special Servicer Fees and any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates shall be remitted to the Servicer to be deposited by the Servicer into the Collection Account within two (2) Business Days of the receipt of such Disclosable Special Servicer Fees by the Special Servicer or its Affiliates. On any Distribution Date immediately following receipt of any Disclosable Special Servicer Fees, the Special Servicer shall deliver or cause to be delivered to the Servicer, on the Determination Date related to such Distribution Date, and the Servicer, to the extent it has received such report, shall deliver to the Certificate Administrator, without charge, one Business Day prior to the Distribution Date an electronic report which may include HTML, word or excel compatible format, clean and searchable PDF format or such other format as mutually agreeable between the Certificate Administrator, the Servicer and the Special Servicer that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates, if any, with respect to such Distribution Date.

(j)           With respect to any fees as to which both the Servicer and the Special Servicer are entitled to receive a portion thereof, the Servicer and the Special Servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the Servicer nor the Special Servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the Servicer decides not to charge any fee, the Special Servicer will nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Servicer had charged a fee and the Servicer will not be entitled to any of such fee charged by the Special Servicer.

3.18.       Reports to the Certificate Administrator; Account Statements. (a)  The Servicer shall prepare, or cause to be prepared, and deliver to the Certificate Administrator and to the Note C Securitization Certificate Administrator, in an electronic format reasonably acceptable to the Certificate Administrator, consistent with Accepted Servicing Practices, not later than (i) 2:00 p.m. (New York time) two (2) Business Days prior to each Distribution Date, the CREFC® Loan Periodic Update File and CREFC® Appraisal Reduction Template, (ii) 1:00 p.m. (New York time) one (1) Business Day prior to each Distribution Date, any updated CREFC® Loan Periodic Update File, if applicable, and (iii) 3:00 p.m. (New York time) one (1) Business Day prior to each Distribution Date, the remaining CREFC® Reports.

The Servicer shall make the CREFC® Reports (except the CREFC® Bond Level Files, the CREFC® Collateral Summary File, the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet) available (i) prior to the securitization of the Companion Loan, to the Companion Loan Holders on each Distribution Date; and (ii) following securitization of the Companion Loan, to the master servicer (and, with respect to the Note C Securitization, the related certificate administrator) of the Other Securitization Trust no later than two (2) Business Days after the Determination Date.

The CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet shall be delivered by the Servicer (or by the Special Servicer, with respect to Specially Serviced Mortgage Loans or REO Property) to the Certificate Administrator, prior to the securitization of the Companion Loan, to the Companion Loan Holders, and following securitization of the Companion Loan, to the related master servicer (and, with respect to the Note C Securitization, the related certificate administrator), in each case, on a quarterly and annual basis (commencing with the quarter ending March 31, 2020 and year ending December 31, 2020, each within 30 days after receipt by the Servicer or the Special Servicer, as applicable), within 30 days after receipt by the Servicer or the Special Servicer, as applicable, of the financial statements, operating statements, rent rolls, or other information required to prepare (or, if previously prepared, update) the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet, but will not be deemed to have been received by the Certificate Administrator until such time as it is actually received; provided, however, that any analysis or report with respect to the first calendar quarter of each year shall not be required to the extent provided in the then-current applicable CREFC® guidelines.

The Special Servicer, if the Mortgage Loan is a Specially Serviced Mortgage Loan, and the Servicer, if the Mortgage Loan is not a Specially Serviced Mortgage Loan, shall use efforts consistent with Accepted Servicing Practices to collect promptly and review from the Borrower quarterly and annual operating statements, financial statements, budgets and rent rolls of the Property, and the quarterly and annual financial statements of the Borrower, and any other reports or documents required to be delivered under the terms of the Mortgage Loan.  The Servicer and the Special Servicer shall not be required to request such operating statements or rent rolls more than once if the Borrower is not required to deliver such statements pursuant to the terms of the Mortgage Loan documents.  Upon request by a Rating Agency, the Servicer or Special Servicer, as applicable, shall deliver copies of any of the foregoing items so collected thereby to the 17g 5 Information Provider who shall post such items to the 17g-5 Information Provider’s Website.

Additionally, the Servicer shall deliver the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet on a monthly basis to the Certificate Administrator; provided, however, the Servicer shall have no obligation to update such reports except as set forth in the immediately preceding paragraphs, and no analysis or update shall be required to the extent such analysis or update is not required to be provided under the then-current applicable CREFC® guidelines.

For the avoidance of doubt, each of the CREFC® reports required to be delivered by the Servicer will be prepared on a consolidated basis with respect to the Property and not at the individual Property level; provided, further, that the Certificate Administrator shall not be obligated to separate such reports at the individual Property level.

(b)         The Servicer shall furnish to the Certificate Administrator in electronic format the CREFC® Reports produced by it pursuant to this Agreement not later than the time period specified in Section 3.18(a), and thereafter, upon the request of any Rating Agency, to the 17g-5 Information Provider, who shall make such reports available to the Rating Agencies on its website.

(c)          The Servicer shall produce the reports described in this Section 3.18 solely from information provided to the Servicer by the Borrower pursuant to the Mortgage Loan Agreement (without modification, interpretation or analysis) or by the Special Servicer, the Trust Loan Sellers or Depositor pursuant to this Agreement.  None of the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer or the Special Servicer shall be responsible for the completeness or accuracy of such information (except that the Servicer shall use efforts consistent with Accepted Servicing Practices to correct patent errors).  The Special Servicer shall promptly deliver to the Servicer the CREFC® Special Servicer Loan File and any applicable

CREFC® Loan Liquidation Reports, CREFC® Loan Modification Reports and CREFC® REO Liquidation Reports and the most recently prepared or updated CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet with respect to the Mortgage Loan if it is a Specially Serviced Mortgage Loan and any REO Property in an electronic format, reasonably acceptable to the Servicer and the Special Servicer as of the Determination Date.

3.19.        Annual Statement as to Compliance. On or before March 1 of each year, commencing in 2020, the Servicer and the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan), each at its own expense, shall furnish (and each such party, with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall cause such Servicing Function Participant to furnish) to the Operating Advisor, the Certificate Administrator, the Depositor, the Trustee and the 17g-5 Information Provider (who shall post such report to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) a report on an assessment of compliance with the Applicable Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that, to the best of such Reporting Servicer’s knowledge, such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for the period ending the end of the most recent fiscal year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period.  Copies of all compliance reports delivered pursuant to this Section 3.19 shall be made available to any Privileged Person by the Certificate Administrator by posting such compliance report to the Certificate Administrator’s Website pursuant to Section 8.14(b).  Each such report shall be addressed to the Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Applicable Servicing Criteria.

On the Closing Date, the Servicer and the Special Servicer, each acknowledge and agree that Exhibit L to this Agreement sets forth the Applicable Servicing Criteria for such party.

No later than 30 days after the end of each fiscal year for the Trust, the Servicer and the Special Servicer shall notify the Certificate Administrator and the Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Servicer and the Special Servicer submit their assessments to the Certificate Administrator, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 3.20) of each Servicing Function Participant engaged by it.  The fiscal year for the Trust shall be January 1 through December 31 of each calendar year.

In the event the Servicer or the Special Servicer is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide (and the Servicer and the Special

Servicer shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 3.19, coupled with an attestation as required in Section 3.20 in respect to the period of time that the Servicer or the Special Servicer was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

On or before March 1 of each year, commencing in 2020, each of the Servicer and the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan), each at its own expense, shall furnish (and each party, with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loan (to the extent the same would have been required by Item 1108(a)(2)(i)-(iii) of Regulation AB if the Trust and the securitization transaction contemplated by this Agreement were required to comply with Regulation AB), shall cause such Servicing Function Participant to furnish) to the Certificate Administrator, the Operating Advisor, the Depositor, the Trustee and the 17g-5 Information Provider (who shall post such report to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) an Officer’s Certificate of an officer responsible for the servicing activities of such party stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement or the applicable sub-servicing agreement, as applicable, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement or the applicable sub-servicing agreement, as applicable, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  The obligations of each Person under this Section 3.19 apply to each such Person that serviced the Mortgage Loan during the applicable period, whether or not the Person is acting in such capacity at the time such Officer’s Certificate is required to be delivered.  Copies of all Officer’s Certificates delivered pursuant to this Section 3.19 shall be made available to any Privileged Person by the Certificate Administrator posting such compliance report to the Certificate Administrator’s Website pursuant to Section 8.14(b).

3.20.       Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in 2020, the Servicer and the Special Servicer, each at its own expense, shall cause (and each such party, with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Certificate Administrator, the Operating Advisor, the Depositor, the Trustee and the 17g-5 Information Provider (who shall post such report to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.  Copies of all statements delivered pursuant to this Section 3.20 shall be made available to any Privileged Person by the Certificate Administrator posting such statement on the Certificate Administrator’s Website pursuant to Section 8.14(b).

3.21.       Access to Certain Documentation Regarding the Mortgage Loan and Other Information.

(a)          Upon reasonable advance notice, the Certificate Administrator shall provide reasonable access during its normal business hours at its Corporate Trust Office to certain reports and to information and documentation in its possession or in its control regarding the Mortgage Loan to any Privileged Person (which for this purpose excludes each Borrower Related Party, any Manager or their respective agents or Affiliates); provided, however, that to the extent such reports, information and documentation is provided to a Rating Agency, the 17g-5 Information Provider shall first post such information to the Certificate Administrator’s Website. Such information shall include, but shall not be limited to, the CREFC® Reports provided to the Certificate Administrator by the Servicer.

(b)          Upon request of the Depositor or a Rating Agency, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or such Rating Agency to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with Section 8.14(b).  In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information.  In addition, upon delivery by the Depositor to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Depositor and the 17g-5 Information Provider) of information designated by the Depositor as having been previously made available to NRSROs by the Depositor prior to the Closing Date, the 17g-5 Information Provider shall post such information on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b).

(c)           The Special Servicer shall promptly notify the Certificate Administrator, in the form of Exhibit Q hereto, if the Special Servicer has actual knowledge that any Mezzanine Loan has been accelerated or foreclosure or enforcement proceedings have been commenced against the related mezzanine equity collateral or if any Special Servicing Loan Event has occurred and is continuing with respect to the Mortgage Loan as a result of any determination by the Servicer that a default in the payment of principal or interest under the Mortgage Loan is reasonably foreseeable.  Upon receipt of such notice, the Certificate Administrator shall require each Restricted Holder that has previously submitted an Investor Certification to re-submit an Investor Certification in order to re-obtain access to the Certificate Administrator’s Website.

(d)         Upon the request of a Certificateholder or any Beneficial Owner or a prospective purchaser of a Certificate that is a QIB and is designated as a prospective purchaser by a Certificateholder or Beneficial Owner and, in any case, has delivered an Investor Certification in the form of Exhibit K-1 hereto to the Depositor and the Certificate Administrator (collectively, the “Rule 144A Information Recipients”), the Certificate Administrator shall make available to the Rule 144A Information Recipients such information as is specified pursuant to Rule 144A(d)(4) under the Act (“Rule 144A Information”), to the extent such Rule 144A Information has been received by the Certificate Administrator.  If the Certificate Administrator receives a request for Rule 144A Information in connection with the resale of any Certificate by a Certificateholder or Beneficial Owner, and such Rule 144A Information has not previously been provided to the Certificate Administrator by the Depositor, the Certificate Administrator shall, within three (3) Business Days of receipt of such request, notify the Depositor of such request and identify the Rule 144A Information requested.  The Depositor shall use commercially reasonable efforts to provide the requested Rule 144A Information to the Certificate Administrator, to the extent the requested Rule 144A Information is in the Depositor’s possession.  The Certificate Administrator shall, within three (3) Business Days of receipt of any additional Rule 144A Information from the Depositor (i) convey such additional requested Rule 144A Information to the requesting Rule 144A Information Recipient and (ii) post such additional requested Rule 144A Information on the Certificate Administrator’s Website.

3.22.       Inspections.  The Servicer shall inspect or cause to be inspected the Property not less frequently than once each year commencing in 2020, so long as a Special Servicing Loan Event is not then continuing.  The Special Servicer shall inspect or cause to be inspected the Property, as applicable, promptly following the occurrence of a Special Servicing Loan Event and annually for so long as a Special Servicing Loan Event is continuing.  The Servicer or the Special Servicer, as applicable, shall further inspect, or cause to be inspected, the Property whenever it receives information that the Property have been materially damaged, left vacant, or abandoned, or if waste is being committed thereto.  All such inspections shall be performed in such manner as shall be consistent with Accepted Servicing Practices.  The cost of the annual inspections referred to in the first sentence of this paragraph shall be an expense of the Servicer; the cost of all additional inspections referred to in this paragraph shall be a Trust Fund Expense.  The Servicer or Special Servicer, as the case may be, shall prepare a written report of inspection and deliver it to the Certificate Administrator and Companion Loan Holders in electronic format.  The Certificate Administrator shall post such report on the Certificate Administrator’s Website pursuant to Section 8.14(b).

3.23.       Advances. (a)  In the event that all or a portion of any Monthly Payment or an Assumed Monthly Payment, as applicable (other than Default Interest), representing interest due on the Trust Loan on the related Payment Date has not been received by the close of business on the Business Day immediately prior to the Remittance Date, the Servicer, subject to its determination that such amounts are not Nonrecoverable Advances, shall make an advance on such Remittance Date to the Distribution Account, in an amount equal to such Monthly Payment (or portion thereof) (or in the amount of the Assumed Monthly Payment, or portion thereof, as applicable) with respect to the Trust Loan that has not been received by the close of business on the Business Day immediately prior to such Remittance Date (net of the Servicing Fee with respect to the Trust Loan, which shall not be paid to the Servicer until funds in the Collection

Account are available for payment of such fee); provided that neither the Servicer nor any other party shall be entitled to interest accrued on the amount of any Monthly Payment Advance with respect to the Trust Loan or Note C if the delinquent amount of the Monthly Payment (or, if applicable, the Assumed Monthly Payment) in respect of such Trust Loan or Note C is received by the Servicer or the Certificate Administrator, as applicable, by 2:00 p.m., New York time, on such Remittance Date.  The portion of any Monthly Payment Advance equal to the CREFC® Intellectual Property Royalty License Fee for the Trust Loan and such Distribution Date will not be remitted to the Certificate Administrator but will be remitted to CREFC® by the Servicer.  The Servicer shall also advance in respect of each Payment Date following (x) a delinquency in the payment of the Balloon Payment of the Trust Loan or foreclosure (or acceptance of a deed-in-lieu of foreclosure or comparable conversion) of the Mortgage Loan or (y) not later than the related Remittance Date, to the Distribution Account, the amount of any Assumed Monthly Payment deemed due with respect to the Trust Loan on such Payment Date.  For the avoidance of doubt, in the event that the amount of interest and/or principal on the Trust Loan or Note C is reduced as a result of any modification to the Trust Loan or Note C, any Monthly Payment Advance made with respect to such modified Trust Loan or Note C shall be in such amounts as may be required as a result of such reduction.  Notwithstanding anything to the contrary herein and subject to the determination of nonrecoverability provided in this Section 3.23, in the event that the Property becomes a Foreclosed Property, the Servicer shall continue to make advances as required pursuant to this Section 3.23(a) with respect to each Payment Date following such event in an amount equal to the Monthly Payment or Assumed Monthly Payment, as applicable, due or deemed due with respect to the Trust Loan on such Payment Date, as if the applicable Property had not become a Foreclosed Property and the Trust Loan continued to be outstanding.  The Servicer shall notify the master servicer and trustee with respect to each Other Securitization Trust of the amount of any Monthly Payment Advance made pursuant to this Section 3.23(a) within two Business days of making such advance.  The Servicer shall maintain a record of each Monthly Payment Advance it has made pursuant to this Section 3.23(a) on the Trust Loan or Note C and shall notify the Certificate Administrator or the certificate administrator of the Other Securitization Trust, respectively thereof in the appropriate CREFC® Reports in order to permit allocation thereof pursuant to Sections 3.4 and 3.5.  In the event that the Servicer does not remit any amounts required to be remitted to the Certificate Administrator on each Remittance Date (including any amounts required to be remitted pursuant to Section 3.5 and any required Monthly Payment Advance) to the Certificate Administrator for deposit in the Distribution Account on the Remittance Date, the Servicer shall pay to the Certificate Administrator interest on such amounts at the federal funds rate for the period from and including the Remittance Date to but excluding the Distribution Date or, if earlier, the actual remittance date.

At any time that a Trust Appraisal Reduction Amount or an Appraisal Reduction Amount exists with respect to the Mortgage Loan, the amount that would otherwise be required to be advanced by the Servicer in respect of delinquent payments of interest on the Trust Loan shall be reduced by multiplying such amount by a fraction, the numerator of which is the then-outstanding principal balance of the Trust Loan minus the Trust Appraisal Reduction Amount allocable to the Trust Loan (including any deemed Trust Appraisal Reduction Amount pursuant to Section 3.7(d)) and the denominator of which is the then-outstanding principal balance of the Trust Loan.

At any time that an Appraisal Reduction Amount (or deemed Appraisal Reduction Amount described below) allocated to the C Notes exists, the amount that would otherwise be required to be advanced by the Servicer in respect of delinquent payments of interest on the C Notes shall be reduced by multiplying such amount by a fraction, the numerator of which is the then-outstanding principal balance of the C Notes minus the Appraisal Reduction Amount (including any deemed Appraisal Reduction Amount) allocated to the C Notes and the denominator of which is the then-outstanding principal balance of the C Notes.

(b)           Subject to Section (e), the Servicer shall advance, for the benefit of the Certificateholders and the Companion Loan Holders, to the extent it determines that such amount is recoverable, all customary and reasonable out-of-pocket costs and expenses incurred by the Servicer or the Special Servicer in the performance of its respective servicing obligations, including, but not limited, to the costs and expenses incurred in connection with (i) the preservation, restoration, operation and protection of the Property which, in the Servicer’s sole discretion, exercised in accordance with Accepted Servicing Practices, are necessary to prevent an immediate or material loss to the Trust Fund’s interest in the Property, (ii) the payment of (A) real estate taxes, assessments, ground rents and governmental charges that may be levied or assessed against the Borrower or any of its Affiliates or the Property or revenues therefrom or which become liens on the Property, (B) insurance premiums and (C) the out-of-pocket costs and expenses of the Servicer or the Special Servicer, as applicable (including, without limitation, reasonable attorneys’ fees and expenses) to the extent not paid by the Borrower that are incurred in connection with a sale of the Mortgage Loan, the negotiation of a workout of the Mortgage Loan, an assumption of the Mortgage Loan or a release of the Property from the lien of the applicable Mortgage, (iii) any enforcement or judicial proceedings, including foreclosures and including, but not limited to, court costs, reasonable attorneys’ fees and expenses and costs for third party experts, including Independent Appraisers, environmental and engineering consultants, and (iv) the management, operation and liquidation of the Property if the Property is acquired by the Trust (collectively, “Property Protection Advances”).  In addition, subject to Section 3.23(e), the Servicer shall advance amounts eligible for withdrawal from the Collection Account pursuant to clauses (iii) (other than Servicing Fees), (iv)(b), (v) (to the extent reimbursements of such amounts are owed to the Trustee only), (vi), (viii) and (x) of Section 3.4(c) (collectively, “Administrative Advances”) on or prior to the related Distribution Date to the extent (A) such amounts are not paid from the Collection Account pursuant to the second paragraph of Section 3.4(c) and (B) it determines that such amounts are payable or reimbursable by the Borrower and would not be a Nonrecoverable Advance.  During the continuation of a Special Servicing Loan Event, the Special Servicer shall give the Servicer and the Trustee not less than five (5) Business Days’ written notice before the date on which the Servicer is requested to make the Property Protection Advance with respect to the Mortgage Loan or Foreclosed Property; provided, however, that only three (3) Business Days’ written notice shall be required in respect of Property Protection Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Protection Advances required to make tax or insurance payments).  In addition, the Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether a requested Property Protection Advance would constitute a Nonrecoverable Advance.  Subject to Section 6.3, notwithstanding anything herein to the contrary, if the Special Servicer requests that the Servicer make an Advance, the Servicer may conclusively rely on such request as evidence that such advance is not a Nonrecoverable

Advance; provided, however, that the Special Servicer shall not be entitled to make such a request more frequently than once per calendar month with respect to Advances other than emergency Advances (although such request may relate to more than one Advance).  The Special Servicer shall not make any Advance.

(c)           To the extent the Servicer fails to make an Advance that it is required to make under this Agreement other than a Monthly Payment Advance with respect to the C Notes, the Trustee shall be required to make such Advance pursuant to Section 7.6.  It is understood that the obligation of the Servicer and the Trustee (pursuant to Section 7.6) to make such Advances is mandatory, subject to the limitations set forth in this Agreement (subject to the applicable recoverability determination), and shall continue to apply with respect to the Trust Loan after any modification or amendment of the Mortgage Loan pursuant to Section 3.24 hereof, beyond the Maturity Date of the Mortgage Loan if a payment default shall have occurred on such date and through any court appointed stay period or similar payment delay resulting from any insolvency of the Borrower or related bankruptcy, notwithstanding any other provision of this Agreement, subject to the requirement of recoverability, until the earliest of (i) the payment in full of the Mortgage Loan, (ii) the day on which all of the Property become liquidated or (iii) the day on which the Mortgage Loan is sold.

(d)          Interest on each Advance made by the Servicer or the Trustee shall accrue for each day that such Advance is outstanding at a rate of interest equal to the “prime rate” published in the “Money Rates” section of The Wall Street Journal; if The Wall Street Journal ceases to publish the “prime rate”, then the Servicer shall select an equivalent publication that publishes such “prime rate”, and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Servicer shall reasonably select a comparable interest rate index (the “Advance Rate”) for each such day (or the most recent day on which the “prime rate” was reported, if not reported on such day) on the basis of a year of 360 days and the actual number of days elapsed in a month.  Interest on the Advances shall compound annually.  If the context requires, each reference to the reimbursement or payment of an Advance also includes, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through but excluding the date of payment or reimbursement.

(e)          Notwithstanding any other provision in this Agreement, the Servicer or the Trustee, as applicable, shall be obligated to make an Advance only to the extent that the Servicer or the Trustee, as applicable, has determined that such Advance, together with interest thereon at the Advance Rate, would not constitute a Nonrecoverable Advance if made.  The Trustee and the Servicer, in that order, shall be entitled to reimbursement for any such Advances relating to the Trust Loan or the Mortgage Loan, as applicable, from the Collection Account and shall obtain such reimbursement in accordance with Section 3.4(c).  If the context requires, each reference to the reimbursement or payment of an Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through but excluding the date of payment or reimbursement.

(f)          The determination by the Servicer or the Trustee that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by the delivery of an Officer’s Certificate in electronic format to the Operating Advisor, Companion Loan Holders (or, following a securitization, the master servicer for the applicable Other Securitization Trust), the Certificate Administrator, the Trustee (if such determination is made by the Servicer), the Servicer, the Special Servicer, and the Directing Holder (so long as no Consultation Termination Event has occurred), detailing the reasons for such determination with supporting documents attached.  Such Officer’s Certificate shall be made available to any Privileged Person by the Certificate Administrator posting such Officer’s Certificate to the Certificate Administrator’s Website in accordance with Section 8.14(b).  The costs of any appraisals, engineering reports, environmental reports or surveys and other information requested by the Servicer or the Trustee establishing an Advance as a Nonrecoverable Advance shall be treated as Trust Fund Expenses, payable from the Collection Account pursuant to Section 3.4(c), and shall constitute a Property Protection Advance or Administrative Advance, as applicable, if paid by the Servicer or the Trustee from its funds.  Subject to Section 6.3, the Servicer’s reasonable determination of nonrecoverability in accordance with the above provisions shall be conclusive and binding on the Trustee and the Trustee shall be entitled to rely conclusively thereupon.  The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall make such determination in its commercially reasonable judgment, solely in its capacity as Trustee.

(g)          The Servicer and the Trustee are not obligated to advance or pay (i) delinquent scheduled payments with respect to any Companion Loan (other than the C Notes), (ii) any Balloon Payment with respect to the Trust Loan (but are obligated to advance the related Assumed Monthly Payment in accordance with the terms of this Agreement), (iii) any Default Interest, late payment charges or Yield Maintenance Premiums, (iv) amounts required to cure any damages resulting from Uninsured Causes (except as required pursuant to Section 3.12(c)), any failure of the Property to comply with any applicable law, including any environmental law, or (except in connection with the foreclosure or other acquisition of the Property in accordance with Section 3.12 upon the occurrence of a Mortgage Loan Event of Default) to investigate, test, monitor, contain, clean up, or remedy an environmental condition present at the Property, (v) any losses arising with respect to defects in the title to the Property, (vi) any costs of capital improvements to the Property other than those necessary to prevent an immediate or material loss to the Trust’s interest in the Property or (vii) subordinated obligations, including the Subordinate Companion Loan or any Mezzanine Loan.  In addition, the Servicer and the Trustee shall have no obligation to make any Monthly Payment Advances with respect to the Companion Loans other than, with respect to the Servicer, the C Notes.

(h)          The Servicer or the Trustee may consider (among other things) the following when making a non-recoverability determination: (a) the existence of any outstanding Nonrecoverable Advance (plus accrued and unpaid interest thereon) with respect to the Trust Loan, the Mortgage Loan or Foreclosed Property the reimbursement of which, at the time of such consideration, is being deferred or delayed by the Servicer or the Trustee, (b) the obligations of the Borrower under the terms of the Mortgage Loan as it may have been modified, (c) the Property in its “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with Accepted Servicing Practices in the case of the Servicer and the Special Servicer or in its commercially reasonable judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse changes with respect to the Property, (d) future expenses and (e) the timing of recoveries.

3.24.        Modifications of Mortgage Loan Documents. (a) (i) The Servicer (if no Special Servicing Loan Event has occurred and is continuing) or the Special Servicer (if a Special Servicing Loan Event occurs and is continuing) may, subject to (w) the consent of the Directing Holder (subject to limitations on such consent pursuant to Section 9.3) prior to the occurrence and continuance of a Control Termination Event, (x) the consultation and review rights of the Directing Holder (subject to limitations on such rights pursuant to Section 9.3) after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, (y) the consultation and review rights of the Operating Advisor after the occurrence and during the continuance of an Operating Advisor Consultation Event and the Note C Operating Advisor after the occurrence and during the continuance of a Note C Operating Advisor Consultation Event and (z) the rights of a Mezzanine Lender under the Intercreditor Agreement, modify, waive or amend any term of the Mortgage Loan if such modification, waiver or amendment (a) is consistent with Accepted Servicing Practices and (b) does not cause an Adverse REMIC Event (and the Servicer or the Special Servicer, as applicable, may obtain and be entitled to rely upon an Opinion of Counsel in connection with such determination).  Notwithstanding anything herein to the contrary, in no event may the Servicer or the Special Servicer permit an extension of the Maturity Date beyond the date that is the earlier of (a) seven years prior to the latest Rated Final Distribution Date and (b) 20 years or, to the extent consistent with Accepted Servicing Practices giving due consideration to the remaining term of the ground lease, 10 years, prior to the end of the current term of the ground lease, plus any options to extend the ground lease exercisable unilaterally by the Borrower.  In connection with (i) the release of the Property or portion thereof from the lien of the related Mortgage or (ii) the taking of the Property or portion thereof by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Servicer or the Special Servicer, as applicable, to calculate the loan-to-value ratio of the remaining Property, for purposes of REMIC qualification of the Trust Loan, then, unless then permitted by the REMIC Provisions, such calculation shall exclude the value of personal property and going concern value, if any.  If, following any such release or taking, the loan to value ratio as calculated is greater than 125%, the Servicer or the Special Servicer, as the case may be, shall require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or successor provisions, unless the Borrower provides an Opinion of Counsel that if such amount is not paid, the Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.  The Servicer shall promptly provide to the Special Servicer notice of all Borrower requests related to any Mortgage Loan modification or assumption and, so long as no Consultation Termination Event is continuing, the Special Servicer shall forward such notice to the Directing Holder.

(b)          All modifications, waivers or amendments of the Mortgage Loan shall be in writing and shall be effected in a manner consistent with Accepted Servicing Practices and the REMIC Provisions and the provisions of the Co-Lender Agreement.  The Servicer or the Special Servicer, as applicable, shall notify the Trustee, the Certificate Administrator, the Companion Loan Holders, the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the Note C Operating Advisor (after the occurrence and during the continuance of a Note C Operating Advisor Consultation Event) and the Depositor and the Directing Holder (so long as no Consultation Termination Event has occurred), in writing, of any modification, waiver or amendment of any term of the Mortgage Loan and the date thereof, and shall deliver to the Custodian (with a copy to the Trustee, Operating Advisor and each Companion Loan Holder) an original recorded (if applicable) counterpart of the agreement relating to such modification, waiver or amendment within ten (10) Business Days following the execution and recordation (if appropriate) thereof.  In the event the Servicer or Special Servicer, or a court of competent jurisdiction in connection with a workout or proposed workout of the Mortgage Loan, modifies the interest rate applicable to the Mortgage Loan, the aggregate adverse economic effect of the modification (if any) required to be borne by the holders of the Trust Notes pursuant to the Co-Lender Agreement shall be applied to the Certificates, in reverse order of seniority.  If the Mortgage Loan is modified, the Net Trust Note Rates and the Net Component Rates shall not change for purposes of distributions on the Certificates.

(c)          Subject to Section 3.28, any modification of the Mortgage Loan Documents that requires a Rating Agency Confirmation pursuant to the Mortgage Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining such Rating Agency Confirmation in the Mortgage Loan Documents, shall not be made without the Servicer’s or the Special Servicer’s, as applicable, first receipt of such Rating Agency Confirmation.  Such Rating Agency Confirmation shall be obtained at the Borrower’s expense in accordance with the Mortgage Loan Agreement or, if not so provided in the Mortgage Loan Agreement or if the Borrower does not pay as a Trust Fund Expense.

(d)          Notwithstanding the foregoing, the Servicer and (if a Special Servicing Loan Event is continuing) the Special Servicer may, in accordance with Accepted Servicing Practices (without any Rating Agency Confirmation or consent of the Directing Holder), grant the Borrower’s request for consent to subject the Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and may consent to subordination of the Mortgage Loan to such easement, right-of-way or similar agreement.  Neither the Servicer nor the Special Servicer may condition the granting of any such request on receipt of Rating Agency Confirmation if such condition would not be consistent with or permitted by the Mortgage Loan Documents.

(e)          Subject to Section 3.28 of this Agreement, prior to implementing any of the actions under the definition of RAC Decision, the Servicer or Special Servicer shall obtain a Rating Agency Confirmation from each Rating Agency.

(f)          Notwithstanding the foregoing, the Servicer shall not permit the substitution of the Property pursuant to the defeasance provisions of the Mortgage Loan Agreement unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8)(ii) and the Servicer has (i) received replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), which satisfies the requirements of the Mortgage Loan Documents, in an amount sufficient to make all scheduled payments required under the terms of the Mortgage Loan when due, (ii) received a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on the Mortgage Loan in compliance with the requirements of the terms of the Mortgage Loan Documents, (iii) received one or more Opinions of Counsel (at the expense of the related Borrower) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted property; provided, however, that, to the extent consistent with the Mortgage Loan Documents, the Borrower shall pay the cost of any such opinion as a condition to granting such defeasance, (iv) to the extent consistent with the Mortgage Loan Documents, the Borrower shall have designated a single purpose entity to act as a successor mortgagor, if so required by the Rating Agency, (v) to the extent permissible under the Mortgage Loan Documents, the Servicer shall use its reasonable efforts to require the Borrower to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor mortgagor, and (vi) to the extent permissible under the Mortgage Loan Documents, the Servicer shall obtain, at the expense of the Borrower, Rating Agency Confirmation from each Rating Agency.  If the Servicer receives notice of a request for defeasance with respect to the Mortgage Loan, the Servicer shall provide upon receipt of such notice, written notice of such defeasance request to each Trust Loan Seller or its respective assignee and until such time as a Trust Loan Seller provides written notice to the contrary, notice of a defeasance of the Mortgage Loan shall be delivered to such Trust Loan Seller pursuant to the notice provisions of the Trust Loan Purchase Agreement.

(g)          The Servicer shall deposit all payments received by it from defeasance collateral substituted for the Property into the Collection Account and treat any such payments as payments made on the Mortgage Loan in advance of its Payment Date, and not as a prepayment of the Mortgage Loan.  The Servicer shall deposit all payments received by it from defeasance collateral substituted for the Property into the Collection Account and treat any such payments as payments made on the Mortgage Loan in advance of its Payment Date, and not as a prepayment of the Mortgage Loan.  Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Collection Account for a period in excess of 365 days (or 366 days in the case of a leap year).

(h)          Subject to the terms of this Section 3.24, the Servicer or the Special Servicer (with regard to the Specially Serviced Mortgage Loan) shall be permitted to waive all or any portion of Default Interest to the extent consistent with Accepted Servicing Practices.  Failure to waive any Default Interest by the Servicer or the Special Servicer shall not in any way be deemed a violation of Accepted Servicing Practices.

3.25.       Conflicts of Interests; Mandatory Resignation of Servicer and Special Servicer. (a) The Servicer, the Special Servicer and any agent thereof in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Servicer or the Special Servicer or such agent except as otherwise provided herein subject to the restrictions on voting set forth in the definition of Certificateholder.

(b)          Neither the Special Servicer nor any of its Affiliates shall (i) resign from its obligations and duties as Servicer or Special Servicer, as applicable, under this Agreement, except as provided in Section 6.4 hereof, or (ii) act as special servicer of any Mezzanine Loan or a sub-servicer of the special servicer of any Mezzanine Loan.  In the event that the Special Servicer becomes a Borrower Related Party, the Special Servicer shall promptly notify the Trustee and the Certificate Administrator of such affiliation.  Upon receipt of such notice, the Trustee shall promptly send a request to the Special Servicer requesting that the Special Servicer resign as Special Servicer and promptly appoint a replacement special servicer in accordance with Section 6.4 of this Agreement.  In the event that no replacement Special Servicer is appointed within thirty (30) days for any reason after receipt by the Trustee of a notice of such affiliation, the Trustee may petition the court for appointment of a successor Special Servicer at the expense of resigning Special Servicer.

3.26.        Intercreditor Agreement; Notice of Mortgage Loan Event of Default to Mezzanine Lender. The Servicer or Special Servicer, as applicable, shall exercise, comply with, perform and/or enforce the rights and obligations of the Trust as successor-in-interest to the mortgagee under the terms of the Co-Lender Agreement.  The rights of the Trust and the Certificateholders in and under the Mortgage Loan and the Mortgage Loan Documents shall be subject to the terms of the Co-Lender Agreement.

3.27.        Additional Matters with Respect to the Loan.

(a)           In the event that a Trust Loan Seller (a “Repurchasing Seller”) repurchases its respective Note (each, a “Repurchased Note”) in accordance with Section 2.9 of this Agreement and Section 8 of the Trust Loan Purchase Agreement, and one or more Companion Loan Notes remain outstanding and are held by one or more Other Securitization Trusts, the Servicer and Special Servicer agree that pursuant to Sections 2 and 5 of the Co-Lender Agreement, the provisions of this Agreement and the Co-Lender Agreement shall continue to apply with respect to the servicing and administration of the Mortgage Loan (and each Trust Loan Seller has agreed to such provisions in the Trust Loan Purchase Agreement) until such time all of the Trust Notes are repurchased by the Trust Loan Sellers or otherwise no longer part of the Trust, and the related successor holders thereof and the Companion Loan Holders have entered into a replacement servicing agreement with respect to the Mortgage Loan or the Companion Loan Notes are repurchased from their respective Other Securitization Trusts.

(b)          Custody of the respective Mortgage Loan Documents shall be held exclusively by the Custodian, and record title under the respective Mortgage Loan Documents shall be held exclusively by the Trustee, on behalf of the Certificateholders, as provided under this Agreement, except that the Repurchasing Seller shall hold and retain title to its original Repurchased Note and any related endorsements thereof.

(i)           Payments from the Borrower or any other amounts received with respect to each Note shall be collected as provided in this Agreement by the Servicer and shall be applied to each related Note in accordance with the Co-Lender Agreement, subject to Section 3.27(b)(ii).  In the event that the Property becomes Foreclosed Property, payments or any other amounts received with respect to the Mortgage Loan shall be collected and shall be applied to each Note in accordance with the Co-Lender Agreement and this Agreement, subject to Section 3.27(b)(ii).  Payments or any other amounts received with respect to the related Repurchased Note shall be held in trust by the Servicer for the benefit of the Repurchasing Seller and remitted (net of the Servicing Fees, Special Servicing Fees, Certificate Administrator Fees (including that portion of the Certificate Administrator Fees that represents the Trustee Fees, which are payable to the Trustee) and any Trust Fund Expenses, Property Protection Advances and any interest accrued thereon at the Advance Rate that are allocable to or attributable to such Repurchased Note in accordance with the Co-Lender Agreement and Section 3.27(b)(ii)) to the Repurchasing Seller or its designee by the Servicer on or before each Distribution

Date pursuant to instructions provided by the Repurchasing Seller and deposited and applied in accordance with this Agreement.

(ii)          In the event that the Servicer or the Special Servicer, as applicable, receives an aggregate payment of less than the aggregate amount due under the Mortgage Loan at any particular time, the Repurchasing Seller shall be entitled to receive from the Servicer an amount equal to the Repurchasing Seller’s allocable share of such payment as determined in accordance with the Co-Lender Agreement and this Section 3.27(b)(ii).  All expenses, losses and shortfalls including, without limitation, losses of principal or interest, Advances that have been declared Nonrecoverable Advances, interest on Advances, Special Servicing Fees, Work-out Fees and Liquidation Fees (including any such fees related to the related Notes) and other Trust Fund Expenses relating to the servicing and administration of the Mortgage Loan will be allocated to the holders of the Notes in accordance with the Co-Lender Agreement.  All expenses, losses and shortfalls including, without limitation, losses of principal or interest, Advances that have been declared Nonrecoverable Advances, interest on Advances, Special Servicing Fees, Work-out Fees and Liquidation Fees (including any such fees related to the related Notes) and other Trust Fund Expenses that are allocated to the Repurchased Notes shall be borne by the applicable Repurchasing Seller and shall reduce the amount of collections in respect of the Repurchased Notes that are distributable to the Repurchasing Seller.

(iii)         For so long as the Mortgage Loan shall be serviced by the Servicer or the Special Servicer in accordance with this Agreement, the Servicer or the Special Servicer, as applicable, on behalf of the holders thereof shall administer the Mortgage Loan consistent with the terms of this Agreement.  The Repurchasing Seller shall not be permitted to terminate the Servicer or Special Servicer as servicer or special servicer of the related Repurchased Note unless, with respect to the Special Servicer, it has such right pursuant to Section 7.1 hereof in its capacity as Companion Loan Holder.  All rights of the mortgagee under the Mortgage Loan will be exercised by the Servicer or Special Servicer, on behalf of the Trust, the Repurchasing Seller and the Companion Loan Holders to the extent of their respective interest therein (as a collective whole) in accordance with this Agreement, taking into account the interests of each of the holders of the Notes and the relative subordination of the Notes.  Neither the Servicer nor the Trustee shall have any obligation to make Monthly Payment Advances with respect to the repurchased portion.

(iv)        Funds collected by the Servicer or the Special Servicer, as applicable, and applied to the Notes shall be deposited and disbursed in accordance with the provisions hereof.  Compensation shall be paid to the Trustee, Certificate Administrator, Servicer, Special Servicer and CREFC® with respect to the related Repurchased Note as provided in this Agreement.  None of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer shall have any obligation to make any Monthly Payment Advance with respect to the related Repurchased Note.  The Servicer, Certificate Administrator and the Special Servicer shall have no reporting requirement with respect to the related Repurchased Note other than that the holder of the related Repurchased Note, subject to delivery by such holder of an Investor Certification, shall be entitled to receive any and all reports and have access to any and all information that a Certificateholder would otherwise have under the terms of this Agreement.

(c)           If any Note is considered a Specially Serviced Mortgage Loan, then each Note shall be a Specially Serviced Mortgage Loan under this Agreement.  The Special Servicer shall cause such related Repurchased Note to be specially serviced for the benefit of the Repurchasing Seller in accordance with the terms and provisions set forth in this Agreement and shall be entitled to any Special Servicing Fee, Work-out Fee or Liquidation Fee that would be payable to the Special Servicer under this Agreement.

(d)          If (A) the Servicer shall pay any amount to the Repurchasing Seller pursuant hereto in the belief or expectation that a related payment has been made or will be received or collected and (B) such related payment is not received or collected by the Servicer, then the Repurchasing Seller will promptly on demand by the Servicer return such amount to the Servicer.  If the Servicer determines at any time that any amount received or collected by the Servicer in respect of the Mortgage Loan must be returned to the Borrower or paid to any other Person or entity pursuant to any insolvency law or otherwise, notwithstanding any other provision of this Agreement, the Servicer shall not be required to distribute any portion thereof to the Repurchasing Seller, and the Repurchasing Seller will promptly on demand by the Servicer repay, which obligation shall survive the termination of this Agreement, any portion thereof that the Servicer may have distributed to the Repurchasing Seller, together with interest thereon at such rate, if any, as the Servicer may pay to the Borrower or such other Person or entity with respect thereto.

(e)           Subject to this Agreement, the Servicer, or the Special Servicer, as applicable, on behalf of the holders of the Repurchased Note, shall have the exclusive right and obligation to (i) administer, service and make all decisions and determinations regarding the Mortgage Loan, and (ii) enforce the Mortgage Loan Documents as provided hereunder.  Without limiting the generality of the preceding sentence, the Servicer, or Special Servicer, as applicable, may provide consent to any action or inaction under the Mortgage Loan Documents, agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Borrower on or any guarantor of the Mortgage Loan without the consent of the Repurchasing Seller, subject, however, to Section 3.24.

(f)          In taking or refraining from taking any action permitted hereunder, the Servicer and the Special Servicer shall each be subject to the same degree of care with respect to the administration and servicing of the Mortgage Loan as is consistent with this Agreement; and shall only be liable to the Repurchasing Seller to the same extent as set forth herein as it is liable to the Trust.

(g)            If the Trustee or the Servicer has made a Property Protection Advance or an Administrative Advance with respect to the Mortgage Loan that would otherwise be reimbursable to such advancing party under this Agreement, and such Advance is determined to be a Nonrecoverable Advance, the Repurchasing Seller shall reimburse the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, in an amount equal to its allocable share of such Nonrecoverable Advance and accrued interest thereon at the

Advance Rate as determined in accordance with Section 2(e) of the Co-Lender Agreement and Section 3.27(b)(ii).

(h)        The Repurchasing Seller, subject to the terms of the Co-Lender Agreement, shall have the right to assign the related Repurchased Note; provided that the assignee of the related Repurchased Note shall agree in writing to be bound by the terms of this Agreement.

(i)           The Servicer and the Special Servicer shall, in connection with their servicing and administrative duties under this Agreement, exercise efforts consistent with the Accepted Servicing Practices to execute and deliver, on behalf of the Repurchasing Seller as a holder of the related Repurchased Note, any and all documents and instruments necessary to maintain the lien created by the Mortgage or other security document related to the Mortgage Loan on the Property and related collateral, any and all modifications, waivers, amendments or consents to or with respect to the Mortgage Loan Documents, and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments with respect to the related Repurchased Note or related Repurchased Notes and the Property all in accordance with, and subject to, the terms of this Agreement.  The Repurchasing Seller agrees to furnish, or cause to be furnished, to the Servicer and the Special Servicer any powers of attorney or other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties under this Agreement related to the Mortgage Loan; provided, however, that the Repurchasing Seller shall not be liable, and shall be indemnified by the Servicer or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer, as the case may be; and further provided that the Servicer or the Special Servicer, without the written consent of the Repurchasing Seller, shall not initiate any action in the name of the Repurchasing Seller without indicating its representative capacity that actually causes the Repurchasing Seller to be registered to do business in any state.

(j)            The Repurchasing Seller agrees to deliver to the Servicer or the Special Servicer, as applicable, the Mortgage Loan Documents related to the related Repurchased Note or related Repurchased Notes, as applicable, any receipt for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the Property or to any legal action or to enforce any other remedies or rights provided by the Note(s) or the Mortgage or otherwise available at law or equity with respect to the related Repurchased Notes.

The rights granted to the Repurchasing Seller under this Section 3.27 shall in all respects be subject to the general rights, indemnification in favor of the Certificate Administrator, Trustee, Servicer and Special Servicer, protections, limitations on liability and immunities granted to the parties in this Agreement (including, but not limited to, Section 6.3) and this Section 3.27 shall not be construed to limit such indemnification in favor of the Certificate Administrator, Trustee, Servicer and Special Servicer rights, protections, limitations on liability and immunities which shall apply to all the Notes, including the Repurchased Note.

3.28.        Rating Agency Confirmation.  (a)  Notwithstanding the terms of any related Mortgage Loan Documents or other provisions of this Agreement, if any action under any

Mortgage Loan Documents or this Agreement requires a Rating Agency Confirmation or a written confirmation from a Rating Agency that any action will not cause a downgrade, withdrawal or qualification of the then-current ratings on the Certificates as a condition precedent to such action, if the party (the “Requesting Party”) seeking to obtain such Rating Agency Confirmation or written confirmation has made a request to any Rating Agency for such Rating Agency Confirmation or written confirmation and, within ten (10) Business Days of such request being sent to the applicable Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is either declining to review such request or waiving the requirement for Rating Agency Confirmation or written confirmation, then such Requesting Party shall be required to (i) confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s Website) that the applicable Rating Agency has received the Rating Agency Confirmation or written confirmation request, and, if it has, promptly request the related Rating Agency Confirmation or written confirmation again, and (ii) if there is no response to either such Rating Agency Confirmation or written confirmation request within five (5) Business Days of such second request, then (x) with respect to any condition in any Mortgage Loan Document requiring such Rating Agency Confirmation or such written confirmation or any other matter under this Agreement relating to the servicing of the Trust Loan (other than as set forth in clause (y) below), such condition shall be deemed to be satisfied (provided that granting such request is in accordance with Accepted Servicing Practices), and (y) such replacement shall be deemed satisfied with respect to (I) Fitch, if the applicable replacement servicer or special servicer is rated at least “CMS3” (in the case of the replacement servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency and (II) KBRA, if the replacement special servicer certifies that KBRA has not cited servicing concerns of the replacement servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on ‘watch status” in contemplation of a ratings downgrade or withdrawal) of a securities in a commercial mortgage-backed securities transaction serviced by the applicable servicer or special servicer prior to the time of determination if KBRA is the non-responding Rating Agency.

Any Rating Agency Confirmation requests made by the Servicer, Special Servicer, Certificate Administrator, Trustee or Operating Advisor, as applicable, pursuant to this Agreement, shall be made in writing (and email shall be sufficient as a writing), which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or Operating Advisor, as applicable, reasonably deems necessary for such Rating Agency to process such request.  Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

Promptly following the Servicer’s or the Special Servicer’s determination to take any action discussed in this Section 3.28(a) following any requirement to obtain a Rating Agency Confirmation being considered satisfied, the Servicer or the Special Servicer, as applicable, shall provide written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

3.29.       Miscellaneous Provisions.

(a)          The Servicer and the Special Servicer each hereby agree and acknowledge that the Servicer and the Special Servicer, as applicable, shall respond to any request by the Borrower under Section 5.1.11(d) of the Mortgage Loan Agreement for written approval of the Annual Budget.

(b)          Notwithstanding the terms of the related Loan Documents, the other provisions of this Agreement or the Co-Lender Agreement, with respect to any Companion Loan as to which there exists Companion Loan Securities, if any action relating to the servicing and administration of the Mortgage Loan or any Foreclosed Property, any amendment to this Agreement or replacement of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee (a “Relevant Action”) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action shall also require delivery of a Companion Loan Rating Agency Confirmation to the master servicer, the special servicer, the certificate administrator or the operating advisor to any Other Securitization Trust as a condition precedent to such action from each Companion Loan Rating Agency.  Each Companion Loan Rating Agency Confirmation shall be sought by the Servicer or the Special Servicer, as applicable, depending on whichever such party is seeking the corresponding Rating Agency Confirmation(s) in connection with a Relevant Action.  The requirement to obtain a Companion Loan Rating Agency Confirmation with respect to any Companion Loan Securities will be permitted to be waived by the Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as set forth in this Agreement; provided, that the Servicer or Special Servicer, as applicable, depending on which is seeking the subject Companion Loan Rating Agency Confirmation, shall forward to one or more of its counterparts (i.e., the master servicer or special servicer, as applicable), the 17g-5 Information Provider’s counterpart, or such other party or parties (as are agreed to by the Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization Trust), at the expense of the Other Securitization Trust to the extent not borne by the Borrower, and in such format as the sender and recipient may reasonably agree, (i) the request for such Companion Loan Rating Agency Confirmation, together with all materials forwarded to the 17g-5 Information Provider under this Agreement in connection with seeking the Rating Agency Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the 17g-5 Information Provider, and (ii) any other materials that the applicable Companion Loan Rating Agency may reasonably request in connection with such Companion Loan Rating Agency Confirmation promptly following such request.

3.30.        The Operating Advisor.

(a)           The Operating Advisor shall promptly review (i) the actions of the Special Servicer with respect to the Mortgage Loan when it is a Specially Serviced Mortgage Loan (as provided in Section 3.10(i), Section 3.30, and Section 9.3(b)) and the actions of the Special Servicer with respect to Major Decisions relating to the Mortgage Loan when it is not a Specially Serviced Mortgage Loan with respect to which a Major Decision Reporting Package has been delivered to the Operating Advisor (as provided in Section 9.3(b)), (ii) all reports by the Special Servicer made available to Privileged Persons that are posted on the Certificate Administrator’s

Website and (iii) each Asset Status Report and Final Asset Status Report delivered to the Operating Advisor by the Special Servicer. The Operating Advisor shall perform its duties hereunder in accordance with the Operating Advisor Standard.

(b)           The Operating Advisor and its Affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the Special Servicer or the Directing Holder in connection with the Directing Holder’s exercise of its rights under this Agreement (including, without limitation, in connection with the review and/or approval of any Asset Status Report or Final Asset Status Report) or otherwise in connection with this transaction, except under the circumstances described in Section 3.30(g) and subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information. Subject to the terms and conditions in this Agreement related to Privileged Information, the Operating Advisor agrees that it shall use information received from the Special Servicer pursuant to the terms of this Agreement solely for purposes of complying with its duties and obligations hereunder.

(c)           With respect to whether a Control Termination Event, Operating Advisor Consultation Event or Consultation Termination Event has occurred and is continuing, or has terminated, the Servicer, Special Servicer and Operating Advisor are entitled to rely solely on its receipt of notice thereof from the Certificate Administrator (which includes notices posted to the Certificate Administrator’s Website) or a majority of the Controlling Class Certificateholders (by Certificate Balance), in each case pursuant to this Agreement, and, with respect to any obligations of the Operating Advisor, Servicer or Special Servicer that are performed only after the occurrence and during the continuance of a Control Termination Event, Operating Advisor Consultation Event and/or Consultation Termination Event, the Operating Advisor, Servicer or Special Servicer shall have no duty to perform any such obligations until the receipt of such notice or actual knowledge of the occurrence of a Control Termination Event, Operating Advisor Consultation Event or Consultation Termination Event, as applicable.

(d)         (i)  Based on the Operating Advisor’s review of (x) any assessment of compliance, attestation report and other information delivered to the Operating Advisor by the Special Servicer made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year, (y) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to the Mortgage Loan when it is a Specially Serviced Mortgage Loan, any Final Asset Status Report or Major Decision Reporting Package, and (z) after the occurrence and during the continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the Operating Advisor shall (if, at any time during the prior calendar year, (A) the Mortgage Loan was a Specially Serviced Mortgage Loan or (B) there existed an Operating Advisor Consultation Event) deliver to the Certificate Administrator (which shall promptly post such report on the Certificate Administrator’s Website in accordance with Section 8.14(b)), the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website in accordance with Section 8.14(b)) and the Depositor within one hundred twenty (120) days of the end of the prior calendar year, an annual report (the “Operating Advisor Annual Report”), substantially in the form of Exhibit S (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement including, without limitation, provisions herein relating to Privileged Information; provided, however, that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement), setting forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with Accepted Servicing Practices with respect to its performance of its duties under this Agreement during the prior calendar year and identifying (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any material deviations from the Special Servicer’s obligation hereunder with respect to the resolution or liquidation of any Specially Serviced Mortgage Loan or Foreclosed Property; provided, however, that in the event the Special Servicer is replaced, the Operating Advisor Annual Report shall only relate to such Special Servicer that was acting as Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report.  Subject to the restrictions in this Agreement, including, without limitation, Section 3.30(d) hereof, each such Operating Advisor Annual Report shall (A) identify any material deviations from (i) Accepted Servicing Practices and (ii) the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of any Specially Serviced Mortgage Loan or Foreclosed Property and (B) comply with all of the confidentiality requirements described in this Agreement regarding Privileged Information (subject to a Privileged Information Exception). Such Operating Advisor Annual Report shall be delivered to the Certificate Administrator (which shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website in accordance with Section 8.14(b)) and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website in accordance with Section 8.14(b)); provided, however, that the Special Servicer shall be given an opportunity to review the Operating Advisor Annual Report at least five (5) Business Days prior to its delivery to the Certificate Administrator and the 17g-5 Information Provider.  In preparing the Operating Advisor Annual Report, (i) the Operating Advisor shall not be required to report on instances of non-compliance with, or deviations from, the Accepted Servicing Practices or the Special Servicer’s obligations under this Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) the Operating Advisor shall not be required to provide or obtain a legal opinion, legal review or legal conclusion. The Operating Advisor shall have no obligation to adopt any comments to the Operating Advisor Annual Report that are provided by the Special Servicer.

(ii)           In the event the Operating Advisor’s ability to perform its obligations in respect of the Operating Advisor Annual Report is limited or prohibited due to the failure of a party hereto to timely deliver notice of action and information required to be delivered to the Operating Advisor or because such information is inaccurate or incomplete, the Operating Advisor shall set forth such limitations or prohibitions in the related Operating Advisor Annual Report, and the Operating Advisor shall not be subject to liability arising from such limitations or prohibitions.  The Operating Advisor shall be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance hereunder.

(e)           (i)  After the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (1) Appraisal Reduction Amounts or (2) net present value in accordance with Section 1.3(c) used in the Special Servicer’s determination of that course of action to take in connection with the workout or liquidation of the Mortgage Loan when it is a Specially Serviced Mortgage Loan, the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Operating Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Operating Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and review for accuracy and consistency with this Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

(ii)          In connection with this Section 3.30(e), in the event the Operating Advisor does not agree with the mathematical calculations of the Appraisal Reduction Amount (as calculated by the Special Servicer) or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations.  The Servicer shall cooperate with the Special Servicer and provide any information reasonably requested by such Special Servicer necessary for the calculation of the Appraisal Reduction Amount that is in the Servicer’s possession or reasonably obtainable by the Servicer.  In the event the Operating Advisor and the Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Operating Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall examine the calculations and supporting materials provided by the Operating Advisor and the Special Servicer and determine which calculation is to apply (and shall provide prompt written notice of such determination to the Operating Advisor and the Special Servicer).

(f)          Notwithstanding the foregoing, prior to the occurrence and continuance of an Operating Advisor Consultation Event, the Operating Advisor will be limited to an after-the-action review of any assessment of compliance, attestation report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and other information delivered to the Operating Advisor by the Special Servicer or made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year (together with any additional information and material reviewed by the Operating Advisor), and, therefore, it shall have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, property management changes, releases from escrow, assumptions and other similar actions that the Special Servicer may perform under this Agreement. In addition, with respect to the Operating Advisor’s review of net present value calculations as described above, the Operating Advisor’s recalculation will not take into account the reasonableness of the Special Servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

(g)          The Operating Advisor and its Affiliates shall keep all information appropriately labeled as “Privileged Information” confidential and shall not, without the prior written consent of the Special Servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder, disclose such information to any other Person (including any Certificateholders other than the Directing Holder), other than (i) to the extent expressly set forth herein, to the other parties to this Agreement with a notice indicating that such information is Privileged Information, (ii) pursuant to a Privileged Information Exception or (iii) where necessary to support specific findings or conclusions concerning allegations of deviations from Accepted Servicing Practices (A) in the Operating Advisor Annual Report or (B) in connection with a recommendation by the Operating Advisor to replace the Special Servicer.  Each party to this Agreement that receives information that is appropriately labeled as “Privileged Information” from the Operating Advisor with a notice stating that such information is Privileged Information shall not, without the prior written consent of the Special Servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder, disclose such Privileged Information to any Person other than pursuant to a Privileged Information Exception.  Notwithstanding the foregoing, the Operating Advisor shall be permitted to share Privileged Information with its Affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor.

(h)          Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.5.

(i)           As compensation for its activities hereunder, the Operating Advisor shall be entitled to receive the Operating Advisor Fee on each Distribution Date with respect to the Trust Loan.  As to the Trust Loan, the Operating Advisor Fee shall accrue from time to time at the Operating Advisor Fee Rate and shall be computed on the basis of the same principal amount, in the same manner and for the same Loan Interest Accrual Period respecting which any related interest payment on the Mortgage Loan is computed.

The Operating Advisor shall be entitled to reimbursement of any Operating Advisor Expenses provided for pursuant to Section 3.30(j), such amounts to be reimbursed from amounts on deposit in the Collection Account as provided by Section 3.4.  Each successor Operating Advisor shall be required to acknowledge and agree to the terms of the preceding sentence.

In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor with respect to each Asset Status Report or Major Decision for which the Operating Advisor has consultation obligations hereunder.  The Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in Section 3.4 of this Agreement, but only to the extent such Operating Advisor Consulting Fee is actually received from the Borrower.  When the Operating Advisor has consultation obligations with respect to an Asset Status Report or Major Decision under this Agreement, the Servicer or the Special Servicer, as the case may be, shall use efforts to collect the applicable Operating Advisor Consulting Fee and the operating advisor consulting fee associated with the Note C Operating Advisor from the Borrowers in connection with such Asset Status Report or Major Decision that are consistent with the efforts that the Servicer or the Special Servicer, as applicable, would use to collect any Borrower-paid fees owed to it in accordance with Accepted Servicing Practices, but only to the extent not prohibited by the related Mortgage Loan documents.  The Servicer or Special Servicer, as the case may be, may waive or reduce the amount of any Operating Advisor Consulting Fee or operating advisor consulting fee associated with the Note C Operating Advisor payable by the Borrowers if they determine that such full or partial waiver is in accordance with the Accepted Servicing Practices, but in no event shall the Servicer or such Special Servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee or the operating advisor consulting fee associated with the Note C Operating Advisor other than requests for collection; provided that the Servicer or Special Servicer, as applicable, shall consult, on a non-binding basis, with the Operating Advisor or the Note C Operating Advisor, as applicable, prior to any such waiver or reduction.

(j)           The Operating Advisor may be removed upon (i) the written direction of Holders of Certificates evidencing not less than 15% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor (provided that the proposed successor Operating Advisor is an Eligible Operating Advisor), (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) receipt by the Trustee and the Certificate Administrator of Rating Agency Confirmation from each Rating Agency (which confirmations will be obtained by the Certificate Administrator at the expense of such Holders and will not constitute an additional expense of the Trust). The Certificate Administrator shall promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on the Certificate Administrator’s Website in accordance with Section 8.14(b), and concurrently by mail at their addresses appearing on the Certificate Register.  Upon the vote or written direction of Holders of a majority of the aggregate Certificate Balance of all Classes of Sequential Pay Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable), the Trustee shall terminate all of the rights and obligations of the Operating Advisor under this Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.

(k)          After the occurrence of an Operating Advisor Termination Event, the Trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Classes of Certificates), the Trustee shall promptly terminate all rights and responsibilities of the Operating Advisor under this Agreement (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the Operating Advisor and appoint a replacement Operating Advisor that is an Eligible Operating Advisor; provided that no such termination shall be effective until a successor Operating Advisor has been appointed and has assumed all of the obligations of the Operating Advisor under this Agreement.  The Trustee may rely on a certification by the replacement Operating Advisor that it is an Eligible Operating Advisor.  If the Trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within thirty (30) days of the termination of the Operating Advisor, the Depositor shall be permitted to find a replacement.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee shall, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Servicer, the Certificate Administrator, the Depositor, the Directing Holder (only if no Control Termination Event or Consultation Termination Event is continuing), the Certificateholders and the 17g-5 Information Provider.

(l)          The Holders of Certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event hereunder may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the Certificate Administrator of the occurrence of such Operating Advisor Termination Event.  Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the Trustee and the Certificate Administrator shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the Trust.

(m)        Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder shall have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed, to the identity of any replacement Operating Advisor appointed pursuant to this Section 3.30; provided, further, that such consent will be deemed to have been granted if no objection is made within ten (10) Business Days following the Directing Holder’s receipt of the request for consent and, if granted or deemed granted, such consent cannot thereafter be revoked or withdrawn.

(n)          The Operating Advisor may resign from its obligations and duties hereby imposed on it (a) upon thirty (30) days prior written notice to the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Directing Holder, if applicable, if the Operating Advisor has secured a replacement that is an Eligible Operating Advisor and (b) upon the appointment of, and the acceptance of such appointment by, a successor Operating Advisor that is an Eligible Operating Advisor and receipt by the Trustee of Rating Agency Confirmation from each Rating Agency.  No such resignation by the Operating Advisor shall become effective until the replacement Operating Advisor shall have assumed the resigning Operating Advisor’s responsibilities and obligations. If no successor Operating Advisor has been so appointed and accepted the appointment within thirty (30) days after the notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning Operating Advisor shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Certificate Administrator) associated with a transfer of its duties pursuant to this Section 3.30.

(o)          In the event the Operating Advisor resigns or is otherwise terminated for any reason it shall remain entitled to any accrued and unpaid Operating Advisor Fees and Operating Advisor Consulting Fees and reimbursement of accrued and unpaid Operating Advisor

Expenses pursuant to Section 3.30(i) and shall also remain entitled to any rights of indemnification provided hereunder.

(p)          The parties hereto agree, and the Certificateholders by their acceptance of their Certificates shall be deemed to have agreed, that (i) subject to Section 6.3, the Operating Advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under this Agreement, (ii) the Operating Advisor shall act solely as a contracting party to the extent set forth in this Agreement, (iii) the Operating Advisor shall have no (A) fiduciary duty, or (B) other duty except with respect to its specific obligations under this Agreement, and shall have no duty to any particular Class of Certificates or particular Certificateholders, and (iv) the Operating Advisor does not constitute an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer within the meaning of the Exchange Act.

(q)           The Operating Advisor shall not make any investment in any Class of Certificates.

(r)          The Operating Advisor may delegate its duties to agents or subcontractors to the extent such agents or subcontractors satisfy clauses (c), (d) and (f) of the definition of “Eligible Operating Advisor” and so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.30.  Notwithstanding the foregoing sentence, the Operating Advisor shall remain obligated and primarily liable for any actions required to be performed hereunder in accordance with the provisions of this Agreement without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any Person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Operating Advisor alone were performing its obligations under this Agreement.

(s)          For the avoidance of doubt, while the Operating Advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or Borrowers involved in this securitization, any experience or knowledge gained by the Operating Advisor from such other engagements may not be imputed to the Operating Advisor for this transaction; provided, however, the Operating Advisor may consider such experience or knowledge as pertinent information for discussion with the Special Servicer during its periodic meetings.

(t)         Each of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee acknowledge the rights and obligations of the Note C Operating Advisor under the Note C Securitization and agree to cooperate with the Note C Operating Advisor in the exercise of such rights and performance of such obligations.

3.31.       Companion Loan Intercreditor Matters.

(a)         If, pursuant to Section 3.16 of this Agreement, the Trust Loan is, in its entirety, purchased or repurchased from the Trust Fund, the subsequent holder thereof shall be bound by the terms of the Co-Lender Agreement and shall assume the rights and obligations of the holder of the Trust Notes under the Co-Lender Agreement.  All portions of the Mortgage File and (to the extent provided under the Trust Loan Purchase Agreement) other documents pertaining to the Trust Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of the Trust Loan in its capacity as the holder of the Trust Notes (as a result of such purchase, repurchase or substitution) and (except for the original Companion Loan Notes) on behalf of the holders of the Companion Loan Notes.  Thereafter, such Mortgage File shall be held by the holder of the Trust Notes or a custodian appointed thereby for the benefit thereof, on behalf of itself and the Companion Loan Holders as their interests appear under the Co-Lender Agreement.  If the related servicing file is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under any separate servicing agreement for the Mortgage Loan.

(b)          With respect to any Companion Loan that becomes the subject of an “asset review” (or such analogous term defined in the related Other Pooling and Servicing Agreement) pursuant to the related Other Pooling and Servicing Agreement, the Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the Custodian shall reasonably cooperate with the asset representations reviewer or any other party to the Other Pooling and Servicing Agreement in connection with such asset review by providing the asset representations reviewer or such other requesting party with any documents reasonably requested by the asset representations reviewer or such other requesting party (at the expense of the requesting party), but only to the extent (i) the requesting party or asset representations reviewer has not been able to obtain such documents from the Trust Loan Sellers or a party to the Other Pooling and Servicing Agreement and (ii) such documents are in the possession of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian, as the case may be.  For the avoidance of doubt, none of the Servicer, the Special Servicer, the Trustee or the Custodian shall (i) have further obligations for such asset review or be bound by it or shall (ii) be obligated to provide such documents if providing such documents would, in its reasonable determination, be a violation of this Agreement or the Co-Lender Agreement.

(c)          Notwithstanding anything in this Agreement to the contrary, but only to the extent required under the Co-Lender Agreement, the Servicer with respect to the Mortgage Loan when it is not a Specially Serviced Mortgage Loan or Special Servicer with respect to the Mortgage Loan when it is a Specially Serviced Mortgage Loan, as applicable, shall consult with the Companion Loan Holders with respect to any matters with respect to the servicing of the Companion Loans to the extent required under the Co-Lender Agreement.  In addition, notwithstanding anything to the contrary, the Servicer or Special Servicer, as applicable, shall deliver reports and notices to each Companion Loan Holder to the extent required under the Co-Lender Agreement.

(d)          At any time after a Companion Loan has become part of an Other Securitization Trust and provided that the applicable parties hereto have received written notice (which may be by email) thereof including contact information for the master servicer and special servicer with respect to such Other Securitization Trust, all notices, reports, information or other deliverables required to be delivered to the related Companion Loan Holder pursuant to this Agreement or the Co-Lender Agreement shall be delivered to the master servicer and special servicer with respect to such Other Securitization Trust (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Other Pooling and Servicing Agreement) and, when so delivered to such master servicer and special servicer, the party hereto that is obligated under this Agreement or the Co-Lender Agreement to deliver such notices, reports, information or other deliverables shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Co-Lender Agreement.

(e)          Any provisions required to be included in this Agreement pursuant to the Co-Lender Agreement (to the extent not otherwise expressly included herein) are incorporated by reference with the same effect as if set forth herein in full.

3.32.        Rating Agency Reserve Account.

The Rating Agency Fees shall be payable by the Depositor.  On the Closing Date, the Depositor shall transfer $125,400 to the Certificate Administrator, which amount the Certificate Administrator shall promptly deposit into the Rating Agency Reserve Account. The funds in such account shall remain uninvested.  Upon receipt by the Certificate Administrator of an invoice for the payment of Rating Agency Fees from the Rating Agency entitled thereto (which invoice shall be sent to the Corporate Trust Office of the Certificate Administrator and separately by e-mail to cts.cmbs.bond.admin@wellsfargo.com), the Certificate Administrator shall withdraw from the Rating Agency Reserve Account the amount specified in such invoice and pay the Rating Agency Fees due to the Rating Agency.  Rating Agency Fees shall be paid pursuant to the process described in the preceding sentence on an on-going basis so long as the Certificates are outstanding.  Any amounts remaining in the Rating Agency Reserve Account on the Distribution Date on which none of the Certificates remain outstanding shall be returned by the Certificate Administrator to each Mortgage Loan Seller in an amount equal to its Mortgage Loan Seller Percentage Interest of the total amount remaining in the Rating Agency Reserve Account on or promptly following such Distribution Date pursuant to the following wiring instructions (which wiring instructions may be updated by the Mortgage Loan Sellers upon written notice to the Certificate Administrator):

With respect to Barclays Bank:

Bank Name: Barclays Bank PLC, New York

ABA#: 026-002-574

Account Name: BBPLC CRE Warehouse Settlements Account

Account#: 050-012-266

REF: BX 2019-CALM RA Reserve Refund

Attn: Matt O’Brien (212-320-4080) & Weiley Ong (212-320-7387)

With respect to CREFI:

Bank Name: Citibank NA

ABA#: 021000089

Bank Account: 30979555

Beneficiary: Citi Real Estate Funding Inc.

Reference: MRCD 2019-PARK

Attention: Global Loan Ops (100127111)

If at any time while the Certificates are outstanding, the Rating Agency Fees payable exceed the amount on deposit in the Rating Agency Reserve Account, the Depositor shall, upon written request from the Certificate Administrator, either (i) remit to the Certificate Administrator or (ii) pay directly to each applicable Rating Agency (with written notice to the Certificate Administrator of such payment) any additional amounts payable in respect thereof no later than five Business Days from receipt of such written request from the Certificate Administrator.  The Certificate Administrator and the Servicer shall not be obligated to pay (or with respect to the Servicer, advance), and shall have no liability for any failure to pay (or advance), any such Rating Agency Fees if amounts on deposit in the Rating Agency Reserve Account are insufficient to pay such fees and the Depositor fails to remit to the Certificate Administrator or pay directly to the applicable Rating Agency, in each case within the required time period, any additional amounts requested by the Certificate Administrator pursuant to this Section 3.32.  Any communication between the Certificate Administrator and the Rating Agency with respect to the payment of Rating Agency Fees shall not be disclosed on the 17g-5 Information Provider’s Website.

For the avoidance of doubt, Rating Agency Fees shall not include any fees due to the Rating Agency in connection with a Rating Agency Confirmation.

For federal income tax purposes, the Rating Agency Reserve Account shall be treated as an “outside reserve fund” within the meaning of the REMIC Provisions, the related portions shall be treated as beneficially owned by the Mortgage Loan Sellers and not by either Trust REMIC.

4.         DISTRIBUTIONS AND STATEMENTS TO CERTIFICATEHOLDERS

4.1.   Distributions. (a)  On each Distribution Date, to the extent of Available Funds, amounts held in the Lower-Tier Distribution Account shall be withdrawn and distributed to the Upper-Tier REMIC in respect of the Uncertificated Lower-Tier Interests, for deposit into the Upper-Tier Distribution Account, and to the Class R Certificates in respect of the Class LT-R Interest in accordance with Section 4.1(b), and immediately thereafter, amounts so distributed to the Upper-Tier REMIC shall be withdrawn from the Upper-Tier Distribution Account and distributed by the Certificate Administrator in the following amounts (the “Distribution Priorities”):

first, to the Class A Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

second, to the Class A Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

third, to the Class A Certificates, in an amount up to all Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

fourth, to the Class B Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

fifth, to the Class B Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

sixth, to the Class B Certificates, in an amount up to the amount of all Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

seventh, to the Class C Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

eighth, to the Class C Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

ninth, to the Class C Certificates, in an amount up to the amount of all Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

tenth, to the Class D Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

eleventh, to the Class D Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

twelfth, to the Class D Certificates, in an amount up to the amount of all Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

thirteenth, to the Class E Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

fourteenth, to the Class E Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

fifteenth, to the Class E Certificates, in an amount up to the amount of all Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

sixteenth, to the Class F Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

seventeenth, to the Class F Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

eighteenth, to the Class F Certificates, in an amount up to the amount of all Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

nineteenth, to the Class G Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

twentieth, to the Class G Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

twenty-first, to the Class G Certificates, in an amount up to the amount of all Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

twenty-second, to the Class J Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

twenty-third, to the Class J Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

twenty-fourth, to the Class J Certificates, in an amount up to the amount of all Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

twenty-fifth, to the Class HRR Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

twenty-sixth, to the Class HRR Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

twenty-seventh, to the Class HRR Certificates, in an amount up to the amount of all Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates; and

twenty-eighth, when the Certificate Balances of all Classes of Sequential Pay Certificates have been reduced to zero and after payment in full of all unpaid expenses of the Trust, to the Class R Certificates (in respect of the Class UT-R Interest), any remaining amounts.

Amounts distributed to Class D shall be applied sequentially to Portion D-1 and Portion D-2 in that order, to reduce their respective Portion Balances, in each case until their respective Portion Balances are reduced to zero.  In no event will any Class of Sequential Pay

Certificates receive distributions in reduction of its Certificate Balance that, in the aggregate exceed the original Certificate Balance of such Class.

(b)          On each Distribution Date, each Class of Uncertificated Lower-Tier Interests shall be deemed to (A) receive distributions in respect of interest, principal or reimbursement of Realized Losses in an amount equal to the amount of interest, principal or reimbursement of the Applied Realized Loss Amounts actually distributable to its respective Related Certificates, as applicable, as provided in Section 4.1(a), and (B) be allocated Realized Losses in an amount equal to the amount of Realized Losses allocated to its respective Related Certificates, as provided in Section 4.1(g).  Amounts distributable pursuant to this paragraph are referred to herein collectively as the “Lower-Tier Distribution Amount”, and shall be made by the Certificate Administrator by deeming such Lower-Tier Distribution Amount to be withdrawn from the Lower-Tier REMIC Distribution Account to be deposited in the Upper-Tier REMIC Distribution Account on each Distribution Date.

As of any date, the principal balance of each Uncertificated Lower-Tier Interest shall equal its Lower-Tier Principal Amount.  The Pass-Through Rate with respect to each Uncertificated Lower-Tier Interest shall be the rate per annum set forth in the Introductory Statement hereto.

Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and any Yield Maintenance Premium distributed pursuant to Section 4.3(a) shall be distributed to the Holders of the Class R Certificates (in respect of the Class LT-R Interest, but only to the extent of the amount remaining in the Lower-Tier Distribution Account, if any).

Distributions to the Class R Certificateholders (in respect of the Class LT-R Interest) from the Lower-Tier Distribution Account and to the Class R Certificate holders (in respect of the Class UT-R Interest) and to other Certificateholders from the Upper-Tier Distribution Account on each Distribution Date shall be made by the Certificate Administrator to each Certificateholder of record on the related Record Date (other than as provided in Section 10.1 in respect of the final distribution), by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor; provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the Distribution Date.

(c)          All amounts distributable to a Class of Certificates pursuant to Section 4.1(a) on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests.  Such distributions shall be made on each Distribution Date (after withdrawing any amounts deposited in the Distribution Account in error and making other permitted withdrawals under this Agreement, to the extent funds are available for such purpose) to each Certificateholder of record on the related Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the Distribution Date.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

(d)          The Certificate Administrator shall, as soon as reasonably possible after notice thereof by the Servicer to the Certificate Administrator that the final distribution with respect to any Class of Certificates is expected to be made, post a notice on the Certificate Administrator’s Website pursuant to Section 8.14(b) and mail to each Holder of such Class of Certificates on such date to the effect that:

(i)          the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates shall be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified; and

(ii)           if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificate from and after the end of the Certificate Interest Accrual Period related to such Distribution Date.

(e)          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one (1) year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  All such amounts shall be held by the Certificate Administrator in trust in accordance herewith until the expiration of a two-year period following such second notice, notwithstanding any termination of the Trust Fund.  If within two (2) years after the second notice any such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, to the extent permitted by law, hold all amounts distributable to the Holders thereof for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund, at which time such amounts shall be distributed to the Depositor.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.1(e).  Any such amounts transferred to the Certificate Administrator shall not be invested.

(f)         The Certificate Administrator shall be responsible for the calculations with respect to distributions from the Trust so long as the Trust Fund has not been terminated in accordance with this Agreement.  The Certificate Administrator shall have no duty to recompile, recalculate or verify the accuracy of information provided to it by the Servicer pursuant to Section 3.18(a) and, in the absence of manifest error in such information, may conclusively rely upon it.

(g)           On each Distribution Date, Realized Losses with respect to the Trust Loan shall be allocated to each Class of Sequential Pay Certificates in the following order:

first, to the Class HRR Certificates;

second, to the Class J Certificates;

third, to the Class G Certificates;

fourth, to the Class F Certificates;

fifth, to the Class E Certificates;

sixth, to the Class D Certificates;

seventh, to the Class C Certificates;

eighth, to the Class B Certificates; and

ninth, to the Class A Certificates;

in each case until the Certificate Balance of each such Class has been reduced to zero. Realized Losses applied to Class D shall be applied first to Portion D-2 and then to Portion D-1, in each case until their respective Portion Balances are reduced to zero.

4.2.         Withholding Tax. Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements with respect to payments to Certificateholders and other payees that the Certificate Administrator reasonably believes are applicable under the Code.  The consent of Certificateholders  or payees shall not be required for any such withholding and such Certificateholders shall furnish any information as may be required for the Certificate Administrator to comply with any withholding requirements.  In the event the Certificate Administrator withholds any amount from interest payments or advances thereof or other amounts to any Certificateholder or payee pursuant to federal withholding requirements, amounts so withheld shall be treated as having been entirely distributed to such Certificateholder or payee, and the Certificate Administrator shall indicate the amount withheld to such Certificateholder or payee through a report.

4.3.        Allocation and Distribution of Yield Maintenance Premiums. (a)  On any Distribution Date, Yield Maintenance Premiums, if any, collected in respect of the Trust Loan during the related Collection Period will be required to be distributed by the Certificate Administrator to each of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class HRR Certificates, in an amount equal to the product of (1) the amount of principal distributed to such Class on such Distribution Date, (2) the Trust Note Rate or Component Rate of the Trust Note or Component associated with such Class or Portion and (3) a fraction (x) the numerator of which is the number of days from (and including) the date of the related prepayment that was received through (and excluding) the payment date in October 2024 (computed on a 30/360 basis), and (y) the denominator of which is 360.

No Yield Maintenance Premiums shall be distributed to the Holders of Class R Certificates.

(b)           All Yield Maintenance Premiums distributable pursuant to clause (a) of this Section 4.3 shall first be deemed to have been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the related Uncertificated Lower-Tier Interest (whether or not the Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest has been reduced to zero).

4.4.       Statements to Certificateholders. (a)  On each Distribution Date, based on information provided by the Servicer and the Special Servicer, as applicable, the Certificate Administrator shall prepare and make available pursuant to Section 8.14(b) to any Privileged Person (including a Privileged Person who provides the Certificate Administrator with an Investor Certification in the form of Exhibit K-2 hereto) and shall deliver to the Initial Purchasers, a statement, based upon information supplied to it by the Servicer and the Special Servicer, as applicable, in respect of the distributions on such Distribution Date (a “Distribution Date Statement”) setting forth:

(i)    for each Class of Regular Certificates (1) the amount of the distributions made on such Distribution Date allocable to interest at the Pass-Through Rate and the amount allocable to principal (separately identifying the amount of any principal payments (and specifying the source of such payments)), (2) the amount of any Yield Maintenance Premiums collected on the Trust Loan allocable to each Class of Certificates and (3) the amount of interest paid on Advances from Default Interest and allocable to such Class;

(ii)          if the amount of the distribution to the Holders of any Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient Available Funds, the amount of the shortfall allocable to such Class, stating separately amounts allocable to principal and interest;

(iii)          the amount of any Monthly Payment Advance for such Distribution Date;

(iv)         the Certificate Balance of each Class of Certificates (other than the Class R Certificates) after giving effect to any distribution in reduction of the Certificate

Balance on such Distribution Date and the allocation of Realized Losses on such Distribution Date;

(v)           the principal balance of the Trust Loan, the principal balance of the Trust A Notes, the principal balance of each Component of the Trust Loan and the Certificate Balance of each Class of Certificates as of the end of the Collection Period for such Distribution Date and the amount of Realized Losses allocated to each Class;

(vi)         the aggregate amount of Unscheduled Payments (and the source of such payments) made with respect to the Mortgage Loan during the related Collection Period, and the aggregate amount of such payments allocable to the Trust Loan;

(vii)         identification of any Mortgage Loan Event of Default or any Special Servicing Loan Event, any Servicer Termination Event, Operating Advisor Termination Event or any Special Servicer Termination Event under this Agreement that in any case has been declared as of the close of business on the second Business Day prior to the end of the preceding calendar month;

(viii)       the amount of the servicing compensation (other than the Servicing Fee) paid to the Servicer and the Special Servicer with respect to such Distribution Date, separately listing any Liquidation Fees or Work-out Fees and any other Borrower charges retained by the Servicer or the Special Servicer and the amount of compensation paid to the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and CREFC®, separately listing the Certificate Administrator Fee (including the portion that is the Trustee Fee if the Trustee and Certificate Administrator are not the same entity), the Special Servicing Fee, the Operating Advisor Fee and the CREFC® Intellectual Property Royalty License Fee with respect to such Distribution Date;

(ix)        the number of days the Borrower is delinquent in the event that the Borrower is delinquent at least thirty (30) days and the date upon which any foreclosure proceedings have been commenced;

(x)          whether the Property, as of the close of business on the Payment Date preceding such Distribution Date had become a Foreclosed Property, together with an identification of same;

(xi)          information with respect to any declared bankruptcy of the Borrower, the Guarantor or any mezzanine borrower;

(xii)         as to any item of Collateral released, liquidated or disposed of during the preceding Collection Period, the identity of such item and the amount of proceeds of any liquidation or other amounts, if any, received therefrom during the related Collection Period;

(xiii)        a list of conveyances or transfers of the Property by the Borrower reported to the Certificate Administrator to the extent not already reported on the CREFC® Reports provided by the Servicer and posted on the Certificate Administrator’s Website;

(xiv)        the aggregate amount of all Advances, if any, not yet reimbursed;

(xv)         the amount of any reimbursement of Nonrecoverable Advances paid to the Servicer or the Trustee;

(xvi)        an itemized report identifying any Appraisal Reduction Amount and any Trust Appraisal Reduction Amount;

(xvii)       the amount of Default Interest, if any, and late payment charges, if any, paid by the Borrower during the related Collection Period;

(xviii)      an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates with respect to the related Distribution Date;

(xix)         the aggregate amount of any Trust Fund Expenses reimbursable or payable by the Borrower under the Mortgage Loan Agreement, and the amount collected from the Borrower in respect of such Trust Fund Expenses;

(xx)         the amount and type of Yield Maintenance Premiums, if any, collected in respect of the Trust Loan during the related Collection Period and distributed on such Distribution Date to the Certificateholders or the Companion Loan Holders;

(xxi)         the Trust Note Rate and Net Trust Note Rate for each Trust A Note and the related Loan Interest Accrual Period; and

(xxii)        the Component Rate and Net Component Rate for each Component for the related Loan Interest Accrual Period.

The Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer and the Special Servicer may agree to enhance the reporting requirements of the Distribution Date Statement without Certificateholder approval.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate upon written request to the Certificate Administrator, a statement containing the information set forth in clauses (i) and (ii) above as to the applicable Class, aggregated for such calendar year or applicable portion of such year during which such Person was a Certificateholder, together with such other information required by applicable laws as the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Beneficial Owner of a Certificate reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year or as otherwise required by law.  Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

(b)          The Certificate Administrator shall make the Distribution Date Statement available to Privileged Persons (including for this purpose a Privileged Person who provides the Certificate Administrator with an Investor Certification in the form of Exhibit K-2 hereto) on each Distribution Date pursuant to Section 8.14(b).  The Certificate Administrator’s obligation to provide such information shall be contingent on the Certificate Administrator’s receipt of such information from the Servicer and the Special Servicer, as applicable.  The Certificate Administrator shall be entitled to rely on such information provided to it by the Servicer or the Special Servicer without independent verification.  To the extent that the information required to be furnished by the Servicer is based on information required to be provided by the Borrower or the Special Servicer, the Servicer’s obligation to furnish such information to the Certificate Administrator shall be contingent on its receipt of such information from the Borrower or the Special Servicer, as applicable.  To the extent that the information required to be furnished by the Special Servicer is based on information required to be provided by the Borrower, the Special Servicer’s obligation to furnish such information shall be contingent upon receipt of its receipt of such information from the Borrower. The Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be entitled to rely on information supplied by the Borrower without independent verification.

The Certificate Administrator shall, to the extent provided to it by the Servicer in electronic format, make available to Privileged Persons pursuant to Section 8.14(b) reports or analyses of net operating income from the Property.  Such net operating income reports or analyses shall be prepared pursuant to Section 3.18 by the Servicer in CREFC® format based on the quarterly, annual and periodic statements and rent rolls with respect to the Property obtained by the Servicer from the Borrower or from the Special Servicer pursuant to Section 3.15(h).

If so authorized by the Depositor, the Certificate Administrator may make available on its Internet website to any Privileged Person certain other information with respect to the Trust Loan (subject to the limitations of Section 3.18).

The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information only by virtue of its receipt and posting of such information to the Certificate Administrator’s Website or its filing of such information pursuant to this Agreement.

In addition, the Certificate Administrator shall make available on its website such information as set forth in Section 8.14(b).

4.5.         Investor Q&A Forum; Investor Registry and Rating Agency Q&A Forum.   (a)  The Certificate Administrator shall make available, only to Privileged Persons (which for this purpose excludes a Privileged Person who provided the Certificate Administrator with an Investor Certification substantially in the form of Exhibit K-2 hereto), the Investor Q&A Forum.  The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where (i) Certificateholders, Companion Loan Holders and Beneficial Owners of Certificates who provide the Certificate Administrator with an Investor Certification substantially in the form of Exhibit K-1 may submit questions to the Certificate Administrator relating to the Distribution Date Statement, or submit questions (1) to the Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to Section 8.14(b), the Trust Loan or the Property, and (2) the Operating Advisor relating to annual or other reports or recommendations to replace the Special Servicer prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports (each, an “Inquiry”), and (ii) Privileged

Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto.  Upon receipt of an Inquiry for the Servicer, the Special Servicer or the Operating Advisor, the Certificate Administrator shall forward the Inquiry to the appropriate Person (as identified to the Certificate Administrator by the Servicer, the Special Servicer or the Operating Advisor, as applicable) at the Servicer, the Special Servicer or the Operating Advisor, as applicable, in each case via electronic mail within a commercially reasonable period of time following receipt thereof.  Following receipt of an Inquiry, the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Servicer, the Special Servicer or the Operating Advisor, as applicable, shall be by email to the Certificate Administrator.  The Certificate Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website.  If the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor, as applicable, determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, the Mortgage Loan Documents or this Agreement, (iv) answering any Inquiry would, or is reasonably expected to, result in a waiver of attorney client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or would result in significant additional cost or expense to, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor, as applicable, (vi) answering any Inquiry would result in the disclosure of communications between the Directing Holder and the Special Servicer, (vii) answering any Inquiry would require the disclosure of Privileged Information or (viii) answering any Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Inquiry and, in the case of the Servicer, the Special Servicer or the Operating Advisor, shall promptly notify the Certificate Administrator of such determination.  The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered.  Any notice by the Certificate Administrator to the Person who submitted an Inquiry that will not be answered shall include the following statement: “Because the Trust and Servicing Agreement provides that the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Trust and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law or the Mortgage Loan Documents, (iv) answering any Inquiry would, or is reasonably expected to, result in a waiver of attorney client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor, as applicable, (vi) answering any Inquiry would result in the disclosure of communications between the Directing Holder and the Special Servicer, (vii) answering any Inquiry would require the disclosure of Privileged Information or (viii) answering any Inquiry is otherwise, for any reason, not advisable to answer, no inference should be drawn from the fact that the Certificate Administrator, the Servicer, the Special Servicer and/or the Operating Advisor has declined to answer the Inquiry.”  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Initial Purchasers or any of their respective Affiliates.  None of the Initial Purchasers, the Depositor, the Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator or any of their respective Affiliates will certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information.  The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature.  No party shall post or otherwise disclose direct communications with the Directing Holder as part of its response to any Inquiries; provided, that the Certificate Administrator shall have no obligation to review any inquiry or answer received by it for posting to the Investor Q&A Forum to determine if such inquiry or answer contains any such direct communication with the Directing Holder, or otherwise to consult with the party from whom such Inquiry or answer is received to confirm the same, and the Certificate Administrator shall have no liability in connection with its posting to the Investor Q&A Forum of any Inquiry or answer containing such direct communication.  The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted via the Certificate Administrator’s Website.

(b)          The Certificate Administrator shall make available to any Certificateholder and any Beneficial Owner the Investor Registry.  The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners can register and thereafter obtain contact information with respect to any other Certificateholder or Beneficial Owner that has so registered.  Any Person registering to use the Investor Registry shall certify that (a) it is a Certificateholder or a Beneficial Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to Persons entitled to access the Investor Registry.  Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned.  If any Certificateholder or Beneficial Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry.  The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon.  The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)          The Certificate Administrator shall, with the consent of the Depositor, make the Distribution Date Statements, CREFC® Reports, this Agreement, the Offering Circular and supplemental notices available to certain market data providers upon receipt by the Certificate Administrator from such Person of a certification substantially in the form of Exhibit O hereto, which certification may be submitted electronically via the Certificate Administrator’s Website.  The Depositor hereby consents to the provision of such information to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Thomson Reuters, Moody’s Analytics, RealInsight and Markit Group Limited, and the provision of such information shall not constitute a breach of this Agreement by the Certificate Administrator.

(d)            The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool.  The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Servicer or the Special Servicer, as applicable, relating to the reports prepared by such parties, (iii) submit requests for information about the Trust Loan or the Property (each such submission identified in sub-clauses (i), (ii) and (iii) hereof, a “Rating Agency Inquiry”) or (iv) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto.  Upon receipt of a Rating Agency Inquiry for the Servicer, the Special Servicer or the Certificate Administrator, the 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate Person, in each case within a commercially reasonable period of time following receipt thereof.  Following receipt of a Rating Agency Inquiry from the 17g-5 Information Provider, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply by email to the 17g-5 Information Provider.  The 17g-5 Information Provider shall post (within a commercially reasonable period of time following receipt of such response) such Rating Agency Inquiry and the related response (or such reports, as applicable) to the Rating Agency Q&A Forum and Document Request Tool.  If the Certificate Administrator, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, Accepted Servicing Practices, this Agreement or the Mortgage Loan Documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege with, or the disclosure of attorney work product of, any counsel engaged by the Certificate Administrator, the Servicer or the Special Servicer, as applicable, or (iii)(A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Servicer or the Special Servicer, as applicable, determines in accordance with the Accepted Servicing Practices (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Rating Agency Inquiry and shall promptly notify the 17g-5 Information Provider by email of such determination.  The 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry with the reason it was not answered to the Rating Agency Q&A Forum and Document Request Tool.  The 17g-5 Information Provider will not be liable for the failure by any other such Person to answer any such Rating Agency Inquiry.  Questions posted on the Rating Agency Q&A Forum and Document Request Tool shall not be attributed to the submitting NRSRO.  Answers posted on the Rating Agency Q&A Forum and Document Request Tool will be attributable only to the respondent, and shall not be deemed to be answers from any other Person.  None of the Initial Purchasers, the Depositor, or any of their respective Affiliates will certify to any of the information posted in the Rating Agency Q&A Forum and Document Request Tool and no such party shall have any responsibility or liability for the content of any such information.  The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature.

The Rating Agency Q&A Forum and Document Request Tool will not reflect questions, answers and other communications that are not submitted via the 17g-5 Information Provider’s Website.

5.          THE CERTIFICATES

5.1.         The Certificates.

(a)          The Certificates shall be issued in substantially the respective forms set forth as Exhibits A-1 through A-4 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

(b)          The Sequential Pay Certificates shall be issued in minimum denominations of $100,000 initial Certificate Balance (or $10,000 for Rule 144A Global Certificates) and integral multiples of $1,000 in excess of $100,000 (or $10,000, as applicable).  If the Original Certificate Balance of any Class of Sequential Pay Certificates does not equal an integral multiple of $1,000, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized Original Certificate Balance that includes the excess of (i) the Original Certificate Balance of such Class over (ii) the largest integral multiple of $1,000 that does not exceed such amount.  The Class R Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R Certificates and integral multiples of 1% in excess thereof.

(c)           One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature.  If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless.  A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the Certificate) manually countersigns the Certificate.  The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

(d)          During the Risk Retention Period, the Risk Retention Certificates shall only be held as one or more Definitive Certificates in the Third Party Purchaser Safekeeping Account by the Certificate Administrator (and the Holder of the Risk Retention Certificates shall be registered on the Certificate Register), unless otherwise consented to by the Retaining Sponsor (which consent shall not be unreasonably withheld).  During the Risk Retention Period, the Certificate Administrator shall hold the Risk Retention Certificates in safekeeping and shall release the same only upon receipt of written instructions in accordance with Section 5.1(g), and in accordance with any authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement.  There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the “Third Party Purchaser Safekeeping Account” and into which the Risk Retention Certificates shall be held and which shall be governed by and subject to this Agreement.  In addition, on and after the date hereof, the

Certificate Administrator may establish any number of subaccounts to the Third Party Purchaser Safekeeping Account for the Holder of the Risk Retention Certificates.  The Risk Retention Certificates to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein.  No amounts distributable to the Risk Retention Certificates shall be remitted to the Third Party Purchaser Safekeeping Account, but shall be remitted directly to the Holder of the Risk Retention Certificates in accordance with written instructions (which shall be in the form of Exhibit P to this Agreement) provided separately by the Holder of the Risk Retention Certificates to the Certificate Registrar.  Under no circumstances by virtue of safekeeping the Risk Retention Certificates shall the Certificate Administrator (i) be obligated to bring legal action or institute proceedings against any Person on behalf of the Holder of the Risk Retention Certificates or (ii) have any obligation to monitor, supervise or enforce the performance of any party under the Risk Retention Agreement.  The Certificate Administrator shall be entitled to conclusively rely with no obligation to verify, confirm or otherwise monitor the accuracy of any information included in any written instructions provided in connection with this Third Party Purchaser Safekeeping Account and shall have no liability in connection therewith, other than, subject to Section 5.1(g), with respect to the Certificate Administrator’s obligation to obtain the Retaining Sponsor’s consent prior to any release of the Risk Retention Certificates.  The Certificate Administrator shall hold the Definitive Certificate representing the Risk Retention Certificates at the below location (after initial intake at the Certificate Administrator’s Corporate Trust Office at 9062 Old Annapolis Road, Columbia, Maryland 21045), or any other location; provided the Certificate Administrator has given notice to the Holder of the Risk Retention Certificates of such new location:

Wells Fargo Bank, National Association

Attention: Security Control and Transfer (SCAT)

MAC: N9345-010

425 E. Hennepin Avenue

Minneapolis, Minnesota 55414

(e)         On the Closing Date, the Certificate Administrator shall deliver written confirmation to the Depositor, the Retaining Sponsor and the Third Party Purchaser substantially in the form of Exhibit U to this Agreement evidencing its receipt of the Risk Retention Certificates.

(f)          The Certificate Administrator shall make available to the Holder of the Risk Retention Certificates a statement of Third Party Purchaser Safekeeping Account as mutually agreed upon by the Certificate Administrator and the Holder of the Risk Retention Certificates, and in accordance with the Certificate Administrator’s policies and procedures.  Any transfer of the Risk Retention Certificates shall be subject to Article 5 of this Agreement.

(g)         In the event the Third Party Purchaser seeks to cause the release of any Risk Retention Certificates from the Third Party Safekeeping Account, the Third Party Purchaser shall deliver simultaneously to the Retaining Sponsor and to the Certificate Administrator (i) a written request for such release executed by the Third Party Purchaser and (ii) a written request for the Retaining Sponsor’s consent to such release substantially in the form of Exhibit J-6.  The Certificate Administrator may not consent to, or otherwise permit, any such release of the Risk Retention Certificates without obtaining the Retaining Sponsor’s countersigned request for consent.  The Certificate Administrator shall be indemnified and held harmless for any release in connection with the preceding, in accordance with the terms set forth in Section 8.3.

5.2.        Form and Registration. (a)  Each Class of the Certificates (other than the Risk Retention Certificates and the Class R Certificates) sold to an institution that is a non-U.S. Securities Person in “offshore transactions” (as defined in Rule 902(h) of Regulation S) in reliance on Regulation S shall initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Temporary Regulation S Global Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream”).  Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream.  After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Certificate may be exchanged for an interest in the related permanent global certificate of the same Class (each, a “Regulation S Global Certificate”) in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.3(f).  During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification.  After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Certificate shall not be made to the holders of such beneficial interests unless an exchange for a beneficial interest in the Regulation S Global Certificate of the same Class is improperly withheld or refused.  The aggregate Certificate Balance of a Temporary Regulation S Global Certificate or a Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Global Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph.

(b)          Except as otherwise set forth in this Agreement, Certificates of each Class  offered and sold to QIBs in reliance on Rule 144A under the Act (“Rule 144A”) shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Rule 144A Global Certificate” and, collectively with the Temporary Regulation S Global Certificates and the Regulation S Global Certificates, the “Global Certificates”), which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository.  The aggregate Certificate Balance of a Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Rule 144A Global Certificate.

(c)          Certificates of each Class that are initially offered and sold to investors that are Institutional Accredited Investors that are not QIBs, the Risk Retention Certificates (during the Risk Retention Period) and the Class R Certificates (the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto, issued in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners; provided, that prior to such transfer the investor executes and delivers to the Certificate Registrar an Investment Representation Letter.

(d)          Owners of beneficial interests in Global Certificates of any Class shall not be entitled to receive physical delivery of Definitive Certificates and have Certificates registered in their names unless:  (i) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Global Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Registrar and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Certificate Registrar to obtain possession of the Certificates of such Class; provided, however, that under no circumstances will Definitive Certificates be issued to beneficial owners of a Temporary Regulation S Global Certificate.  Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Global Certificates and upon surrender by the Depository of any Global Certificate of such Class and receipt from the Depository of instructions for reregistration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Global Certificate, the same legends regarding transfer restrictions borne by such Global Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement.

5.3.          Registration of Transfer and Exchange of Certificates. (a)  The Certificate Administrator shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”).  In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class represented by a Temporary Regulation S Global Certificate, a Regulation S Global Certificate and a Rule 144A Global Certificate and accepting Certificates for exchange and registration of transfer and (ii) transmitting to the Depositor, the Servicer and the Special Servicer any notices from the Certificateholders.

(b)           Subject to the restrictions on transfer set forth in this Article 5, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

(c)            Rule 144A Global Certificate to Temporary Regulation S Global Certificate.  If a holder of a beneficial interest in a Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Temporary Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to an institution who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Global Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Global Certificate.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit C hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(d)          Rule 144A Global Certificate to Regulation S Global Certificate.  If a holder of a beneficial interest in a Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Global Certificate.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit D hereto given by the holder of such beneficial interest stating (A) that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, or (B) that the transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Global Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(e)          Temporary Regulation S Global Certificate or Regulation S Global Certificate to Rule 144A Global Certificate.  If a holder of a beneficial interest in a Temporary Regulation S Global Certificate or Regulation S Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Global Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Global Certificate (but not the Regulation S Global Certificate) for an interest in the Rule 144A Global Certificate, a certificate in the form of Exhibit E hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Global Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Global Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate that is being transferred.

(f)            Temporary Regulation S Global Certificate to Regulation S Global Certificate.  Interests in a Temporary Regulation S Global Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit F hereto from the holder of a beneficial interest in such Temporary Regulation S Global Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Global Certificate of the same Class.  The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Global Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Global Certificate initially exchanged for interests in the Regulation S Global Certificate.  The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Global Certificate.  Upon any exchange of interests in the Temporary Regulation S Global Certificate for interests in the Regulation S Global Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Global Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Global Certificate to reflect the corresponding increase in the amount represented thereby.  Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Global Certificate and Rule 144A Global Certificate authenticated and delivered hereunder.

(g)          Non-Book Entry Certificate to Global Certificate.  If a Holder of a Non-Book Entry Certificate (other than a Risk Retention Certificate during the Risk Retention Period or a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Global Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Global Certificate, such Holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Global Certificate of the same Class.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such Holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Global Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit G hereto (in the event that the applicable Global Certificate is the Temporary Regulation S Global Certificate), in the form of Exhibit H hereto (in the event that the applicable Global Certificate is the Regulation S Global Certificate) or in the form of Exhibit I hereto (in the event that the applicable Global Certificate is the Rule 144A Global Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, shall, if applicable, execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Global Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Global Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled.

(h)         Non-Book Entry Certificates on Initial Issuance Only.  Subject to the issuance of Definitive Certificates, if and when permitted by Section 5.2(d), no Non-Book Entry Certificate shall be issued to a transferee of an interest in any Rule 144A Global Certificate, Temporary Regulation S Global Certificate or Regulation S Global Certificate or to a transferee of a Non-Book Entry Certificate (or any portion thereof).

(i)           At all times, if a transfer of the Risk Retention Certificates is to be made, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) (i) an executed certification from such Certificateholder’s prospective transferee substantially in the form attached hereto as Exhibit J-4, and (ii) an executed certification from the Certificateholder desiring to effect such transfer along with the Retaining Sponsor’s counter-signature substantially in the form attached hereto as Exhibit J-5.  Upon receipt of the foregoing certifications, the Certificate Registrar shall, subject to Section 5.1(d), Section 5.1(g) and Section 5.3, reflect the Risk Retention Certificates in the name of the prospective transferee.  For the avoidance of doubt, in no event shall the Risk Retention Certificates be held as a Global Certificate during the Risk Retention Period.

(j)           Other Exchanges.  In the event that a Global Certificate is exchanged for a Definitive Certificate, such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (c) through (f) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(k)          Restricted Period.  Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Global Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (e) above.

(l)             If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act or, with respect to Non-Book Entry Certificates, that such Certificates are not “restricted” within the meaning of Rule 144 under the Act.  Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(m)         All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(n)          No Class F, Class G, Class J, Class HRR or Class R Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be (i) an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Plan”), or (ii) any Person acting on behalf of any such Plan or using the assets of a Plan to purchase such Certificate, other than (in the case of the Class F, Class G, Class J or Class HRR Certificates) an insurance company using assets of its general account under circumstances whereby such purchase, holding and the subsequent disposition of such Class F, Class G, Class J or Class HRR Certificates by such insurance company would be exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Code Section 4975 under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption 95-60, or, in the case of a Plan subject to Similar Law, its purchase, holding and subsequent disposition of such Certificates will not constitute or result in a non-exempt violation of Similar Law.  Each prospective transferee of a Class F, Class G, Class J, Class HRR or Class R Certificate in the form of a Definitive Certificate shall deliver to the transferor, the Certificate Registrar and the Certificate Administrator a representation letter, substantially in the form of Exhibit J-3, stating that the prospective transferee is not a Person described in clause (i) or clause (ii) of the immediately preceding sentence.  No Class A, Class B, Class C, Class D or Class E Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be a Plan, or any Person acting on behalf of any such plan or using the assets of a Plan to purchase such Certificate, unless (A) the purchaser is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Act and (B) the acquisition, holding and disposition of such Certificate by the purchaser will not constitute or otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or a non-exempt violation of Similar Law).  Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

(o)          Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)           Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee.  Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee.  Any acquisition of a Residual Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)           No Residual Ownership Interest may be transferred, and no such transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the transfer, and such proposed transfer shall not be effective, without such consent with respect thereto.  In connection with any proposed transfer of any Residual Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit J-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.3(n) and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit J-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the Transferee Affidavit are false.

(iii)          Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has

actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer to such proposed transferee shall be effected and such proposed transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.  Upon notice to the Certificate Registrar that there has occurred a transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer.  At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)         The Class R Certificates may only be issued as Definitive Certificates and transferred to and owned by QIBs.

(p)         No transfer, sale, pledge or other disposition of any Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Act and any applicable state securities laws, or is otherwise made in accordance with the Act and such state securities laws.  Neither the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator nor the Certificate Registrar are obligated to register or qualify the Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.

(q)          Each purchaser that is or is acting on behalf of or using the assets of a Plan subject to Section 406 of ERISA or Section 4975 of the Code (an “ERISA Plan”) will be deemed to have represented and warranted that (i) none of the Depositor, any Initial Purchaser, the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer or the Special Servicer, or any of their affiliates has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to the ERISA Plan, or to any fiduciary or other person making the decision to invest the assets of the ERISA Plan (“Fiduciary”), in connection with its acquisition of Certificates, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

5.4.         Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund.  In connection with the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

5.5.         Persons Deemed Owners. The Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided an Investor Certification by a Beneficial Owner (or prospective transferee of a Certificate), such party to this Agreement shall distribute such report, statement or other information to such Beneficial Owner (or such prospective transferee).

5.6.         Access to List of Certificateholders’ Names and Addresses; Special Notices.

The Certificate Registrar shall maintain in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders.  If any Certificateholder that has provided an Investor Certification (a) requests in writing from the Certificate Registrar a list of the names and addresses of Certificateholders, (b) states that such Certificateholder desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates and (c) provides a copy of the communication which such Certificateholder proposes to transmit, then the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request, afford such Certificateholder access during normal business hours to a current list of the Certificateholders.  Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Certificate Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.  The Servicer, the Special Servicer, the Trustee and the Depositor shall be entitled to a list of the names and addresses of Certificateholders from time to time upon request therefor and any reasonable costs associated therewith shall be a Trust Fund Expense.

Upon the written request of any Certificateholder or Beneficial Owner that (a) has provided an Investor Certification, (b) states that such Certificateholder or Beneficial Owner desires the Certificate Administrator to transmit a notice to all Certificateholders or Beneficial Owner stating that such Certificateholder or Beneficial Owner wishes to be contacted by other Certificateholders or Beneficial Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact (a “Special Notice”) and (c) provides a copy of the Special Notice which such Certificateholder or Beneficial Owner proposes to transmit, the Certificate Administrator shall post such Special Notice to the Certificate Administrator’s Website pursuant to Section 8.14(b) and shall mail such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register.  The costs and expenses of the Certificate Administrator associated with delivering any such Special Notice shall be borne by the party requesting such Special Notice.  Every Certificateholder and Beneficial Owner, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

5.7.          Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served.  The Certificate Registrar initially designates its office at Wells Fargo Bank, National Association, 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, MN 55479 as its office for such purposes.  The Certificate Registrar shall give prompt written notice to the Certificateholders and the Borrower of any change in the location of the Certificate Register or any such office or agency.

6.         THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER AND the OPERATING ADVISOR

6.1.        Respective Liabilities of the Depositor, the Servicer, the Special Servicer and the Operating Advisor. The Depositor, the Servicer, the Special Servicer and the Operating Advisor each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

6.2.         Merger or Consolidation of the Servicer, the Special Servicer or the Operating Advisor. Each of the Servicer, the Special Servicer and the Operating Advisor shall keep in full effect its existence and rights as an entity under the laws of the jurisdiction of its organization, and shall be in compliance with the laws of all jurisdictions to the extent necessary to perform its duties under this Agreement.

Any Person into which the Servicer, the Special Servicer or the Operating Advisor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Operating Advisor shall be a party, or any Person succeeding to the business of the Servicer, the Special Servicer or the Operating Advisor, shall be the successor of the Servicer, Special Servicer or the Operating Advisor as the case may be, hereunder, and shall be deemed to have assumed all of the liabilities and obligations of such Servicer, Special Servicer or the Operating Advisor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, unless such successor or surviving Person is the Servicer, the Special Servicer or the Operating Advisor, each of the Certificate Administrator and the Trustee shall have received a Rating Agency Confirmation before any such surviving Person shall be deemed to be the successor of the Servicer, the Special Servicer or the Operating Advisor, as the case may be, hereunder.

6.3.           Limitation on Liability of the Depositor, the Servicer, the Special Servicer, the Operating Advisor and Others. (a)  Neither the Depositor, the Servicer, the Special Servicer, the Operating Advisor nor any of their respective directors, officers, members, managers, partners, employees, Affiliates or agents shall be under any liability to the Trust, the Certificateholders, any Companion Loan Holder or the Directing Holder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for any action taken or not taken at the direction of Certificateholders, the Companion Loan Holders or the Directing Holder or for errors in judgment, that does not violate any law or Accepted Servicing Practices or the provisions of this Agreement or the Co-Lender Agreement; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such other Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder.  The Depositor, the Servicer, the Special Servicer, the Operating Advisor and any of their respective directors, officers, employees, members, managers, partners, Affiliates or agents may reasonably rely on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Servicer, the Special Servicer, the Operating Advisor and any of their respective directors, officers, members, managers, partners, employees, agents, Affiliates or other “controlling persons” within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (“Controlling Persons”), shall be indemnified by the Trust and held harmless against any loss, liability, claim, demand or expense (including reasonable legal fees and expenses and expenses relating to the enforcement of this indemnity) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to this Agreement, the Mortgage Loan, the Co-Lender Agreement, the Property, the Certificates (except as any such loss, liability or expense shall be otherwise reimbursable and reimbursed pursuant to this Agreement), other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence by it in the performance of its duties hereunder or by reason of its negligent disregard of its obligations and duties hereunder. The Trust shall reimburse all amounts for which a party is entitled to indemnification under this Section 6.3(a) as such expenses are incurred. Neither the Depositor, the Operating Advisor, the Servicer nor Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Operating Advisor, the Servicer or the Special Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable (in the case of the Servicer or Special Servicer, in accordance with Accepted Servicing Practices) in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Depositor, the Operating Advisor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from funds on deposit in the Collection Account or the Distribution Account.  Subject to Section 6.6, neither the Servicer nor the Special Servicer shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application by the Trustee or Certificate Administrator of any funds paid to the Trustee or the Certificate Administrator, as applicable, in respect of the Mortgage Loan deposited into or withdrawn from the Distribution Account or any account (other than the Collection Account and the Foreclosed Property Account and any other account maintained by the Servicer, the Special Servicer or any Sub-Servicer pursuant to this Agreement) maintained by or on behalf of the Trustee or the Certificate Administrator (except to the extent that any such account is held by the Servicer or the Special Servicer in its commercial capacity), or for investment of such amounts (other than investments made with the Servicer or the Special Servicer in its commercial capacity).

(b)          In order to comply with Applicable Banking Law, the Servicer and the Special Servicer, as the case may be, may be required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Servicer or the Special Servicer.  Accordingly, each of the parties hereto agrees to provide to the Servicer and the Special Servicer, upon its respective request from time to time, such identifying information and documentation as may be available for such party in order to enable the Servicer and the Special Servicer to comply with Applicable Banking Law.

(c)          The Depositor shall not be obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator under this Agreement.

6.4.         Servicer and Special Servicer Not to Resign; Replacement of Servicer or Special Servicer. (a) Each of the Servicer and Special Servicer may resign and subject to the rights of the Directing Holder under this Agreement with respect to appointment of a Special Servicer, assign its rights and delegate its duties and obligations under this Agreement to any Person or to an entity, provided that:

(i)           the Person accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution having a net worth of not less than $25,000,000, organized and doing business under the laws of the United States or of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of the Servicer or the Special Servicer, as the case may be, of the Mortgage Loan, (B) shall execute and deliver to the Trustee an agreement in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement; provided, however that to the extent such agreement modifies in any respect any of the covenants, terms or conditions in this Agreement to be performed by the Servicer or the Special Servicer, as the case may be, such agreement shall be subject to the approval of the Trustee, such approval not to be unreasonably withheld, (C) shall make such representations and warranties of the Servicer or the Special Servicer, as the case may be, as provided in Section 2.6, and (D) shall not be a Borrower Related Party;

(ii)          Rating Agency Confirmation has been received;

(iii)         the Servicer or the Special Servicer, as the case may be, shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.4(a);

(iv)          the rate at which any servicing compensation (any component thereof) is calculated shall not exceed the rate specified herein; and

(v)          the Servicer or the Special Servicer, as the case may be, shall reimburse the Trustee, the Trust, and the Rating Agencies for any expenses of such assignment, sale or transfer.

Upon satisfaction of the foregoing requirements and acceptance of such assignment, such Person shall be the successor Servicer or the Special Servicer, as the case may be, hereunder.

(b)         Subject to (and except as otherwise provided in) the provisions of Sections 6.2 and 6.4(a), neither the Servicer nor the Special Servicer shall resign from its obligations and duties hereby imposed on it, except upon determination that performance of its duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the Servicer or the Special Servicer, as the case may be, shall be evidenced by an Opinion of Counsel delivered to the Trustee, the Depositor, and, so long as no Consultation Termination Event is continuing, the Directing Holder.  No resignation by the Servicer or the Special Servicer, as applicable, under this Agreement shall become effective until the Trustee or a successor Servicer or Special Servicer, as applicable, shall have assumed the responsibilities and obligations of the Servicer or the Special Servicer, as applicable, under this Agreement in accordance with Section 7.2 and no such resignation by the Servicer or the Special Servicer shall become effective until any required Form 8-K filings have been completed with respect to each applicable Companion Loan.  Notwithstanding the previous sentence, each of the Servicer and the Special Servicer may assign its duties and obligations under this Agreement under certain limited circumstances as described herein.  In connection with any such resignation, the successor special servicer shall either (i) prior to the occurrence and continuance of a Control Termination Event, be appointed by the Directing Holder in accordance with Section 7.1; or (ii) during the continuance of a Control Termination Event, be appointed by the Trustee and otherwise satisfy the requirements for a successor special servicer set forth in Section 6.4(a).

6.5.           Ethical Wall.

(a)          The Servicer shall maintain reasonable policies and procedures, taking into account the nature of its business, to ensure that divisions and individuals of the Servicer making Investment Decisions (such division and individuals, “Servicer Investment Personnel”) will not obtain Confidential Information from the division and individuals of the Servicer who are involved in the performance of the duties of the Servicer hereunder (such divisions and individuals, “Servicer Servicing Personnel”) and the Servicer Servicing Personnel will not obtain information regarding Investments from Servicer Investment Personnel.  The Servicer represents that policies and procedures restricting the flow of information exist, and shall be maintained by the Servicer, between Servicer Investment Personnel, on the one hand, and Servicer Servicing Personnel, on the other, and that such policies and procedures restricting the flow of information operate in both directions so as to include (a) policies and procedures against the disclosure of Confidential Information from Servicer Servicing Personnel to Servicer Investment Personnel and (b) policies and procedures against the disclosure of information regarding Investments from Servicer Investment Personnel to Servicer Servicing Personnel.  The senior management personnel of the Servicer and/or its Affiliate who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not participate in or use that information to influence Investment Decisions; nor may they pass that information to others for use in such activities; nor may such senior management personnel who have obtained information regarding Investments in the course of their exercise of general managerial responsibilities use that information to influence servicing recommendations.  Notwithstanding anything herein to the contrary, the delivery or provision by the Servicer of information or reports as required by this Agreement shall not constitute a violation or default of this Section 6.5(a).

(b)          The Special Servicer shall maintain reasonable policies and procedures, taking into account the nature of its business, to ensure that divisions and individuals of the Special Servicer making Investment Decisions (such division and individuals, “Special Servicer Investment Personnel”) will not use Confidential Information received from the division and individuals of the Special Servicer who are involved in the performance of the duties of the Special Servicer hereunder (such divisions and individuals, “Special Servicer Servicing Personnel”) in a manner that violates any applicable law including, but not limited to, any securities laws and the Special Servicer Investment Personnel will not provide information regarding its decisions relating to Investments in the Certificates to Special Servicer Servicing Personnel.  The Special Servicer represents that policies and procedures restricting the flow of information exist, and shall be maintained by the Special Servicer, between Special Servicer Investment Personnel, on the one hand, and Special Servicer Servicing Personnel, on the other, and that such policies and procedures restricting the flow of information operate in both directions so as to include (a) policies and procedures against the disclosure of Confidential Information from Special Servicer Servicing Personnel to Special Servicer Investment Personnel and (b) policies and procedures restricting the disclosure of information regarding Special Servicer Investment Personnel decisions relating to Investments in the Certificates to Special Servicer Servicing Personnel.  The senior management personnel of the Special Servicer and/or its Affiliate who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not use that information to influence Investment Decisions with respect to the Certificates; nor may they pass that information to others for use in such activities, to the extent the use of such Confidential Information violates the securities laws; nor may such senior management personnel who have obtained information regarding Investments in the course of their exercise of general managerial responsibilities use that information to influence servicing recommendations.  Notwithstanding anything herein to the contrary, the delivery or provision by the Special Servicer of information or reports as required by this Agreement shall not constitute a violation or default of this Section 6.5(b).

The Servicer and the Special Servicer shall afford the Depositor, upon reasonable notice, during normal business hours access to all non-confidential, non-proprietary records, including those in electronic form, documentation, records or any other information regarding the Mortgage Loan that are in its possession or control hereunder and access to its officers responsible therefor.  The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer and the Special Servicer under this Agreement or otherwise.

6.6.         Indemnification by the Servicer, the Special Servicer, the Operating Advisor and the Depositor.

(a)          Each of the Servicer, the Special Servicer, the Operating Advisor and the Depositor, as applicable and severally and not jointly, shall indemnify and hold harmless the Trust from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Trust that arise out of or are based upon (i) a breach by the Servicer, the Special Servicer, the Operating Advisor or the Depositor, as applicable, of its representations and warranties, as applicable, under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the Servicer, the Special Servicer, the Operating Advisor or the Depositor in the performance of such obligations or its negligent disregard of its obligations under this Agreement.

(b)          Each of the Servicer and the Special Servicer, severally and not jointly, shall indemnify and hold harmless the Companion Loan Holders from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Companion Loan Holders may sustain in connection with this Agreement that arise out of or are based upon the Servicer’s or the Special Servicer’s, as the case may be, willful misconduct, bad faith or negligence in the performance of its obligations and duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

7.         SERVICER TERMINATION EVENTS; TERMINATION OF SPECIAL SERVICER WITHOUT CAUSE

7.1.        Servicer Termination Events; Special Servicer Termination Events. (a)  “Servicer Termination Event,” or “Special Servicer Termination Event” wherever used herein with respect to the Servicer or the Special Servicer, as the case may be, means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)           any failure by the Servicer or the Special Servicer, as applicable, to remit any payment required to be made or remitted by it (other than Advances described under clause (ii) below) when required to be remitted under the terms of this Agreement by 11:00 a.m., New York time, on the Business Day following the day on which such remittance was required to be made;

(ii)          any failure of the Servicer to (a) make any Monthly Payment Advance required to be made pursuant to this Agreement on or prior to the applicable Remittance Date that is not cured by 11:00 a.m., New York time, on the related Distribution Date, (b) make any Administrative Advance required to be made pursuant to this Agreement on or prior to the applicable Remittance Date that is not cured by 11:00 a.m., New York time, on the related Distribution Date, or (c) make the Property Protection Advance required to be made pursuant to this Agreement when the same is due and such failure continues unremedied for ten (10) Business Days (or such shorter period (not less than one Business Day) as would prevent a lapse in insurance or a delinquent payment of real estate taxes) following the date on which the Servicer receives notice of such lapse or delinquency thereof or should have received such notice if it had been acting in accordance with Accepted Servicing Practices;

(iii)         any failure by the Servicer or the Special Servicer, as applicable, to observe or perform in any material respect any other of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been given to the Servicer or the Special Servicer, as applicable, by the Trustee or to the Servicer or the Special Servicer, as applicable, and the Trustee by the Holders of Sequential Pay Certificates evidencing not less than 25% of the aggregate Voting Rights of all then outstanding Sequential Pay Certificates or, with respect to a Companion Loan affected by such breach, by the related Companion Loan Holder; provided, however, that, with respect to any such failure that is not curable within such thirty (30) day period, the Servicer or the Special Servicer, as appropriate, will have an additional cure period of thirty (30) days to effect such cure so long as the Servicer or the Special Servicer, as appropriate, has commenced to cure such failure within the initial thirty (30) day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to diligently pursue, such cure;

(iv)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such sixty (60) day period, the Servicer or the Special Servicer, as applicable, will have an additional period of thirty (30) days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial sixty (60) day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

(v)         the Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property;

(vi)         the Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vii)     (A) KBRA has (i) qualified, downgraded or withdrawn its ratings of one or more Classes of Certificates or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA within sixty (60) days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Servicer or the Special Servicer, as applicable, as the sole or a material factor in such rating action or (B) the Servicer or the Special Servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such Servicer or Special Servicer is not reinstated to at least that rating within 60 days of the delisting;

(viii)        a Companion Loan Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Companion Loan Securities, or (B) placed one or more classes of Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), citing servicing concerns with the Servicer or the Special Servicer, as applicable as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Companion Loan Rating Agency within sixty (60) days of such event); and

(ix)        so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Servicer or Special Servicer, as applicable, or any primary servicer, Sub-Servicer or Servicing Function Participant (such entity, the “Sub-Servicing Entity”) retained by the Servicer or Special Servicer, shall fail to deliver the items required to be delivered to such Other Securitization Trust as required by this Agreement to enable such Other Securitization Trust to comply with its reporting obligations under the Exchange Act within 5 Business Days of such failure to comply with the requirements set forth in Article 13, including any applicable grace periods (and any Sub-Servicing Entity that defaults in accordance with this Section 7.1(a)(ix) shall be terminated at the direction of the Depositor).

(b)          Upon the occurrence of any Servicer Termination Event or Special Servicer Termination Event, the Trustee shall upon actual knowledge by a Responsible Officer promptly notify the Certificate Administrator in writing.  The Certificate Administrator shall, upon receipt of such notice (or receipt of a notice from the Servicer or the Special Servicer of the occurrence of a Servicer Termination Event or Special Servicer Termination Event), (i) post such notice on the Certificate Administrator’s Website pursuant to Section 8.14(b), (ii) provide such notice to the 17g-5 Information Provider who shall post written notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), (iii) provide notice to the Companion Loan Holders and (iv) provide notice of the same to the Certificateholders by mail, to the addresses set forth on the Certificate Register, unless the related Servicer Termination Event or Special Servicer Termination Event, as applicable, shall have been cured or waived.  For avoidance of doubt, (i) the occurrence of a Servicer Termination Event with respect to the Servicer shall not cause there to have occurred a Special Servicer Termination Event with respect to the Special Servicer unless the relevant event also constitutes a Special Servicer Termination Event and (ii) the occurrence of a Special Servicer Termination Event with respect to the Special Servicer shall not cause there to have occurred a Servicer Termination Event with respect to the Servicer unless the relevant event also constitutes a Servicer Termination Event.  Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Trustee of any Servicer Termination Event or Special Servicer Termination Event of which the Depositor becomes aware.

(c)          If a Servicer Termination Event or Special Servicer Termination Event shall occur then, and in each and every such case, so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, either (i) the Trustee may, or (ii) upon the written direction of Holders of Sequential Pay Certificates having at least 25% of the Voting Rights (taking into account the application of the Trust Appraisal Reduction Amount to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates or, if affected thereby, of the applicable Companion Loan Holders (solely with respect to a Special Servicer Termination Event), the Trustee shall terminate all of the rights and obligations of the Servicer or the Special Servicer, as applicable, under this Agreement, other than rights and obligations accrued prior to such termination, and in and to the Mortgage Loan and the proceeds thereof by notice in writing to the Servicer or the Special Servicer, as applicable; provided that, notwithstanding anything to the contrary, if a Special Servicer Termination Event under clauses (i), (ii), (iii), (viii) and/or (ix) of Section 7.1(a) only has an adverse effect on a Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, but has no adverse effect on the Trust Loan, the Certificateholders or a rating on any of the Certificates, then (A) the Special Servicer shall not be terminated by the Trustee pursuant to clause (i) above of this sentence without the written direction of the affected Companion Loan Holders or upon the written direction of the Holders of Certificates pursuant to clause (ii) above of this sentence, and (B) (x) with respect to a Special Servicer Termination Event under clause (ix) of Section 7.1(a), the related Other Depositor shall be able to require termination of the Special Servicer pursuant to clause (ii) above of this sentence.  In addition, other than with respect to the Special Servicer and the Note C Securitization prior to a Control Appraisal Period, (A) if any Servicer Termination Event on the part of the Servicer affects a Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, and if the Servicer is not otherwise terminated or (B) if a Servicer Termination Event on the part of the Servicer affects only a Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, then the Servicer may not be terminated by or at the direction of the related Companion Loan Holder or the holder of any Companion Loan Securities, but upon the written direction of the related Companion Loan Holder, the Servicer will be required to appoint a sub-servicer that will be responsible for servicing the Mortgage Loan.  With respect to the Note C Securitization prior to a Control Appraisal Period, the Note C Securitization shall have the right to appoint the Special Servicer, and upon notice from the Note C Securitization trustee, the Trustee shall terminate all of the rights and obligations of the Special Servicer, as applicable, under this Agreement, in accordance with the procedures described in this Section 7.1(c).  Upon any termination of the Servicer or the Special Servicer, as applicable, and appointment of a successor to the Servicer or the Special Servicer, as applicable, the Trustee shall notify the Certificate Administrator and the Certificate Administrator shall post such written notice thereof on the Certificate Administrator’s Website and provide the same to the 17g-5 Information Provider who shall post written notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, give written notice to the Depositor, the Companion Loan Holders and the Certificateholders by mail to the addresses set forth in the Certificate Register.  Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder shall have the right to select the successor special servicer following any Special Servicer Termination Event.

(d)          Prior to the occurrence and continuance of a Control Termination Event, and subject to the right of the Operating Advisor and the Note C Operating Advisor to recommend the termination of the Special Servicer and recommend a Qualified Replacement Special Servicer and the right of the Certificateholders to approve the replacement of the Special Servicer with such Qualified Replacement Special Servicer pursuant to this Section 7.1, the Directing Holder shall have the right to direct the Trustee to terminate the Special Servicer (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other rights set forth in this Agreement which survive termination) at any time, with or without cause, and the Directing Holder shall have the right to, and shall, appoint a successor special servicer who shall execute and deliver to the other parties hereto an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; provided that the Trustee shall have received a Rating Agency Confirmation from each Rating Agency prior to the termination of the Special Servicer.  The Special Servicer shall not be terminated pursuant to this paragraph until a successor special servicer shall have been appointed.  The Directing Holder shall pay any costs and expenses incurred by the Trustee or the Trust in connection with the removal and appointment of a Special Servicer pursuant to this paragraph (unless such removal is based on any of the events or circumstances set forth in Section 7.1(a)).  Notwithstanding anything to the contrary in this Agreement, no successor special servicer appointed by the Directing Holder (including, without limitation, the initial Special Servicer) pursuant to Section 6.4, Section 7.1(c) or this Section 7.1(d) or otherwise pursuant to this Agreement shall be required to meet any independent net worth or similar financial covenant; provided, however, that notwithstanding the foregoing, any successor special servicer (i) shall satisfy the eligibility requirements applicable to the Special Servicer contained in this Agreement; (ii) shall not be a Borrower Related Party or the current special servicer or an affiliate, subservicer or agent of the current special servicer of a Mezzanine Loan (or be engaged to perform any special servicing duties whatsoever with regard to a Mezzanine Loan); and (iii) shall satisfy any Rating Agency conditions set forth in the Rating Agency Confirmation delivered by such Rating Agency with respect to such successor special servicer and any other conditions as set forth in this Agreement.

Notwithstanding the foregoing, if a Servicer Termination Event occurs and such Servicer Termination Event only has an adverse effect on the Companion Loan or the rating of a Companion Loan Security and the Servicer is not otherwise terminated, then the Trustee, at the direction of  the Companion Loan Holder or the Depositor (in the case of clause (ix) of the definition “Servicer Termination Event”), will be required to direct the Servicer to (and the Servicer shall) appoint a sub-servicer that will be responsible for servicing the Mortgage Loan, or if the Mortgage Loan is currently being sub-serviced, then the Trustee will be required to direct the Servicer to (and the Servicer shall) replace such sub-servicer with a new sub-servicer (but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the  Servicer is permitted to terminate the sub-servicing agreement due to such default); provided that the Servicer shall be required to obtain a Rating Agency Confirmation from each Rating Agency (including a Companion Loan Rating Agency Confirmation) with respect to the appointment of such sub-servicer (at the expense of the Servicer).  If any Special Servicer Termination Event occurs and such Special Servicer Termination Event only has an adverse effect on the Companion Loan or a Companion Loan Security and the Special Servicer is not otherwise terminated, then the Trustee, at the direction of  the Companion Loan Holder, will be required to terminate the Special Servicer.  In addition, in the event that a Special Servicer Termination Event under clause (ix) of the definition thereof occurs and the Special Servicer is not otherwise terminated, the Trustee will be required to terminate the Special Servicer at the direction of the Depositor.

(e)          During the continuation of a Control Termination Event, upon the written direction of Holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Sequential Pay Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a successor Special Servicer designated in such written direction, the Certificate Administrator shall promptly post such written direction to the Certificate Administrator’s Website pursuant to Section 8.14(b). Upon (i) delivery by such Holders to the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency with respect to the termination of the Special Servicer and the appointment of a successor Special Servicer (which confirmation shall be obtained at the expense of such Holders) and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional Trust Fund Expenses), the Certificate Administrator shall promptly post written notice of a request for such a vote to the Certificate Administrator’s Website pursuant to Section 8.14(b), provide written notice to all Certificateholders of such request by mail, and shall conduct the solicitation of votes of all Certificates. Such votes shall be effective only if received by the Certificate Administrator within one hundred eighty (180) days of the posting of such notice on the Certificate Administrator’s Website. Any votes not received within such 180-day period shall be of no force and effect. If Holders of Sequential Pay Certificates evidencing at least 66-2/3% of a Certificateholder Quorum vote in favor of replacing the Special Servicer within such 180-day period, the Certificate Administrator shall notify the Trustee and the Trustee shall terminate all of the rights (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in this Agreement which survive termination) and obligations of the Special Servicer under this Agreement and appoint the successor Special Servicer designated by such Certificateholders; provided that such successor Special Servicer shall (i) satisfy the eligibility requirements applicable to the Special Servicer contained in this Agreement; and (ii) not also be a Borrower Related Party or the current special servicer or an affiliate, subservicer or agent of the current special servicer of a Mezzanine Loan (or be engaged to perform any special servicing duties whatsoever with regard to a Mezzanine Loan); provided, further, such successor Special Servicer certifies in writing that it satisfies all related qualifications set forth in the Co-Lender Agreement; provided, further, that if such written direction is not provided within one hundred eighty (180) days of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The provisions set forth in the foregoing sentences of this paragraph shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. As between the Special Servicer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Special Servicer. The Holders of the Certificates that initiated the vote to replace the Special Servicer shall pay the costs and expenses incurred in connection with the removal and replacement of the Special Servicer pursuant to this paragraph. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s Website and that each Certificateholder may register to receive e-mail notifications when such notices are posted thereon.

(f)          In no event shall the Trustee or the Certificate Administrator, as applicable be deemed to have knowledge of or be aware of any Servicer Termination Event or Special Servicer Termination Event until a Responsible Officer of the Trustee or the Certificate Administrator, as applicable has received written notice thereof or has actual knowledge thereof.

(g)         In the event that the Servicer or Special Servicer is terminated pursuant to this Section 7.1, the Trustee shall notify the outgoing Servicer or Special Servicer, as the case may be, of the effective date of its termination, and the Trustee (the “Terminating Party”) shall, by notice in writing to the Servicer or Special Servicer, as the case may be (the “Terminated Party”) (with a copy to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to its website)), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loan and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder, to the Excess Servicing Fee Right, and to any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination and the right to the benefits of Section 6.3 notwithstanding any such termination).  On or after the receipt by the Terminated Party of such written notice, subject to the foregoing, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loan or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section 7.1 (absent the appointment of a successor, and such successor’s assumption of obligations hereunder) and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of Servicer or Special Servicer’s rights and obligations with respect to the Mortgage Loan and related documents, or otherwise.  The Servicer and the Special Servicer, as applicable, each agrees that, in the event it is terminated pursuant to this Section 7.1, or resigns under Section 6.4(b), to promptly (and in any event no later than ten (10) Business Days subsequent to such notice) provide, at its own expense, the Terminating Party (which term shall include for the purposes of the remainder of this Section 7.1(g), the Trustee (or a successor Servicer or Special Servicer) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer, as applicable, or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.1(g), the resigning party in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) to the Collection Account, the Foreclosed Property Account or shall thereafter be received with respect to the Mortgage Loan, and shall promptly provide the Terminating Party or such successor Servicer or Special Servicer, as applicable (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or the Special Servicer, as applicable, shall reasonably request (including electronic form), to enable it to assume the function of the Servicer or Special Servicer, as applicable, hereunder.  All reasonable costs and expenses of the Terminating Party or the successor Servicer or Special Servicer, as applicable, incurred in connection with transferring the Mortgage File to the Terminating Party or to the successor Servicer or Special Servicer, as applicable, and amending this Agreement to reflect such succession pursuant to this Section 7.1 shall be paid by the Terminated Party upon presentation of reasonable documentation of such costs and expenses.  If the Terminated Party has not reimbursed the Terminating Party or such successor Servicer or Special Servicer, as applicable, for expenses set forth in this Section 7.1(g) within ninety (90) days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust pursuant to Section 3.4(c); provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.  Notwithstanding the foregoing, in the event that the Special Servicer is terminated without cause pursuant to this Section 7.1, all costs and expenses incurred or payable by the terminated Special Servicer under this Section 7.1 shall be paid by the Trust Fund, except that such costs shall be paid by the Directing Holder, if the Special Servicer is terminated under Section 7.1(d) and shall be paid by the Certificateholders who initiated the vote to replace the Special Servicer pursuant to Section 7.1(e) if the Special Servicer is terminated under Section 7.1(e), as applicable.

(h)           If at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required hereunder or is otherwise not acting in accordance with Accepted Servicing Practices, and (ii) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written report in the form of Exhibit T attached hereto (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement; provided, further, that in no event shall the information or any other content included in such written report contravene any provision of this Agreement) detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which shall be a Qualified Replacement Special Servicer).  In such event, the Certificate Administrator shall promptly notify each Certificateholder of the recommendation and post such notice and report on the Certificate Administrator’s Website in accordance with Section 8.14(b), and concurrently by mail conduct the solicitation of votes of all Certificates in such regard.  Upon (i) the affirmative vote of Holders of Sequential Pay Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the Holders of Certificates that (A) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis, and (B) consist of at least three Certificateholders or Beneficial Owners that are not Risk Retention Affiliates); provided that if all Regular Certificates are held by two or fewer Certificateholders or Beneficial Owners or affiliated groups, the majority requirement will be satisfied upon an affirmative vote of the holders of 100% of the Regular Certificates and (ii) receipt of Rating Agency Confirmation from each Rating Agency with respect to the termination of the Special Servicer and the appointment of a successor special servicer recommended by the Operating Advisor following satisfaction of the foregoing clause (i), the Trustee shall (1) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint such successor Special Servicer and (2) promptly notify such outgoing Special Servicer of the effective date of such termination.  The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering such vote and the Operating Advisor’s identification of a Qualified Replacement Special Servicer shall be an additional expense of the Trust.  In the event that the Certificate Administrator does not receive the affirmative vote of at least a majority of the quorum described in clause (i) of the preceding sentence within 180 days of after the notice is posted to the Certificate Administrator’s Website, then the Trustee shall have no obligation to remove the Special Servicer.  Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder.  In the event the Special Servicer is terminated pursuant to this Section 7.1, the Directing Holder may not subsequently reappoint such terminated Special Servicer or any Risk Retention Affiliate thereof. For the sake of clarity, the recommendation of replacement of the Special Servicer by the Operating Advisor and the approval of the Certificateholders of such Qualified Replacement Special Servicer shall not preclude the Directing Holder from appointing a replacement special servicer, provided that such replacement may not be the removed Special Servicer or its Affiliate.

(i)            Neither the Operating Advisor nor its Affiliates may be appointed as a successor Servicer or a successor Special Servicer.

(j)         The parties hereto acknowledge that in accordance with the Co-Lender Agreement, the Note C Operating Advisor will have the right to recommend the replacement of the Special Servicer to the certificateholders of the Note C Securitization.  If the Trustee receives notification from the certificate administrator associated with the Note C Securitization that the conditions for replacement of the Special Servicer pursuant to the Note C Securitization trust agreement have been satisfied, the Trustee shall terminate the Special Servicer and appoint the designated replacement Special Servicer in the manner described in Section 7.1(h) hereto.

(k)          Any removal of the Servicer or Special Servicer and appointment of a successor servicer or special servicer pursuant to any of the provisions of this Section 7.1 shall not become effective until any required Form 8-K filings have been completed with respect to each applicable Companion Loan.

7.2.        Trustee to Act; Appointment of Successor.

(a)          On and after the time the Servicer or Special Servicer, as the case may be, receives a notice of termination pursuant to Section 7.1, or resigns pursuant to Section 6.4(b), the Terminating Party (which term shall include, for the purposes of the remainder of this Section 7.2, the Trustee (or a successor Servicer or Special Servicer including a successor appointed under Section 6.4(a)) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) shall, unless prohibited by law, be the successor to the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.2, the resigning party in connection with a resignation of the Servicer of the Special Servicer under Section 6.4(b)) in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Terminated Party by the terms and provisions hereof; provided, however, that (i) neither the Trustee nor the Terminating Party (or any successor Servicer or Special Servicer, as the case may be) shall have responsibilities, duties, liabilities or obligations with respect to any act or omission of the Terminated Party and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or monies or failure to cooperate as required by this Agreement shall not be considered a default by the Terminating Party or such successor hereunder.  The Trustee, as successor Servicer, and any other successor Servicer or Special Servicer, as the case may be, shall be indemnified to the full extent provided to the Trustee under this Agreement.  The appointment of a successor Servicer or Special Servicer, as the case may be, shall not affect any liability of the Terminated Party that may have arisen prior to its termination as such.  The Terminating Party shall not be liable for any of the representations and warranties of the Terminated Party herein or in any related document or agreement, for any acts or omissions of the Terminated Party or for any losses incurred in respect of any Permitted Investment by the Terminated Party nor shall the Terminating Party or any successor Servicer or Special Servicer be required to purchase the Mortgage Loan hereunder.  As compensation therefor, the Terminating Party as successor Servicer or Special Servicer, as the case may be, shall be entitled to all compensation with respect to the Mortgage Loan to which the Terminated Party would have been entitled that accrues after the date of the Terminating Party’s succession to which the Terminated Party would have been entitled if it had continued to act hereunder and, in the case of a successor Special Servicer, the Special Servicing Fee.  Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, if the Holders of Sequential Pay Certificates having greater than 25% of the aggregate Voting Rights (taking into account the application of the Trust Appraisal Reduction Amount to notionally reduce the Certificate Balances of the Certificates) of all then outstanding Sequential Pay Certificates so request in writing to the Trustee, or the Trustee is not approved by a Rating Agency as a Servicer or Special Servicer, as the case may be, as evidenced by a Rating Agency Confirmation, or if a Rating Agency does not provide a Rating Agency Confirmation with respect to the succession of the Trustee as Servicer or Special Servicer, as the case may be, promptly appoint, or petition a court of competent jurisdiction to appoint, any established Mortgage Loan servicing institution reasonably satisfactory to the Trustee the appointment for which a Rating Agency Confirmation is obtained, as the successor to the Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer, as applicable, hereunder.  No appointment of a successor to a Terminated Party hereunder shall be effective until the assumption by such successor of all the Terminated Party’s responsibilities, duties and liabilities hereunder.  Pending appointment of a successor to a Terminated Party hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in the applicable capacity as herein above provided. Any appointment or succession by the Trustee to the rights and obligations of the Special Servicer hereunder shall be subject to the Directing Holder’s right to replace the Special Servicer prior to the occurrence and continuance of a Control Termination Event.  In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loan as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, except that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be paid pursuant to Section 3.4(c).  The Depositor, the Trustee, the Servicer (as applicable), the Special Servicer (as applicable) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)         Notwithstanding Section 7.1(c) of this Agreement, if a Servicer receives a notice of termination solely due to a Servicer Termination Event under Section 7.1(a)(vii) and the terminated Servicer provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days after such termination, then such Servicer shall continue to serve as Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the terminated Servicer) solicit good faith bids for the rights to master service the Mortgage Loan from at least three (3) Persons qualified to act as successor Servicer hereunder in accordance with Section 6.4 and Section 7.2 for which the Trustee has received Rating Agency Confirmation (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee’s request, the terminated Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and (ii) the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loan under this Agreement.  The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer with respect to the Mortgage Loan, and to agree to be bound by the terms hereof, within forty-five (45) days after the receipt by the terminated Servicer of a notice of termination.  The Trustee shall solicit bids (i) on the basis of such successor Servicer entering into a Sub-Servicing Agreement with the terminated Servicer to service the Mortgage Loan at a sub-servicing fee rate per annum equal to the excess of the Servicing Fee Rate minus the Retained Fee Rate (each, a “Servicing Retained Bid”) and (ii) on the basis of having no obligation to enter into a Sub-Servicing Agreement with the terminated Servicer (each, a “Servicing Released Bid”).  The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid) (the “Successful Bidder”) to act as successor Servicer hereunder.  The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above), no later than forty-five (45) days after the termination of the terminated Servicer.  Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder, the Certificate Administrator shall remit or cause to be remitted to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of “out of pocket” expenses incurred in connection with obtaining such bid and transferring servicing).

If the Trustee or an Affiliate acts pursuant to this Section 7.2 as successor to the resigning or terminated Servicer, it may reduce such terminated Servicer’s Excess Servicing Fee Rate to the extent that its or such Affiliate’s compensation as successor Servicer would otherwise be below market rate servicing compensation.  If the Trustee elects to appoint a successor to the resigning or terminated Servicer other than itself or an Affiliate pursuant to this Section 7.2, it may reduce such Servicer’s Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Servicer that meets the requirements of this Section 7.2.

7.3.         [Reserved].

7.4.         Other Remedies of Trustee. During the continuance of any Servicer Termination Event or Special Servicer Termination Event, as the case may be, or so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Companion Loan Holders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Trustee shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from the Collection Account.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event or Special Servicer Termination Event.

7.5.         Waiver of Past Servicer Termination Events and Special Servicer Termination Events. The Holders of Sequential Pay Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of all then outstanding Sequential Pay Certificates may, on behalf of all Certificateholders and upon adequate indemnification of the Trustee by the requesting Holders of Certificates, waive any Servicer Termination Event by the Servicer or Special Servicer Termination Event by the Special Servicer, except a failure to make any required deposits (including Monthly Payment Advances) to or payments from the Collection Account, the Distribution Account or the Foreclosed Property Account or in remitting payments as received, in each case in accordance with this Agreement.  Upon any such waiver of a past Servicer Termination Event or Special Servicer Termination Event, as applicable, such Servicer Termination Event or Special Servicer Termination Event, as applicable, shall cease to exist, and such Servicer Termination Event or Special Servicer Termination Event, as applicable, shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right related thereto.

7.6.         Trustee as Maker of Advances. In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances, the Servicer shall notify the Trustee of its failure to make such Advances as promptly as possible, but in the case of any Monthly Payment Advances no later than 3:00 p.m. (New York time) on the related Remittance Date, and the Certificate Administrator shall notify the Trustee of the Servicer’s failure to make any Advances as promptly as possible, but in the case of any Monthly Payment Advances no later than 6:00 p.m. (New York time) on the related Remittance Date.  The Trustee shall, subject to its own determination of recoverability (made in the same manner as required of the Servicer pursuant to the terms of this Agreement), perform such obligations (w) within five (5) Business Days (or such shorter period (but not less than one (1) Business Day) as may be required, if applicable, to avoid any lapse in insurance coverage required under the Mortgage Loan Documents or this Agreement with respect to the Property or to avoid any foreclosure or similar action with respect to the Property by reason of failure to pay real estate taxes, assessments, ground rents or governmental charges) of a Responsible Officer of the Trustee obtaining knowledge of such failure by the Servicer or the Special Servicer with respect to Property Protection Advances and Administrative Advances and (x) by 12:00 noon New York time on the related Distribution Date with respect to Monthly Payment Advances provided that the Trustee has received notice from the Servicer or the Certificate Administrator by 6:00 p.m. (New York time) on the Remittance Date of the failure of the Servicer to make a required Monthly Payment Advance.  With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer’s rights with respect to Advances hereunder other than with respect to Monthly Payment Advances with respect to the C Notes, including, without limitation, the rights of reimbursement and interest on each Advance at the Advance Rate, and rights to determine that a proposed Advance is a Nonrecoverable Advance (without regard to any impairment of any such rights of reimbursement caused by such Servicer’s default in its obligations hereunder and further subject to the Trustee’s standard of good faith judgment); provided, however, that if Advances made by the Trustee and/or the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances and interest accrued thereon.  The Trustee shall be entitled to conclusively rely on any notice given by the Servicer with respect to a Nonrecoverable Advance hereunder.  The Trustee shall notify the master servicer and trustee with respect to each Other Securitization Trust of the amount of any Monthly Payment Advance made by it pursuant to this Section 7.6 within two (2) Business Days of making such advance.

8.          THE TRUSTEE AND THE Certificate Administrator

8.1.        Duties of the Trustee and the Certificate Administrator.  (a)  Each of the Trustee and the Certificate Administrator, prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and after the curing or waiver of any Servicer Termination Event or Special Servicer Termination Event that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  Neither the Depositor nor the Servicer nor the Special Servicer shall be obligated to monitor or supervise the performance by the Trustee or the Certificate Administrator of its duties hereunder.  In case a Servicer Termination Event or Special Servicer Termination Event has occurred (which has not been cured or waived), the

Trustee, subject to the provisions of Sections 7.2 and 7.4, shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent institution would exercise or use under the circumstances in the conduct of such institution’s own affairs.  Any permissive right of the Trustee or the Certificate Administrator set forth in this Agreement shall not be construed as a duty.  The Trustee (or the Servicer or the Special Servicer on its behalf) and the Certificate Administrator (or the Servicer or the Special Servicer on its behalf), as applicable, shall have the power to exercise all the rights of a holder of the Mortgage Loan on behalf of the Certificateholders and the Companion Loan Holders (or, if a Companion Loan Holder is an Other Securitization Trust, the related Other Depositor and any other party to any Other Pooling and Servicing Agreement), subject to the terms of the Mortgage Loan Documents, the Co-Lender Agreement; provided, however, that the Lender’s obligations under the Mortgage Loan Documents shall be exercised by the Servicer or Special Servicer, as the case may be, pursuant to this Agreement.

(b)          Subject to Sections 8.2(a) and 8.3, each of the Trustee and the Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine, or cause to be examined, such instruments to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein.  If any such instrument is found on its face not to conform to the requirements of this Agreement in a material manner, the Trustee and the Certificate Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s or the Certificate Administrator’s reasonable satisfaction, the Trustee or the Certificate Administrator, shall provide notice thereof to the Certificateholders.  Neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer, or the Special Servicer and accepted by the Trustee or the Certificate Administrator, as the case may be, in good faith, pursuant to this Agreement.

(c)          Subject to Section 8.3, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator, as applicable, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its negligence, willful misconduct or bad faith; provided, however, that:

(i)          No implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and each of the Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, resolutions, certificates, statements, opinions, reports, documents, orders, opinions or other instruments furnished to the Trustee and/or the Certificate Administrator and conforming to the requirements of this Agreement, which it reasonably believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)         neither the Trustee nor the Certificate Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, unless it shall be proved that the Trustee, the Certificate Administrator or such Responsible Officer was negligent in ascertaining the pertinent facts;

(iii)        neither the Trustee nor the Certificate Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, under this Agreement;

(iv)        neither the Trustee nor the Certificate Administrator shall be charged with knowledge of a Mortgage Loan Event of Default or any failure by the Servicer or the Special Servicer to comply with any of their respective obligations referred to in Section 7.1 or any other act or circumstance upon the occurrence of which the Trustee or the Certificate Administrator, as applicable, may be required to take action unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such failure, act or circumstance or the Trustee or the Certificate Administrator, as applicable, receives written notice of such failure from the Servicer, the Special Servicer, the Depositor or Holders of the Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Regular Certificates;

(v)          subject to the other provisions of this Agreement and without limiting the generality of Sections 8.1 and 8.2, the Trustee shall have no duty except in the capacity as a successor Servicer or successor Special Servicer (A) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to maintain of any such recording or filing or depositing or any re-recording, refiling or redepositing thereof, (B) to maintain any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or the Special Servicer delivered to the Trustee or the Certificate Administrator pursuant to this Agreement reasonably believed by the Trustee or the Certificate Administrator to be genuine and to have been signed or presented by the proper party or parties; and

(vi)         neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability and for which it would not be indemnified for pursuant to this Agreement.

(d)          None of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator to (i) expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, or (ii) perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except, with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement.  Notwithstanding anything contained herein, neither the Trustee nor the Certificate Administrator shall be responsible and shall have liability in connection with the duties assumed by the Authenticating Agent, and the Certificate Registrar hereunder, unless the Trustee or the Certificate Administrator is acting in any such capacity hereunder; provided further that in any such capacity the Trustee and the Certificate Administrator shall have all of the rights, protections and indemnities provided to it as Trustee and Certificate Administrator hereunder, as applicable.

8.2.         Certain Matters Affecting the Trustee and the Certificate Administrator. (a)  Except as otherwise provided in Section 8.1, Section 8.5(c) and Section 8.13:

(i)           each of the Trustee and the Certificate Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, direction of the Depositor, Officer’s Certificate, auditor’s certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)        each of the Trustee and the Certificate Administrator may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)        neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including reasonable legal fees, which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee or the Certificate Administrator of the obligation, upon the occurrence of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, that a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has actual knowledge of (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs;

(iv)         neither the Trustee nor the Certificate Administrator shall be liable for any action reasonably taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)        prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event hereunder and after the curing or waiver of such Servicer Termination Event or Special Servicer Termination Event that may have occurred, neither the Trustee nor the Certificate Administrator shall be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein (except as specifically required by this Agreement) or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the outstanding Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator of the costs, expenses or liabilities likely to be incurred by either party in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, not reasonably assured to the Trustee or the Certificate Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require indemnity reasonably satisfactory to it against such costs, expenses or liabilities as a condition to taking any such action.  The reasonable expense of every such investigation shall be paid by the Trust pursuant to Section 3.4(c) in the event that such investigation relates to a Servicer Termination Event or Special Servicer Termination Event, if such an event shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

(vi)          each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys selected by it with due care, but the Certificate Administrator and the Trustee shall not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys;

(vii)        the Certificate Administrator shall not be liable for any loss on any investment of funds made by it pursuant to the terms of this Agreement, provided, however, this clause (vii) shall not relieve the Trustee or the Certificate Administrator (solely in their respective commercial capacities and not in their respective capacities hereunder) of any liabilities with respect to investments issued by such entity, as applicable, in their respective commercial capacities;

(viii)      neither the Trustee nor the Certificate Administrator hereunder shall be personally liable hereunder solely by reason of any act or failure to act of any predecessor or successor Trustee or Certificate Administrator hereunder;

(ix)           neither the Trustee nor the Certificate Administrator shall be required to post any kind of bond or surety in connection with the execution and performance of its duties hereunder;

(x)          in no event shall the Trustee or the Certificate Administrator be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God;

(xi)         other than in the case of actual fraud (as determined by a non-appealable final court order), neither the Trustee nor the Certificate Administrator shall be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action;

(xii)        nothing herein shall be construed as an obligation of the parties to this Agreement to advise the Certificateholders with respect to their rights and protections relative to the Trust; and

(xiii)        nothing herein shall require the Trustee or the Certificate Administrator to act in any manner that is contrary to applicable law.

Except as otherwise specifically provided herein, each of the Trustee and the Certificate Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee and Certificate Administrator, as the case may be, in each capacity for which it serves hereunder (including, without limitation, as Custodian, Certificate Registrar, 17g-5 Information Provider, paying agent and Authenticating Agent).

(b)          Following the Closing Date, neither the Trustee nor the Certificate Administrator shall accept any contribution of assets to the Trust Fund not specifically contemplated by this Agreement.

(c)          All rights or actions under this Agreement or under any of the Certificates, enforceable by the Trustee or the Certificate Administrator may be enforced by such party without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Certificate Administrator, as applicable, shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(d)          In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Banking Law”), the Certificate Administrator and the Trustee, as the case may be, are required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Certificate Administrator or the Trustee.  Accordingly, each of the parties hereto agrees to provide to the Certificate Administrator and the Trustee, upon its respective request from time to time, such identifying information and documentation as may be available for such party in order to enable the Certificate Administrator and the Trustee to comply with Applicable Banking Law.

8.3.         Neither the Trustee nor the Certificate Administrator is Liable for Certificates or the Mortgage Loan. The recitals contained herein and in the Certificates (other than the signature and authentication of the Certificate Administrator on the Certificates) shall not be taken as the statements of the Trustee or the Certificate Administrator and the Trustee and the Certificate Administrator assume no responsibility for their correctness.  The Trustee and the Certificate Administrator make no representation as to the validity or sufficiency of this Agreement (other than its execution of this Agreement), the Certificates, the Trust Loan, the Companion Loans or of the Mortgage Loan or related documents except as expressly set forth herein.  The Trustee and the Certificate Administrator shall not be liable for any action or failure of any action by the Depositor, the Servicer or the Special Servicer hereunder or any action or failure to act of the Trust Loan Seller under the Trust Loan Purchase Agreement, including, without limitation, in connection with (i) any failure of the Trust Loan Seller to properly prepare each Assignment of the Mortgage, assignment of the Collateral Security Document and UCC-3 financing statements pursuant to the Trust Loan Purchase Agreement or (ii) the any failure of the Special Servicer or any sub-servicer, agent of or counsel to the Special Servicer to conduct a foreclosure in accordance with the terms of this Agreement and applicable law, and neither the Trustee nor the Certificate Administrator shall be required to take any action in connection with any of the foregoing matters referred to in clauses (i) and (ii) above (except to the extent otherwise expressly required pursuant to this Agreement).  The Trustee and the Certificate Administrator shall not at any time have any responsibility or liability for or with respect to the legality, ownership, title, validity or enforceability of the Mortgage or the Mortgage Loan, or the perfection and priority of the Mortgage or the maintenance of any such perfection, sufficiency and priority, or for or with respect to the efficacy of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of the Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Trust Loan to the Trust; the performance or enforcement of the Trust Loan (other than with respect to the Servicer or Special Servicer, if the Trustee shall assume the duties of the Servicer and/or Special Servicer, respectively, pursuant to Section 7.2 and then only to the extent of the obligations of the Servicer or Special Servicer, as applicable, hereunder); the compliance by the Depositor, the Borrower, the Servicer and the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the Trustee’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or the Special Servicer or any loss resulting therefrom (other than investments made with the Trustee or the Certificate Administrator in its commercial capacity); the failure of the Servicer, the Special Servicer or any sub-servicer to act or perform any duties required of it hereunder; or any action by the Trustee or the Certificate Administrator taken at the direction of the Servicer or the Special Servicer (other than with respect to the Trustee, if the Trustee shall assume the duties of the Servicer or the Special Servicer); provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator, as applicable, of its obligation to perform its duties under this Agreement.  Except with respect to a claim based on either the Trustee’s or the Certificate Administrator’s negligent action, negligent failure to act or willful misconduct (or such other standard of care as may be provided herein with respect to any particular matter), no recourse shall be had for any claim based on any provisions of this Agreement, the Certificates, the Mortgage, the Property or the Trust Loan or assignment thereof against the Trustee or the Certificate Administrator, as applicable, in its respective individual capacity, and neither the

Trustee nor the Certificate Administrator shall have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust Fund or any indemnitor who shall furnish indemnity as provided in this Agreement.  Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statements in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement (unless, with respect to the Trustee, the Trustee shall have become the successor Servicer or Special Servicer).  Subject to Section 6.6, neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer or the Special Servicer, as applicable, in respect of the Mortgage Loan deposited into or withdrawn from the Collection Account or any account maintained by or on behalf of the Servicer or the Special Servicer (except to the extent that any such account is held by the Trustee or the Certificate Administrator in its commercial capacity), or for investment of such amounts (other than, and to the extent of, investments made with the Trustee or the Certificate Administrator in its commercial capacity).

The Trustee and the Certificate Administrator, by reason of the action or inaction of a responsible officer or officers of the Trustee or the Certificate Administrator, as applicable, or any of their respective directors, officers, members, managers, partners, employees, Affiliates or agents shall have no liability to the Trust, the Certificateholders or the Companion Loan Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, the Certificate Administrator (including in its capacity as Certificate Registrar, Authenticating Agent, Custodian, paying agent or 17g-5 Information Provider) or any such Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the Trustee, the Certificate Administrator (including in its capacity as Certificate Registrar, Authenticating Agent, Custodian, paying agent or 17g-5 Information Provider) or any such Person, as applicable or by reason of negligent disregard of the Trustee, the Certificate Administrator or any such Person, as applicable, of its obligations and duties hereunder.  The Trustee, the Certificate Administrator in each of its capacities under this Agreement and any of their respective directors, officers, members, managers, partners, employees, agents, Affiliates or Controlling Persons shall be indemnified by the Trust pursuant to Section 3.4(c) out of amounts on deposit in the Collection Account, and held harmless against any loss, liability, claim, demand or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to or related to the Trustee’s or the Certificate Administrator’s performance of their respective powers and duties under this Agreement (including, without limitation, performance under Section 8.1 hereof); provided, however, that this provision shall not protect the Trustee, the Certificate Administrator or any such Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the Trustee, the Certificate Administrator (including in its capacity as Certificate Registrar, Authenticating Agent, Custodian, paying agent or 17g-5 Information Provider) or any such Person or by reason of negligent disregard of the Trustee, the Certificate Administrator (including in its capacity as Certificate Registrar, Authenticating Agent, Custodian, paying agent or 17g-5 Information Provider) or any such Person, as applicable, of its obligations and duties hereunder.  The indemnification provided hereunder shall survive the resignation or removal of the Trustee or the Certificate Administrator and the termination of this Agreement.  Notwithstanding anything herein to the contrary, the Trustee shall be responsible for its acts or failure to act as the Servicer and/or the Special Servicer (in accordance with Accepted Servicing Practices) during the time and to the extent the Trustee is serving as Servicer or Special Servicer, as applicable, to the same extent that the Servicer or Special Servicer, as applicable, would be liable for the Servicer’s or Special Servicer’s, as applicable, acts or failure to act under the terms of this Agreement.

For the avoidance of doubt, with respect to any indemnification provisions in this Agreement providing that the Trust or a party to this Agreement is required to indemnify another party to this Agreement for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

8.4.          Trustee and Certificate Administrator May Own Certificates. The Trustee and the Certificate Administrator in their individual or any other capacity may become the owner or pledgee of Certificates with the same rights, powers, and privileges as it would have if they were not the Trustee or the Certificate Administrator.

8.5.          Trustee’s and Certificate Administrator’s Fees and Expenses. (a)  The Trustee and the Certificate Administrator shall be entitled to the Certificate Administrator Fee (including that portion of the Certificate Administrator Fee that represents the Trustee Fee, which is payable to the Trustee), payable pursuant to Section 3.4(c).  The Certificate Administrator shall pay to the Trustee monthly the Trustee Fee from the Certificate Administrator Fee.  The Certificate Administrator Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Certificate Administrator’s and the Trustee’s sole form of compensation (unless otherwise set forth herein) for all services rendered by each entity in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Certificate Administrator and the Trustee hereunder.  No Certificate Administrator Fee shall be payable with respect to any Companion Loan.  The Trustee and the Certificate Administrator shall be entitled to be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Certificate Administrator, as applicable, in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its counsel and of all Persons not regularly in its employ), provided such cost would qualify as an “unanticipated expense incurred by the REMIC” within the meaning of the REMIC Provisions, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith or which is expressly the responsibility of a Certificateholder or Certificateholders hereunder, all of which reimbursements to be paid from amounts on deposit in the Collection Account pursuant to Section 3.4(c); provided, however, that neither the Trustee nor the Certificate Administrator shall refuse to perform any of their obligations hereunder solely as a result of the failure to be paid any fees and expenses so long as payment of such fees and expenses are reasonably assured to it.  The Trustee and the Certificate Administrator shall provide the Servicer with an invoice, on or prior to each Payment Date, setting forth the actual expenses incurred in connection with the performance of its duties hereunder for which it seeks payment or reimbursement.  Notwithstanding any other provision of this Agreement, neither the Trustee nor the Certificate Administrator shall be entitled to reimbursement from the Trust for an expense incurred under this Agreement in connection with the performance of its ordinary and regularly recurring duties hereunder unless such reimbursement is expressly provided for herein or otherwise permitted hereunder.

(b)          Each of the Depositor, the Servicer and the Special Servicer (each, for purposes of this Section 8.5(b) only, an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trustee (both in its capacity as Trustee and individually) and the Certificate Administrator (in each of its capacities as Certificate Administrator, Custodian, Certificate Registrar, Authenticating Agent, paying agent and 17g-5 Information Provider) and each of their Affiliates and each of the directors, officers, employees and agents of the Trustee and the Certificate Administrator and each of their Affiliates (each, for purposes of this Section 8.5(b) only, an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Servicer, any agent of the Servicer or sub-servicer).

(c)          Each of the Certificate Administrator (including in its capacities as Custodian, Certificate Registrar, Authenticating Agent, paying agent and 17g-5 Information Provider) and the Trustee (in each case with respect to itself only, for purposes of this Section 8.5(c) only, an “Indemnifying Party”) shall (severally and not jointly) indemnify the Depositor, the Servicer and the Special Servicer and their respective Affiliates and each of the directors, officers, employees and agents of the Servicer and the Special Servicer and their respective Affiliates (each, for purposes of this Section 8.5(c) only, an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

8.6.        Eligibility Requirements for the Trustee and the Certificate Administrator; Errors and Omissions Insurance. (a)  Each of the Trustee and the Certificate Administrator hereunder shall at all times be a corporation, association or trust company organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, which has, a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long term debt of at least (x) “A” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the Trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (i) it maintains a long-term unsecured debt rating of no less than “A” by Fitch and its equivalent by KBRA, if then rated by KBRA, (ii) its short-term debt obligations have a short-term rating of not less than “F1” by Fitch and its equivalent by KBRA, if then rated by KBRA, and (iii) the Master Servicer maintains a long-term unsecured debt rating of at least “A+” by Fitch and its equivalent by KBRA, if then rated by KBRA or (y) as is otherwise acceptable to each Rating Agency as evidenced by the receipt of a Rating Agency Confirmation, and is subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Servicer and/or Special Servicer pursuant to Section 7.2).  If a corporation, association or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section 8.6 the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In the event that the place of business from which the Trustee or the Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust, the Trustee or the Certificate Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.7, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax.  In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

(b)          The Certificate Administrator shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Certificate Administrator’s directors, officers and employees in connection with its activities under this Agreement; provided that if the Certificate Administrator is not rated at least “A” by Fitch and “A” or its equivalent by KBRA (or its equivalent if not then rated by KBRA), such applicable error and omissions insurance policy must be rated at least “A” by Fitch and “A” or its equivalent by KBRA (or its equivalent if not then rated by KBRA).  Such insurance policy shall protect the Certificate Administrator against losses, forgery, theft, embezzlement, fraud, errors and omissions of such covered Persons.  The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Certificate Administrator.  In the event that any such bond or policy ceases to be in effect, the Certificate Administrator shall obtain a comparable replacement bond or policy.  In lieu of the foregoing, the Certificate Administrator shall be entitled to self-insure with respect to such risks so long as the Certificate Administrator is rated at least “A” by Fitch and “A” or its equivalent by KBRA (or its equivalent if not then rated by KBRA).

(c)          The Trustee shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Trustee’s directors, officers and employees in connection with its activities under this Agreement; provided that if the Trustee is not rated at least “A” by Fitch and “A” or its equivalent by KBRA (or its equivalent if not then rated by KBRA), such applicable error and omissions insurance policy must be rated at least “A” by Fitch and “A” or its equivalent by KBRA (or its equivalent if not then rated by KBRA).  Such insurance policy shall protect the Trustee against losses, forgery, theft, embezzlement, fraud, errors and omissions of such covered Persons.  The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Trustee.  In the event that any such bond or policy ceases to be in effect, the Trustee shall obtain a comparable replacement bond or policy.  In lieu of the foregoing, the Trustee shall be entitled to self-insure with respect to such risks so long as the Trustee is rated at least “A” by Fitch and “A” or its equivalent by KBRA (or its equivalent if not then rated by KBRA).

8.7.         Resignation and Removal of the Trustee or the Certificate Administrator. Each of the Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by (i) giving written notice of resignation to the Depositor, the Initial Purchasers, the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar (if other than the Certificate Administrator), the Companion Loan Holders, the Trustee and the 17g-5 Information Provider, who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b) and after such posting by the 17g-5 Information Provider, to the Rating Agencies, and by mailing notice of resignation by first Class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, not less than sixty (60) days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and (ii) acceptance by a successor Trustee or Certificate Administrator, as applicable, appointed by the Depositor in accordance with Section 8.8 meeting the qualifications set forth in Section 8.6.  Upon such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Certificate Administrator, as applicable, and a Rating Agency Confirmation is provided with respect to such appointment, which Rating Agency Confirmation shall be delivered to the resigning Trustee or Certificate Administrator, and the successor Trustee or Certificate Administrator, as applicable.  If no successor Trustee or Certificate Administrator shall have been so appointed and shall have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor Trustee or Certificate Administrator, as applicable and any expenses associated with such petition shall be an expense of the Trust.

Upon the resignation, assignment, merger, consolidation, or transfer of the Trustee or the Certificate Administrator or its respective business to a successor, or upon the termination of the Trustee or the Certificate Administrator, (a) the outgoing Trustee or Certificate Administrator shall cooperate with any successor, as requested (i) to endorse the original executed Notes for the Trust Loan (to the extent that the original executed Notes for the Trust Loan were endorsed to the outgoing Trustee or Certificate Administrator or), without recourse, representation or warranty, express or implied, to the order of the successor, as trustee for the registered holders of MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK or in blank, and (ii) in the case of the other assignable Mortgage Loan Documents (to the extent such other Mortgage Loan Documents were assigned to the outgoing Trustee or Certificate Administrator), to assign such Mortgage Loan Documents to such successor, and such successor shall review the documents delivered to it with respect to the Trust Loan, and certify in writing that, as to the Trust Loan then subject to this Agreement, such endorsement and assignment has been made, and record such assignment documents (if applicable); (b) if any original executed Note for the Trust Loan was not endorsed to the outgoing Trustee, the Certificate Administrator (in its capacity as Custodian) shall, upon its receipt of a request for release in the form of Exhibit B hereto, deliver such Note to the Depositor or the successor Trustee, as requested, and the Servicer and the Depositor shall cooperate with any successor Trustee to ensure that such Note is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor, as trustee for the registered holders of MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK or in blank; (c) if any other assignable Mortgage Loan Document was not assigned to the outgoing Trustee, the Certificate Administrator shall, upon its receipt of a request for release, deliver such Mortgage Loan Document to the Depositor or the successor Trustee, as requested, and the Servicer and the Depositor shall cooperate with any successor Trustee to ensure that such Mortgage Loan Document is assigned to such successor Trustee; and (d) in any case, such successor Trustee shall review the documents delivered to it or to the Certificate Administrator with respect to the Trust Loan, and certify in writing that, as to the Trust Loan then subject to this Agreement, such endorsements and assignments have been made, and record such assignment documents (if applicable) or, in the event such endorsement or assignment cannot be made for any reason, to note the same in such certification.  The resigning or terminated Trustee or Certificate Administrator, as the case may be, shall reimburse the Trust for any expenses of such endorsement, assignment and recording.

If at any time any of the following occur:  (x) the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request for the Trustee’s or the Certificate Administrator’s resignation by the Depositor, the Servicer or the Special Servicer, as applicable; (y) the Trustee or the Certificate Administrator shall materially default in the performance of its obligations under this Agreement; or (z) if at any time the Trustee or the Certificate Administrator shall become incapable of action, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator or of either of their property shall be appointed, or any public officer shall take charge or control of the Trustee or Certificate Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (1) the Depositor may remove the Trustee or the Certificate Administrator, as applicable, and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument, in duplicate, executed by an authorized officer of the Depositor, one copy of which instrument shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and one copy to the successor Trustee or Certificate Administrator, as applicable, or (2) any Certificateholder who has been a bona fide Certificateholder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Certificate Administrator and the appointment of a successor Trustee or Certificate Administrator, as applicable.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee or Certificate Administrator, as applicable, which removal and appointment shall become effective upon acceptance of appointment by the successor Trustee or Certificate Administrator, as applicable, as provided in Section 8.8.  The successor Trustee or Certificate Administrator, as applicable, so appointed by such court shall immediately and without further act be superseded by any successor Trustee or Certificate Administrator, as applicable, appointed by the Certificateholders as provided below within one (1) year from the date of appointment by such court.  Holders of Certificates evidencing, in the aggregate, not less than a majority of the Voting Rights of the outstanding Certificates, may at any time upon 30 days’ notice to the Trustee or Certificate Administrator remove the Trustee or the Certificate Administrator and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument or instruments, in triplicate, signed by such Holders or their attorney-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to the Depositor (with a copy to the Servicer and Special Servicer), one complete set to the Trustee or the Certificate Administrator, as applicable, so removed and one complete set to the successor(s) so appointed.  Notice of any removal of the Trustee or the Certificate Administrator and acceptance of appointment by the successor Trustee or Certificate Administrator shall be given to the Companion Loan Holders, the Rating Agencies (through the successor 17g-5 Information Provider’s website, as applicable) and the Initial Purchasers by the successor Trustee or Certificate Administrator, as applicable.  No removal of the Trustee or the Certificate Administrator shall be effective until all reasonable fees, costs, expenses and Advances (including interest thereon) have been paid to the Trustee or Certificate Administrator, as applicable, in full.

Any resignation or removal of the Trustee or Certificate Administrator shall not become effective until acceptance of the appointment by the successor Trustee or Certificate Administrator, as applicable, as provided in Section 8.8.

If the Certificate Administrator is terminated pursuant to this Section 8.7, all of its rights and obligations under this Agreement and in and to the Trust Loan shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, indemnities, expenses and other amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination or removal).

In the event of any resignation or removal of the Trustee or the Certificate Administrator (in any of its capacities) under this Agreement (other than a resignation of the Trustee that is required solely due to a change in law or a conflict of interest arising after the Closing Date that is not waived by all of the parties in conflict or is unwaivable), such resignation or removal shall be effective with respect to each of such party’s other capacities hereunder (including, without limitation, such party’s capacities as Trustee, Custodian, Certificate Administrator, Certificate Registrar and 17g-5 Information Provider, as the case may be).

8.8.        Successor Trustee or Successor Certificate Administrator. Any successor Trustee or Certificate Administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee or Certificate Administrator an instrument (i) accepting such appointment hereunder and (ii) making the representations and warranties of the Trustee or the Certificate Administrator, as applicable, as provided in Section 2.3 and Section 2.4, respectively, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator shall become effective and such successor Trustee or Certificate Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or certificate administrator herein.  The predecessor Certificate Administrator shall deliver or cause to be delivered to the successor Certificate Administrator, as applicable, the Mortgage File and related documents and statements held by it hereunder, and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee or Certificate Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Certificate Administrator all such rights, powers, duties and obligations.

No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor Trustee or Certificate Administrator shall be eligible under the provisions of Section 8.6 and a Rating Agency Confirmation is received with respect to its appointment (prior to the resignation or termination of the Trustee or Certificate Administrator).

Upon acceptance of appointment by a successor Trustee or Certificate Administrator as provided in this Section 8.8, the successor Trustee or Certificate Administrator shall mail notice of the succession of such Trustee or Certificate Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, the Depositor, the Servicer, the Special Servicer, the Borrower, the Initial Purchasers and the Companion Loan Holders.

8.9.         Merger or Consolidation of the Trustee or the Certificate Administrator. Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which either may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder, provided that (i) such Person shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding and (ii) Rating Agency Confirmation shall have been delivered to such Person.

8.10.       Appointment of Co-Trustee or Separate Trustee. (a)  At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Property may at the time be located or in which any action of the Trustee may be required to be performed or taken, the Trustee, the Depositor or the Holders of Certificates evidencing, in the aggregate, a majority of the Voting Rights of the outstanding Certificates, by an instrument in writing signed by it or them, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustees, acting jointly with the Trustee, of all or any part of the Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Trustee to act.  The fees and expenses of any separate trustee or co-trustee shall be paid by the Trust Fund pursuant to Section 3.4(c).

(b)         The Trustee shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully conferring such title, rights or duties to such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Property or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such separate trustee or separate trustees or co-trustees jointly with the Trustee subject to all the terms of this Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be.  Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Trustee, its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its, her or his name.  In the event that any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to any applicable Property and all assets, property, rights, powers, duties and obligations of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

(c)         All provisions of this Agreement which are for the benefit of the Trustee and Certificate Administrator shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 8.10, and to the Trustee and Certificate Administrator in each capacity that it may assume hereunder, including, without limitation, its capacity as Certificate Administrator, Certificate Registrar, Authenticating Agent, Custodian, paying agent and 17g-5 Information Provider, as applicable.

(d)           Every co-trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Trustee shall act, subject to the following provisions and conditions:  (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed and exercised or performed by the Trustee and such co-trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or trustees; (iii) no power hereby given to, or exercisable by, any such co-trustee or separate trustee shall be exercised hereunder by such co-trustee or separate trustees except jointly with, or with the consent of, the Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees hereunder.

If, at any time, the Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any co-trustee or separate trustee.  Notwithstanding the foregoing, the appointment of a co-trustee or separate trustee by the Trustee shall not relieve the Trustee of its obligations, duties, or responsibilities in any way or to any degree.

(e)          Any request, approval or consent in writing by the Trustee to any co-trustee or separate trustee shall be sufficient warrant to such co-trustee or separate trustee, as the case may be, to take such action as may be so required, approved or consented to.

(f)           Notwithstanding any other provision of this Section 8.10, the powers of any co-trustee or separate trustee shall not exceed those of the Trustee hereunder, and such co-trustee or separate trustee must meet the eligibility requirements set forth in Section 8.6.

8.11.       Appointment of Authenticating Agent and Custodian. (a)  The Certificate Administrator may appoint an agent or agents which shall be authorized to act on behalf of the Certificate Administrator to authenticate Certificates (each such agent, an “Authenticating Agent”), and Certificates so authenticated shall be entitled to the benefits of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Certificate Administrator hereunder.  Wherever a reference is made in this Agreement to the authentication and delivery of Certificates by the Certificate Administrator or the Certificate Administrator’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Certificate Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Certificate Administrator by an Authenticating Agent.  Each Authenticating Agent shall, at all times, be a corporation or association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such law to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to do trust business and subject to supervision or examination by federal or state authorities.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.11 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If, at any time, an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.11.  The initial Authenticating Agent shall be the Certificate Administrator.

(b)          Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section 8.11, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)         An Authenticating Agent may resign at any time by giving at least thirty (30) days’ advance written notice thereof to the Certificate Administrator, the Servicer or Special Servicer, as applicable, and the Depositor.  The Certificate Administrator may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Servicer or the Special Servicer, as applicable, and the Depositor.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Certificate Administrator may appoint a successor Authenticating Agent and shall mail written notice of such appointment by first class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

(d)          The Certificate Administrator is hereby appointed as the initial Custodian.  Any successor Certificate Administrator appointed pursuant to Section 8.7 and Section 8.8 shall be deemed to be appointed as the successor Custodian upon the effectiveness of its appointment as the successor Certificate Administrator.

8.12.       Indemnification by the Trustee and the Certificate Administrator. The Trustee and the Certificate Administrator, as applicable, severally and not jointly, shall indemnify and hold harmless the Trust from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Trust that arise out of or are based upon (i) a breach by the Trustee or the Certificate Administrator (including in its capacity as 17g-5 Information Provider) of its representations and warranties, as applicable, under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the Trustee or the Certificate Administrator (including in its capacities as Custodian, Certificate Registrar, Authenticating Agent, paying agent and 17g-5 Information Provider), as applicable, in the performance of its obligations or its negligent disregard of such obligations under this Agreement.

The Certificate Administrator shall indemnify and hold harmless the Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor or its Affiliates that arise out of or are based upon (i) a breach by the Certificate Administrator, in its capacity as 17g-5 Information Provider, of its obligations under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the Certificate Administrator, in its capacity as 17g-5 Information Provider, in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

8.13.     Certificate Administrator and Servicer Not Responsible for Inconsistent Payment Information. In connection with any Distribution Date and a voluntary prepayment or the payment at maturity by the Borrower of the Trust Loan or any portion thereof, the Certificate Administrator shall report the amount of such prepayment or payment to the Depository based on information received from the Servicer or the Special Servicer in reliance on notices received from the Borrower.  In the event of any inconsistencies in payments or prepayments made by the Borrower with the previously delivered notices by the Borrower, all costs and expenses incurred as a result of a failure by the Borrower to make any such payments or prepayment, shall be paid by the Borrower in accordance with the Mortgage Loan Agreement provided that the amount of payment reported to the Depository by the Certificate Administrator was consistent with the information received from the Servicer or the Special Servicer.  If the Borrower fails to do so, such costs and expenses shall be reimbursed to the Certificate Administrator and to the Servicer or the Special Servicer, as applicable, by the Trust pursuant to Section 3.4(c) from funds on deposit in the Collection Account.  Neither the Certificate Administrator, the Servicer nor the Special Servicer shall be liable for any inability or delay of the Depository to make a distribution as a result of such inconsistencies.  Notwithstanding the foregoing, the Certificate Administrator shall notify the Depository on the Remittance Date or as soon as reasonably possible of any such inconsistencies.

8.14.       Access to Certain Information.

(a)          The Certificate Administrator shall afford to any Privileged Person (which for this purpose excludes a Privileged Person who provides the Certificate Administrator with an Investor Certification substantially in the form of Exhibit K-2 hereto) and to the Office of the Comptroller of the Currency, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Trust Loan or the assets of the Trust Fund that are in its possession or within its control, including without limitation:

(i)          the Mortgage Loan files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loan entered into or consented to by the Servicer or the Special Servicer and delivered to the Certificate Administrator;

(ii)           the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for the Property, and

(iii)         all notices and reports delivered to the Certificate Administrator with respect to the Property as to which environmental testing revealed any failure of the Property to comply with any applicable law, including any environmental law, or which revealed an environmental condition present at the Property requiring further investigation, testing, monitoring, containment, clean up, or remediation.

Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator.

The Certificate Administrator will provide copies of the items described in this Section 8.14(a) to the extent in its possession to, and upon reasonable written request of the Certificateholders (other than a Certificateholder or Beneficial Owner that is a Privileged Person who provides the Certificate Administrator with an Investor Certification in the form of Exhibit K-2 hereto).  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting Person, in a form reasonably acceptable to the Certificate Administrator, to the effect that the Person making the request is a Beneficial Owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.

(b)        The Certificate Administrator shall make available to Privileged Persons (which for this purpose excludes a Privileged Person who provided the Certificate Administrator with an Investor Certification in the form of Exhibit K-2 hereto), via the Certificate Administrator’s Website, the following items (to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format to trustadministrationgroup@wellsfargo.com):

(i)           The following “deal documents”:

(A)         the Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;

(B)         this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Trust Loan Purchase Agreement and any amendments and exhibits hereto or thereto; and

(C)         the CREFC® loan setup file prepared by the Servicer and delivered to the Certificate Administrator;

(ii)          The following “periodic reports”:

(A)         all Distribution Date Statements prepared by the Certificate Administrator pursuant to Section 4.4(b);

(B)         all CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator pursuant to Section 3.18(a); and

(C)         all Operating Advisor Annual Reports;

(iii)         The following “additional documents”:

(A)         summaries of Asset Status Reports delivered to the Certificate Administrator pursuant to Section 3.10;

(B)         all inspection reports delivered to the Certificate Administrator pursuant to Section 3.22;

(C)         all Appraisals delivered to the Certificate Administrator pursuant to Section 3.7(a);

(D)         any amendment, modification or waiver of a material term of any ground lease; and

(E)         the CREFC® Appraisal Reduction Template;

(iv)         The following “special notices”:

(A)         any notice of final payment on the Certificates delivered to the Certificate Administrator pursuant to Section 4.1(d);

  (B)        any notice of termination of the Servicer, the Special Servicer or the Operating Advisor or the Note C Operating Advisor delivered to the Certificate Administrator pursuant to Section 7.1(c) or the Note C Securitization trust agreement, respectively;

(C)         any notice of a Servicer Termination Event, Special Servicer Termination Event or Operating Advisor Termination Event delivered to the Certificate Administrator pursuant to Section 7.1(b);

(D)         any request by the Certificateholders representing at least 25% of the Voting Rights of all the then-outstanding Sequential Pay Certificates to terminate the Special Servicer pursuant to Section 7.1(e);

(E)       any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

(F)          any request by the Certificateholders representing at least 15% of the Voting Rights of all the then-outstanding Certificates to terminate the Operating Advisor pursuant to Section 3.30(k);

(G)        any notice of resignation of the Trustee, the Certificate Administrator or the Operating Advisor and any notice of the acceptance of appointment by the successor Trustee or successor Certificate Administrator pursuant to Section 8.7 or the successor Operating Advisor pursuant to Section 3.30;

(H)         any and all Officer’s Certificates and other evidence delivered to the Certificate Administrator to support the Trustee’s, the Servicer’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, pursuant to Section 3.23(f);

(I)           any Special Notice delivered to the Certificate Administrator pursuant to Section 5.6;

(J)          any amendment to this Agreement pursuant to Section 11.1(c);

(K)        any annual statements as to compliance and related Officer’s Certificates delivered to the Certificate Administrator under Section 3.19;

(L)          any annual independent public accountants’ servicing reports delivered to the Certificate Administrator pursuant to Section 3.20;

(M)         notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (taking into account the application of the Trust Appraisal Reduction Amount to notionally reduce the Certificate Balance of the Certificates) to terminate and replace the Special Servicer;

(N)         any notice received by the Certificate Administrator of the occurrence or cessation of a Control Termination Event, a Consultation Termination Event or Operating Advisor Consultation Event;

 (O)        any notice sent by the Trustee requesting the resignation of the Special Servicer or providing notice of the appointment of a replacement Special Servicer in the event that the Special Servicer becomes a Borrower Related Party or the special servicer of a Mezzanine Loan or is otherwise required to resign as special Servicer under the terms of this Agreement; and

(P)         Any notice or documents provide to the Certificate Administrator by the Depositor or the Servicer directing the Certificate Administrator to post such notice or documents to the “Special Notices” tab;

(v)          the following “risk retention special notices”, if any, which shall be posted to the “U.S. Risk Retention Special Notices” tab on the Certificate Administrator’s Website, to the extent such notice is provided by the Retaining Sponsor:

(A)        the fair value of the Class HRR Certificates as of the Closing Date and the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules;

(B)         any material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the Offering Circular under the heading “Credit Risk Retention” prior to the pricing of the Certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair values referred to in item (v)(A) above; and

(C)         any noncompliance of the applicable Credit Risk Retention Rules by the Third Party Purchaser or a successor third party purchaser as and to the extent the Retaining Sponsor is required under the Credit Risk Retention Rules;

(vi)         the “Investor Q&A Forum” pursuant to Section 4.5(a); and

(vii)        solely to Certificateholders and Beneficial Owner of Certificates, the “Investor Registry” pursuant to Section 4.5(b);

The foregoing information shall be made available by the Certificate Administrator on the Certificate Administrator’s Website promptly following receipt.  The Certificate Administrator shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be.  In the event that any such information is delivered or posted in error, the Certificate Administrator may remove it from the Certificate Administrator’s Website.  The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the Certificate Administrator’s Website to the extent such information was not produced by the Certificate Administrator.  In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representation or warranty as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information, other than such information prepared by the Certificate Administrator.  Assistance in using the Certificate Administrator’s Website may be obtained by calling (866) 846-4526.  The Certificate Administrator shall provide a mechanism to notify each Person that has signed-up for access to the Certificate Administrator’s Website in respect of the transaction governed by this Agreement each time an additional document is posted to the Certificate Administrator’s Website.

The Certificate Administrator shall, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described in clause (v) above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

The 17g-5 Information Provider shall make available solely to the Depositor, the Rating Agencies and NRSROs the following items to the extent such items are delivered to it via email at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “MRCD 2019-PARK Mortgage Trust” and an identification of the type of information being provided in the body of the email, or via any alternate email address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)            any Asset Status Report delivered by the Special Servicer under Section 3.10(i);

(ii)           any environmental reports delivered by the Special Servicer under Section 3.12(e);

(iii)           any annual statements as to compliance and related Officer’s Certificates delivered under Section 3.19;

(iv)          any annual independent public accountants’ servicing reports delivered pursuant to Section 3.20;

(v)           any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.10(i);

(vi)         any information requested by the Depositor or a Rating Agency pursuant to Section 3.21(a) (it being understood the 17g-5 Information Provider shall not disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such information as provided in Section 3.21(a));

(vii)      any notice to the Rating Agencies relating to the Servicer’s determination to take action without receiving Rating Agency Confirmation as set forth in Section 3.28(a);

(viii)       any requests for Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.28(a);

(ix)         any notice of resignation of the Trustee, the Certificate Administrator or the Operating Advisor and any notice of the acceptance of appointment by the successor Trustee or successor Certificate Administrator pursuant to Section 8.7 or the successor Operating Advisor pursuant to Section 3.30;

(x)          any and all Officer’s Certificates and other evidence to support the Trustee’s, the Servicer’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, pursuant to Section 3.23(f);

(xi)           any notice of a Servicer Termination Event, Special Servicer Termination Event or Operating Advisor Termination Event delivered pursuant to Section 7.1(b);

(xii)        any summary of oral communications with a Rating Agency that are delivered to the 17g-5 Information Provider pursuant to Section 8.14(b); provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with;

(xiii)        any amendment to this Agreement pursuant to Section 11.1(c);

(xiv)        notice of final payments on the Certificates;

(xv)         notice of any amendments to the Trust Loan Purchase Agreement and the Intercreditor Agreement;

(xvi)         notice of any material modifications or amendment to the Mortgage Loan Documents;

(xvii)       notice of any change to a Manager or Franchisor;

(xviii)       the Rating Agency Q&A Forum and Document Request Tool pursuant to Section 4.5(d); and

(xix)       any notice sent by the Trustee requesting the resignation of the Special Servicer or providing notice of the appointment of a replacement Special Servicer in the event that the Special Servicer becomes a Borrower Related Party or the special servicer of a Mezzanine Loan or is otherwise required to resign as special Servicer under the terms of this Agreement.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website.  Information will be posted on the same Business Day of receipt if such information is received by 2:00 p.m. (eastern time) or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m.  The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be.  In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website.  The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the 17g-5 Information Provider’s Website to the extent such information was not produced by the Certificate Administrator.  Access will be provided by the 17g-5 Information Provider to (i) the NRSROs upon receipt of an NRSRO Certification and (ii) the Depositor.  If a Rating Agency requests access to the 17g-5 Information Provider’s Website, access shall be granted by the 17g-5 Information Provider on the same Business Day, provided that such request is made prior to 2:00 p.m. (eastern time) on such Business Day, or, if received after 2:00 p.m. (eastern time), on the following Business Day by 12:00 p.m.  Questions regarding delivery of information to the 17g-5 Information Provider may be directed to www.ctslink.com or 17g5informationprovider@wellsfargo.com.  In the event that any report, statement, document, file or other data to be delivered to the 17g-5 Information Provider under this Agreement is too large in its electronic form to be delivered via email, such report, statement, document, file or other data may be uploaded to an alternate location provided by the 17g-5 Information Provider, and the party uploading such report, statement, document, file or other data shall notify the 17g-5 Information Provider via email that such report, statement, document, file or other data has been so uploaded and is ready for posting to the 17g-5 Information Provider’s Internet Website.

The 17g-5 Information Provider shall notify any party that delivers information to the 17g-5 Information Provider under this Agreement that such information was received and that it has been posted. The 17g-5 Information Provider shall provide a mechanism to promptly notify each NRSRO that has signed-up for access to the 17g-5 Information Provider’s website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Information Provider’s Website and such notice shall specifically identify such document in the subject line or otherwise in the body of the email.  The 17g-5 Information Provider shall send such notice to such Person’s email address provided by and used by such Person for the purpose of accessing the 17g-5 Information Provider’s Website, including a general email address if such general email address has been provided to the 17g-5 Information Provider in connection with a completed NRSRO Certification in the form of Exhibit M hereto.  In connection with providing access to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, and the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representation or warranty as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information.  The 17g-5 Information Provider shall not be liable for failing to make any information available to the Rating Agencies or NRSROs unless same was delivered to it at its email address set forth above, with the proper subject heading.  Assistance in using the Certificate Administrator’s Website or the 17g-5 Information Provider can be obtained by calling (866) 846-4526.

If any of the parties to this Agreement receives a Form ABS Due Diligence-15E from any party in connection with any third-party due diligence services, as defined in Rule 17g-10 under the Exchange Act, such party may have provided with respect to the Mortgage Loan (“Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website.  The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any Form ABS Due Diligence-15E it receives directly from a Due Diligence Service Provider or from another party to this Agreement, promptly upon receipt thereof.

(c)          Each of the Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available through its website or otherwise, any CREFC® Reports and any additional information relating to the Mortgage Loan, the Property or the Borrower, for review by the Depositor, the Initial Purchasers, the Trustee, each Companion Loan Holder, the Certificate Administrator and any other Persons who deliver an Investor Certification or confidentiality agreement in accordance with this Section 8.14(c), and the Rating Agencies (only to the extent such additional information was previously delivered to the 17g-5 Information Provider or is simultaneously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 8.14(b), who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 8.14(b)) (collectively, the “Disclosure Parties”), in each case, except to the extent doing so is prohibited by this Agreement, applicable law or by the Mortgage Loan Documents. Each of the Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor, the Certificate Administrator and the Trustee, deliver an Investor Certification or enter into a confidentiality agreement acceptable to the Servicer or the Special Servicer, as the case may be, and (B) acknowledge that the Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party.  In addition, to the extent access to such information is provided via the Servicer’s or the Special Servicer’s website, the Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information.  In connection with providing access to or copies of the information described in this Section 8.14(c) to current or prospective Certificateholders the form of confidentiality agreement used by the Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Certificateholder, an Investor Certification executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein, an Investor Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.  In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

The Special Servicer, subject to the limitations on delivery of Privileged Information, shall deliver to the Operating Advisor and Note C Operating Advisor such reports and other information produced or otherwise available to the Directing Holder or Certificateholders generally, requested by the Operating Advisor or the Note C Operating Advisor in support of the performance of its obligations under this Agreement or the Note C Securitization trust agreement, respectively, in electronic format.

Neither the Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance with this Agreement. Neither the Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 8.14(c) unless such information was produced by the Servicer or Special Servicer, as applicable.

The Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor shall be permitted to orally communicate with the Rating Agencies; provided that such party summarizes the information provided to a Rating Agency in such communication in writing and provides the 17g-5 Information Provider with such written summary in accordance with the procedures set forth in Section 8.14(b) on the same day such communication takes place; provided that the summary of such oral communications shall not be attributed to the Rating Agency the communication was with.  The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s website in accordance with the procedures set forth in Section 8.14(b).

None of the foregoing restrictions in this Section 8.14 or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Servicer or the Special Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided, that the Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Trust Loan to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) borrower, property and other deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with regard to the Certificates; provided, however, that the Rating Agency may use information delivered in reliance on the certification in this clause (z) for any purpose to the extent it is publicly available (unless the availability results from a breach of this Agreement or any other confidentiality agreement to which such Rating Agency is subject) or comprised of information collected by the applicable Rating Agency from the 17g-5 Information Provider’s Website (or another 17g-5 information provider’s website that they have access to) other than pursuant to this Section 8.14(c).

In connection with the delivery by the Servicer or the Special Servicer, as applicable, to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website pursuant to this Agreement, the 17g-5 Information Provider shall notify the Servicer or the Special Servicer when such information, report, notice or document has been posted. The Servicer or the Special Servicer, as applicable, may, but is not obligated to, send such information, report, notice or other document to the applicable Rating Agency so long as such information, report, notice or other document (a) was previously provided to the 17g-5 Information Provider or (b) is simultaneously provided to the 17g-5 Information Provider.

Each of the Servicer and the Special Servicer (each, a “17g-5 Indemnifying Party”) hereby expressly agrees to indemnify and hold harmless the Depositor and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, a “17g-5 Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) to which any such 17g-5 Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon such 17g-5 Indemnifying Party’s breach of (i) any obligation relating to the provision of information to a Rating Agency set forth in the first paragraph of Section 8.14(c) or (ii) any obligation set forth in the third, fourth and fifth paragraphs of Section 8.14(c), and shall reimburse such 17g-5 Indemnified Party for any legal or other expenses reasonably incurred by such 17g-5 Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.  The foregoing indemnity obligation shall be in addition to the indemnity obligation of any 17g-5 Indemnifying Party under Section 6.6 and shall not be construed as limiting such 17g-5 Indemnifying Party’s indemnity obligations under Section 6.6.

9.           CERTAIN MATTERS RELATING TO THE DIRECTING HOLDER

9.1.          Selection and Removal of the Directing Holder

(a)           As of the Closing Date, the Directing Holder is Western Asset Management Company, LLC.

(b)         After a Control Appraisal Period, the Directing Holder shall be selected by the Majority Controlling Class Certificateholders, as determined by the Certificate Registrar from time to time.  Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Directing Holder.  Notwithstanding anything to the contrary herein, the (x) Directing Holder cannot be any Borrower Related Party, any Manager or any of their servicers or respective agents or Affiliates and (y) for purposes of determining the Majority Controlling Class Certificateholders and/or appointing the Directing Holder, any Borrower Related Party, any Restricted Holder, any Manager or any of their servicers or respective agents or Affiliates shall be deemed not to be a Certificateholder and shall not be entitled to exercise such right.  Notwithstanding anything to the contrary herein, each of the Trustee and the Certificate Administrator may conclusively rely on any Investor Certification provided to it in connection with the foregoing and may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

(c)          The Majority Controlling Class Certificateholders shall give written notice to the Trustee, the Certificate Administrator, the Servicer and the Special Servicer of the appointment of any subsequent Directing Holder appointed pursuant to clause (ii) of the definition of “Directing Holder” (in order to receive notices hereunder).  Any Controlling Class

Certificateholder that owns, and is identified (with contact information) to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator as owning, the largest aggregate Certificate Balance of Certificates of the Controlling Class, shall give written notice to the Trustee, the Certificate Administrator, the Servicer and the Special Servicer of the appointment of a Directing Holder (if any) (in order to receive notices hereunder) by such Controlling Class Certificateholder for so long as such Controlling Class Certificateholder owns the largest aggregate Certificate Balance of the Controlling Class and shall also state that such Directing Holder is not a Borrower or Borrower Related Party.

(d)          A Directing Holder appointed pursuant to clause (ii) of the definition of “Directing Holder” may be removed at any time by the written vote of the Majority Controlling Class Certificateholders, and a copy of the results of such vote shall be delivered to the Certificate Administrator, the Trustee, the Servicer and the Special Servicer.

(e)          Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Certificate Administrator and the Trustee and to notify the Certificate Administrator and all the parties hereto of the selection of a Directing Holder or the resignation or removal thereof (in each case, with respect to a Directing Holder pursuant to clause (ii) of the definition of “Directing Holder”). Any Certificateholder or its designee at any time appointed Directing Holder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Certificate Administrator, the Trustee, the Special Servicer and the Servicer of the identity of the Directing Holder and any resignation or removal thereof when such Certificateholder or its designee is appointed Directing Holder and when it is removed or resigns. In addition, upon the request of the Servicer or the Special Servicer, as applicable, the Certificate Administrator shall provide the name of the then-current Directing Holder and a list of the Certificateholders (or Beneficial Owners, if applicable, at the expense of the requesting party) of the Controlling Class to such requesting party.  In addition, (i) any Holder owning more than fifty percent (50%) of the applicable Controlling Class (by Certificate Balance) is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee and the Certificate Administrator when it no longer holds the majority of the Controlling Class Certificates (by Certificate Balance), and (ii) each of the Holders of the Controlling Class Certificates who collectively own more than fifty percent (50%) of the applicable Controlling Class (by Certificate Balance) is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee and the Certificate Administrator when it transfers its Controlling Class Certificate (or its beneficial interest in the Controlling Class Certificates) and, as a result of such transfer, such Holders who collectively appointed the Directing Holder no longer collectively own more than the applicable percentage of the Controlling Class Certificates (by Certificate Balance) set forth above, provided in no event with respect to either clause (i) or (ii) shall any Controlling Class Certificateholder have any liability to any Person for the failure to provide any such notices.

(f)            Once a Directing Holder has been selected, each of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless (i) with respect to a Directing Holder appointed pursuant to clause (ii) of the definition of “Directing Holder”, the Majority Controlling Class Certificateholders shall have notified each other party to this Agreement and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Directing Holder or the appointment of a new Directing Holder and (ii) with respect to a Directing Holder appointed pursuant to clause (i) of the definition of “Directing Holder”, such party has received notice of the resignation of a Directing Holder.

(g)          Until it receives notice to the contrary, each party to this Agreement shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Directing Holder.

(h)          The Directing Holder shall be responsible for its own expenses.

Notwithstanding any other provision to this Agreement, in the event that no Controlling Class Certificateholder, Directing Holder has been appointed or identified to the Servicer or the Special Servicer, as applicable, and the Servicer or Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Servicer or the Special Servicer, as applicable, then the Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Controlling Class Certificateholder, Directing Holder as the case may be until such time as a Directing Holder meeting the definition thereof is so appointed or identified. Upon request, the Certificate Administrator shall provide such information as is then in its possession to identify the Directing Holder to the Servicer and the Special Servicer.

9.2.         Limitation on Liability of Directing Holder; Acknowledgements of the Certificateholders.  Neither the Controlling Class nor the Directing Holder shall have any liability to the Trust, the Certificateholders or the Companion Loan Holders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that the Directing Holder and/or the Controlling Class Certificateholders (i) may have special relationships and interests that conflict with those of Holders of one or more Classes of the Certificates, including owning any interests in a Mezzanine Loan, securities backed by the Companion Loans or any interest in the Companion Loans, (ii) may act solely in the interests of the Holders of the Controlling Class, including the Directing Holder, (iii) does not have any duties or liability to the Trust or to the Holders of any Class of Certificates, (iv) may take actions that favor the interests of one or more Classes of the Certificates, including the Holders of the Controlling Class, over the interests of the Holders of one or more other Classes of the Certificates, and (v) shall have no liability whatsoever to the Trust, any other party to this Agreement, any Certificateholder or any other Person (including any Borrower Related Party) for having so acted as set forth in clauses (i) through (iv) above, and no Certificateholder may take any action whatsoever against the Directing Holder, the Controlling Class Certificateholders or any director, officer, employee, partner, member, shareholder, agent or principal of the Directing Holder or the Controlling Class Certificateholders, as applicable, as a result of the Directing Holder or the Controlling Class Certificateholders having so acted.

9.3.        Rights and Powers of the Directing Holder.

(a)        Notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.24(d), Section 9.3(b), Section 9.3(c) and the second (2nd) and third (3rd) paragraphs of this Section 9.3(a), (i) the Servicer shall not be permitted to take any of the actions constituting a Major Decision unless it has obtained the consent of the Special Servicer which consent shall be deemed given if the Special Servicer does not object within fifteen (15) Business Days (after delivery of a written recommendation and analysis to the Special Servicer and information reasonably requested by the Special Servicer) unless such actions are part of an Asset Status Report approved by the Directing Holder under Section 3.10(i) or is otherwise implemented by the Special Servicer in accordance with the terms of this Agreement and (ii) prior to the occurrence and continuance of a Control Termination Event, the Special Servicer shall not be permitted to (A) consent to the Servicer’s taking any of the actions constituting a Major Decision, or (B) itself take any of the actions constituting a Major Decision, but subject to Section 3.10(i) if, in either case, the Directing Holder has objected to the action in writing within ten (10) Business Days after receipt of a written report by the Special Servicer describing in reasonable detail (i) the background and circumstances requiring action of the Special Servicer, (ii) the proposed course of action recommended, and (iii) any direct or indirect conflict of interest in the action (“Major Decision Reporting Package”) (provided that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period, then the Directing Holder shall be deemed to have approved such action).  In the event that the Special Servicer or Servicer, as applicable, determines that immediate action, with respect to a Major Decision, or any other matter requiring consent of the Directing Holder prior to the occurrence and continuance of a Control Termination Event under this Agreement (or consultation with the Directing Holder after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence of a Consultation Termination Event), is necessary to protect the interests of the Certificateholders, the Special Servicer or Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without such consultation) so long as the Servicer or the Special Servicer, as applicable, has made a reasonable effort to contact the Directing Holder to inform it of such need.  The Special Servicer is not required to obtain the consent of the Directing Holder for any Major Decision upon the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Special Servicer shall not be required to obtain the consent of the Directing Holder but shall consult with the Directing Holder on a non-binding basis in connection with any Major Decision (and such other matters that are subject to consent, approval, direction or consultation rights of the Directing Holder hereunder) and to consider alternative actions recommended by the Directing Holder in respect of such matters.  With respect to any action requiring the Directing Holder’s consent, if the Directing Holder does not respond to a request for its consent within ten (10) Business Days (or such other length of time as specified in this Agreement with respect to any particular action requiring consent), such consent will be deemed to have been given. In the event that no Directing Holder has been appointed or identified to the Servicer or the Special Servicer, as applicable, and the Servicer or Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Servicer or the Special Servicer, as applicable, then until such time as the new Directing Holder is identified, the

Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

In addition, for so long as no Control Termination Event has occurred and is continuing, subject to Section 9.3(b), Section 9.3(c) and the immediately following paragraph, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Directing Holder may reasonably deem advisable. With respect to any action requiring the consent of the Directing Holder hereunder, to the extent the Directing Holder does not respond to request for consent within 10 Business Days, consent shall be deemed given.

If the Special Servicer or Servicer, as applicable, determines that a refusal to consent by the Directing Holder or any objection, consultation or direction or advice from the Directing Holder, the Controlling Class Certificateholders or any other Person would (A) otherwise require or cause the Special Servicer or Servicer, as applicable, to violate the terms of the Mortgage Loan Documents, the Co-Lender Agreement, applicable law, provisions of the Code resulting in an Adverse REMIC Event or this Agreement, (including without limitation, actions inconsistent with Accepted Servicing Practices), (B) expose any Certificateholder, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Trust or their respective Affiliates, officers, directors or agent to any claim, suit or liability, (C) result in the imposition of a tax upon the Trust (other than a tax on “net income from foreclosure property”) or loss of REMIC status or (D) materially expand the scope of the Special Servicer’s, the Servicer’s, the Operating Advisor’s, the Trustee’s or the Certificate Administrator’s responsibilities hereunder, then the Special Servicer or Servicer, as applicable, shall disregard such refusal to consent, direction or advice and notify the Directing Holder, the Trustee, the Certificate Administrator and the 17g-5 Information Provider of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Servicer or Special Servicer in accordance with the direction of or approval of the Directing Holder that does not violate the Mortgage Loan Documents, the Co-Lender Agreement, this Agreement, any applicable law, provisions of the Code resulting in an Adverse REMIC Event or Accepted Servicing Practices or any other provisions of this Agreement, shall not result in any liability on the part of the Servicer or the Special Servicer.

(b)         Notwithstanding anything to the contrary contained herein, but subject to the third paragraph of Section 9.3(a) (i) after the occurrence and during the continuance of a Control Termination Event, the Directing Holder shall have no right to consent to or direct any action taken or not taken by any party to this Agreement; (ii) after the occurrence and during the continuance of a Control Termination Event but so long as no Consultation Termination Event is continuing, the Directing Holder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Servicer, Special Servicer and any other applicable party shall consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) during the continuance of a Consultation Termination Event, the Directing Holder shall have no direction, consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder, and the Controlling Class will not be entitled to appoint a Directing Holder.  For the avoidance of doubt, if a Control Termination

Event with respect to the Class A Certificates has occurred and is continuing but no Consultation Termination Event has occurred, subject to Section 9.3(c), the Class A Certificates shall continue to be the Controlling Class solely for purposes of enabling the Directing Holder to exercise the rights described in clause (ii) of this paragraph.

If a Control Termination Event no longer exists, then the Directing Holder shall regain all the consent and direction rights of the Directing Holder set forth in this Agreement and the Controlling Class shall regain the right to appoint a Directing Holder as set forth in this Agreement.

Prior to an Operating Advisor Consultation Event or Note C Operating Advisor Consultation Event (whether or not a Control Termination Event has occurred or is continuing) the Special Servicer shall provide each Major Decision Reporting Package to the Operating Advisor and/or the Note C Operating Advisor, respectively, promptly after the Special Servicer receives the Directing Holder’s approval, deemed approval or objection to such Major Decision Reporting Package and, after the occurrence and during the continuance of an Operating Advisor Consultation Event or Note C Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the Special Servicer shall provide each Major Decision Reporting Package to the Operating Advisor and/or the Note C Operating Advisor, respectively, simultaneously with the Special Servicer’s written request for the Operating Advisor’s and/or the Note C Operating Advisor’s input regarding the Major Decision; provided, however, so long as the Mortgage Loan is not a Specially Serviced Mortgage Loan, no Major Decision Reporting Package will be required to be delivered (and the Special Servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event and/or Note C Operating Advisor Consultation Event, as applicable. With respect to any particular Major Decision and related Major Decision Reporting Package and any Asset Status Report, the Special Servicer shall make available to the Operating Advisor and the Note C Operating Advisor (in person or remotely via electronic, telephonic or other mutually agreeable communication) servicing officers with relevant knowledge regarding the Mortgage Loan and such Major Decision, Major Decision Reporting Package and/or Asset Status Report in order to address reasonable questions that the Operating Advisor and the Note C Operating Advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest and compensation with respect to such Major Decision, Major Decision Reporting Package and/or Asset Status Report.

In addition, after the occurrence and during the continuance of an Operating Advisor Consultation Event or Note C Operating Advisor Consultation Event, the Special Servicer shall consult with the Operating Advisor and/or the Note C Operating Advisor, as applicable, (in person or remotely via electronic, telephonic or other mutually agreeable communication) in connection with any proposed Major Decision for which the Special Servicer has delivered to the Operating Advisor and/or the Note C Operating Advisor a Major Decision Reporting Package and consider alternative actions recommended by the Operating Advisor or the Note C Operating Advisor, in respect thereof, provided that such consultation is on a non-binding basis.  In the event that the Special Servicer receives no response from the Operating Advisor or the Note C Operating Advisor within ten (10) Business Days following the later of (i) its written request for input on any required consultation (which initial request includes the Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the Operating Advisor or the Note C Operating Advisor related to the subject matter of such consultation, the Special Servicer shall not be obligated to consult with the Operating Advisor or the Note C Operating Advisor, respectively, on the specific matter; provided, however, that the failure of the Operating Advisor or the Note C Operating Advisor to respond on any specific matters shall not relieve the Special Servicer from its obligation to consult with the Operating Advisor or the Note C Operating Advisor on any future matter with respect to the Mortgage Loan.

In connection with the Directing Holder’s right to consent or consult and the Operating Advisor’s and the Note C Operating Advisor’s right to consult with respect to a Major Decision, as applicable, if the Servicer or Special Servicer determines that action is necessary to protect the Property or the interests of the Certificateholders from potential harm if such action is not taken, or if a failure to take any such action at such time would be inconsistent with Accepted Servicing Practices, the Servicer or Special Servicer may take actions with respect to the Property before the expiration of the applicable period for the Operating Advisor, the Note C Operating Advisor or the Directing Holder to respond as described in this section, if the Servicer or Special Servicer reasonably determines in accordance with Accepted Servicing Practices that failure to take such actions before the expiration of such period would materially adversely affect the interest of the Certificateholders, and the Special Servicer has made a reasonable effort to contact the Operating Advisor, the Note C Operating Advisor or the Directing Holder, as applicable.

After the occurrence and during the continuance of a Consultation Termination Event, the Directing Holder shall have no consultation or consent rights hereunder and shall have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder shall maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder.

(c)          For purposes of determining the Directing Holder, exercising any rights of the Controlling Class or receiving Asset Status Reports or any other information under this Agreement other than Distribution Date Statements, any holder of any interest in a Controlling Class Certificate who is a Borrower Related Party, the Manager or an agent or Affiliate of the foregoing shall not be deemed to be a Holder or Beneficial Owner of the Controlling Class and shall not be entitled to exercise such rights or receive such information.  If, as a result of the preceding sentence, no Holder or Beneficial Owner of Controlling Class Certificates would be eligible to exercise such rights, there will be no Controlling Class.

(d)          The Certificate Administrator shall, within five (5) Business Days after its determination that a Control Termination Event or a Consultation Termination Event has occurred or ceased to exist, post a “special notice” of such occurrence or cessation of a Control Termination Event or Consultation Termination Event on the Certificate Administrator’s Website.

(e)          For so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer shall provide notice to the Directing Holder of any annual meeting with the Borrower and the Manager pursuant to the Mortgage Loan Documents, consult with the Directing Holder regarding an agenda for such meeting, and invite the Directing Holder to attend such meeting (which invitation the Directing Holder may accept or decline in its discretion).  The Special Servicer shall provide advance notice to the Borrower and the Manager that the Directing Holder has no authority to act on behalf of the holder of the Trust Loan.

(f)            For so long as no Consultation Termination Event has occurred, the Special Servicer shall provide notice to the Directing Holder of any material notices that the Special Servicer has received under or related to any franchise agreement, management agreement, comfort letter, subordination, non-disturbance and attornment agreement, recognition agreement or similar agreement and the Special Servicer is required to consult with the Directing Holder with respect to the contents of such notices.

9.4.         Directing Holder Contact with Servicer and Special Servicer. Upon reasonable request, each of the Servicer and the Special Servicer shall, without charge, make a Servicing Officer available to answer questions from the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) regarding the performance and servicing of the Trust Loan (or, in the case of the Special Servicer, the Special Servicer’s operational activities on a platform level basis related to the servicing of the Trust Loan after a Special Servicing Loan Event and the servicing of the Foreclosed Property) for which the Servicer or the Special Servicer, as the case may be, is responsible.

Notwithstanding any provision of this Agreement to the contrary, the failure of the Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement if the Servicer or the Special Servicer, as applicable, determines, in its reasonable and good faith judgment and consistent with Accepted Servicing Practices, that such disclosure would constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

10.        TERMINATION

10.1.       Termination. (a)  The respective obligations and responsibilities of the Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator and the Trustee created hereby (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in this Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the Trust Fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties hereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to this Article 10 following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to the Intercreditor Agreement or this Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the Trust continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date hereof.

(b)          On the final Distribution Date, all amounts on deposit in the Collection Account and not otherwise payable to a Person other than the Certificateholders, shall be applied generally as described in Section 4.1.

(c)          Notice of any termination, specifying the final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders of any Class may surrender their Certificates to the Certificate Administrator for payment of the final distribution and cancellation, shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed as soon as practicable specifying (A) the final Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office or agency of the Certificate Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein specified.

10.2.       Additional Termination Requirements. In connection with any termination pursuant to Section 10.1 other than final payment on the Trust Loan, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Certificate Administrator has obtained at the expense of the Trust, an Opinion of Counsel that any other manner of terminating either the Lower-Tier REMIC or the Upper-Tier REMIC will not subject the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to federal income tax:

(i)            Within eighty-nine (89) days prior to the final Distribution Date, the Certificate Administrator shall designate the first day of the 90-day liquidation period of the Lower-Tier REMIC and the Upper-Tier REMIC which shall be specified in a notice from the Certificate Administrator to the Certificateholders as soon as practicable prior to such final Distribution Date, and shall specify such date in the final tax return of each such Trust REMIC;

(ii)           At or after the time of adoption of such plan of complete liquidation and at or prior to the final scheduled Distribution Date, the Servicer shall sell any remaining assets (other than cash) of the Trust Fund and credit the proceeds thereof to the Trust Fund; and

(iii)          At or after such time as the proceeds from the disposition of the remaining assets of the Trust Fund shall have been credited to the Trust Fund, the Certificate Administrator shall cause all remaining amounts held (A) as part of the Lower-Tier REMIC to be distributed to the Certificate Administrator as holder of the Uncertificated Lower-Tier Interests and to the Holders of the Class R Certificates (in respect of the Class LT-R Interest) in accordance with Section 4.1(b) and (B) as part of the Upper-Tier REMIC to be distributed to the Holders of the Regular Certificates and the Class R

Certificates (in respect of the Class UT-R Interest) in accordance with Section 4.1(a) and Section 4.1(g).

10.3.          Trusts Irrevocable.

Except as expressly provided herein, all trusts created hereby are irrevocable.

11.	MISCELLANEOUS PROVISIONS

11.1.       Amendment.

(a)          This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion Loan Holders:

(i)             to correct any inconsistency, defect or ambiguity in this Agreement or to correct any manifest error in any provision of this Agreement;

(ii)          to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of the provisions of this Agreement which may be inconsistent with any other provisions in this Agreement or to correct any error; provided that such amendment or supplement would not adversely affect in any material respect the interests of the Companion Loan Holders not consenting thereto, as evidenced by (x) an Opinion of Counsel or (y) if any securities backed by any Companion Loan are then rated, receipt of a Companion Loan Rating Agency Confirmation;

(iii)         to change the timing and/or nature of deposits in the Collection Account, the Distribution Account or the Foreclosed Property Account, provided that (A) the Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the Companion Loan Holders not consenting thereto, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting the amendment or at the expense of the Trust if the requesting party is the Trustee or the Certificate Administrator) or (2) if the related Class of Certificates or Companion Loan Securities is rated by a Rating Agency or a Companion Loan Rating Agency, as applicable, Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, is obtained;

(iv)          to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC that would be a claim against the Lower-Tier REMIC or the Upper-Tier REMIC; provided that the Trustee and the Certificate Administrator received an Opinion of Counsel (at the expense of the party requesting the amendment or if the requesting party is the Certificate Administrator or the Trustee, at the expense of the Trust) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Holder of the Certificates or the Companion Loan Holders or (B) to the extent necessary for the Trust or any Other Securitization Trust to comply with the Investment Company Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(v)         to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee; provided, further, that the Depositor may conclusively rely upon an Opinion of Counsel to such effect;

(vi)          to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or the Companion Loan Holders not consenting thereto, as evidenced by an Opinion of Counsel or a Rating Agency Confirmation; provided, further, prior to the occurrence of a Consultation Termination Event, any amendment pursuant to this clause (vi) that would adversely affect the rights of the Controlling Class Certificateholder or the Directing Holder shall be subject to the consent of such affected party or parties;

(vii)        to amend or supplement any provision of this Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation; provided, that any amendment or supplement pursuant to this clause (vii) would not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Holder not consenting thereto, as evidenced by Rating Agency Confirmation from each Rating Agency;

(viii)      to modify the provisions of this Agreement with respect to reimbursement of Nonrecoverable Advances if (A) the Depositor, the Servicer, the Certificate Administrator and the Trustee, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (B) such modification does not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, as evidenced by an Opinion of Counsel and (C) Rating Agency Confirmation is obtained; provided, that prior to the occurrence of a Consultation Termination Event, any amendment pursuant to this clause (viii) that would adversely affect the rights of the Controlling Class Certificateholder or the Directing Holder will be subject to the consent of such affected party or parties;

(ix)         to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment does not materially increase the responsibilities of any of the Servicer, the Special Servicer, the Certificate Administrator, the 17g-5 Information Provider, the Operating Advisor or the Trustee, unless such party consents thereto; provided, further that such amendment shall not adversely affect in any material respects the interests of any Certificateholders or the

Companion Loan Holders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate Companion Loan Security is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates or Companion Loan Securities;

(x)         to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; provided that no such modification, elimination or addition may change in any manner the rights or obligations of the Third Party Purchaser under this Agreement or the related risk retention agreement without the consent of the Third Party Purchaser; and

(xi)          to modify, eliminate or add to any of the provisions of this Agreement to such extent as will be necessary for any Other Securitization Trust to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

No other amendment to the Trust and Servicing Agreement may be made without the consent of the Companion Loan Holders if such amendment materially adversely affects the rights of the Companion Loan Holders under this Agreement.

Notwithstanding the foregoing, no amendment to the Trust and Servicing Agreement may be made that changes in any manner the rights and/or obligations of the Third Party Purchaser under the Trust and Servicing Agreement, Trust Loan Purchase Agreement or the related risk retention agreement, as applicable, without the consent of such Third Party Purchaser.

(b)           Subject to the rights of the Companion Loan Holder to consent to certain amendments to this Agreement under Section 11.1(a), this Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Trust Loan which are required to be distributed on any Certificate; (ii) alter in any manner the liens on any Collateral securing payments on the Trust Loan; (iii) alter the obligations of the Servicer, or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth herein; (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders that are required to consent to any action or inaction under this Agreement; (v) change in any manner any defined term used in the Trust Loan Purchase Agreement or the obligations of the Trust Loan Sellers under the Trust Loan Purchase Agreement or otherwise or change any rights of the Trust Loan Sellers as third party beneficiaries hereunder, without the consent of the Trust Loan Sellers; or (vi) amend this Section 11.1.

It shall not be necessary for the consent of Certificateholders under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Certificate Administrator may prescribe.

Notwithstanding any contrary provisions of this Agreement, (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to this Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted hereunder and all conditions to such amendment have been satisfied and (ii) no amendment shall be made to this Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

Notwithstanding any contrary provision contained in this Agreement, no amendment to this Agreement may be made that (i) changes in any manner the rights and/or obligations of the Trust Loan Sellers under this Agreement or under the Trust Loan Purchase Agreement without the consent of the Trust Loan Sellers or (ii) impairs the rights of an Initial Purchaser hereunder without the written consent of such Initial Purchaser, and each of the Servicer, Special Servicer, Operating Advisor, Trustee or Certificate Administrator may, but will not be obligated to, enter into any amendment to this Agreement that it determines affects its respective rights, duties or immunities or creates any additional liability for the Servicer, Special Servicer, Operating Advisor, Trustee or Certificate Administrator, as applicable, under this Agreement.

(c)         Promptly after the execution of any amendment to this Agreement, the Servicer shall deliver a copy to each Companion Loan Holder and the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, the Certificate Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, the Trustee, the Depositor, the Servicer, the Special Servicer, the Borrower, the Initial Purchasers and the Rating Agencies.

(d)           In the event that neither the Depositor nor any successor thereto is in existence, any amendment under this Section 11.1 shall be effected with the consent of the Trustee, the Certificate Administrator and the Servicer or Special Servicer, as applicable, and, to the extent required by this Section 11.1, the required Certificateholders, Companion Loan Holders, Trust Loan Seller and/or Initial Purchaser, as applicable.

(e)         The costs and expenses associated with any such amendment, including without limitation, Opinions of Counsel and Rating Agency Confirmations, shall be borne by the party requesting such amendment (or, if such amendment is required by any of the Rating Agencies to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator), then at the expense of the Depositor and, if neither the Depositor nor any successor thereto is in existence, the Trust Fund).

11.2.       Recordation of Agreement; Counterparts. (a)  This Agreement or an abstract hereof, if acceptable by the applicable recording office, is subject to recordation in all appropriate public offices for real property records in the county in which the Property subject to the Mortgage is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee or the Certificate Administrator at the expense of the Trust upon its receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b)          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

11.3.       Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction. THIS AGREEMENT AND Any claim, controversy or dispute arising under or related to this AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE

CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

11.4.        Notices. All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of any Class of Certificates held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

If to the Trustee, to:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045

Attention:  Corporate Trust Services - MRCD 2019-PARK

with a copy to:

Fax Number:  (410) 715-2380
E Mail:  cts.cmbs.bond.admin@wellsfargo.com, and to
trustadministrationgroup@wellsfargo.com, except as otherwise set forth herein

If to the Certificate Administrator, to:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services (CMBS) – MRCD 2019-PARK

with a copy to:

Facsimile:  (410) 715-2380
E-mail:  trustadministrationgroup@wellsfargo.com and
cts.cmbs.bond.admin@wellsfargo.com

or in the case of surrender, transfer or exchange for all Certificates other than the Risk Retention Certificates:

Wells Fargo Bank, N.A.
600 South 4th Street, 7th Floor
MAC: N9300-070
Minneapolis, Minnesota 55479
Attention: Certificate Transfer Services – CTS – MRCD 2019-PARK

or in the case of a request for release of the Risk Retention Certificates and any transfer of the Risk Retention Certificates to:

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Risk Retention Custody (CMBS) — MRCD 2019-PARK

with a copy to:

E-mail: riskretentioncustody@wellsfargo.com

or in the case of the Custodian, to:

Wells Fargo Bank, National Association
1055 10th Avenue, Southeast

Minneapolis, Minnesota 55414
Attention: CTS – Document Custody Group MRCD 2019-PARK

with a copy to:

E-mail:  cmbscustody@wellsfargo.com

and for items regarding the Investor Q&A Forum, to:

REAM_InvestorRelations@wellsfargo.com

and for any items relating to the Rating Agency Q&A Forum/Document Request Tool, to:

RAInvRequests@wellsfargo.com

If to the Depositor, to:

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention:  Daniel Vinson
Facsimile number:  (646) 758-1527
E-mail:  daniel.vinson@barcap.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention:  Robert Kim

Facsimile number:  (212) 504-6666
Email:  robert.kim@cwt.com

If to the Servicer, to:

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention:  Michael Tilden
Facsimile: (877) 379-1625
Email:  michael_a_tilden@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention:  Kraig Kohring
Facsimile:  (816) 753-1536
Email:  kkohring@polsinelli.com

If to the Special Servicer, to:

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention:  Alan Williams
Facsimile: (877) 379-1625
Email:  keybank_notices@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention:  Kraig Kohring
Facsimile:  (816) 753-1536
Email:  kkohring@polsinelli.com

If to the Operating Advisor:

Park Bridge Lender Services LLC
600 Third Avenue, 40th Floor
New York, New York 10016

Attention: MRCD 2019-PARK - Surveillance Manager (with a copy sent contemporaneously via email to cmbs.notices@parkbridgefinancial.com)

If to the Note C Operating Advisor:

Pentalpha Surveillance LLC
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: MRCD 2019-PRKC – Transaction Manager
With a copy sent via email to: notices@pentalphasurveillance.com (with MRCD 2019-PRKC in the subject line)

with a copy to:

Bass Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Attention: Jay H. Knight

Email: jknight@bassberry.com

If to Barclays Capital, as an Initial Purchaser, to:

Barclays Capital Inc.
745 Seventh Avenue
New York, NY  10019
Facsimile No.:  (646) 758-1700
Attention:  Daniel Vinson, Managing Director
Email:  Daniel.vinson@barclays.com

with a copy to:

Barclays Capital Inc.
745 Seventh Avenue
New York, NY  10019
Facsimile No.:  (212) 412-7519
Attention:  Steven Glynn, Legal Department
Email:  steven.glynn@barclays.com

with an additional copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention:  Robert Kim
Facsimile number:  (212) 504-6666
Email:  robert.kim@cwt.com

If to CGMI, as an Initial Purchaser, to:

Citigroup Global Markets Inc.

388 Greenwich Street, 6th Floor,

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Global Markets Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citigroup Global Markets Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with copies by electronic mail to:

Richard Simpson at Richard.simpson@citi.com, Ryan M. O’Connor at ryan.m.oconnor@citi.com and, in the case of each 15Ga-1 Notice, cmbs.notice@citi.com

If to Drexel, as an Initial Purchaser, to:

Drexel Hamilton, LLC
77 Water Street
New York, New York 10005
Attention: John D. Kerin, Director of Debt Syndicate
Facsimile number: (646) 412-1500

If to the Directing Holder, to:

c/o Western Asset Management Company
385 E. Colorado Blvd.
Pasadena, CA 91101
Attn: Adam Wright and Harris Trifon
Email: adam.wright@westernasset.com and harris.trifon@westernasset.com

If to any Certificateholder, to:

the address set forth in the Certificate Register

If to the Borrower: at the address therefor set forth in the Mortgage Loan Agreement

If to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website 17g5informationprovider@wellsfargo.com

In the case of any Companion Loan Holder:

The address set forth in the related Co-Lender Agreement.

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

11.5.       Notices to the Rating Agencies. Any notices or documents required to be delivered to the Rating Agencies under this Agreement and any other information regarding the Trust Fund as may be reasonably requested by the Rating Agencies from any party hereto to the extent such party has or can obtain such information without unreasonable effort or expense shall be delivered to the Rating Agencies at the addresses set forth below; provided, however, that such other information shall be provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 8.14(b); provided, further, that responses, information, reports and communications with respect to any Rating Agency Inquiry conducted or submitted on the Rating Agency Q&A Forum and Document Request Tool shall not be required to be delivered to the 17g-5 Information Provider. The 17g-5 Information Provider shall not disclose which Rating Agency has requested such information.  Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event or Special Servicer Termination Event, as the case may be, under this Agreement.  Any confirmation of the rating by the v required hereunder shall be in writing.

Any notices to the Rating Agencies shall be sent to the following address:

Fitch Ratings, Inc.
33 Whitehall Street
New York, New York  10004
Attention:  Commercial Mortgage Surveillance Group
Facsimile No.: (212) 635-0295
Email:  info.cmbs@fitchratings.com

Kroll Bond Rating Agency, Inc.
845 Third Avenue
New York, New York 10022
Email: cmbssurveillance@krollbondratings.com

11.6.        Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

11.7.       Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or to commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third party by reason of any action by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right by virtue or by availing itself of any provisions of this Agreement, the Certificates to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Certificate, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and of the continuance thereof, as herein before provided, and unless Holders of Certificates aggregating more than 50% of the Voting Rights of the Certificates shall also have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement, the Certificates to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder except as provided herein or therein with respect to entitlement to payments or to enforce any right under this Agreement, the Certificates, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. By virtue of its purchase of a Certificate, each Certificateholder, as applicable, shall be deemed to have acknowledged that it shall make its own decisions regarding its rights and protections relevant to the Trust and shall not be relying on the Trustee or any other deal party.

11.8.        Certificates Nonassessable and Fully Paid. The Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and the Certificates, upon due authentication thereof by the Certificate Administrator pursuant to this Agreement, are and shall be deemed fully paid.

11.9.        Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

11.10.       No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

11.11.      Actions of Certificateholders. (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and, where required, to the Depositor, the Trustee, the Servicer, the Special Servicer or the Operating Advisor.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Certificate Administrator, the Trustee, the Depositor, the Servicer, the Special Servicer and the Operating Advisor if made in the manner provided in this Section.

(b)         The fact and date of the execution of any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.

(c)         Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Certificate Administrator, the Depositor, the Servicer, the Special Servicer or the Operating Advisor in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)          The Certificate Administrator may require additional proof of any matter referred to in this Section as it shall deem reasonably necessary.

11.12.     Successors and Assigns. The rights and obligations of any party hereto shall not be assigned (except pursuant to Sections 6.2, 6.4, 8.7 or 8.9 hereof) by such party without the prior written consent of the other parties hereto.  This Agreement shall inure to the benefit of and be binding upon the Depositor, the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee and their respective permitted successors and assigns.  No Person other than a party to this Agreement, the Initial Purchasers, any Certificateholder or a third party beneficiary shall have any rights with respect to the enforcement of any of the rights or obligations hereunder.  Without limiting the foregoing, the parties to this Agreement specifically agree that (i) the Trust Loan Sellers shall be third-party beneficiaries of this Agreement with respect to any provisions relating to the Trust Loan Seller, (ii) unless it is a Borrower Related Party, each Companion Loan Holder shall be a third-party beneficiary of this Agreement with respect to the rights afforded it under this Agreement, (iii) each of the servicers and trustees related to an Other Securitization Trust shall be a third-party beneficiary to this Agreement in respect to all provisions herein expressly relating to compensation, reimbursement or indemnification of such servicer or trustee, and any provisions regarding reimbursement or advances or interest thereon to such servicer or trustee, (iv) each Other Depositor and Other Exchange Act Reporting Party shall be third-party beneficiary of this Agreement with respect to its rights under Article 13, (v) none of the Borrower Related Parties, the Manager or other party to the Mortgage Loan is an intended third-party beneficiary of this Agreement (provided that the Borrower shall be entitled to notices to the extent expressly provided herein) and (vi) the Note C Operating Advisor shall be a third-party beneficiary of this Agreement with respect to any provisions relating to the Note C Operating Advisor.

11.13.     Acceptance by Authenticating Agent, Certificate Registrar. The Certificate Administrator hereby accepts its appointment as Authenticating Agent and Certificate Registrar and agrees to perform the obligations required to be performed by it in each such capacity pursuant to the terms of this Agreement.

11.14.     Streit Act. Any provisions required to be contained in this Agreement by Section 126 and/or Section 130-k or Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 and/or 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement.  In a case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

11.15.     Assumption by Trust of Duties and Obligations of the Trust Loan Sellers Under the Mortgage Loan Documents. The Trustee and the Certificate Administrator on behalf of the Trust as assignee of the Trust Loan and the Servicer and Special Servicer hereby acknowledge that the Trust assumes all of the rights and obligations of the Trust Loan Sellers as lenders under the Mortgage Loan Documents and agrees to be bound thereby, and in accordance with the terms thereof.

11.16.     Grant of a Security Interest.

The Depositor intends that the conveyance of the Depositor’s right, title and interest in and to the Trust Loan pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan.  If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement.  The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Trust Loan, all principal and interest received or receivable with respect to the Trust Loan (other than payments of interest due and payable on or prior to the initial Certificate Interest Accrual Period and principal payments received on or prior to the initial Certificate Interest Accrual Period), all amounts held from time to time in the Collection Account (subject to the rights of the Companion Loan Holders with respect to any amounts that are required to be distributed to the Companion Loans pursuant to the Co-Lender Agreement), the Distribution Accounts, and, if established, the Foreclosed Property Account, and all reinvestment earnings on such amounts, and all of the Depositor’s right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to the Trust Loan and (ii) this Agreement shall constitute a security agreement under applicable law.  This Section 11.16 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

11.17.   Cooperation with the Trust Loan Sellers with Respect to Rights Under the Mortgage Loan Agreement. It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan Documents the rights of the Lender under the Securitization Cooperation Provisions shall be retained by the Trust Loan Sellers and shall not be part of the Trust Fund.  Therefore, the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee hereby agree to cooperate with the Trust Loan Sellers and the Depositor with respect to the benefits of the Securitization Cooperation Provisions, but no other portion of the Mortgage Loan Documents, to permit the Trust Loan Sellers, the Depositor and their affiliates to enforce the Securitization Cooperation Provisions for their respective benefits.

11.18.      Recognition of U.S. Special Resolution Regimes.

(a)         In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)          In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

(c)          For the purposes of this Section 11.18 and Section 11.19, the following definitions apply:

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

11.19.       Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)           Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 25, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)          After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

12.         REMIC ADMINISTRATION

12.1.       REMIC Administration. (a)  The parties intend that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of each of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify it as, a REMIC, and the provisions hereof shall be interpreted consistently with this intention.

(b)          The Certificate Administrator shall make or cause to be made an election on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC to treat the segregated pool of assets constituting such Trust REMIC as a REMIC under the Code.  Each such election shall be made on IRS Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

(c)         The Closing Date is hereby designated as the “Startup Day” of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.  The “latest possible maturity date” of the Regular Certificates and the Uncertificated Lower-Tier Interests for the purposes of Section 860G(a)(1) of the Code is the Rated Final Distribution Date.

(d)          The Certificate Administrator shall prepare or cause to be prepared and timely produced to the Trustee to sign (and the Trustee shall timely sign) and file or cause to be filed with the IRS, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, an application for a taxpayer identification number for such Trust REMIC on IRS Form SS-4 or obtain such number by other permissible means.  Within thirty days of the Closing Date, the Certificate Administrator shall furnish or cause to be furnished to the IRS, on IRS Form 8811 or as otherwise may be required by the Code, the name, title and address of the Persons that Holders of the Certificates may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within ten (10) Business Days of the Closing Date to provide any information reasonably requested by the Servicer or the Certificate Administrator and necessary to make such filing). The Certificate Administrator shall be responsible for the preparation of the related IRS Form W-9, if such form is requested.  The Trustee shall be entitled to rely on the information contained therein, and is hereby directed to execute such IRS Form W-9; provided, however, the Certificate Administrator shall also be directed to execute such IRS Form W-9 (in lieu of the Trustee) if permitted by IRS regulations.

(e)          The Certificate Administrator shall pay without any right of reimbursement the ordinary and usual expenses in connection with the preparation, filing and mailing of tax information reports and returns that are incurred by it in the ordinary course of its business, but extraordinary or unusual expenses, costs or liabilities incurred in connection with its tax-related duties under this Agreement, including without limitation any expenses, costs or liabilities associated with audits or any administrative or judicial proceedings with respect to the Lower-Tier REMIC or the Upper-Tier REMIC that involve the IRS or state tax authorities, shall be reimbursable from the Trust Fund.

(f)          The Certificate Administrator shall prepare, or cause to be prepared, timely furnish or cause to be furnished to the Trustee to sign (and the Trustee shall timely sign), and the Certificate Administrator shall file or cause to be filed all federal, state and local income or franchise or other tax and information returns for each of the Lower-Tier REMIC and the Upper-Tier REMIC as the direct representative for such Trust REMIC.  Except as provided in Section 12.1(e), the expenses of preparing and filing such returns shall be borne by the Certificate Administrator.  The Depositor shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession, and is reasonably requested by the Certificate Administrator to enable it to perform its obligations under this subsection, and the Certificate

Administrator shall be entitled to rely on such information in the performance of its obligations hereunder.

(g)          The Certificate Administrator shall perform on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC all reporting and other tax compliance duties that are the responsibility of such Trust REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the IRS or any state or local taxing authority.  Among its other duties, the Certificate Administrator shall provide (i) to the IRS or other Persons (including, but not limited to, the transferor of a Class R Certificate to a Disqualified Organization or to an agent that has acquired a Class R Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.  The Depositor shall provide on a timely basis (and in no event later than 30 days after the Certificate Administrator’s request) to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession and is reasonably requested in writing by the Certificate Administrator to enable it to perform its obligations under this subsection.

(h)          The Certificate Administrator shall be the “partnership representative” within the meaning of Section 6223 of the Code of the Upper-Tier REMIC and the Lower-Tier REMIC.  The Holders of the Class R Certificates, by acceptance of the Class R Certificates, agree, on behalf of themselves and all successor Holders of such Class R Certificates, to the irrevocable appointment of the Certificate Administrator as the “partnership representative” for the Upper-Tier REMIC and the Lower-Tier REMIC.

(i)           The Certificate Administrator, the Holders of the Class R Certificates, the Servicer and the Special Servicer shall perform their obligations under this Agreement and the REMIC Provisions in a manner consistent with the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC.

(j)           The Certificate Administrator, any Holder of the Class R Certificates, the Servicer and the Special Servicer shall not take any action or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, within their respective control and the scope of their specific respective duties under this Agreement that, under the REMIC Provisions, could reasonably be expected to (i) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or (ii) unless permitted under Section 12.2(a), result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions as defined in Code Section 860G(d)) (any such result in clause (i) or (ii), an “Adverse REMIC Event”) unless (A) the Certificate Administrator and the Servicer have received a Nondisqualification Opinion (at the expense of the party seeking to take such action or of the Trust Fund if taken for the benefit of the Certificateholders) with respect to such action or (B) the Certificate Administrator and the Servicer have received an opinion (at the expense of the party seeking to take such action or of the Trust Fund if taken for the benefit of the Certificateholders) to the effect that such action will not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC and that no tax will actually be imposed.

(k)          Any and all federal, state and local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC or its assets or transactions, including, without limitation, “prohibited transaction” taxes as defined in Section 860F of the Code, and any tax on contributions imposed by Section 860G(d) of the Code, shall be paid from the Collection Account; provided that the Servicer, upon two (2) days prior written notice, shall remit from the Collection Account to the Certificate Administrator the amount of any such tax that the Certificate Administrator notifies the Servicer is due; provided, further, if such taxes shall have been imposed on account of the willful misconduct, bad faith or negligence of any party hereto, or in connection with the breach of any representation or warranty made by any party hereto in this Agreement, then such taxes shall be paid by such party.

(l)           The Certificate Administrator shall, for federal income tax purposes, maintain books and records with respect to the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis.  Notwithstanding anything to the contrary contained herein or in the Mortgage Loan Documents (but subject to Section 1.3), all amounts collected on the Trust Loan shall, for federal income tax purposes, be allocated first to interest due and payable on the Trust Loan (including interest on overdue interest) other than Default Interest.  The books and records must be sufficient concerning the nature and amount of the investments of the Lower-Tier REMIC and the Upper-Tier REMIC to show that such Trust REMIC has complied with the REMIC Provisions.

(m)         None of the Certificate Administrator, the Trustee, the Servicer or the Special Servicer shall enter into any arrangement by which either the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services.

(n)          In order to enable the Certificate Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Certificate Administrator within ten (10) days after the Closing Date, all information or data that the Certificate Administrator reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, issue prices, pricing prepayment assumption) and projected cash flows of the Regular Certificates and the Class R Certificates, as applicable, and the projected cash flows on the Trust Loan.  Thereafter, the Depositor, the Trustee, the Servicer and the Special Servicer shall provide to the Certificate Administrator, promptly upon request therefor, any such additional information or data that the Certificate Administrator may, from time to time, reasonably request in order to enable the Certificate Administrator to perform its duties as set forth herein.  The Certificate Administrator is hereby directed to use any and all such information or data provided by the Trustee, the Depositor, the Servicer and the Special Servicer in the preparation of all federal, state or local income, franchise or other tax and information returns and reports for each of the Lower-Tier REMIC and the Upper-Tier REMIC to Certificateholders as required herein.  The Depositor hereby indemnifies the Certificate Administrator for any losses, liabilities, damages, claims or expenses of the Certificate Administrator arising from any errors or miscalculations of the Certificate Administrator pursuant to this Section 12.1 that result from any failure of the Depositor to provide or to cause to be provided, accurate information or data to the Certificate Administrator (but not resulting from the methodology employed by the Certificate Administrator) on a timely basis and such indemnifications shall survive the termination of this Agreement and the termination of the Certificate Administrator.

The Certificate Administrator agrees that all such information or data so obtained by it shall be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section) or is required by law or applicable regulations to be disclosed.

The Certificate Administrator’s authority under this Agreement includes the authority to make, and the Certificate Administrator is hereby directed to make, any elections allowed under the Code (i) to avoid the application of Code Section 6221 (or successor provisions) to either the Lower-Tier REMIC or the Upper-Tier REMIC and (ii) to avoid payment by either the Lower-Tier REMIC or the Upper-Tier REMIC under Code Section 6225 (or successor provisions) of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any Holder of a Class R Certificate, past or present.  A Holder of any Class R Certificate agrees, by acquiring such Certificate, to any such elections.

12.2.        Foreclosed Property. (a)  The parties hereto acknowledge and understand that if the Trust Fund were to acquire the Property as a Foreclosed Property and were to own and operate such Property in a manner consistent with the manner in which the Property is currently owned and operated by the Borrower, through a Successor Manager, some portion or all of the income derived in the Lower-Tier REMIC from the Foreclosed Property may be considered “net income from foreclosure property” for purposes of Section 860G(c) of the Code and subject to tax at normal corporate income tax rates.

In determining whether to acquire and hold the Foreclosed Property, the Special Servicer, acting on behalf of the Trustee hereunder, shall take these circumstances into account and shall only acquire the Foreclosed Property if it determines, in its reasonable judgment (after, consultation with counsel, at the expense of the Trust Fund), that either (i) there is a commercially feasible alternative method of administering the Foreclosed Property that would not result in such tax, e.g., a net lease that results in Rents from Real Property or (ii) the likely recovery with respect to operating the Foreclosed Property on behalf of the Trust Fund, after taking into account any such taxes that might be imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, will exceed the likely recovery to the Trust Fund if the Trust Fund were to net lease the Foreclosed Property or were not to acquire and hold the Foreclosed Property.  If the Trust Fund acquires the Foreclosed Property, the Special Servicer, acting on behalf of the Trustee, if the Manager would not be considered an Independent Contractor, shall either renegotiate the applicable Management Agreement or replace the Manager with a Successor Manager (as appropriate and to the extent permitted under such Management Agreement) so that the Foreclosed Property would be considered to be operated by an Independent Contractor.  If, after making the foregoing reasonable efforts, the Special Servicer determines that it is in the best interests of Certificateholders on a net after-tax basis to operate the Foreclosed Property in a manner such that the Lower-Tier REMIC or Upper-Tier REMIC shall receive, based upon an Opinion of Counsel, “net income from foreclosure property” under the REMIC Provisions, the Special Servicer shall maintain or cause to be maintained such records of income and expense as to enable such amounts to be computed accurately, and shall pay or retain or cause to be paid or retained from Foreclosure Proceeds such amounts as are necessary to pay such tax or, to the extent such amounts are insufficient, from the Collection Account pursuant to Section 3.4(c)(x).

Without limiting the generality of the foregoing, the Special Servicer shall not, to the extent within its power:

(i)            permit the Trust Fund to enter into, renew or extend any New Lease with respect to the Foreclosed Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)            permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)         authorize or permit any construction on the Foreclosed Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvements was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)         Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the Foreclosed Property on any date more than ninety (90) days after its acquisition date.

(b)          The Special Servicer, acting on behalf of the Trustee hereunder, shall make reasonable efforts to sell the Foreclosed Property for its fair market value in accordance with Section 3.15.  In any event, however, the Special Servicer, acting on behalf of the Trustee hereunder, shall dispose of the Foreclosed Property prior to the close of the third calendar year following the year in which the Acquisition Date occurs unless the Special Servicer, on behalf of the Trustee, has received (or has not been denied) an extension of time (an “Extension”) by the IRS to sell the Foreclosed Property or an opinion of counsel to the effect that the holding by the Trust of the Foreclosed Property for an additional specified period will neither result in the imposition of taxes on “prohibited transactions” of the Trust Fund as defined in Section 860F of the Code, nor cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, in which event such period shall be extended by such additional specified period, with the expenses of obtaining any such extension of time being an expense of the Trust Fund.  If the Special Servicer, on behalf of the Trustee, has received (or has not been denied) such Extension, then the Special Servicer, acting on behalf of the Trustee hereunder, shall continue to attempt to sell the Foreclosed Property for its fair market value for such longer period as such Extension permits (the “Extended Period”).  If the Special Servicer, acting on behalf of the Trustee, has not received such an Extension and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell the Foreclosed Property, within the foregoing period or if the Special Servicer, acting on behalf of the Trustee hereunder, has received such an Extension, and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell the Foreclosed Property within the Extended Period, the Special Servicer shall, before the end of the above-referenced period or the Extended Period, as the case may be, auction the Foreclosed Property to the highest bidder (which may be the Special Servicer) in accordance with Accepted Servicing Practices.

(c)          Within thirty (30) days of the sale of the Foreclosed Property, the Special Servicer shall provide to each of the Certificate Administrator and the Trustee a statement of accounting for the Foreclosed Property, including, without limitation, (i) the date the Property was acquired in foreclosure or by deed in lieu of foreclosure, (ii) the date of disposition of the Foreclosed Property, (iii) the gross sale price and related selling and other expenses, (iv) accrued interest calculated from the date of acquisition to the disposition date, and (v) such other information as the Certificate Administrator and/or Trustee may reasonably request.

12.3.        Prohibited Transactions and Activities. The Special Servicer, on behalf of the Trust Fund, shall not permit the sale or disposition of the Trust Loan at a time when the Trust Loan is not the subject of a breach of a representation or is not in default or default with respect thereto is not reasonably foreseeable (except in a disposition pursuant to (i) the bankruptcy or insolvency of the Lower-Tier REMIC or (ii) the termination of the Lower-Tier REMIC in a “qualified liquidation” as defined in Section 860F(a)(4) of the Code), nor acquire any assets for either the Lower-Tier REMIC or the Upper-Tier REMIC (other than the Foreclosed Property), nor sell or dispose of any investments in the Collection Account or Distribution Account for gain, nor receive any amount representing a fee or other compensation for services, nor accept any contributions to either the Lower-Tier REMIC or the Upper-Tier REMIC (other than a cash contribution during the three-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting it to take such action) to the effect that such disposition, acquisition, substitution or acceptance will not (a) affect adversely the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or of the Certificates as representing regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to either the Lower-Tier REMIC or the Upper-Tier REMIC (except pursuant to the provisions of this Agreement), or (d) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on “prohibited transactions” or “prohibited contributions” pursuant to the REMIC Provisions.

12.4.        Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

(a)          If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the willful misconduct, bad faith or negligent performance by the Certificate Administrator of its duties and obligations specifically set forth herein, or by reason of the Certificate Administrator’s negligent disregard of its obligations and duties thereunder, the Certificate Administrator shall indemnify the Trust against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting therefrom; provided, however, the Certificate Administrator shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Special Servicer, the Depositor, or the Holders of the Class R Certificates nor for any such Losses resulting from misinformation provided by the Holders of the Class R Certificates, the Servicer, the Special Servicer, or the Depositor, on which the Certificate Administrator has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of successor Holders of the Class R Certificates at law or in equity.

(b)           If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the willful misconduct, bad faith or negligent performance of the Servicer or the Special Servicer in the performance of its duties and obligations set forth herein, or by reason of the Servicer’s or Special Servicer’s negligent disregard of its obligations and duties thereunder, the Servicer or the Special Servicer, as the case may be, shall indemnify the Trust Fund against any and all losses resulting therefrom; provided, however, the Servicer or the Special Servicer, as the case may be, shall not be liable for any such losses attributable to the action or inaction of the Certificate Administrator, the Depositor, the Holders of the Class R Certificates nor for any such losses resulting from misinformation provided by the Certificate Administrator, the Depositor or the Holders of the Class R Certificates on which the Servicer or the Special Servicer, as the case may be, has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of any successor Holders of the Class R Certificates at law or in equity.

13.         EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

13.1.       Intent of the Parties; Reasonableness.   The parties hereto acknowledge and agree that the purpose of Article 13 of this Agreement is, among other things, to facilitate compliance by any Other Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission.  Except as expressly required by Sections 13.7, 13.8 and 13.9, the Depositor shall not, and no Other Depositor may, exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act.  The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor, or any Other Depositor, in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB.  In connection with the MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, and any Companion Loan Securities, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, any Other Depositor and any Other Exchange Act Reporting Party, as applicable, to deliver to the Depositor or Other Depositor, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit the Depositor or any Other Depositor, as applicable, to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loan, reasonably believed by the Depositor or any Other Depositor, as applicable, in good faith to be necessary in order to effect such compliance.

13.2.       Succession; Sub-Servicers; Subcontractors.  (a)  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 13.7 of this Agreement), in connection with the succession to the Servicer and Special Servicer or any Sub-Servicer as servicer or sub-servicer

(to the extent such Sub-Servicer is a “servicer” meeting the criteria contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer and Special Servicer or any such Sub-Servicer, the Servicer or Special Servicer, as applicable (depending on whether such succession involves it or one of its Sub-Servicers), shall provide (other than in the case of a succession pursuant to an appointment under Section 7.1 or 7.2, in which case the successor Servicer or successor Special Servicer, as applicable, shall provide) to any Other Depositor as to which the applicable Companion Loan is affected, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement (and as long as such notice is not given by a successor Servicer or successor Special Servicer appointed under Section 7.1 or 7.2), and otherwise no later than such effective date of succession, (x) written notice to the Depositor and each such Other Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to each such Other Depositor, all information relating to such successor Servicer necessary or otherwise reasonably requested by any such Other Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(b)          For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Special Servicer, any Sub-Servicer, the Operating Advisor, the Trustee and the Certificate Administrator (each of the Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 13.2(b) and Section 13.2(c), a “Servicing Party”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder.  Such Servicing Party shall promptly upon retention of any Subcontractor provide to any Other Depositor as to which the applicable Companion Loan is affected, a written description (in form and substance satisfactory to each such Other Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicing Party during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor.  Each Servicing Party shall cause any Subcontractor utilized by such Servicing Party that is determined to be a Servicing Function Participant to comply with the provisions of Section 13.8 and Section 13.9 of this Agreement to the same extent as if such Subcontractor were such Servicing Party.  Such Servicing Party shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit Z, shall use commercially reasonable efforts to obtain from such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 13.8 and Section 13.9 of this Agreement, in each case, as and when required to be delivered.

(c)          For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicing Party engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicing Party shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB.  If a Servicing Party determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected, of any such Sub-Servicer and Subservicing Agreement.  No Subservicing Agreement (other than such agreements set forth on Exhibit W hereto) shall be effective until five (5) Business Days after such written notice is received by the Depositor, the Certificate Administrator and each such Other Depositor.  Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable each Other Exchange Act Reporting Party as to which the applicable Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)          For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Trustee or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or Certificate Administrator, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor and each Other Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 13.6 of this Agreement) and shall furnish pursuant to Section 13.6 of this Agreement to each Other Depositor in writing and in form and substance reasonably satisfactory to the Depositor and each Other Depositor, all information reasonably necessary for each Other Exchange Act Reporting Party to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

13.3.        Other Securitization Trust’s Filing Obligations.  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee shall (and shall cause (or, in the case of each Sub-Servicer set forth on Exhibit Z, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with each Other Depositor in connection with the satisfaction of each Other Securitization Trust’s reporting requirements under the Exchange Act.

13.4.         Form 10-D Disclosure.  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, within one Business Day after the earlier of the related Distribution Date and the related distribution date for such Other Securitization Trust (using commercially reasonable efforts), but in no event later than noon (New York City time) on the third Business Day after the earlier of the related Distribution Date and the related distribution date for such Other Securitization Trust, (i) the parties as set forth on Exhibit V to this Agreement, shall be required to provide to each Other Exchange Act Reporting

Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, and (ii) the parties listed on Exhibit V to this Agreement shall include with such Additional Form 10-D Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit Z, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit X to this Agreement.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

13.5.       Form 10-K Disclosure.  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2020, (i) the parties listed on Exhibit W to this Agreement shall be required to provide (and with respect to any Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act Reporting purposes, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in house legal department of such party), in EDGAR compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit W to this Agreement applicable to such party, and (ii) the parties listed on Exhibit W to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit Z, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit W to this Agreement.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.

13.6.        Form 8-K Disclosure.  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing

Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), within one Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”) (using commercially reasonable efforts), but in no event later than the close of business (New York City time) on the second Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Exhibit Y to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit Z, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Depositor and each Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Depositor, each such Other Exchange Act Reporting Party and such providing parties, any Form 8-K Disclosure Information described on Exhibit Y to this Agreement as applicable to such party, if applicable, and (ii) the parties listed on Exhibit Y to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit Z, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit X.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Y of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information.

13.7.      Annual Compliance Statements.  On or before March 1 of each year, commencing in 2020, each of the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit Z with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each such Servicing Function Participant and each of the Servicer, Special Servicer, Trustee and the Certificate Administrator, a “Certifying Servicer”) to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)), the Trustee, the Depositor and the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement or the applicable sub-servicing agreement, as applicable, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement or the applicable sub-

servicing agreement, as applicable, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such Officer’s Certificate, the Depositor (and, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Servicing Function Participant with which the Servicer or the Special Servicer, as applicable, has entered into a servicing relationship with respect to the Trust Loan or the Companion Loans in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each such Certifying Servicer that serviced the Trust Loan or a Companion Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered.  Copies of all Officer’s Certificates delivered pursuant to this Section 13.7 shall be made available to any Privileged Person by the Certificate Administrator by posting such Compliance Report to the Certificate Administrator’s Website pursuant to Section 8.14(b).

13.8.      Annual Reports on Assessment of Compliance with Servicing Criteria.  (a)  On or before March 1 of each year, commencing in 2020, the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), each at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit Z with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and any Servicing Function Participant, as the case may be, a “Reporting Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b)), the Trustee, the Depositor and the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), a report on an assessment of compliance with the Applicable Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that, to the best of such Reporting Servicer’s knowledge, such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of the end of and for the preceding calendar year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm that is a member of the American Institute of

Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period.  Copies of all compliance reports delivered pursuant to this Section 13.8 shall be provided to any Certificateholder, upon the written request therefor and submission of an Investor Certification in the form of Exhibit K-1, by the Certificate Administrator.

Each such report shall be addressed to the Depositor and each Other Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Applicable Servicing Criteria.  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such report, the Depositor and each Other Depositor may review each such report and, if applicable, consult with the each Reporting Servicer as to the nature of any material instance of noncompliance with the Applicable Servicing Criteria.

(b)         On the Closing Date, the Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator each acknowledge and agree that Exhibit L to this Agreement sets forth the Applicable Servicing Criteria for such party.

(c)          No later than 30 days after the end of each fiscal year for the Trust, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator shall notify the Certificate Administrator, the Depositor, each Other Exchange Act Reporting Party and each Other Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator submit their assessments pursuant to Section 13.8(a) of this Agreement, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 13.9) of each Servicing Function Participant engaged by it.  The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)          In the event the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, if the Servicing Function Participant is a Sub-Servicer set forth on Exhibit Z, shall use commercially reasonable efforts to cause) any Servicing Function Participant engaged by it to provide (and the Servicer, the Special Servicer and the Certificate Administrator shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 13.8, coupled with an attestation as required in Section 13.9 in respect of the period of time that the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

13.9.        Annual Independent Public Accountants’ Servicing Report.  On or before March 1 of each year, commencing in 2020, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), each at its own expense, shall cause (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit Z with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)), the Depositor, the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.  Copies of all statements delivered pursuant to this Section 13.9 shall be made available to any Privileged Person by the Certificate Administrator posting such statement on the Certificate Administrator’s Website pursuant to Section 8.14(b).

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of such report from the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee or any Servicing Function Participant, the Depositor and each Other Depositor may review the report and, if applicable, consult with the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator or the Trustee as to the nature of any defaults by the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Trust Loan or any Companion Loan, as the case may be, in the fulfillment of any of the Servicer’s, the Special Servicer’s, the Operating Advisor’s, the Certificate

Administrator’s, the Trustee’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing agreement.

13.10.     Significant Obligor.  With respect to any Property that secures a Companion Loan that the applicable Other Depositor has notified the Servicer and Special Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (together with notification of the Relevant Distribution Date) with respect to an Other Securitization Trust that includes such Companion Loan, to the extent that the Servicer is in receipt of the updated financial statements of such “significant obligor” for any calendar quarter (other than the fourth calendar quarter of any calendar year) from the Borrower or Special Servicer, beginning with the first calendar quarter following receipt of such notice from the Other Depositor, or the updated financial statements of such “significant obligor” for any calendar year, beginning for the calendar year following such notice from the Other Depositor, as applicable, the Servicer shall deliver to the Other Depositor, on or prior to the day that occurs two (2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seven (7) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seventeen (17) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as calculated by the Servicer in accordance with CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Day prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than seventeen (17) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as reported by the Borrower in such financial statements.

If the Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of such “significant obligor” within ten (10) Business Days after the date such financial information is required to be delivered under the Mortgage Loan Documents, the Servicer shall notify the Other Depositor with respect to such Other Securitization Trust that includes the related Companion Loan (and shall cause each applicable sub-servicing agreement to require any related Sub-Servicer to notify such Other Depositor) that it has not received such financial information.  The Servicer shall use efforts consistent with Accepted Servicing Practices (taking into account, in addition, the ongoing reporting obligations of such Other Depositor under the Exchange Act) to obtain the periodic financial statements of the Borrower under the Mortgage Loan Documents.

The Servicer shall (and shall cause each applicable sub-servicing agreement entered into after receipt of written notice from the Other Depositor that such Companion Loan is a significant obligor to require any related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the Borrower related to any such “significant obligor” (identified to it as such by the Other Depositor in accordance with the second preceding paragraph) to obtain the required financial information and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Other Securitization Trust, shall forward an Officer’s

Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization Trust.  This Officer’s Certificate should be addressed to the certificate administrator at its corporate trust office, as specified in the related Other Pooling and Servicing Agreement.

13.11.     Sarbanes-Oxley Backup Certification.  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Operating Advisor, the Servicer, the Special Servicer and the Trustee shall provide (and with respect to any other Servicing Function Participant of such party, shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization Trust (the “Certifying Person”) no later than March 1 of the year following the year to which the Form 10-K of such Other Securitization Trust relates or, if March 1 is not a Business Day, on the immediately following Business Day, a certification in the form attached to this Agreement as Exhibit CC-1, Exhibit CC-2, Exhibit CC-3, Exhibit CC-4 and Exhibit CC-5, as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 13.11 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

13.12.      Indemnification.  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall indemnify and hold harmless the Depositor, each Other Depositor and any employee, director or officer of the Depositor or any Other Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such indemnified party arising out of (i) an actual breach by the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as the case may be, of its obligations under this Article 13, (ii) negligence, bad faith or willful misconduct on the part of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, in the performance of such obligations or (iii) delivery of any Deficient Exchange Act Deliverable regarding such party and delivered by or on behalf of such party.

The Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall cause each Servicing Function Participant of such party that is not a Sub-Servicer set forth on Exhibit Z (and with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit Z, shall use commercially reasonable efforts to cause such Servicing Function Participant) to indemnify and hold harmless the Depositor, each Other Depositor and any employee, director or officer of the Depositor or any Other Depositor from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing agreement or any other obligation on its part contemplated by this Article 13, (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations, (iii) any failure by a Servicing Party (as defined in Section 13.2(b)) to identify a Servicing Function Participant pursuant to Section 13.2(b) or (iv) delivery of any Deficient Exchange Act Deliverable regarding such party and delivered by or on behalf of such party.

If the indemnification provided for in, or contemplated by, either of the prior two paragraphs is unavailable or insufficient to hold harmless the Depositor, any Other Depositor or any employee, director or officer of the Depositor or any Other Depositor, then the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article 13 (or breach of its obligations under the applicable sub-servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party’s negligence, bad faith or willful misconduct in connection therewith.

The Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall cause each Servicing Function Participant of such party that is not a Sub-Servicer set forth on Exhibit Z (and with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit Z, shall use commercially reasonable efforts to cause such Servicing Function Participant) to agree to the foregoing indemnification and contribution obligations.  This Section 13.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator.

13.13.       Amendments.  This Article 13 may be amended by the parties hereto pursuant to Section 11.1 of this Agreement for purposes of complying with Regulation AB, the Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

13.14.     Termination of the Certificate Administrator.  Notwithstanding anything to the contrary contained in this Agreement, the Depositor or any Other Depositor may terminate the Certificate Administrator upon five Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article 13; provided that such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment.

13.15.      Termination of Sub-Servicing Agreements.  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as applicable, shall (i) cause each Sub-Servicing Agreement to which it is a party to entitle the Depositor or any

Other Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer to any deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article 13 and (ii) promptly notify the Depositor and any Other Depositor following any failure of the applicable Sub-Servicer to deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article 13.  The Depositor and any Other Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion.  The rights of the Depositor and any Other Depositor to terminate a Sub-Servicing Agreement as aforesaid shall not limit any right the Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, may have to terminate such Sub-Servicing Agreement.

13.16.     Notification Requirements and Deliveries in Connection with Securitization of a Companion Loan.  (a)  Any other provision of this Article 13 to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article 13, in connection with the requirements contained in this Article 13 that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Exchange Act Reporting Party of any Other Securitization Trust that includes a Companion Loan, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Exchange Act Reporting Party (i) until the Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust has provided such party hereto with not less than 30 days written notice (which shall only be required to be delivered once and each party shall be entitled to rely on such notice), setting forth the contact information for such Person(s) and, except as regards the deliveries and cooperation contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement, stating that such Other Securitization Trust is subject to the reporting requirements of the Exchange Act, and (ii) specifying in reasonable detail the information and other items not otherwise specified in this Agreement that are requested to be delivered; provided that if Exchange Act reporting is being requested, such Other Depositor or Other Exchange Act Reporting Party is only required to provide a single written notice to such effect.  Any reasonable cost and expense of the Servicer, Special Servicer, Trustee and Certificate Administrator in cooperating with such Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization Trust.  The parties hereto shall have the right to confirm in good faith with the Other Depositor of such Other Securitization Trust as to whether applicable law requires the delivery of the items identified in this Article 13 to such Other Depositor and Other Exchange Act Reporting Party of such Other Securitization Trust prior to providing any of the reports or other information required to be delivered under this Article 13 in connection therewith and (i) upon such confirmation, the parties shall comply with the deadlines for delivery set forth in this Article 13 with respect to such Other Securitization Trust or (ii) in the absence of such confirmation, the parties shall not be required to deliver such items; provided that no such confirmation shall be required in connection with any delivery of the items contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement.  Such confirmation shall be deemed given if the Other Depositor or Other Exchange Act Reporting Party for the Other Securitization Trust provides a written statement to the effect that the Other Securitization Trust is subject to the reporting requirements of the Exchange Act and the appropriate party hereto receives such written statement.  The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Exchange Act Reporting Party and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization Trust.

(b)           Each of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall, upon reasonable prior written request given in accordance with the terms of Section 13.16(a) above, and subject to a right of the Servicer, Special Servicer, the Operating Advisor, the Certificate Administrator or Trustee, as the case may be, to review and approve such disclosure materials, permit the Companion Loan Holders to use such party’s description contained in the Offering Circular (updated as appropriate by the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, at the reasonable cost of the Other Depositor) for inclusion in the disclosure materials relating to any securitization of a Companion Loan.

(c)         The Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 13.16(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the Other Depositor and any underwriters with respect to any securitization transaction that includes a Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 13.16(b) with respect to such party, substantially identical to those, if any, delivered by the Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, or their respective legal counsel, as the case may be, and sufficient to comply with Regulation AB).  None of the Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator shall be obligated to deliver any such item with respect to the securitization of a Companion Loan if it did not deliver a corresponding item with respect to this Trust.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BARCLAYS COMMERCIAL MORTGAGE SECURITIES LLC (Depositor)

By:	/s/ Daniel Vinson
Name: Daniel Vinson
Title: Chief Executive Officer

KEYBANK NATIONAL ASSOCIATION (Servicer)

By:	/s/ Michael A. Tilden
Name: Michael A. Tilden
Title: Vice President

KEYBANK NATIONAL ASSOCIATION (Special Servicer)

By:	/s/ Michael A. Tilden
Name: Michael A. Tilden
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION (Certificate Administrator)

By:	/s/ Anna M. Lopez
Name: Anna M. Lopez
Title: Vice President

MRCD 2019-PARK: TRUST AND SERVICING AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION (Trustee)

By:	/s/ Anna M. Lopez
Name: Anna M. Lopez
Title: Vice President

PARK BRIDGE LENDER SERVICES LLC (Operating Advisor)

By:	Park Bridge Advisors LLC Its Sole Member

	By:	Park Bridge Financial LLC Its Sole Member

By:	/s/ Robert J. Spinna, Jr.
Name: Robert J. Spinna, Jr.
Title: Managing Member

MRCD 2019-PARK: TRUST AND SERVICING AGREEMENT

STATE OF	)
	)	ss:
COUNTY OF	)

On this 12th day of December 2019, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Daniel Vinson, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at Barclays; that s/he is the CEO of Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, the entity described in and that executed the foregoing instrument as CEO of such limited liability company; and that s/he signed her/his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Mercedes Otero
NOTARY PUBLIC in and for the
State of NY

Mercedes Otero
Notary Public-State of New York
No. 01OT6348948
[SEAL]	Qualified in New York County
My Commission Expires 10-11-2020
My Commission expires:
10-11-20

MRCD 2019-PARK: TRUST AND SERVICING AGREEMENT

STATE OF KANSAS	)
	)	ss.:
COUNTY OF JOHNSON	)

On this 11th day of December 2019, before me, the undersigned, a Notary Public in and for the State of Kansas, personally appeared Michael A. Tilden, known to me to be a Vice President of KeyBank National Association, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Julie A Heese
NOTARY PUBLIC in and for the
State of Kansas

JULIE A HEESE
My Appointment Expires
September 22, 2023
[SEAL]	State of Kansas
NOTARY PUBLIC
My Commission expires:

MRCD 2019-PARK: TRUST AND SERVICING AGREEMENT

STATE OF KANSAS	)
	)	ss.:
COUNTY OF JOHNSON	)

On this 11th day of December 2019, before me, the undersigned, a Notary Public in and for the State of Kansas, personally appeared Michael A. Tilden, known to me to be a Vice President of KeyBank National Association, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Julie A Heese
NOTARY PUBLIC in and for the
State of Kansas

JULIE A HEESE
My Appointment Expires
September 22, 2023
[SEAL]	State of Kansas
NOTARY PUBLIC
My Commission expires:

MRCD 2019-PARK: TRUST AND SERVICING AGREEMENT

STATE OF MARYLAND	)
	)	ss:
COUNTY OF HOWARD	)

On this 11th day of December 2019, before me, the undersigned, a Notary Public in and for the State of Maryland, duly commissioned and sworn, personally appeared Anna M. Lopez, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he is the Vice President of Wells Fargo Bank, National Association, a national banking association, the entity described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Andrew Crews
NOTARY PUBLIC in and for the
State of Maryland

[SEAL]
ANDREW CREWS
My Commission expires:	MY COMMISSION EXPIRES
NOTARY PUBLIC
OCTOBER 27, 2021
CECIL COUNTY, MD

MRCD 2019-PARK: TRUST AND SERVICING AGREEMENT

STATE OF MARYLAND	)
	)	ss:
COUNTY OF HOWARD	)

On this 11th day of December 2019, before me, the undersigned, a Notary Public in and for the State of Maryland, duly commissioned and sworn, personally appeared Anna M. Lopez, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he is the Vice President of Wells Fargo Bank, National Association, a national banking association, the entity described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Andrew Crews
NOTARY PUBLIC in and for the
State of Maryland

[SEAL]
ANDREW CREWS
My Commission expires:	MY COMMISSION EXPIRES
NOTARY PUBLIC
OCTOBER 27, 2021
CECIL COUNTY, MD

MRCD 2019-PARK: TRUST AND SERVICING AGREEMENT

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 12th day of December 2019, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Robert J. Spinna, Jr., to me known who, by me duly sworn, did depose and acknowledge before me that he is a Managing Member of Park Bridge Financial LLC, which is the sole member of Park Bridge Advisors LLC, which in turn is the sole member of Park Bridge Lender Services LLC, the entity described in and that executed the foregoing instrument; and that he signed his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Niaja Williams Mowatt
NOTARY PUBLIC in and for the
State of New York

[SEAL]

My Commission expires:	3/31/20
(Date)

NIAJA WILLIAMS MOWATT
Notary Public - State of New York
NO. 01WI6184241
Qualified in Suffolk County
My Commission Expires 3/31/20

MRCD 2019-PARK: TRUST AND SERVICING AGREEMENT

EXHIBIT A-1   `

FORM OF CLASS A CERTIFICATES

CLASS A

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

1       Temporary Regulation S Global Certificate legend.

2       Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3       Global Certificate legend.

Exhibit A-1-1

ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF

Exhibit A-1-2

ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CERTIFICATES BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-1-3

MRCD 2019-PARK MORTGAGE TRUST,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS A

Pass-Through Rate: [__]% per annum.

First Distribution Date: January 15, 2020

Aggregate Initial Certificate Balance of the Class A Certificates: $186,000,000	Rated Final Distribution Date: December 2036

CUSIP: 55348UAG3 ISIN: US55348UAG31[4]	Initial Certificate Balance of this Certificate: $[_____]
CUSIP: U6203YAD6 ISIN: USU6203YAD68[5] CUSIP: 55348UAH1 ISIN: US55348UAH14[6] No.: A-[1]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class A Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class HRR and Class R Certificates (collectively with the Class A Certificates, the “Certificates”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

4       For Certificate sold in reliance on Rule 144A only.

5       For Regulation S Global Certificate only.

6       For IAI Certificate only.

Exhibit A-1-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the Distribution Date, commencing in January 2020, to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, allocable to the Class A Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-1-5

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-1-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class A Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-1-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-1-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-1-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-1-10

EXHIBIT A-2

FORM OF CLASS B CERTIFICATES

CLASS B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

1       Temporary Regulation S Global Certificate legend.

2       Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3       Global Certificate legend.

Exhibit A-2-1

ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS B CERTIFICATE IS SUBORDINATED TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-2-2

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CERTIFICATES BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-2-3

MRCD 2019-PARK Mortgage Trust,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS B

Pass-Through Rate: [__]% per annum.

First Distribution Date: January 15, 2020

Aggregate Initial Certificate Balance of the Class B Certificates: $29,800,000	Rated Final Distribution Date: December 2036

CUSIP: 55348UAL2 ISIN: US55348UAL26[4]	Initial Certificate Balance of this Certificate: $[_____]

CUSIP: U6203YAF1 ISIN: USU6203YAF17[5] CUSIP: 55348UAM0 ISIN: US55348UAM09[6] No.: B-[1]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class B Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class C, Class D, Class E, Class F, Class G, Class J, Class HRR and Class R Certificates (collectively with the Class B Certificates, the “Certificates”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

4       For Certificate sold in reliance on Rule 144A only.

5       For Regulation S Global Certificate only.

6       For IAI Certificate only.

Exhibit A-2-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the Distribution Date, commencing in January 2020, to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-2-5

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-2-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class B Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-2-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-2-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-2-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-2-10

EXHIBIT A-3

FORM OF CLASS C CERTIFICATES

CLASS C

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

1       Temporary Regulation S Global Certificate legend.

2       Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3       Global Certificate legend.

Exhibit A-3-1

ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS C CERTIFICATE IS SUBORDINATED TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-3-2

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CERTIFICATES BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-3-3

MRCD 2019-PARK Mortgage Trust,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS C

Pass-Through Rate: [__]% per annum.

First Distribution Date: January 15, 2020

Aggregate Initial Certificate Balance of the Class C Certificates: $23,000,000	Rated Final Distribution Date: December 2036

CUSIP: 55348UAN8 ISIN: US55348UAN81[4]	Initial Certificate Balance of this Certificate: $[_____]

CUSIP: U6203YAG9 ISIN: USU6203YAG99[5] CUSIP: 55348UAP3 ISIN: US55348UAP30[6] No.: C-[1]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class C Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class D, Class E, Class F, Class G, Class J, Class HRR and Class R Certificates (collectively with the Class C Certificates, the “Certificates”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

4       For Certificate sold in reliance on Rule 144A only.

5       For Regulation S Global Certificate only.

6       For IAI Certificate only.

Exhibit A-3-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the Distribution Date, commencing in January 2020, to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-3-5

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-3-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class C Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-3-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-3-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-3-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-3-10

EXHIBIT A-4

FORM OF CLASS D CERTIFICATES

CLASS D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

1       Temporary Regulation S Global Certificate legend.

2       Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3       Global Certificate legend.

Exhibit A-4-1

ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS D CERTIFICATE IS SUBORDINATED TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-4-2

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CERTIFICATES BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-4-3

MRCD 2019-PARK Mortgage Trust,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS D

Pass-Through Rate: [__]% per annum.

First Distribution Date: January 15, 2020

Aggregate Initial Certificate Balance of the Class D Certificates: $63,200,000	Rated Final Distribution Date: December 2036

CUSIP: 55348UAQ1 ISIN: US55348UAQ13[4]	Initial Certificate Balance of this Certificate: $[_____]

CUSIP: U6203YAH7 ISIN: USU6203YAH72[5] CUSIP: 55348UAR9 ISIN: US55348UAR95[6] No.: D-[1]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class D Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class E, Class F, Class G, Class J, Class HRR and Class R Certificates (collectively with the Class D Certificates, the “Certificates”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

4       For Certificate sold in reliance on Rule 144A only.

5       For Regulation S Global Certificate only.

6       For IAI Certificate only.

Exhibit A-4-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the Distribution Date, commencing in January 2020, to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-4-5

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-4-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class D Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-4-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-4-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-4-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-4-10

EXHIBIT A-5

FORM OF CLASS E CERTIFICATES

CLASS E

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

1       Temporary Regulation S Global Certificate legend.

2       Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3       Global Certificate legend.

Exhibit A-5-1

ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS E CERTIFICATE IS SUBORDINATED TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-5-2

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CERTIFICATES BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-5-3

MRCD 2019-PARK Mortgage Trust,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS E

Pass-Through Rate: [__]% per annum.

First Distribution Date: January 15, 2020

Aggregate Initial Certificate Balance of the Class E Certificates: $163,000,000	Rated Final Distribution Date: December 2036

CUSIP: 55348UAS7 ISIN: US55348UAS78[4]	Initial Certificate Balance of this Certificate: $[_____]

CUSIP: U6203YAJ3 ISIN: USU6203YAJ39[5] CUSIP: 55348UAT5 ISIN: US55348UAT51[6] No.: E-[1]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class E Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class D, Class F, Class G, Class J, Class HRR and Class R Certificates (collectively with the Class E Certificates, the “Certificates”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

4       For Certificate sold in reliance on Rule 144A only.

5       For Regulation S Global Certificate only.

6       For IAI Certificate only.

Exhibit A-5-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the Distribution Date, commencing in January 2020, to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-5-5

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-5-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class E Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-5-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-5-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-5-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-5-10

EXHIBIT A-6

FORM OF CLASS F CERTIFICATES

CLASS F

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

1       Temporary Regulation S Global Certificate legend.

2       Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3       Global Certificate legend.

Exhibit A-6-1

ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS F CERTIFICATE IS SUBORDINATED TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-6-2

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND SUBSEQUENT HOLDING OF THE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR IN THE CASE OF A PLAN THAT IS SUBJECT TO SIMILAR LAW, WHERE THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATES WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-6-3

MRCD 2019-PARK Mortgage Trust,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS F

Pass-Through Rate: [__]% per annum.

First Distribution Date: January 15, 2020

Aggregate Initial Certificate Balance of the Class F Certificates: $101,000,000	Rated Final Distribution Date: December 2036

CUSIP: 55348UAU2 ISIN: US55348UAU25[4]	Initial Certificate Balance of this Certificate: $[_____]

CUSIP: U6203YAK0 ISIN: USU6203YAK02[5] CUSIP: 55348UAV0 ISIN: US55348UAV08[6] No.: F-[1]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class F Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class D, Class E, Class G, Class J, Class HRR and Class R Certificates (collectively with the Class F Certificates, the “Certificates”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

4       For Certificate sold in reliance on Rule 144A only.

5       For Regulation S Global Certificate only.

6       For IAI Certificate only.

Exhibit A-6-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the Distribution Date, commencing in January 2020, to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-6-5

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-6-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class F Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-6-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-6-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-6-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-6-10

EXHIBIT A-7

FORM OF CLASS G CERTIFICATES

CLASS G

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

1       Temporary Regulation S Global Certificate legend.

2       Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3       Global Certificate legend.

Exhibit A-7-1

ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS G CERTIFICATE IS SUBORDINATED TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-7-2

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND SUBSEQUENT HOLDING OF THE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR IN THE CASE OF A PLAN THAT IS SUBJECT TO SIMILAR LAW, WHERE THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATES WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-7-3

MRCD 2019-PARK Mortgage Trust,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS G

Pass-Through Rate: [__]% per annum.

First Distribution Date: January 15, 2020

Aggregate Initial Certificate Balance of the Class G Certificates: $175,000,000	Rated Final Distribution Date: December 2036

CUSIP: 55348UAW8 ISIN: US55348UAW80[4]	Initial Certificate Balance of this Certificate: $[_____]

CUSIP: U6203YAL8 ISIN: USU6203YAL84[5] CUSIP: 55348UAX6 ISIN: US55348UAX63[6] No.: G-[1]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class G Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class D, Class E, Class F, Class J, Class HRR and Class R Certificates (collectively with the Class G Certificates, the “Certificates”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

4       For Certificate sold in reliance on Rule 144A only.

5       For Regulation S Global Certificate only.

6       For IAI Certificate only.

Exhibit A-7-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the Distribution Date, commencing in January 2020, to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-7-5

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-7-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class G Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-7-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-7-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-7-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-7-10

EXHIBIT A-8

FORM OF CLASS J CERTIFICATES

CLASS J

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

1       Temporary Regulation S Global Certificate legend.

2       Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3       Global Certificate legend.

Exhibit A-8-1

ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS J CERTIFICATE IS SUBORDINATED TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-8-2

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND SUBSEQUENT HOLDING OF THE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR IN THE CASE OF A PLAN THAT IS SUBJECT TO SIMILAR LAW, WHERE THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATES WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-8-3

MRCD 2019-PARK Mortgage Trust,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS J

Pass-Through Rate: [__]% per annum.

First Distribution Date: January 15, 2020

Aggregate Initial Certificate Balance of the Class J Certificates: $139,000,000	Rated Final Distribution Date: N/A

CUSIP: 55348UBA5 ISIN: US55348UBA51[4]	Initial Certificate Balance of this Certificate: $[_____]

CUSIP: U6203YAM6 ISIN: USU6203YAM67[5] CUSIP: 55348UAZ1 ISIN: US55348UAZ12[6] No.: J-[1]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class J Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class HRR and Class R Certificates (collectively with the Class J Certificates, the “Certificates”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

4       For Certificate sold in reliance on Rule 144A only.

5       For Regulation S Global Certificate only.

6       For IAI Certificate only.

Exhibit A-8-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the Distribution Date, commencing in January 2020, to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, allocable to the Class J Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-8-5

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-8-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class J Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-8-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-8-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-8-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-8-10

EXHIBIT A-9

FORM OF CLASS HRR CERTIFICATES

CLASS HRR

THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS, HEDGING AND PLEDGING PURSUANT TO THE CREDIT RISK RETENTION RULES. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH THE TRANSFER REQUIREMENTS SET FORTH IN THE TRUST AGREEMENT. THE CERTIFICATE REGISTRAR SHALL REFUSE TO REGISTER THE TRANSFER OF THIS CERTIFICATE UNLESS SUCH TRANSFER IS IN ACCORDANCE WITH SECTION 5.3(i) OF THE TRUST AGREEMENT.

[FOR BOOK-ENTRY CERTIFICATES AND SOLELY FOLLOWING THE RISK RETENTION PERIOD: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[FOR BOOK-ENTRY CERTIFICATES AND SOLELY FOLLOWING THE RISK RETENTION PERIOD: TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5

1 Legend required as long as DTC is the Depository under the Trust Agreement.

2 Book-Entry Certificate legend.

Exhibit A-9-1

INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS HRR CERTIFICATE IS SUBORDINATED TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER

Exhibit A-9-2

PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND SUBSEQUENT HOLDING OF THE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR IN THE CASE OF A PLAN THAT IS SUBJECT TO SIMILAR LAW, WHERE THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH CERTIFICATES WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-9-3

MRCD 2019-PARK Mortgage Trust,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS HRR

Pass-Through Rate: [__]% per annum.

First Distribution Date: January 15, 2020

Aggregate Initial Certificate Balance of the Class HRR Certificates: $75,000,000	Rated Final Distribution Date: N/A

CUSIP: 55348UAY4 ISIN: US55348UAY47[3]	Initial Certificate Balance of this Certificate: $[_____]

CUSIP: U6203YAN4 ISIN: USU6203YAN41[4] CUSIP: 55348UBB3 ISIN: US55348UBB35[5] No.: HRR-[1]

This certifies that [__] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class HRR Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class HRR and Class R Certificates (collectively with the Certificates, the “Certificates”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

3       For Certificate sold in reliance on Rule 144A only.

4       For Regulation S Global Certificate only.

5       For IAI Certificate only.

Exhibit A-9-4

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the Distribution Date, commencing in January 2020, to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, allocable to the Class HRR Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement. As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, this Certificate may only be transferred upon receipt by the Certificate Administrator of (i) a certificate from the prospective Transferee in the form set forth in the Trust and Servicing Agreement, countersigned by the Retaining Sponsor and (ii) a certificate from the prospective Transferor in the form set forth in the Trust and Servicing Agreement, countersigned by the Retaining Sponsor.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and

Exhibit A-9-5

Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

Exhibit A-9-6

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-9-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class HRR Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-9-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-9-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-9-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-9-11

EXHIBIT A-10

FORM OF CLASS R CERTIFICATES

CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, ANY RISK RETENTION CONSULTATION PARTY, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-10-1

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, DISQUALIFIED NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.3 OF THE TRUST AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. BECAUSE THIS CERTIFICATE REPRESENTS MULTIPLE “NON-ECONOMIC RESIDUAL INTERESTS,” AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

Exhibit A-10-2

MRCD 2019-PARK MORTGAGE TRUST,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-PARK, CLASS R

Pass-Through Rate: N/A

First Distribution Date: January 15, 2020

Percentage Interest of the Class R Certificates: 100%	Rated Final Distribution Date: N/A

CUSIP: 55348UBC1 ISIN: US55348UBC18[1]

CUSIP: U6203YAP9 ISIN: USU6203YAP98[2] CUSIP: 55348UBD9 ISIN: US55348UBD90[3] No.: R-[1]

This certifies that [_____] is the registered owner of the percentage interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class R Certificates. The Trust Fund consists primarily of four promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class HRR Certificates (collectively with the Class R Certificates, the “Certificates”).

Pursuant to the terms of the Trust and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Certificate Administrator in an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Trust and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs or, in the case of the first Distribution Date, the Closing Date.

1       For Certificate sold in reliance on Rule 144A only.

2       For Regulation S Global Certificate only.

3       For IAI Certificate only.

Exhibit A-10-3

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-10-4

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the Companion Loan Holders, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. Subject to the rights of the Companion Loan Holders to consent to certain amendments, the Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trustee and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation to make certain payments to the Companion Loan Holders and the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the trust fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan in accordance with the Trust and Servicing Agreement) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-10-5

The Certificate Administrator shall be the “partnership representative” within the meaning of Section 6223 of the Code of the Upper-Tier REMIC and the Lower-Tier REMIC. The Holders of the Class R Certificates, by acceptance of the Class R Certificates, agree, on behalf of themselves and all successor Holders of such Class R Certificates, to the irrevocable appointment of the Certificate Administrator as the “partnership representative” for the Upper-Tier REMIC and the Lower-Tier REMIC.

Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)       Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition of a Residual Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as fully as possible.

(ii)       No Residual Ownership Interest may be transferred, and no such transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit J-1 to the Trust and Servicing Agreement (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound

Exhibit A-10-6

by and to abide by the provisions of Section 5.3(n) of the Trust and Servicing Agreement and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit J-2 to the Trust and Servicing Agreement (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the Transferee Affidavit are false.

(iii)       Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)       The Class R Certificates may only be issued as Definitive Certificates and transferred to and owned by QIBs and the Certificate Administrator shall act in accordance with such requirement.

Exhibit A-10-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class R Certificates referred to in the Trust and Servicing Agreement.

Dated: December 19, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-10-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this Definitive Certificate have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-10-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-10-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-10-11

EXHIBIT B

FORM OF REQUEST FOR RELEASE
(for Custodian)

Loan Information

Name of Mortgagor:

[Servicer] [Special Servicer] Loan No.:

Custodian

Name:	Wells Fargo Bank, National Association

Address:	1055 10th Avenue, Southeast Minneapolis, Minnesota 55414 Attention: CTS – Document Custody Group – MRCD 2019-PARK

Custodian/Certificate Administrator Mortgage File No.:

Depositor

Name:	Barclays Commercial Mortgage Securities LLC

Address:	745 Seventh Avenue New York, New York 10019 Attention: Daniel Vinson

Certificates:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

The undersigned [Servicer] [Special Servicer] hereby requests delivery from Wells Fargo Bank, National Association, as custodian (the “Custodian”), for the Holders of MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Trust and Servicing Agreement, dated as of December 19, 2019, by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor (the “Trust and Servicing Agreement”).

Exhibit B-1

( )	Note dated [____], 2019, in the original principal sum of $[____], made by Parkmerced Owner LLC, payable to, or endorsed to the order of, the Trustee.

( )	Note dated [____], 2019, in the original principal sum of $[____], made by Parkmerced Owner LLC, payable to, or endorsed to the order of, the Trustee.

( )	Note dated [____], 2019, in the original principal sum of $[____], made by Parkmerced Owner LLC, payable to, or endorsed to the order of, the Trustee.

( )	Note dated [____], 2019, in the original principal sum of $[____], made by Parkmerced Owner LLC, payable to, or endorsed to the order of, the Trustee.

( )	Note dated [____], 2019, in the original principal sum of $[____], made by Parkmerced Owner LLC, payable to, or endorsed to the order of, the Trustee.

( )	Note dated [____], 2019, in the original principal sum of $[____], made by Parkmerced Owner LLC, payable to, or endorsed to the order of, the Trustee.

( )	Mortgage(s) recorded on ____________ as instrument no. ________ in the County Recorder’s Office of the County of _________, State of ___________ in book/reel/docket ___________ of official records at page/image ________.

( )	Deed of Trust(s) recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.

( )	Deed to Secure Debt recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.

( )	Other documents, including any amendments, assignments or other assumptions of the Notes or the Mortgage.

( )	___________________________

( )	___________________________

( )	___________________________

( )	___________________________

The undersigned [Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

(1)       The [Servicer] [Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Trust and Servicing Agreement.

Exhibit B-2

(2)       The [Servicer] [Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claims, liens, security interests, charges, writs of attachment or other impositions nor shall the [Servicer] [Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof except as otherwise provided in the Trust and Servicing Agreement.

(3)       The [Servicer] [Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan has been liquidated or the Mortgage Loan has been paid in full and the proceeds thereof have been remitted to the Collection Account except as expressly provided in the Trust and Servicing Agreement.

(4)       The Documents, coming into the possession or control of the [Servicer] [Special Servicer] shall at all times be held for the account of the Trustee, and the [Servicer] [Special Servicer] shall keep the Documents separate and distinct from all other property in the [Servicer’s] [Special Servicer’s] possession, custody or control.

[Servicer] [Special Servicer]

By:
Name:
Title:

Acknowledged and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Date: _________

Exhibit B-3

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.3(c) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention:	CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate Certificate Balance of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

*       Select appropriate depository.

Exhibit C-1

(1)       the offer of the Certificates was not made to a person in the United States;

[(2)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)     the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: Barclays Commercial Mortgage Securities LLC

**       Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(d) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention:	CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate Certificate Balance of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Global Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States,

Exhibit D-1

[(2)      at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)      the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: Barclays Commercial Mortgage Securities LLC

*         Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

**       Select (i) or (ii), as applicable.

Exhibit D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S GLOBAL CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.3(e) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention:	CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate Certificate Balance of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of

*       Select appropriate depository.

Exhibit E-1

Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: Barclays Commercial Mortgage Securities LLC

Exhibit E-2

EXHIBIT F

FORM OF CERTIFICATION TO BE GIVEN BY
BENEFICIAL OWNER OF TEMPORARY
REGULATION S GLOBAL CERTIFICATE

(Exchanges pursuant to
Section 5.3(f) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention:	CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Global Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Global Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Global Certificate of the Class specified above issued under the Trust and Servicing Agreement certifies that it is an institution and is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

*       Select, as applicable.

Exhibit F-1

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor and the Initial Purchasers.

Dated:

By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.

Exhibit F-2

EXHIBIT G

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention:	CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate Certificate Balance of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code No. [______]) through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

*       Select appropriate depository.

Exhibit G-1

(1)          the offer of the Certificates was not made to a person in the United States;

[(2)         at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)         the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] **

(3)          no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: Barclays Commercial Mortgage Securities LLC

**       Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit G-2

EXHIBIT H

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention:	CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate Certificate Balance of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Global Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States,

Exhibit H-1

[(2)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)     the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: Barclays Commercial Mortgage Securities LLC

*         Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

**       Select (i) or (ii), as applicable.

Exhibit H-2

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention:	CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate Certificate Balance of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

Exhibit I-1

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: Barclays Commercial Mortgage Securities LLC

Exhibit I-2

EXHIBIT J-1

FORM OF AFFIDAVIT PURSUANT TO

SECTION 860E(e)(4) OF

THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention: CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor

STATE OF	)
) ss.:
COUNTY OF	)

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.            I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.            The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC”) designated as the (i) “Lower-Tier REMIC” and (ii) “Upper-Tier REMIC,” respectively, relating to the Certificates for which an election is to be made under Section 860E of the Internal Revenue Code of 1986 (the “Code”).

3.            The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is

Exhibit J-1-1

any of the following: (a) the United States, a State, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1)) of the Code with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code or (e) any other person so designated by the Certificate Administrator based upon an Opinion of Counsel to the effect that any transfer of a Class R Certificate to such person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” have the meanings set forth in Section 7701 of the Code or successor provisions.

4.            The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.            The Purchaser is a “United States person” as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser’s U.S. taxpayer identification number is [______]). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

6.            No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

7.            The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other person.

8.            The Purchaser is a Permitted Transferee.

9.            Check the applicable paragraph:

☐           The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)           the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)          the present value of the expected future distributions on such Class R Certificate; and

(iii)         the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

Exhibit J-1-2

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

☐          The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)           the Purchaser is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)          at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E 1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)         the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Treasury Regulations Section 1.860E-1(c)(5); and

(iv)         the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐           None of the above.

10.          The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

11.          The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

12.          The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

Exhibit J-1-3

13.          The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any person that is not a Permitted Transferee and that for so long as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

14.          The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

15.          The Purchaser has reviewed the provisions of Section 5.3 of the Trust and Servicing Agreement, a description of which provisions may be set forth in the Class R Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

16.          The Purchaser consents to the designation of the Certificate Administrator as the “partnership representative” of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 6223 of the Code pursuant to Section 12.1 of the Trust and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

Exhibit J-1-4

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the
State of _______________
[SEAL]

My Commission expires:

Exhibit J-1-5

EXHIBIT J-2

FORM OF TRANSFEROR LETTER

[Date]

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention:	CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Residual Certificates”). The Certificates, including the Residual Certificates, were issued pursuant to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(i)           No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

(ii)          The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Trust and Servicing Agreement as Exhibit J-1. The Transferor does not know or believe that any representation contained therein is false.

(iii)         The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable

Exhibit J-2-1

for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:

Exhibit J-2-2

EXHIBIT J-3

FORM OF ERISA REPRESENTATION LETTER

[Date]

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor MAC N9300-070

Minneapolis, Minnesota 55479-0113

Attention:	CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Wells Fargo Bank, National Association,
as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – MRCD 2019-PARK Mortgage Trust

[Transferor]
[______]
[______]
Attention: [______]

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase [__]% Percentage Interest in the MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Class [F][G][J][HRR][R] Certificates (the “Certificates”) issued pursuant to that certain trust and servicing agreement dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Trust and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you that, with respect to the Certificate, the Purchaser is not and will not become an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”), or any Person acting on behalf of any such Plan or using the assets of a Plan to

Exhibit J-3-1

purchase such Certificate, other than, in the case of the Class F, Class G, Class J or Class HRR Certificates, an insurance company using assets of its general account under circumstances whereby such purchase and the subsequent holding of such Class F, Class G, Class J or Class HRR Certificates by such insurance company would be exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Code Section 4975 under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption 95-60, or, in the case of a plan that is subject to Similar Law, where the acquisition, holding and disposition of such Certificates will not constitute or result in a non-exempt of Similar Law.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____, ____.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Exhibit J-3-2

EXHIBIT J-4

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS
OF RISK RETENTION CERTIFICATES

[Date]

Wells Fargo Bank, National Association
as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Risk Retention Custody (CMBS)
MRCD 2019-PARK Mortgage Trust

Barclays Capital Real Estate Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson

Re:	MRCD 2019-PARK, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK (the “Certificates”) issued pursuant to the Trust and Servicing Agreement (the “Trust and Servicing Agreement”), dated as of December 19, 2019 among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor

[_____] (the “Transferee”) hereby certifies, represents and warrants to you that:

1.            The Transferee is acquiring $[_____] Certificate Balance of the Class [__] Certificates, which are Risk Retention Certificates, from [_____] (the “Transferor”).

2.            The Transferee is aware that the Certificate Registrar will not register any transfer of a Risk Retention Certificate by the Transferor unless the Transferee delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

3.            Any transfer of a Risk Retention Certificate to an insurance company general account relying on Sections I and III of PTCE 95-60 will be effected through an Initial

Exhibit J-5-1

Purchaser. [THIS ONLY APPLIES TO THE FIRST TRANSFER OF RISK RETENTION CERTIFICATES TO AN INSURANCE COMPANY GENERAL ACCOUNT]

4.            Check one of the following:

☐           The Transferee certifies, represents and warrants to the Certificate Registrar, the Retaining Sponsor and the Depositor that the transfer will occur during the Risk Retention Period and that:

A.	It is a “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules, of the Transferor (a “Majority-Owned Affiliate”).

B.	It is not acquiring the Class HRR Certificates as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Class HRR Certificates, it will remain a Majority-Owned Affiliate.

C.	It hereby makes each representation set forth in Section 5 of the Credit Risk Retention Agreement.

D.	It consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the Class HRR Certificates will satisfy the risk retention requirements of the Transferor, in its capacity as [sponsor][originator] under the Credit Risk Retention Rules.

☐           The Transferee certifies, represents and warrants to you, as Certificate Registrar, the Retaining Sponsor and the Depositor, that the transfer will occur after the termination of the after the Risk Retention Period.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this [__] day of [____], 20[__].

[TRANSFEREE]

By:
Name:
Title:

Acknowledged and agreed:

Exhibit J-5-2

[RETAINING SPONSOR]

By:
Name:

Title:

EXHIBIT J-5

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS
OF RISK RETENTION CERTIFICATES

[Date]

Wells Fargo Bank, National Association
as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Risk Retention Custody (CMBS)

Barclays Capital Real Estate Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

Ladies and Gentlemen:

This is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of $[_____] Certificate Balance of the Class [__] Certificates, which are Risk Retention Certificates. The Certificates were issued pursuant to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. All capitalized terms used but not otherwise defined herein

Exhibit J-5-3

shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you that:

1.            The transfer is in compliance with Sections 5.1, 5.2 and 5.3 of the Trust and Servicing Agreement.

2.            The Transferor has provided notice to the Retaining Sponsor of the transfer no later than ten (10) Business Days prior to the occurrence of the transfer.

3.            Check one of the following:

☐           The Transferor certifies, represents and warrants to the Certificate Registrar, the Retaining Sponsor and the Depositor that the transfer will occur during the Risk Retention Period and that the transfer will comply with all applicable requirements of the Credit Risk Retention Rules.

☐           The Transferor certifies, represents and warrants to the Certificate Registrar or the Depositor that the transfer will occur after the termination of the Risk Retention Period.

4.            The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Trust and Servicing Agreement as Exhibit J-4. The Transferor does not know or believe that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this [__] day of [____], 20[__].

[TRANSFEROR]

By:
Name:
Title:

Acknowledged and agreed:

[RETAINING SPONSOR]

By:
Name:

Exhibit J-5-4

EXHIBIT J-6

Form of Request of RETAINING Sponsor Consent for Release of the HRR Certificates

[Date]

TO BE SENT BY ELECTRONIC MAIL TO THE CERTIFICATE ADMINISTRATOR AND THE APPLICABLE RETAINING SPONSOR BY THE HOLDER OF THE CLASS HRR CERTIFICATES

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Risk Retention Custody – MRCD 2019-PARK Mortgage Trust
E-mail: RiskRetentionCustody@wellsfargo.com

Barclays Capital Real Estate Inc.
745 Seventh Avenue
New York, New York 10019

Attention: Daniel Vinson

Email: daniel.vinson@barclays.com

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Steven Glynn

E-mail: steven.glynn@barclays.com

Western Asset Management Group
[_____]

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

Ladies and Gentlemen:

This is delivered to you in connection with the release (the “Release”) of $[_____] aggregate Certificate Balance of the Class HRR Certificates from the Class HRR Certificates Safekeeping Account.

The Certificates were issued pursuant to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate

Exhibit J-6-1

Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement.

The applicable Holder of the subject Class HRR Certificates hereby requests your written consent to the Release.

Sincerely,

[Holder of CLASS HRR CERTIFICATES]

By:
Name:
Title:

CONSENT TO RELEASE:

[RETAINING SPONSOR]

By:
Name:
Title:
E-mail:

BARCLAYS COMMERCIAL MORTGAGE SECURITIES LLC, as Depositor

By:
Name:
Title:

Exhibit J-6-2

EXHIBIT K-1

FORM OF INVESTOR CERTIFICATION FOR NON-BORROWER RELATED PARTIES

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – MRCD 2019-PARK

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

In accordance with the requirements for obtaining certain information under, or the exercise of Voting Rights pursuant to, the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator (in such capacity, the “Certificate Administrator”) and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, with respect to the above referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.             The undersigned is either (a) Certificateholder, a Beneficial Owner, or a prospective purchaser of the Class ___ Certificates, (b) the Directing Certificateholder, (c) a Companion Loan Holder or (d) a Repurchasing Seller.

2.             The undersigned is not a Borrower Related Party, a Manager, or an agent or an Affiliate of any of the foregoing.

3.             The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Agreement.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such information confidential shall expire one year following the date that the undersigned is no longer a Certificateholder or a Beneficial Owner of a Class of Certificates or is not a purchaser of Certificates in the case of a prospective purchaser.

Exhibit K-1-1

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.             The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.             The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.             Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:

Name:

Title:

Company:

Phone:

Exhibit K-1-2

EXHIBIT K-2

Form of Investor Certification for Borrower RELATED PARTIES a (for Persons other than the Directing Holder and/or a Controlling Class Certificateholder)

[Date]

Wells Fargo Bank, National Association
as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – MRCD 2019-PARK

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

In accordance with the requirements for obtaining certain information under, or the exercise of Voting Rights pursuant to, the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee (in such capacity, the “Trustee”), Certificate Administrator (in such capacity, the “Certificate Administrator”) and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.             The undersigned is either (a) Certificateholder, a Beneficial Owner, or a prospective purchaser of the Class ___ Certificates, (b) the Directing Certificateholder, (c) a Companion Loan Holder or (d) a Repurchasing Seller.

2.             The undersigned is a Borrower Related Party, a Manager, or an agent or Affiliate of the foregoing.

3.             The undersigned is requesting access to the Distribution Date Statement information in accordance with the Agreement (the “Information”) and agrees to keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require

Exhibit K-2-1

registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.             The undersigned shall be fully liable for any breach of this certificate by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, the Operating Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.             Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:

Name:

Title:

Company:

Phone:

Exhibit K-2-2

EXHIBIT L

APPLICABLE SERVICING CRITERIA

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit L, other than with respect to Item 1122(d)(2)(iii), references to Servicer below shall include any Sub-Servicer engaged by a Servicer or Special Servicer.

APPLICABLE SERVICING CRITERIA		APPLICABLE PARTY
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer Special Servicer Certificate Administrator
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Servicer Special Servicer
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Servicer Special Servicer Certificate Administrator
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Servicer
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer Special Servicer
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the

Servicer Special Servicer Certificate Administrator

Exhibit L-1

APPLICABLE SERVICING CRITERIA		APPLICABLE PARTY
Reference	Criteria
reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.	Certificate Administrator
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Servicer Special Servicer Custodian
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Servicer Special Servicer
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Servicer
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Servicer Special Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Servicer
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Servicer

Exhibit L-2

APPLICABLE SERVICING CRITERIA		APPLICABLE PARTY
Reference	Criteria
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

At all times that the Servicer and Special Servicer are the same entity, the Servicer and the Special Servicer may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

Exhibit L-3

EXHIBIT M

NRSRO Certification

[Date]

Wells Fargo Bank, National Association,
as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – MRCD 2019-PARK

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

In accordance with the requirements for obtaining certain information pursuant to Trust and Servicing Agreement, dated as of December 19, 2019 (the “Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee (in such capacity, the “Trustee”), Certificate Administrator (in such capacity, the “Certificate Administrator”) and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	(a) The undersigned is a Rating Agency; or

(b) The undersigned is a nationally recognized statistical rating organization and has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), has access to the Depositor’s 17g-5 website, is requesting access pursuant to the Agreement to certain information (the “Information”) on the 17g-5 Information Provider’s Website pursuant to the provisions of the Agreement, and agrees that it shall be bound by the provisions of the confidentiality agreement attached hereto as Annex A, which shall be applicable to the undersigned with respect to any information obtained from the 17g-5 Information Provider’s Website, including any information that is obtained from the section of the 17g-5 Information Provider’s Website that host the Depositor’s 17g-5 website after the Closing Date.

2.	The undersigned agrees that each time it accesses the 17g-5 Information Provider’s Website, it is deemed to have recertified that the representations herein contained remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit M-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Nationally Recognized Statistical Rating Organization

Name:

Title:

Company:

Phone:

Email:

Exhibit M-2

ANNEX A

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Confidentiality Agreement”) is made in connection with Barclays Capital Inc. (“BCI”), Citigroup Global Markets Inc. (“CGMI”) and Drexel Hamilton, LLC (together with BCI, CGMI and their respective affiliates, the “Furnishing Entities” and each a “Furnishing Entity”) furnishing certain financial, operational, structural and other information relating to the issuance of the MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK (the “Certificates”) pursuant to the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, and the assets underlying or referenced by the Certificates, including the identity of, and financial information with respect to borrowers, sponsors, guarantors, managers and lessees with respect to such assets (together, the “Collateral”) to you (the “NRSRO”) through the website of Wells Fargo Bank, National Association, as 17g-5 Information Provider under the Trust and Servicing Agreement, including the section of the 17g-5 Information Provider’s website that hosts the Depositor’s 17g-5 website after the Closing Date (as defined in the Trust and Servicing Agreement). Information provided by each Furnishing Entity is labeled as provided by the specific Furnishing Entity.

Definition of Confidential Information. For purposes of this Confidentiality Agreement, the term “Confidential Information” shall include the following information (irrespective of its source or form of communication, including information obtained by you through access to this site) that may be furnished to you by or on behalf of a Furnishing Entity in connection with the issuance or monitoring of a rating with respect to the Certificates: (x) all data, reports, interpretations, forecasts, records, agreements, legal documents and other information (such information, the “Evaluation Material”) and (y)  any of the terms, conditions or other facts with respect to the transactions contemplated by the Trust and Servicing Agreement, including the status thereof; provided, however, that the term Confidential Information shall not include information which:

●	was or becomes generally available to the public (including through filing with the Securities and Exchange Commission or disclosure in an offering document) other than as a result of a disclosure by you or a NRSRO Representative (as defined in Section 2(c)(i) below) in violation of this Confidentiality Agreement;

●	was or is lawfully obtained by you from a source other than a Furnishing Entity or its representatives that (i) is reasonably believed by you to be under no obligation to maintain the information as confidential and (ii) provides it to you without any obligation to maintain the information as confidential; or

●	is independently developed by the NRSRO without reference to any Confidential Information.

Exhibit M-3

Information to Be Held in Confidence.

You will use the Confidential Information solely for the purpose of determining or monitoring a credit rating on the Certificates and, to the extent that any information used is derived from but does not reveal any Confidential Information, for benchmarking, modeling or research purposes (the “Intended Purpose”).

You acknowledge that you are aware that the United States and state securities laws impose restrictions on trading in securities when in possession of material, non-public information and that the NRSRO will advise (through policy manuals or otherwise) each NRSRO Representative who is informed of the matters that are the subject of this Confidentiality Agreement to that effect.

You will treat the Confidential Information as private and confidential. Subject to Section 4, without the prior written consent of the applicable Furnishing Entity, you will not disclose to any person any Confidential Information, whether such Confidential Information was furnished to you before, on or after the date of this Confidentiality Agreement. Notwithstanding the foregoing, you may:

●	disclose the Confidential Information to any of the NRSRO’s affiliates, directors, officers, employees, legal representatives, agents and advisors (each, a “NRSRO Representative”) who, in the reasonable judgment of the NRSRO, need to know such Confidential Information in connection with the Intended Purpose; provided, that, prior to disclosure of the Confidential Information to a NRSRO Representative, the NRSRO shall have taken reasonable precautions to ensure, and shall be satisfied, that such NRSRO Representative will act in accordance with this Confidentiality Agreement;

●	solely to the extent required for compliance with Rule 17g-5(a)(3) of the Act (17 C.F.R. 240.17g-5),post the Confidential Information to the NRSRO’s password protected website; and

●	use information derived from the Confidential Information in connection with an Intended Purpose, if such derived information does not reveal any Confidential Information.

Disclosures Required by Law. If you or any NRSRO Representative is requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand, request for information or documents, deposition or similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Information, you agree to provide the relevant Furnishing Entity with notice as soon as practicable (except in the case of regulatory or other governmental inquiry, examination or investigation, and otherwise to the extent practical and permitted by law, regulation or regulatory or other governmental authority) that a request to disclose the Confidential Information has been made so that the relevant Furnishing Entity may seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information if it so chooses. Unless otherwise required by a court or other governmental or regulatory authority to do so, and

Exhibit M-4

provided that you been informed by written notice that the related Furnishing Entity is seeking a protective order or other reasonable assurance for confidential treatment with respect to the requested Confidential Information, you agree not to disclose the Confidential Information while the Furnishing Entity’s effort to obtain such a protective order or other reasonable assurance for confidential treatment is pending. You agree to reasonably cooperate with each Furnishing Entity in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to the portion of the Confidential Information that is being disclosed, at the sole expense of such Furnishing Entity; provided, however, that in no event shall the NRSRO be required to take a position that such information should be entitled to receive such a protective order or reasonable assurance as to confidential treatment. If a Furnishing Entity succeeds in obtaining a protective order or other remedy, you agree to comply with its terms with respect to the disclosure of the Confidential Information, at the sole expense of such Furnishing Entity. If a protective order or other remedy is not obtained or if the relevant Furnishing Entity waives compliance with the provisions of this Confidentiality Agreement in writing, you agree to furnish only such information as you are legally required to disclose, at the sole expense of the relevant Furnishing Entity.

Obligation to Return Evaluation Material. Promptly upon written request by or on behalf of the relevant Furnishing Entity, all material or documents, including copies thereof, that contain Evaluation Material will be destroyed or, in your sole discretion, returned to the relevant Furnishing Entity. Notwithstanding the foregoing, (a) the NRSRO may retain one or more copies of any document or other material containing Evaluation Material to the extent necessary for legal or regulatory compliance (or compliance with the NRSRO’s internal policies and procedures designed to ensure legal or regulatory compliance) and (b) the NRSRO may retain any portion of the Evaluation Material that may be found in backup tapes or other archive or electronic media or other documents prepared by the NRSRO and any Evaluation Material obtained in an oral communication; provided, that any Evaluation Material so retained by the NRSRO will remain subject to this Confidentiality Agreement and the NRSRO will remain bound by the terms of this Confidentiality Agreement.

Violations of this Confidentiality Agreement.

The NRSRO will be responsible for any breach of this Confidentiality Agreement by you, the NRSRO or any NRSRO Representative.

You agree promptly to advise each relevant Furnishing Entity in writing of any misappropriation or unauthorized disclosure or use by any person of the Confidential Information which may come to your attention and to take all steps reasonably requested by such Furnishing Entity to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use.

You acknowledge and agree that the Furnishing Entities would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Confidentiality Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Furnishing Entity shall be entitled to specific performance and injunctive relief to prevent breaches of this Confidentiality Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to

Exhibit M-5

which a Furnishing Entity may be entitled at law or in equity. It is further understood and agreed that no failure to or delay in exercising any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.

Term. Notwithstanding the termination or cancellation of this Confidentiality Agreement and regardless of whether the NRSRO has provided a credit rating on a Security, your obligations under this Confidentiality Agreement will survive indefinitely.

Governing Law. This Confidentiality Agreement and any claim, controversy or dispute arising under the Confidentiality Agreement, the relationships of the parties and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

Amendments. This Confidentiality Agreement may be modified or waived only by a separate writing by the NRSRO and each Furnishing Entity.

Entire Agreement. This Confidentiality Agreement represents the entire agreement between you and the Furnishing Entities relating to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by you. This agreement supersedes all other understandings and agreements between us relating to such matters; provided, however, that, if the terms of this Confidentiality Agreement conflict with another agreement relating to the Confidential Information that specifically states that the terms of such agreement shall supersede, modify or amend the terms of this Confidentiality Agreement, then to the extent the terms of this Confidentiality Agreement conflict with such agreement, the terms of such agreement shall control notwithstanding acceptance by you of the terms hereof by entry into this website.

Contact Information. Notices for each Furnishing Entity under this Confidentiality Agreement, shall be directed as set forth below:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco

Drexel Hamilton, LLC

77 Water Street, Suite 201

New York, New York 10005
Attention: Alex Kim

Exhibit M-6

EXHIBIT N-1

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

1.             The Transferor is the lawful owner of the right to receive the Excess Servicing Fees with respect to the Mortgage Loan for which _________________ is the Servicer (the “Excess Servicing Fee Right”), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

2.             Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (including in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require

Exhibit N-1-1

registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

Very truly yours,

By:
Name:
Title:

Exhibit N-1-2

EXHIBIT N-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson

KeyBank National Association
11501 Outlook Street Suite 300
Overland Park, Kansas
Attention: Michael Tilden

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as the Depositor and the Servicer, that:

1.             The Transferee is acquiring the right to receive Excess Servicing Fees with respect to the Mortgage Loan as to which __________________ is the applicable Servicer (the “Excess Servicing Fee Right”) for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

2.             The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration

Exhibit N-2-1

and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit N-1 to the Trust and Servicing Agreement, and (B) each of the Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit N-2 to the Trust and Servicing Agreement.

3.             The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of the Trust and Servicing Agreement (including, without limitation, Section 3.17 therein), which provisions it has carefully reviewed.

4.             Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (including in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

5.             The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and any payments thereon, (c) the Trust and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loan, and (e) all related matters that it has requested.

6.             The Transferee is (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (b) an “accredited investor” as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

7.              The Transferee agrees (i) to keep all information relating to the Trust, the Trust Fund and the parties to the Trust and Servicing Agreement, and made available to it,

Exhibit N-2-2

confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder’s auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons’ auditors, legal counsel and regulators.

8.             The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Trust and Servicing Agreement except as set forth in Section 3.17 of the Trust and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Trust and Servicing Agreement.

Very truly yours,

By:
Name:
Title:

Exhibit N-2-3

EXHIBIT O

Form of Online Market Data Provider Certificate

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor. If you represent a Market Data Provider not listed herein and would like access to the information, please contact CTSLink at 866-846-4526, or at ctslink.customerservice@wellsfargo.com.

In connection with the MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an employee or agent of Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Thomson Reuters, Moody’s Analytics, Markit Group Limited, RealInsight or MBS Data, LLC, a market data provider that has been given access to the Distribution Date Statements, CREFC Reports and supplemental notices on www.ctslink.com (“CTSLink”) by request of the Depositor.

2.	The undersigned agrees that each time it accesses CTSLink, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.	The undersigned acknowledges and agrees that the provision to it of information and/or reports on CTSLink is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Depositor, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor's 17g-5 website shall also be applicable to information obtained from CTSLink.

4.	The undersigned shall be fully liable for any breach of this agreement by itself or any of its representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its representatives.

5.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the agreement pursuant to which the Certificates were issued.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit O-1

By:
Name:
Title:

Exhibit O-2

EXHIBIT P

Form of Investment Representation Letter

Wells Fargo Bank, National Association,
as Certificate Registrar

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS - Certificate Transfer Services (CMBS) – MRCD 2019-PARK Mortgage Trust

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

Ladies and Gentlemen:

This letter is delivered pursuant to Section 5.2 of the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, on behalf of the holders of the MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK (the “Certificates”) in connection with the transfer by _________________ (the “Seller”) to the undersigned (the “Purchaser”) of $_______________ aggregate Certificate Balance of Class ___ Certificates (the “Certificate”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Trust and Servicing Agreement.

In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

1.             Check one of the following:*

☐             The Purchaser is not purchasing a Class R Certificate and the Purchaser is an institutional “accredited investor” (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) or an entity all of the equity owners of which are such institutions, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are

*       Purchaser must select one of the following two certifications.

Exhibit P-1

each able to bear the economic risk of the Purchaser’s or such account’s investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

☐            The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2.             The Purchaser’s intention is to acquire the Certificate (a) for investment for the Purchaser’s own account or (b) for resale to (i) “qualified institutional buyers” in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) (other than with respect to a Class R Certificate) to non-U.S. Securities Persons in “offshore transactions” as defined in Rule 902(h) of Regulation S promulgated under the Securities Act, subject in each case to the delivery of a Transfer Certificate in the form of Exhibit G, Exhibit H or Exhibit I, as applicable, to the Trust and Servicing Agreement. The Purchaser understands that the Certificate (and any subsequent Certificate issued in transfer or exchange therefor) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.             The Purchaser has reviewed the preliminary Offering Circular and the final Offering Circular relating to the Certificates (collectively, the “Offering Circular”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

4.             The Purchaser acknowledges that the Certificate (and any Certificate issued in transfer or exchange therefor) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

5.             The Purchaser hereby undertakes to be bound by the terms and conditions of the Trust and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6.             The Purchaser will not sell or otherwise transfer all or any portion of the Certificates, except in compliance with Section 5.3 of the Trust and Servicing Agreement.

Exhibit P-2

7.             Check one of the following:**

☐	The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W 9 (or successor form).

☐	The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Administrator (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or]*** IRS Form W -8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons).

8.           Please make all payments due on the Certificates:****

☐           (a)           by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

** Each Purchaser must include one of the two alternative certifications.

*** Does not apply to a transfer of Class R Certificates.

**** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder’s Definitive Certificates have an aggregate Certificate Balance of at least U.S. $5,000,000.

Exhibit P-3

Bank:

ABA #:

Account #:

Attention:

☐             (b)           by mailing a check or draft to the following address:

9.             If the Purchaser is purchasing a Class R Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a non-U.S. Person.

Very truly yours,

[The Purchaser]

By:
Name:
Title:
Date:

Exhibit P-4

EXHIBIT Q

FORM OF NOTICE OF MEZZANINE COLLATERAL FORECLOSURE

Wells Fargo Bank, National Association,

as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – MRCD 2019-PARK

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK

In accordance with the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, with respect to the above-referenced certificates, the undersigned hereby notifies you that Mezzanine Lender has accelerated the Mezzanine Loan and/or have commenced foreclosure or similar proceedings against the related Mezzanine Equity Collateral, as described below:

[_____________]

Pursuant to Section 3.21(c) of the Agreement, upon receipt of this notice, you are required to cause each Privileged Person to re-submit any Investor Certification previously delivered by such Privileged Person, prior to allowing it access to the information on your Internet website.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

[SPECIAL SERVICER]

By:
Name:
Title:

Exhibit Q-1

EXHIBIT R

CREFC® PAYMENT INFORMATION

Payments shall be made to “CRE Finance Council” and sent to:
Commercial Real Estate Finance Council, Inc.

28 West 44th Street, Suite 815

New York, NY 10036

Attn: Executive Director

or by wire transfer to:

Account Name: Commercial Real Estate Finance Council (CREFC)
Bank Name: Chase
Bank Address: 80 Broadway, New York, NY 10005
Routing Number: 021000021
Account Number: 213597397

Exhibit R-1

EXHIBIT S

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: This report will be delivered annually no later than 120 days after the end of the calendar year, pursuant to the terms and conditions of the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian and Park Bridge Lender Services LLC, as Operating Advisor.
Transaction: MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: KeyBank National Association

I.       Executive Summary

Based on the requirements and qualifications set forth in the Trust and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Trust and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Trust and Servicing Agreement. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with Accepted Servicing Practices with respect to its performance of its duties under the Trust and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with Accepted Servicing Practices, as a result of the following material deviations.]

●	[LIST OF ANY MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

II.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor pursuant to the terms of the Trust and Servicing Agreement.

Exhibit S-1

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website and each Asset Status Report and Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Trust and Servicing Agreement.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and the non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Trust and Servicing Agreement.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Trust and Servicing Agreement in respect to the Asset Status Reports for a Specially Serviced Mortgage Loan delivered or made available to the Operating Advisor pursuant to the terms of the Trust and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with the borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Trust and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, Accepted Servicing Practices or the Special Servicer’s obligations under the Trust and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of the Major Decision Reporting Package, or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms

Exhibit S-2

of the Trust and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding the Specially Serviced Mortgage Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loan pursuant to the Trust and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding the Specially Serviced Mortgage Loan and certain information it reviewed in connection with its duties under the Trust and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Trust and Servicing Agreement.

Exhibit S-3

EXHIBIT T

FORM OF NOTICE FROM OPERATING ADVISOR RECOMMENDING REPLACEMENT OF SPECIAL SERVICER

Wells Fargo Bank, National Association,
as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) –Mortgage Trust

Wells Fargo Bank, National Association,
as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – MRCD 2019-PARK Mortgage Trust

KeyBank National Association
        as Special Servicer
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Alan Williams

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, Recommendation of Replacement of Special Servicer

Ladies and Gentlemen:

This letter is delivered pursuant to Section 7.1(h) of the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian and Park Bridge Lender Services LLC, as Operating Advisor, on behalf of the holders of MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK (the “Certificates”) regarding the replacement of the Special Servicer. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Trust and Servicing Agreement.

Based upon our review of the Special Servicer’s operational practices conducted pursuant to and in accordance with Section 3.30 of the Trust and Servicing Agreement, it is our assessment that KeyBank National Association, in its current capacity as Special Servicer, is not [performing its duties under the Trust and Servicing Agreement][acting in accordance with the Accepted Servicing Practices]. The following factors support our assessment: [________].

Exhibit T-1

Based upon such assessment, we further hereby recommend that KeyBank National Association be removed as Special Servicer and that [________] be appointed its successor in such capacity.

Very truly yours,

[The Operating Advisor]

By:
Name:
Title:
Dated:

Exhibit T-2

EXHIBIT U

FORM OF CERTIFICATE ADMINISTRATOR RECEIPT OF THE HRR CERTIFICATES

[Date]

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson
daniel.vinson@barclays.com

Barclays Capital Real Estate Inc.
745 Seventh Avenue
New York, New York 10019

Attention: Daniel Vinson

[HRR CERTIFICATES HOLDER] [OR SUBSEQUENT TRANSFEREE]
Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-MRCD

In accordance with Section 5.1(e) of the Trust and Servicing Agreement, dated as of December 19, 2019 (the “Agreement”), the Certificate Administrator, as custodian, hereby acknowledges receipt of $[_] of the Class HRR Certificates in the form of Definitive Certificates (CUSIP No. [_]) in the amount of $[____] as defined in the Agreement, for the benefit of [____]. A copy of the Class HRR Certificates is attached as Exhibit A. Payments on the Class HRR Certificates will be made to the registered holder thereto in accordance with the Agreement.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Exhibit U-1

EXHIBIT V

ADDITIONAL FORM 10-D DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column are obligated pursuant to Section 13.4 of the Trust and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific notice to the contrary from the Depositor, Other Depositor or a Trust Loan Seller. Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the prospectus relating to the Other Securitization and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-D that relates to any Mortgage Loan for which the Servicer or the Special Servicer is not the Servicer or the Special Servicer, as the case may be. For this Series 2019-PARK Trust and Servicing Agreement and any Other Securitization Trust, each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization Trust.

Item on Form 10-D	Party Responsible
Item 1A: Distribution and Pool Performance Information: ● Item 1121(a)(13) of Regulation AB	● Certificate Administrator

Exhibit V-1

Item on Form 10-D	Party Responsible
Item 1B: Distribution and Pool Performance Information: ● Item 1121(a)(14) of Regulation AB	● Certificate Administrator ● Depositor
Item 2: Legal Proceedings: ● Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)

●     Servicer (as to itself)

●     Special Servicer (as to itself)

●     Certificate Administrator (as to itself)

●     Trustee (as to itself)

●     Depositor (as to itself)

●     Operating Advisor (as to itself)

●     Any other Reporting Servicer (as to itself)

●     Trustee/Certificate Administrator/Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

●     Each Trust Loan Seller as sponsor (as defined in Regulation AB) (as to itself)

●     Originators under Item 1110 of Regulation AB (as to itself)

●     Party under Item 1100(d)(1) of Regulation AB (as to itself)

Item 3: Sale of Securities and Use of Proceeds	● Depositor
Item 4: Defaults Upon Senior Securities	● Certificate Administrator
Item 5: Submission of Matters to a Vote of Security Holders	● Certificate Administrator

Exhibit V-2

Item on Form 10-D	Party Responsible

Item 6:  Significant Obligors of Pool Assets:

●    Item 1112(b) of Regulation AB provided, however, that all of the following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the prospectus relating to the Companion Loan Securities;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Property or REO Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.18 of this Trust and Servicing Agreement; provided, however, that for a significant obligor under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable in the Form 10-D that relates to the Distribution Date that immediately follows the Collection Period in which the information was received or prepared by the “Party Responsible” as described in clause (b) above.

● Servicer (excluding information for which the Special Servicer is the “Party Responsible”) ● Special Servicer (as to REO Property)
Item 7: Significant Enhancement Provider Information: ● Item 1114(b)(2) and Item 1115(b) of Regulation AB	● Depositor

Exhibit V-3

Item on Form 10-D	Party Responsible

Item 8:  Other Information, but only to the extent of any information that meets all the following conditions:  (a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit W, (b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such information was not previously reported as “Additional Form 8-K Disclosure”.

●    Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit W.

●    Certificate Administrator (including the balances of the Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account as of the related Distribution Date and the preceding Distribution Date)

●    Servicer (with respect to the balances of each REO Account (to the extent the related information has been received from the Special Servicer within the time period specified in Section 13.4 of the Trust and Servicing Agreement) and the Collection Account as of the related Distribution Date and the preceding Distribution Date)

●    Special Servicer (with respect to the balance of each REO Account as of the related Distribution Date and the preceding Distribution Date)

●    Any other party responsible for disclosure items on Form 8-K (including each applicable Seller with respect to Item 1100(e) of Regulation AB to the extent material to Certificateholders)

Item 9: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor

Exhibit V-4

Item on Form 10-D	Party Responsible
Item 9: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)

●    Certificate Administrator

●     Depositor

provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Trust and Servicing Agreement provided further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.

Item 9: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)

●    Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.

Item 9:  Exhibits (no. 22):

Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K), but only if the party that is the “Party Responsible”  with respect to Item 5 above elects to publish a report containing the information required by such Item 5 above and also elects to report the information on Form 10-D by means of filing the published report and answering Item 5 by referencing the published report.

● The applicable party that is the “Party Responsible” with respect to Item 5 as set forth above.

Exhibit V-5

Item on Form 10-D	Party Responsible

Item 9:  Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.

● Depositor

Item 9:  Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

● Certificate Administrator
Item 9: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 9: Exhibits (no. 100)x BRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.

Item 9:  Exhibits (By Operation of Item 8 Above), but only to the extent of any document that meets all the following conditions:  (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit W, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.

●     Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit W (it being acknowledged that none of the Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit W with respect to any exhibits to a Form 10-K); provided, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party for this Item 9.

Exhibit V-6

 EXHIBIT W

ADDITIONAL FORM 10-K DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column are obligated pursuant to Section 13.5 of the Trust and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific notice to the contrary from the Depositor, Other Depositor or a Trust Loan Seller. Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the prospectus relating to the Other Securitization and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-K that relates to any Mortgage Loan for which the Servicer or the Special Servicer is not the applicable Servicer or Special Servicer, as the case may be. For this Series 2019-PARK Trust and Servicing Agreement and any Other Securitization Trust, each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization Trust.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	● Depositor

Exhibit W-1

Item on Form 10-K	Party Responsible

Item 9B:  Other Information, but only to the extent of any information that meets all the following conditions:

(a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit W,

(b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and

(c) such information was not previously reported as “Additional Form 8-K Disclosure” or as “Additional Form 10-D Disclosure”

● Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit W.
Item 15: Exhibits, Financial Statement Schedules (SEE BELOW)	SEE BELOW

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 1 of 3 Parts:

Item 1112(b) of Regulation AB, but only to the extent that (i) such information was required to have been set forth in the prospectus relating to the Companion Loan Securities, (ii) such information was not so set forth and (iii) the applicable Servicer has not previously reported such information as “Additional Form 10-D Information”.

● The applicable Trust Loan Seller.

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 2 of 3 Parts:

Item 1112(b) of Regulation AB, but only to the extent that (i) such information was set forth in the prospectus relating to the Companion Loan Securities and (ii) the applicable Servicer has not previously reported such information or updated versions thereof as “Additional Form 10-D Information”.

● The Depositor

Exhibit W-2

Item on Form 10-K	Party Responsible

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 3 of 3 Parts:

Item 1112(b) of Regulation AB; provided, however, that all of the following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the prospectus relating to the Companion Loan Securities;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Property or REO Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.18 of this Trust and Servicing Agreement; provided, however, that for a significant obligor described under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable only to the extent that is has not previously been reported as “Additional Form 10-D Information”.

● Servicer (excluding information for which the Special Servicer is the “Party Responsible”) ● Special Servicer (as to REO Property)
Instruction J(2)(c) (Significant Enhancement Provider Information): ● Items 1114(b)(2) and 1115(b) of Regulation AB	● Depositor

Exhibit W-3

Item on Form 10-K	Party Responsible

Instruction J(2)(d) (Legal Proceedings):

●    Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)

●     Servicer (as to itself)

●     Special Servicer (as to itself)

●     Certificate Administrator (as to itself)

●     Trustee (as to itself)

●     Depositor (as to itself)

●     Trustee/Certificate Administrator /Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

●     Each Trust Loan Seller as sponsor (as defined in Regulation AB) (as to itself)

●     Originators under Item 1110 of Regulation AB (as to itself)

●     Party under Item 1100(d)(1) of Regulation AB (as to itself)

Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 1 of 2 Parts:

1119(a) of Regulation AB,

but only the existence and (if existent) how there is (that is, the nature of) any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the following, on the other:  (1) the Depositor, (2) any Trust Loan Seller, (3) the Trust and (4) any other party listed under this item as a “Party Responsible”; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

●     Servicer (as to itself) (only as to affiliations under Item 1119(a) with the Trustee, Certificate Administrator, each Special Servicer or a sub-servicer retained by it meeting any of the descriptions in Item 1108(a)(3)).

●     Special Servicer

●     Certificate Administrator

●     Trustee (as to itself) (only as to affiliations under Item 1119(a) with the Certificate Administrator, each Servicer, each Special Servicer or a sub-servicer retained by it meeting any of the descriptions in Item 1108(a)(3)).

●     Each party (other than a Trust Loan Seller), if any, that is identified in the

Exhibit W-4

Item on Form 10-K	Party Responsible

and

●    1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 2019-PARK transaction) between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the following, on the other:  (1) the Depositor, (2) any Trust Loan Seller, and (3) the Trust; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●    1119(c) of Regulation AB,

but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 2019-PARK transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the following, on the other:  (1) the Depositor, (2) any Trust Loan Seller, and (3) the Trust;

prospectus relating to the Companion Loan Securities as an “originator” of one or more Mortgage Loans, if the prospectus relating to the Companion Loan Securities specifically states that the applicable Mortgage Loans were 10% or more of the assets of the Trust at the date of the prospectus relating to the Companion Loan Securities (provided that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes an originator of 10% or more of the assets of the Trust).

●     Each party (other than a Trust Loan Seller), if any, that is specifically identified as an “originator of 10% or more of the assets of the Trust for purposes of Regulation AB and the upcoming Form 10-K” in a written notice delivered to the parties to this Trust and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.

●     Each party (if any) that is identified in the prospectus relating to the Companion Loan Securities as an “other material party to the securities or transaction” (or substantially similar phrasing); provided, however, that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes a material party for purposes of Regulation AB.

●     Each party (if any) that that is

Exhibit W-5

Item on Form 10-K	Party Responsible

provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

specifically identified as an “other material party to the securities or transaction for purposes of Regulation AB and the upcoming Form 10-K” (or substantially similar phrasing) in a written notice delivered by the Depositor to the parties to this Trust and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.

Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 2 of 2 Parts:

1119(a) of Regulation AB,

But only the existence and (if existent) how there is any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●    1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 2019-PARK transaction) between itself (that is, the particular “Party Responsible”), on the one hand, and any one or

● The Depositor ● Each Trust Loan Seller

Exhibit W-6

Item on Form 10-K	Party Responsible

more of the parties listed under the preceding item as a “Party Responsible”, on the other;  provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●    1119(c) of Regulation AB,

but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 2019-PARK transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

Item 15: Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	● Depositor

Exhibit W-7

Item on Form 10-K	Party Responsible
Item 15: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor
Item 15: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)

●     Trustee

●     Certificate Administrator

●     Depositor

provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Trust and Servicing Agreement provided further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.

Item 15: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)

●     Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.

Item 15: Exhibits (no. 11): Statement regarding computation of per share earnings (Exhibit No. 11 of Item 601 of Regulation S-K)	● Not Applicable

Exhibit W-8

Item on Form 10-K	Party Responsible
Item 15: Exhibits (no. 12): Statement regarding computation of ratios (Exhibit No. 12 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 13): Annual report to security holders, Form 10-Q and Form 10-QSB, or quarterly report to security holders (Exhibit No. 13 of Item 601 of Regulation S-K)	● Not Applicable
Item 15: Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	● Not Applicable
Item 15: Exhibits (no. 18): Letter re change in accounting principles (Exhibit No. 18 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 21): Subsidiaries of registrant (Exhibit No. 18 of Item 601 of Regulation S-K)	● Depositor.
Item 15: Exhibits (no. 22): Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K).	● Not applicable.

Exhibit W-9

Item on Form 10-K	Party Responsible

Item 15:  Exhibits (no. 23) – Part 1 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where (a) the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement and (b) the consent is not the consent of a registered public accounting firm in connection with an attestation delivered pursuant to Section 13.8 of this Trust and Servicing Agreement.

● Depositor

Item 15:  Exhibits (no. 23) – Part 2 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), but the required shall consist of a consent of the registered public accounting firm for purposes of any attestation report rendered with respect to the particular “Party Responsible” pursuant to Section 13.8 of this Trust and Servicing Agreement.

●     Servicer

●     Special Servicer

●     Depositor

●     Any other Servicing Function Participant

provided, however, in each case, that such party shall have the duty to report or deliver, or cause the reporting or delivery, of such consent only to the extent that such party is required to deliver or cause the delivery of the related attestation report.

Item 15:  Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

● Certificate Administrator
Item 15: Exhibits (no. 31(i)) Rule 13a-14(a)/15d-14(a) Certifications (Exhibit No. 31(i) of Item 601 of Regulation S-K).	● Not Applicable

Exhibit W-10

Item on Form 10-K	Party Responsible
Item 15: Exhibits (no. 31(ii)) Rule 13a-14(d)/15d-14(d) Certifications (Exhibit No. 31(ii) of Item 601 of Regulation S-K).	● Delivery of this exhibit (Sarbanes-Oxley certification and backup certifications) is governed by Section 13.11 of this Trust and Servicing Agreement.
Item 15: Exhibits (no. 32) Section 1350 Certifications (Exhibit No. 32 of Item 601 of Regulation S-K).	● Not Applicable.
Item 15: Exhibits (no. 33) Report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 33 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual compliance assessment) is governed by Section 13.8 of this Trust and Servicing Agreement.
Item 15: Exhibits (no. 34) Attestation report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 34 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual accountants’ attestation report) is governed by Section 13.9 of this Trust and Servicing Agreement.
Item 15: Exhibits (no. 35) Servicer compliance statement (Exhibit No. 35 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual servicer compliance statements) is governed by Section 13.7 (and Section 13.8) of this Trust and Servicing Agreement.
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 100) BRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.

Exhibit W-11

Item on Form 10-K	Party Responsible

Item 15:  Exhibits (By Operation of Item 9B Above), but only to the extent of any document that meets all the following conditions:  (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit W, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.

●     Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit W (it being acknowledged that none of the Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit W with respect to any exhibits to a Form 10-K).

Exhibit W-12

EXHIBIT X

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [____] AND VIA EMAIL TO [____] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

[___]
Attention: MRCD 2019-PARK

Re:	**Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [13.4] [13.5] [13.6] of the Trust and Servicing Agreement, dated as of December, 2019 (the “Trust and Servicing Agreement”), by and among Barclays Commercial Mortgage Securities LLC, as Depositor (the “Depositor”), KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, the undersigned, as [                ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                  ], phone number: [                   ]; email address: [                   ].

[NAME OF PARTY],
as [role]

By:
Name:
Title:

cc:	Depositor

Exhibit X-1

EXHIBIT Y

FORM 8-K DISCLOSURE INFORMATION

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column are obligated pursuant to Section 13.6 of the Trust and Servicing Agreement to report to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has knowledge of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific notice to the contrary from the Depositor, Other Depositor or a Loan Seller. Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the prospectus relating to the Other Securitization and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Servicer or the Special Servicer be required to provide any information for inclusion in a Form 8-K that relates to any Mortgage Loan for which the Servicer or the Special Servicer is not the applicable Servicer or Special Servicer, as the case may be. For this Series 2019-PARK Trust and Servicing Agreement and any Other Securitization Trust, each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization Trust.

Exhibit Y-1

Item on Form 8-K	Party Responsible
Item 1.01: Entry into a Material Definitive Agreement

●    Depositor, except as described in the next bullet (it being acknowledged that Item 601 of Regulation S-K requires filing of material contracts to which the registrant or a subsidiary thereof is a party).

●    Certificate Administrator, Trustee, Servicer and/or Special Servicer (it being acknowledged that Instruction 3 to Item 1.01 of Form 8-K requires disclosure regarding the entry into or an amendment of a definitive agreement that is material to the asset-backed securities transaction, even if the registrant is not a party to such agreement), in each case to the extent of any amendment or definitive agreement that satisfies all the following conditions:  (a) such amendment or definitive agreement relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such amendment or definitive agreement is an amendment or definitive agreement to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Trust and Servicing Agreement.

Exhibit Y-2

Item on Form 8-K	Party Responsible
Item 1.02: Termination of a Material Definitive Agreement– Part 1 of 2 Parts

●    Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Trust and Servicing Agreement.

Item 1.02: Termination of a Material Definitive Agreement– Part 2 of 2 Parts	● Depositor, to the extent of any material agreement not covered in the prior item
Item 1.03: Bankruptcy or Receivership	● Depositor
Item 2.04: Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	● Depositor ● Certificate Administrator
Item 3.03: Material Modification to Rights of Security Holders	● Certificate Administrator
Item 5.03: Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	● Depositor
Item 6.01: ABS Informational and Computational Material	● Depositor
Item 6.02 (Part 1 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in trustee	● Trustee (as to itself) ● Depositor

Exhibit Y-3

Item on Form 8-K	Party Responsible
Item 6.02 (Part 2 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in Servicer or Special Servicer	● Certificate Administrator ● Servicer or Special Servicer, as the case may be (in each case, as to itself)

Item 6.02 (Part 3 of 3 Parts):  Change of Servicer or Trustee, but only to the extent related to a servicer (other than a party to the Trust and Servicing Agreement) appointed by the particular “Party Responsible”.

● Servicer ● Special Servicer ● Certificate Administrator ● Depositor
Item 6.03: Change in Credit Enhancement or External Support	● Depositor ● Certificate Administrator
Item 6.04: Failure to Make a Required Distribution	● Certificate Administrator
Item 6.05: Securities Act Updating Disclosure	● Depositor
Item 7.01: Regulation FD Disclosure	● Depositor
Item 8.01: Other Events	● Depositor
Item 9.01(d): Exhibits (no. 1): Underwriting agreement (Exhibit No. 1 of Item 601 of Regulation S-K)	● Not applicable
Item 9.01(d): Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	● Depositor
Item 9.01(d): Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor

Exhibit Y-4

Item on Form 8-K	Party Responsible
Item 9.01(d): Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)	● Certificate Administrator provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Trust and Servicing Agreement

Item 9.01(d):  Exhibits (no. 7):

Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review. (Exhibit No. 7 of Item 601 of Regulation S-K)

● Not Applicable
Item 9.01(d): Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 17): Correspondence on departure of director (Exhibit No. 17 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 20): Other documents or statements to security holders (Exhibit No. 20 of Item 601 of Regulation S-K)	● Not Applicable

Exhibit Y-5

Item on Form 8-K	Party Responsible

Item 9.01(d):  Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.

● Depositor

Item 9.01(d):  Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

● Certificate Administrator
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 100)x BRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.

Exhibit Y-6

EXHIBIT Z

INITIAL SUB-SERVICERS

None.

Exhibit Z-1

EXHIBIT AA

FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

MRCD 2019-PARK Mortgage Trust,
Commercial Mortgage Pass-Through Certificates
Series 2019-PARK (the “Trust”)

I, [identifying the certifying individual], on behalf of [KeyBank National Association, as Servicer] [KeyBank National Association, as Special Servicer] [Wells Fargo Bank, National Association, as Certificate Administrator] [Wells Fargo Bank, National Association, as Trustee] (the “Certifying Servicer”), certify to Barclays Commercial Mortgage Securities LLC and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities [during the preceding calendar year] [between [__] and [__]] and the Certifying Servicer’s performance under the Trust and Servicing Agreement; and

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Trust and Servicing Agreement in all material respects [throughout such year] [between [__] and [__]]. [To my knowledge, the Certifying Servicer has failed to fulfill the following obligations under the Trust and Servicing Agreement: [SPECIFY EACH SUCH FAILURE AND THE NATURE AND STATUS THEREOF]].

Date:

[KEYBANK NATIONAL ASSOCIATION, as Servicer]
[KEYBANK NATIONAL ASSOCIATION, as special servicer]
[WELLS FARGO BANK, NATIONAL ASSOCIATION, as certificate administrator]
[WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee]

By:
Name: Title:

Exhibit AA-1

EXHIBIT BB

FORM OF REPORT ON ASSESSMENT OF
COMPLIANCE WITH SERVICING CRITERIA

1.	[Name of Reporting Servicer] (the “Reporting Servicer”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 20[__] (the “Reporting Period”), as set forth in Exhibit L to the Trust and Servicing Agreement. The transactions covered by this report include asset-backed securities transactions for which the Reporting Servicer acted as [a Servicer, special servicer, trustee, certificate administrator] involving commercial mortgage loans [other than __________________*] (the “Platform”);

The Reporting Servicer has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”) to perform specific, limited or scripted activities, and the Reporting Servicer elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth on Schedule A;

Except as set forth in paragraph 4 below, the Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Schedule A hereto are inapplicable to the Reporting Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

The Reporting Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

The Reporting Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

The Reporting Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto]; and

**  Describe any permissible exclusions, including those permitted under telephone interpretation 17.04 (i.e. transactions registered prior to compliance with Regulation AB, transactions involving an offer and sale of asset backed securities that were not required to be issued), if applicable.

Exhibit BB-1

[____], a registered public accounting firm, has issued an attestation report on the Reporting Servicer’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

[Date of Certification]

[NAME OF REPORTING SERVICER]

By:
Name:
Title:

Exhibit BB-2

EXHIBIT CC-1

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY SERVICER

Barclays Commercial Mortgage Securities LLC
745 7th Avenue
New York, New York 10019
Attention: Daniel Vinson

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, issued pursuant to the Trust and Servicing Agreement dated as of December 19, 2019 (the “Trust and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.       I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Servicer in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Servicer in accordance with the Trust and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K (collectively, with the Form 10-K, the “Reports”) (such information provided by the Servicer, collectively, the “Servicer Periodic Information”);

2.       Based on my knowledge, and assuming the accuracy of the statements required to be made by each Special Servicer in the special servicer backup certificate delivered by each Special Servicer relating to the relevant period, the Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.       Based on my knowledge, and assuming the accuracy of the statements required to be made by each Special Servicer in the special servicer backup certificate delivered by each Special Servicer relating to the relevant period, all of servicing and other information required to be provided by the Servicer under the Trust and Servicing Agreement for inclusion in

Exhibit CC-1-1

the Reports for the period covered by the Form 10-K is included in the Servicer Periodic Information;

4.       I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Servicer under the Trust and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Servicer compliance statement required to be delivered under Article 13 of the Trust and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Servicer Periodic Information, the Servicer has fulfilled its obligations under the Trust and Servicing Agreement in all material respects;

5.       The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Servicer or any Servicing Function Participant retained by the Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Servicer responsible for reviewing the activities performed by the Servicer under the Trust and Servicing Agreement.

Dated:

Name:
Title:

Exhibit CC-1-2

EXHIBIT CC-2

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY SPECIAL SERVICER

Barclays Commercial Mortgage Securities LLC
745 7th Avenue
New York, New York 10019
Attention: Daniel Vinson

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, issued pursuant to the Trust and Servicing Agreement dated as of December 19, 2019 (the “Trust and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.       I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Special Servicer in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Special Servicer in accordance with the Trust and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K (collectively with the Form 10-K, the “Reports”) (such information provided by the Special Servicer, collectively, the “Special Servicer Periodic Information”);

2.       Based on my knowledge, the Special Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.       Based on my knowledge, all servicing and other information required to be provided by the Special Servicer under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Special Servicer Periodic Information;

Exhibit CC-2-1

4.       I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Special Servicer under the Trust and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Special Servicer’s compliance statement required to be delivered under Article 13 of the Trust and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Special Servicer Periodic Information, the Special Servicer has fulfilled its obligations under the Trust and Servicing Agreement in all material respects;

5.       The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Special Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Special Servicer or any Servicing Function Participant retained by the Special Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Special Servicer responsible for reviewing the activities performed by the Special Servicer under the Trust and Servicing Agreement.

Dated:

Name:
Title:

Exhibit CC-2-2

EXHIBIT CC-3

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY CERTIFICATE ADMINISTRATOR

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, issued pursuant to the Trust and Servicing Agreement dated as of December 19, 2019 (the “Trust and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.       I (or an officer under my supervision) have reviewed the annual report on Form 10-K for the period ended December 31, 20[__] (the “Form 10-K”) and all reports on Form 10-D and Form 8-K filed in respect of the period covered by the Form 10-K (collectively, with the Form 10-K, the “Reports”);

2.       Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.       Based on my knowledge, all of the distribution and other information required to be provided by the Certificate Administrator under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports and all of the distribution, servicing and other information provided to the Certificate Administrator by the Trustee, the Servicer and the Special Servicer under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports;

4.       I (or an officer under my supervision) am responsible for reviewing the activities performed by the Certificate Administrator under the Trust and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Certificate Administrator compliance statement required to be delivered under Article 13 of the Trust and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and

Exhibit CC-3-1

except as disclosed in the Reports, the Certificate Administrator has fulfilled its obligations under the Trust and Servicing Agreement in all material respects; and

5.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Certificate Administrator or any Servicing Function Participant retained by the Certificate Administrator (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required to be included in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in the Form 10-K and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Certificate Administrator responsible for reviewing the activities performed by the Certificate Administrator under the Trust and Servicing Agreement.

Dated:

Name:
Title:

Exhibit CC-3-2

EXHIBIT CC-4

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY TRUSTEE

Barclays Commercial Mortgage Securities LLC
745 7th Avenue
New York, New York 10019
Attention: Daniel Vinson

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, issued pursuant to the Trust and Servicing Agreement dated as of December 19, 2019 (the “Trust and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.       I (or officers under my supervision) have reviewed the information required to be provided by the Trustee in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Trustee in accordance with the Trust and Servicing Agreement for inclusion in the reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Trustee, collectively, the “Trustee Periodic Information”);

2.       Based on my knowledge, the Trustee Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.       Based on my knowledge, all information required to be provided by the Trustee under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Trustee Periodic Information;

4.       I (or officers under my supervision) am responsible for reviewing the activities performed by the Trustee under the Trust and Servicing Agreement, and based on my

Exhibit CC-4-1

knowledge and the compliance review conducted in preparing the Trustee’s compliance statement to be delivered under Article 13 of the Trust and Servicing Agreement required for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Trustee Periodic Information, the Trustee has fulfilled its obligations under the Trust and Servicing Agreement in all material respects; and

5.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Trustee or any Servicing Function Participant retained by the Trustee (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Trustee responsible for reviewing the activities performed by the Trustee under the Trust and Servicing Agreement.

Dated:

Name:
Title:

Exhibit CC-4-2

EXHIBIT CC-5

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY OPERATING ADVISOR

Barclays Commercial Mortgage Securities LLC
745 7th Avenue
New York, New York 10019
Attention: Daniel Vinson

Re:	MRCD 2019-PARK Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-PARK, issued pursuant to the Trust and Servicing Agreement dated as of December 19, 2019 (the “Trust and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.       I (or officers under my supervision) have reviewed the information required to be provided by the Operating Advisor in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Operating Advisor in accordance with the Trust and Servicing Agreement for inclusion in the reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Operating Advisor, collectively, the “Operating Advisor Periodic Information”);

2.       Based on my knowledge, the Operating Advisor Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.       Based on my knowledge, all information required to be provided by the Operating Advisor under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Operating Advisor Periodic Information;

Exhibit CC-5-1

4.       I (or officers under my supervision) am responsible for reviewing the activities performed by the Operating Advisor under the Trust and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Operating Advisor’s compliance statement to be delivered under Article 13 of the Trust and Servicing Agreement required for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Operating Advisor Periodic Information, the Operating Advisor has fulfilled its obligations under the Trust and Servicing Agreement in all material respects; and

5.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Operating Advisor or any Servicing Function Participant retained by the Operating Advisor (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Operating Advisor responsible for reviewing the activities performed by the Operating Advisor under the Trust and Servicing Agreement.

Dated:

Name:
Title:

Exhibit CC-5-2